As filed with the Securities and Exchange Commission on June 6, 2022.
Registration Statement No. 333-264806

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bioceres Crop Solutions Corp.
(Exact name of Registrant as Specified in its articles of association)*
N/A (Translation of registrant name into English)
Cayman Islands (State or other jurisdiction of incorporation or organization)	2870 (Primary Standard Industrial Classification Code Number)	Not Applicable (IRS Employer Identification Number)
Bioceres Crop Solutions Corp.
Ocampo 210 bis
Predio CCT, Rosario, Santa Fe, Argentina
Tel: +54 (341) 486-1122
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel.: +1 (212) 947-7200
(Address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Matthew S. Poulter Pierre-Emmanuel Perais Linklaters LLP 1290 Avenue of the Americas New York, NY 10104 (212)-903-9306	Michael Johns Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands	Alfredo B. D. Silva Michael G. O’Bryan Joseph P. Sulzbach Morrison & Foerster LLP 425 Market Street San Francisco, CA 94115 (415) 268-7000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and upon completion of the business combination described in the enclosed proxy statement/prospectus.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)             ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company    ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
SUBJECT TO COMPLETION, DATED JUNE 6, 2022
LETTER TO STOCKHOLDERS OF MARRONE BIO INNOVATIONS, INC.
Dear Stockholders:
Marrone Bio Innovations, Inc. (which we refer to as “MBI”) and Bioceres Crop Solutions Corp. (which we refer to as “BIOX”) have entered into a merger agreement (which, as it may be amended from time to time, we refer to as the “merger agreement”) providing for the acquisition of MBI by BIOX pursuant to a merger between a wholly-owned subsidiary of BIOX and MBI (which we refer to as the “merger”), with MBI continuing as the surviving corporation and as a wholly-owned subsidiary of BIOX.
MBI stockholders as of the close of business on May 31, 2022, the record date, are invited to virtually attend a special meeting of MBI stockholders on July 8, 2022, at 10:30 a.m., Eastern Time, to consider and vote upon a proposal to adopt the merger agreement, a non-binding advisory proposal to approve certain compensation that may be paid or become payable to MBI’s named executive officers that is based on or otherwise relates to the merger, and a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal if there are insufficient votes at the time of such adjournment to approve the merger proposal.
MBI stockholders, if the merger is completed, will be entitled to receive, for each issued and outstanding share of MBI common stock owned immediately prior to the effective time of the merger, 0.088 BIOX ordinary shares (which we refer to as the “merger consideration”) as further described in the proxy statement/prospectus accompanying this notice. The market value of the merger consideration will fluctuate with the price of BIOX ordinary shares. Based on the closing price of BIOX ordinary shares on March 15, 2022, the last trading day before the public announcement of the signing of the merger agreement, the value of the per share merger consideration payable to holders of MBI common stock upon completion of the merger was approximately $1.30. Based on the closing price of BIOX ordinary shares on May 31, 2022, the last practicable date before the date of the proxy statement/prospectus accompanying this notice, the value of the per share merger consideration payable to holders of MBI common stock upon completion of the merger was approximately $1.29. MBI stockholders should obtain current stock price quotations for MBI common stock and BIOX ordinary shares. MBI common stock is traded on Nasdaq Capital Market under the symbol “MBII,” and BIOX ordinary shares are traded on the Nasdaq Global Select Market under the symbol “BIOX.”
The MBI board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, MBI and its stockholders; has unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger; and unanimously recommends that MBI stockholders vote “FOR” the adoption of the merger agreement and “FOR” the other proposals described in the accompanying proxy statement/prospectus.
MBI will hold a virtual special meeting of its stockholders to consider certain matters relating to the merger. MBI and BIOX cannot complete the merger unless, among other things, MBI stockholders adopt the merger agreement.
Your vote is very important.   To ensure your representation at the special meeting, complete and return the applicable enclosed proxy card or submit your proxy by phone or the internet. Please vote promptly whether or not you expect to virtually attend the special meeting. Submitting a proxy now will not prevent you from being able to vote at the special meeting.
The proxy statement/prospectus accompanying this notice is also being delivered to MBI’s stockholders as BIOX’s prospectus for its offering of ordinary shares in connection with the merger.
The obligations of MBI and BIOX to complete the merger are subject to the satisfaction or waiver of the conditions set forth in the merger agreement, a copy of which is included as part of the accompanying proxy statement/prospectus. The proxy statement/prospectus provides you with detailed information about the merger. It also contains or references information about MBI, BIOX and certain related matters. You are encouraged to read the proxy statement/prospectus carefully and in its entirety. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 43 of the proxy statement/prospectus for a discussion of risks you should consider in evaluating the merger and the issuance of BIOX ordinary shares in connection with the merger and how they will affect you.
Sincerely,
Bob Woods Chairman of the Board Marrone Bio Innovations, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated [•], 2022, and is first being mailed to stockholders of MBI on or about [•], 2022.

MARRONE BIO INNOVATIONS, INC.
7780 Brier Creek Parkway, Suite 420
Raleigh, NC 27617-7882
(530)-750-2800
NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA THE INTERNET ON JULY 8, 2022
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Marrone Bio Innovations, Inc. (which we refer to as “MBI”) will be held virtually via the Internet on July 8, 2022, at 10:30 a.m., Eastern Time, to consider and vote on proposals:
•
to adopt the Agreement and Plan of Merger, dated as of March 16, 2022 (which, as it may be amended from time to time, we refer to as the “merger agreement”), among BIOX, BCS Merger Sub, Inc. (which we refer to as “Merger Sub”) and MBI (which we refer to as the “merger proposal”);

•
to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to MBI’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement (which we refer to as the “non-binding compensation advisory proposal”); and

•
to consider and vote on a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “adjournment proposal”).

The MBI special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the MBI special meeting online and to vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/MBII2022SM, which we refer to as the “MBI special meeting website.”
MBI stockholder approval of the merger proposal is required to complete the merger between Merger Sub and MBI, as contemplated by the merger agreement. The record date for the MBI special meeting has been set as May 31, 2022. Only MBI stockholders of record as of the close of business on such record date are entitled to notice of, and to vote at, the MBI special meeting via the MBI special meeting website or any adjournments and postponements of the MBI special meeting. For additional information regarding the MBI special meeting, see the section entitled “Special Meeting of MBI Stockholders” beginning on page 27 of the proxy statement/prospectus accompanying this notice.
The MBI board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the non-binding compensation advisory proposal and “FOR” the adjournment proposal.
The MBI stockholder proposals are described in more detail in the accompanying proxy statement/prospectus, which you should read carefully and in its entirety before you vote. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus.
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MBI SPECIAL MEETING VIA THE MBI SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF

THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.
Your vote is very important. Approval of the merger proposal by the MBI stockholders is a condition to the merger and requires the affirmative vote of a majority of the outstanding shares of MBI common stock entitled to vote on the merger proposal. MBI stockholders are requested to complete, date, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes by phone or the internet. Simply follow the instructions provided on the enclosed proxy card. Abstentions, failure to submit a proxy or vote via the MBI special meeting website and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.
BY ORDER OF THE BOARD OF DIRECTORS,
Kevin Helash
Chief Executive Officer
Marrone Bio Innovations, Inc.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form F-4 filed with the SEC by BIOX, constitutes a prospectus of BIOX under Section 5 of the Securities Act, with respect to the BIOX Ordinary Shares to be issued to the holders of MBI Common Stock if the merger described herein is consummated. With respect to MBI and the holders of MBI Common Stock, this proxy statement/prospectus serves as and constitutes:
•
a notice of meeting and a proxy statement under Section 14(a) of Exchange Act with respect to the MBI Stockholder Meeting being held on July 8, 2022, where MBI shareholders will vote on the proposed merger and the other proposals described in this proxy statement/prospectus; and

•
a prospectus of BIOX under Section 5 of the Securities Act, with respect to the BIOX Ordinary Shares to be issued to the holders of MBI Common Stock if the merger described herein is consummated.

All information in this proxy statement/prospectus relating to BIOX has been supplied by BIOX, and all such information relating to MBI has been supplied by MBI. Information provided by either BIOX or MBI does not constitute any representation, estimate or projection of any other party.
Neither of BIOX or MBI has authorized anyone to give any information or make any representation about the merger or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.
This document does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction or to any person to whom it would be unlawful to make such offer.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
Investing in BIOX Ordinary Shares involves a high degree of risk. Before making an investment decision, please read the information under the section entitled “Risk Factors” elsewhere in this proxy statement/prospectus and under similar headings or in any amendment or supplement to this proxy statement/prospectus.

MARKET DATA, INDUSTRY DATA AND TRADE NAMES
This proxy statement/prospectus contains estimates, projections, and other information concerning BIOX’s and MBI’s industry and businesses, as well as data regarding market research, estimates, and forecasts prepared by MBI’s management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which BIOX and MBI operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” in this proxy statement/prospectus and in the BIOX 2021 Form 20-F and the MBI 2021 Form 10-K, each of which is incorporated by reference in this proxy statement/prospectus. See “Incorporation of Certain Documents by Reference.”
Unless otherwise expressly stated, BIOX and MBI have obtained industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, BIOX and MBI do not expressly refer to the sources from which this data is derived. In that regard, if one or more sources of this type of data are referenced in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources that BIOX or MBI, as applicable, have paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While BIOX and MBI have compiled, extracted, and reproduced industry data from these sources, neither BIOX nor MBI have independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this proxy statement/prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”
This proxy statement/prospectus includes trademarks, tradenames and service marks, certain of which belong to BIOX or MBI and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this proxy statement/prospectus appear without the®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that BIOX or MBI will not assert their rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. Neither BIOX or MBI intend that their use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of BIOX or MBI by, these other parties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:
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the parties’ ability to consummate the merger;

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the benefits of the merger;

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the Combined Company’s financial performance following the merger;

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changes in the Combined Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

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the Combined Company’s ability to develop and launch new products and services;

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the Combined Company’s ability to successfully and efficiently integrate future acquisitions or execute on dispositions;

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the availability of raw materials used in the Combined Company’s products and its ability to source such raw materials, or find adequate substitutes, in a cost-effective manner;

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the impact of the conflict between Russia and Ukraine on the Combined Company’s business;

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the Combined Company’s product development timeline and estimated R&D (as defined below) costs;

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developments and projections relating to the Combined Company’s competitors and industry;

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the Combined Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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the impact of the COVID-19 pandemic on the Combined Company’s business;

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changes in applicable laws or regulations; and

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the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing BIOX’s or MBI’s views as of any subsequent date, and BIOX and MBI do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
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the occurrence of any event, change or other circumstances that could delay the merger or give rise to the termination of the merger agreement;

•
the risks that uncertainty and instability resulting from the conflict between Russia and Ukraine could adversely affect BIOX’s or MBI’s business, financial condition and operations, in addition to global macroeconomic indications;

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the outcome of any legal proceedings that may be instituted against BIOX or MBI following announcement of the proposed merger and transactions contemplated thereby;

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the inability to complete the merger due to the failure to obtain approval of the stockholders of MBI or to satisfy other conditions to the Closing in the merger agreement;

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the ability to obtain or maintain the listing of the BIOX Ordinary Shares on Nasdaq following the merger;

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the risk that the proposed merger disrupts current plans and operations of BIOX or MBI as a result of the announcement and consummation of the transactions described herein;

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BIOX’s ability to recognize the anticipated benefits of the merger, which may be affected by, among other things, competition and the ability of BIOX and MBI to grow and manage growth profitably following the merger;

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costs related to the merger;

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changes in applicable laws or regulations;

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any identified material weaknesses in MBI’s or BIOX’s internal control over financial reporting which, if not corrected, could adversely affect the reliability of MBI’s and BIOX’s financial reporting;

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the effects of the COVID-19 pandemic;

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the lack of a third-party valuation in determining whether or not to pursue the proposed transaction;

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the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities;

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the risk that delays in regulatory reviews and approvals of new products could delay MBI’s or BIOX’s ability to market such products, and that post-approval requirements, including additional clinical trials, could result in increased costs;

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the risk associated with fluctuations in the costs, availability, and suitability of the components of the products MBI or BIOX manufactures;

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the risk of a change in demand for MBI or BIOX products and services, consumer preferences and the possibility of rapid technological change in the highly competitive industry in which MBI and BIOX operates;

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the risk that changes to price control regulations could negatively affect MBI’s or BIOX’s margins and their ability to pass on cost increases to its customers;

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the risks associated with the effect of MBI or BIOX products on their customers and potential exposure to product and other liability risks;

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the risk of disruption at any of MBI’s or BIOX’s manufacturing facilities;

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the risks associated with exchange rate volatility of the currencies in which MBI and BIOX do business;

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the risk of any breach, disruption or misuse of BIOX’s, MBI’s, or their external business partners’, information systems or cyber security efforts;

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the risk that MBI or BIOX, or their customers, is unable to secure or protect its intellectual property or that MBI or BIOX, or their customers, may infringe on the intellectual property rights of others;

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the possibility that BIOX or MBI may be adversely affected by other economic, business, and/or competitive factors; and

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other risks and uncertainties described in this proxy statement/prospectus, including those under the section entitled “Risk Factors” in this proxy statement/prospectus and in the BIOX 2021 Form 20-F and the MBI 2021 Form 10-K, each of which is incorporated by reference in this proxy statement/prospectus. See “Incorporation of Certain Documents by Reference.”

CERTAIN DEFINED TERMS AND CONVENTIONS USED IN THIS PROSPECTUS
In this document:
“2016 Warrants” mean the warrants issued in connection with the Third Amendment to Loan Agreement, dated as of November 11, 2016, by and between MBI and Gordon Snyder as administrative agent for certain lenders.
“Acquisition Proposal” means any offer or proposal from any third party relating to any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving: (a) any acquisition or purchase by any third party, directly or indirectly, of twenty percent (20%) or more of the outstanding MBI Common Stock, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning twenty percent (20%) or more of the voting power of MBI; (b) any merger, consolidation, share exchange, business combination, joint venture or other similar transaction involving MBI pursuant to which the MBI Stockholders immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction; (c) any sale, exchange, transfer or disposition of twenty percent (20%) or more of the assets of MBI and its subsidiaries on a consolidated basis, including any equity interests in MBI’s subsidiaries (measured by the fair market value thereof as of the last day of MBI’s most recently completed calendar month); or (d) any combination of the foregoing.
“BIOX 2021 Form 20-F” means the BIOX annual report on Form 20-F for the year ended June 30, 2021.
“BIOX Average Closing Price” means the volume weighted average closing sale price of one BIOX Ordinary Share (calculated to the nearest one-hundredth of one cent) as reported on the NASDAQ for the ten (10) consecutive trading days ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“BIOX’s Board” means the board of directors of BIOX.
“BIOX Ordinary Shares” means the BIOX’s ordinary shares, par value $0.0001 per share.
“Cash Equivalent Consideration” means the product (rounded to the nearest cent) obtained by multiplying (a) the Exchange Ratio by (b) the BIOX Average Closing Price.
“Closing” means the consummation of the merger.
“Closing Date” means the date upon which the Closing actually occurs.
“Code” means the Internal Revenue Code of 1986, as amended.
“Combined Company” means BIOX and its consolidated subsidiaries after giving effect to the merger.
“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“Credit Facility Warrants” mean the warrants issued in connection with the Credit Facility Agreement, dated June 14, 2013, between MBI and the investors party thereto.
“DGCL” means General Corporation Law of the State of Delaware, as amended.
“Delaware Secretary of State” means the Secretary of State of the State of Delaware.
“ESPP” means MBI’s 2019 Employee Stock Purchase Plan.
“ESPP Option” means each right to acquire shares of MBI Common Stock under the ESPP.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Exchange Agent” means a bank or trust company, reasonably acceptable to MBI, and on terms and conditions reasonably acceptable to MBI, the payment agent selected by BIOX to act as the payment agent for the merger.
“Exchange Ratio” means 0.088.
“Excluded Holders” means Ospraie Ag Science LLC and its affiliates.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“IASB” means the International Accounting Standards Board.
“IFRS” means the International Financial Reporting Standards, as issued by the IFRS Foundation and the IASB.
“IRS” means the United States Internal Revenue Service, or any successor thereto.
“MBI 2021 Form 10-K” means MBI’s annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, as amended on April 29, 2022 and May 9, 2022 (SEC File No. 001-36030).
“MBI’s Board” means the board of directors of MBI.
“MBI Board Recommendation” means MBI’s Board’s unanimous resolution to recommend that MBI Stockholders adopt the merger agreement in accordance with the applicable provisions of Delaware Law.
“MBI Board Recommendation Change” means any of the following actions of MBI’s Board or any committee thereof to (i) withdraw, amend or modify (or publicly propose to withhold, withdraw, amend or modify) in a manner adverse to BIOX or Merger Sub, the MBI Board Recommendation, (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, to the stockholders of MBI any Acquisition Proposal, (iii) fail to recommend against acceptance by MBI Stockholders of any tender offer or exchange offer that has been commenced under Rule 14d-2 of the Exchange Act for MBI Common Stock and that constitutes an Acquisition Proposal within the ten (10) business day period specified in Rule 14-e-2 of the Exchange Act, provided that a customary “stop, look and listen” communication by MBI’s Board pursuant to Rule 14d-9(f) of the Exchange Act shall not be prohibited, or (iv) resolve or publicly propose to take any of the foregoing actions.
“MBI Common Stock” means the shares of common stock of MBI, par value $0.00001 per share.
“MBI Options” means any options to purchase shares of MBI Common Stock (other than any ESPP Options), whether granted under any of the MBI Stock Plans, assumed by MBI in connection with any merger, acquisition or similar transaction or otherwise issued or granted.
“MBI RSU” means any unit or award granted (whether granted by MBI pursuant to the MBI Stock Plans, assumed by MBI in connection with any merger, acquisition or similar transaction or otherwise issued or granted) (i) denominated in units, and (ii) pursuant to which the holder thereof is or may become entitled to acquire one or more shares of MBI Common Stock or the cash equivalent thereof.
“MBI Stock Plans” means MBI’s 2006 Equity Incentive Plan, 2011 Stock Plan, 2013 Stock Incentive Plan and the ESPP, each as amended and supplemented, and any other plan or arrangement under which MBI equity awards have been issued, including any sub-plans for non-U.S. employees and consultants.
“MBI Stockholders” mean the holders of shares of MBI Common Stock.
“Nasdaq” means, in case of MBI, the Nasdaq Capital Market or in case of BIOX, the Nasdaq Global Select Market.
“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“Superior Proposal” means any bona fide, written Acquisition Proposal (except that, for purposes of this definition, each reference in the definition of “Acquisition Proposal” to “20%” or “80%” shall be “50%”) that MBI’s Board has determined in good faith (after consultation with its financial advisor and its outside legal counsel, and after taking into account the financial, legal and regulatory aspects of such Acquisition Proposal and all of the terms and conditions of such Acquisition Proposal (including any termination or break-up fees and expense reimbursement provisions) as MBI’s Board determines to be appropriate) to (i) be more favorable, from a financial point of view, to the holders of MBI Common Stock in their capacities as such than the transactions contemplated by the merger agreement and (ii) be reasonably capable of consummation on the terms proposed.
“Support Agreement” means the Transaction Support Agreement, dated as of March 16, 2022, by and among BIOX, Merger Sub, and the Supporting Stockholders.
“Supporting Stockholders” means Ospraie Ag Science LLC and Ardsley Advisory Partners LP.
“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This proxy statement/prospectus incorporates important business and financial information about BIOX and MBI that is not included in or delivered with the proxy statement/prospectus. The U.S. Securities and Exchange Commission (the “SEC”) allows BIOX and MBI to “incorporate by reference” information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and certain later information that BIOX or MBI file with the SEC will automatically update and supersede this information.
This document incorporates by reference the following documents that have previously been filed with the SEC by BIOX:
•
BIOX’s annual report on Form 20-F for the year ended June 30, 2021, filed with the SEC on October 29, 2021, which is referred to as the “BIOX 2021 Form 20-F”;

•
BIOX’s Form 6-K furnished to the SEC on March 17, 2022, relating to the merger agreement, which is referred to as the “Merger 6-K”);

•
BIOX’s Form 6-K furnished to the SEC on May 12, 2022, containing management’s discussion and analysis of results for the period ended March 31, 2022;

•
BIOX’s Form 6-K furnished to the SEC on May 27, 2022, containing BIOX’s unaudited interim condensed consolidated financial statements as of March 31, 2022 and June 30, 2021, and for the three-and nine-month periods ended March 31, 2022, and 2021 (which is referred to as the “BIOX Unaudited Interim Financial Statements”);

•
BIOX’s Form 6-K furnished to the SEC on April 29, 2022, containing a press release announcing regulatory approval of HB4® Soy in China;

•
Any description of BIOX Ordinary Shares contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description; and

•
The Amended and Restated Memorandum and Articles of Association of Bioceres Crop Solutions Corp. (filed with the SEC as Exhibit 3.1 to Amendment No.1 to BIOX’s registration statement on Form F-1 (File No. 333-231883), filed with the SEC on July 12, 2019).

This document incorporates by reference the following documents that have previously been filed with the SEC by MBI:
•
MBI’s annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, as amended by the Form 10-K/A filed with the SEC on April 29, 2022 and as amended by the Form 10-K/A filed with the SEC on May 9, 2022 (which is referred to as the “MBI 2021 Form 10-K”);

•
MBI’s current report on Form 10-Q filed with the SEC on May 13, 2022;

•
MBI’s current reports on Form 8-K filed with the SEC on January 18, 2022, February 10, 2022, February 22, 2022, March 16, 2022 and May 19, 2022;

•
Any description of shares of MBI Common Stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description;

•
The MBI Certificate of Incorporation (filed with the SEC as Exhibit 3.1 to MBI’s annual report on Form 10-K filed with the SEC on March 25, 2014); and

•
The MBI Restated Bylaws (filed with the SEC as Exhibit 3.1 to MBI’s current report on Form 8-K filed with the SEC on April 26, 2019).

In addition, BIOX and MBI are incorporating by reference (i) any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement on Form F-4 filed by BIOX on May 9, 2022, and prior to the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, and (ii) any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this proxy statement/prospectus and prior to the date of the special meeting of the MBI Stockholders, provided, however, that BIOX and MBI are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
These documents are available on the SEC’s website at www.sec.gov and from other sources. You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION
After the consummation of the merger, BIOX will be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. BIOX files annual, current reports and other information with the SEC as required by the Exchange Act. You can read BIOX’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the merger or the proposals to be presented at the Stockholder Meeting, you should contact MBI by telephone or in writing:
Marrone Bio Innovations, Inc.
7780 Brier Creek Parkway, Suite 420
Raleigh, NC 27617-7822
(530)-750-2800
Attention: Investor Relations
You may also obtain these documents by requesting them in writing or by telephone from MBI’s information agent at the following address, telephone number and email:
Morrow Sodali Global LLC
509 Madison Avenue
Suite 1206
New York, NY 10022
Banks and Brokers Call: (203) 561-6945
Stockholders Call Toll Free: (800) 662-5200
E-mail: MBII@investor.morrowsodali.com
If you are a stockholder of MBI and would like to request documents, please do so by June 24, 2022 to receive them before the Stockholder Meeting. If you request any documents from MBI, MBI will mail them to you by first class mail, or another equally prompt means.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND MBI STOCKHOLDER MEETING
The following are answers to certain questions that you may have regarding the merger and the special meeting of stockholders of MBI, which is referred to as the Special Meeting. BIOX and MBI urge you to read carefully the remainder of this document, because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this document.
Q:
Why am I receiving this proxy statement/prospectus?

A:
You are receiving this proxy statement/prospectus because you were a stockholder of record of MBI on May 31, 2022, which is referred to as the Record Date. On March 16, 2022, MBI, BIOX and Merger Sub entered into the merger agreement, pursuant to which, on the terms and subject to the conditions included in the merger agreement, BIOX has agreed to acquire MBI by means of a merger of Merger Sub with and into MBI (which we refer to as the “merger”), with MBI surviving the merger as a wholly owned subsidiary of BIOX, and your vote is required in connection with the merger. The merger agreement, which governs the terms of the merger, is attached to this proxy statement/prospectus as Annex A.

The merger agreement must be adopted by the stockholders of MBI in accordance with the General Corporation Laws of the State of Delaware in order for the merger to be consummated. MBI is holding the Special Meeting to obtain that approval. MBI Stockholders will also be asked to vote on the non-binding compensation advisory proposal and the adjournment proposal at the Special Meeting.
Q:
When and where will the special meeting take place?

A:
The Special Meeting will be held on July 8, 2022, at 10:30 AM Eastern Time. The Special Meeting will be a virtual meeting of stockholders conducted online by live audio webcast. There will not be any physical, in-person meeting. You will be able to attend the special meeting, vote, and submit questions virtually by visiting www.virtualshareholdermeeting.com/MBII2022SM. To be admitted to the special meeting webcast, you must enter the control number found on the proxy card, voting instruction form or notice you received. For further information on how to attend the meeting, see the instructions available on www.virtualshareholdermeeting.com/MBII2022SM.

Q:
What matters will be considered at the Special Meeting?

A:
The MBI Stockholders will be asked to:

•
consider and vote on a proposal to adopt the merger agreement, which provides for, among other things, the merger of Merger Sub with and into MBI, with MBI surviving the merger as a direct, wholly owned subsidiary of BIOX, which proposal is referred to as the “merger proposal”;

•
consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to MBI’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement, which proposal is referred to as the non-binding compensation advisory proposal; and

•
consider and vote on a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal if there are insufficient votes at the time of such adjournment to approve such proposal, which proposal is referred to as the adjournment proposal.

Q:
Is my vote important?

A:
Yes. The merger cannot be completed unless the merger agreement is adopted by holders representing a majority of the outstanding shares of MBI Common Stock, entitled to vote thereon at the Special Meeting. Only MBI Stockholders as of the close of business on the Record Date are entitled to vote at the Special Meeting. MBI’s Board unanimously recommends that such MBI Stockholders vote “FOR” the approval of the merger proposal, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the adjournment proposal.

Q:
If my shares of MBI Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker, or other nominee automatically vote those shares for me?

A:
If your MBI Common Stock is held in “street name” in a stock brokerage account or by a bank, broker, trustee or other nominee, you must provide the record holder of your MBI Common Stock with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, broker, trustee or other nominee. Please note that you may not vote MBI Common Stock held in street name by returning a proxy card directly to MBI or by voting in person at the special meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker, trustee or other nominee. Your bank, broker, trustee or other nominee is obligated to provide you with a voting instruction form for you to use.

Brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. “Broker non-votes” occur when shares held in street name are present at the special meeting but the broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power. Under applicable rules, each of the proposals to be voted on at the special meeting will be “non-routine” and therefore, it is expected that there will be no broker non-votes at the special meeting.
If you are a MBI Stockholder and you do not instruct your bank, broker, trustee or other nominee on how to vote your shares:
•
your bank, broker, trustee or other nominee may not vote your shares on the merger proposal, which will have the same effect as a vote “AGAINST” this proposal;

•
your bank, broker, trustee or other nominee may not vote your shares on the non-binding compensation advisory proposal or the adjournment proposal, which will have no effect on the vote count of this proposal; and

•
your shares will not be counted towards determining whether a quorum is present.

Q:
What stockholder vote is required for the approval of each proposal brought before the Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal?

A:
The Merger Proposal.   Approval of the merger proposal requires the affirmative vote of a majority of the shares of MBI Common Stock outstanding as of the close of business on the Record Date and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the merger proposal.

The Non-binding Compensation Advisory Proposal.   Approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares of MBI Common Stock present in person virtually or by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the non-binding compensation advisory proposal.
The Adjournment Proposal.   Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of MBI Common Stock present in person virtually or by proxy at the Special Meeting and entitled to vote on the proposal, whether or not a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal.
Q:
What will MBI Stockholders receive if the merger is completed?

A:
The holders of MBI Common Stock issued and outstanding immediately prior to the effective time of the merger will receive a fixed exchange ratio of 0.088 BIOX Ordinary Shares for each share of MBI Common Stock held by them, which we refer to as the “merger consideration,” rather than a number of shares with a particular fixed market value. For more information regarding the merger consideration see the section entitled “The Merger Agreement — Consideration to be Received in the Merger” on page 91.

Q:
What will the holders of MBI equity awards receive in the merger?

A:
Each outstanding MBI RSU that does not provide for settlement and issuance of shares of MBI Common Stock in connection with a change in control of MBI (a “Change in Control Settled RSU”) that is unvested immediately prior to the effective time of the merger and does not vest as a result of the consummation of the transactions contemplated by the merger agreement shall be assumed by BIOX (each, an “Assumed RSU”), with each such Assumed RSU being subject to substantially the same terms and conditions, except that the number of BIOX Ordinary Shares subject to each Assumed RSU Award shall be equal to the product of (x) the number of shares of MBI Common Stock underlying such unvested MBI RSU as of immediately prior to the effective time (with any performance milestones deemed achieved based on maximum level of performance) multiplied by (y) the Exchange Ratio.

Each outstanding MBI RSU that is vested immediately prior to the effective time (taking into account any acceleration of vesting as a result of the consummation of the transactions contemplated by the merger agreement), each Change in Control Settled RSU (whether or not vested) and each unvested MBI RSU held by a non-employee director of MBI will be settled immediately before the effective time by way of the issuance of one share of MBI Common Stock for each such MBI RSU and such shares of MBI Common Stock will be converted into the right to receive the merger consideration.
Each MBI Option that is unvested as of immediately prior to the effective time (and does not vest as a result of the consummation of the transactions contemplated by the merger agreement) and each MBI Option that is outstanding and vested as of immediately prior to the effective time (or vests as a result of the consummation of the transactions contemplated by the merger agreement) for which the exercise price per share is equal to or greater than the Cash Equivalent Consideration (a “Rolled Vested Option”), shall be assumed by BIOX (each, an “Assumed Option”), with each such Assumed Option being subject to substantially the same terms and conditions, except that (A) the number of BIOX Ordinary Shares subject to each Assumed Option shall be equal to the product of (x) the number of shares of MBI Common Stock underlying such MBI Option as of immediately prior to the effective time multiplied by (y) the Exchange Ratio, and (B) the per share exercise price of each Assumed Option shall be equal to the quotient determined by dividing (x) the exercise price per share at which such MBI Option was exercisable immediately prior to the effective time by (y) the Exchange Ratio.
Each MBI Option, other than a Rolled Vested Option, that is outstanding and vested as of immediately prior to the effective time (or vests as a result of the consummation of the transactions contemplated by the merger agreement) shall be cancelled and converted into the right to receive the merger consideration in respect of each “net” share underlying such MBI Option, which is the quotient obtained by dividing (A) the product of (x) the excess of the Cash Equivalent Consideration over the per share exercise price of such MBI Option multiplied by (y) the number of shares subject to such MBI Option by (B) the Cash Equivalent Consideration.
With respect to the ESPP, MBI will make any pro rata adjustments necessary to reflect a shortened offer period under the ESPP and treat any shortened offer period as a fully effective and completed offer period for all purposes pursuant to the ESPP, cause the exercise, no later than one business day, prior to the date on which the effective time of the merger occurs, of each outstanding ESPP Option, and then terminate the ESPP.
Q:
How does MBI’s Board recommend that I vote?

A:
MBI’s Board recommends that MBI Stockholders vote “FOR” the approval of the merger proposal, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the adjournment proposal. For more information regarding how MBI’s Board recommends that MBI Stockholders vote, see the section entitled “The Merger — Recommendation of MBI’s Board and Reasons for the Merger” beginning on page 66.

Q:
What is named executive officer compensation and why are MBI Stockholders being asked to vote on it?

A:
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, MBI is required to provide MBI Stockholders an opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to MBI’s named executive officers that is based on or otherwise relates to the merger. MBI urges MBI Stockholders to read the section entitled “The Merger — Interests of MBI’s Directors and Executive Officers in the Merger” on page 83.
Q:
Who is entitled to vote at the special meeting?

A:
May 31, 2022 is the Record Date for the Special Meeting. All holders of record of MBI Common Stock as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting, provided that those shares remain outstanding on the date of the Special Meeting. Virtual attendance at the Special Meeting is not required to vote. See the section entitled “Questions and Answers About the Merger and the Special Meetings — How can I vote my shares without attending the Special Meeting?” on page 15 for instructions on how to vote your shares without attending the Special Meeting.

Q:
What is a proxy?

A:
If you are a holder of record of MBI Common Stock as of the close of business on the Record Date, and you vote via the internet, by telephone or by signing, dating and returning your proxy card in the enclosed postage-paid envelope, you designate two of MBI’s officers as your proxies at the Special Meeting, each with full power to act without the other and with full power of substitution. These two officers are Kevin Helash and LaDon Johnson.

Q:
How many votes do I have?

A:
Each MBI Stockholder of record is entitled to one vote for each share of MBI Common Stock held of record by him, her or it as of the close of business on the Record Date.

Q:
What constitutes a quorum for the special meeting?

A:
The presence, in person or represented by proxy, of the holders of a majority of the votes entitled to be cast by the MBI Stockholders entitled to vote at the special meeting, constitutes a quorum for the purposes of the special meeting. Shares of MBI Common Stock represented at the special meeting by attendance via the Special Meeting website that are entitled to vote at the special meeting, have not previously voted and are not voted at the special meeting (which we refer to as “attending non-votes”) or shares for which a MBI Stockholder directs an “abstention” from voting, will each be counted for purposes of determining a quorum. A broker non-vote will not be counted towards determining whether a quorum is present. MBI does not expect there to be any broker non-votes at the special meeting.

Q:
What will happen to MBI as a result of the merger?

A:
As result of the merger, MBI will become a direct, wholly owned subsidiary of BIOX. In connection with the merger, BIOX incorporated Merger Sub. At the effective time of the merger, Merger Sub will merge with and into MBI with MBI surviving the merger as a direct, wholly owned subsidiary of BIOX, and in exchange for issued and outstanding shares (other than shares of MBI Common Stock owned by BIOX, MBI or any direct or indirect wholly owned subsidiary thereof) of MBI Common Stock, each MBI Stockholder will receive the right to receive 0.088 BIOX Ordinary Shares for each share of MBI Common Stock held by them.

Q:
I own shares of MBI Common Stock. What will happen to those shares as a result of the merger?

A:
If the merger is completed, each share of MBI Common Stock held by you will be cancelled and converted into the right to receive 0.088 BIOX Ordinary Shares.

Q:
Where will the BIOX Ordinary Shares that MBI Stockholders receive in the merger be publicly traded?

A:
Assuming the merger is completed, the BIOX Ordinary Shares issued in connection with the merger will be listed and traded on the Nasdaq Global Select Market.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by MBI Stockholders or if the merger is not completed for any other reason, shares of MBI Common Stock will remain outstanding and will not be converted into BIOX Ordinary Shares and MBI Stockholders will not receive any merger consideration. MBI will remain an independent public company and the MBI Common Stock will continue to be listed and traded on the Nasdaq Capital Market. If the merger agreement is terminated under specified circumstances, MBI (depending on the circumstances) may be required to pay to BIOX a termination fee. See the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 104.

Q:
How can I vote my shares virtually at the Special Meeting?

A:
Shares of MBI Common Stock held directly in your name as stockholder of record as of the close of business on the Record Date may be voted virtually at the Special Meeting. If you choose to vote your shares of MBI Common Stock virtually at the Special Meeting, you will need the sixteen-digit control number included on your proxy card or on the instructions accompanying the proxy statement/prospectus mailed to you in order to enter the Special Meeting. Even if you plan to virtually attend the Special Meeting, MBI’s Board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to virtually attend the Special Meeting.

If your shares of MBI Common Stock are held in “street name,” then the bank, broker or other nominee is considered the stockholder of record for purposes of voting at the Special Meeting. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your bank, broker or other nominee.
Q:
How can I vote my shares without attending the Special Meeting?

A:
If you hold your shares of MBI Common Stock directly as the stockholder of record you may direct your vote by proxy without virtually attending the Special Meeting. You can vote by proxy via the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card.

MBI Stockholders whose shares are held in “street name” by a bank, broker, nominee, fiduciary or other custodian should refer to the proxy card, voting instruction form or other information forwarded by such bank, broker, nominee, fiduciary or other custodian for instructions on how to vote their shares.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares of MBI Common Stock are registered directly in your name with MBI’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you. If your shares are held by a bank, in a stock brokerage account or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in street name. Access to proxy materials is being provided to you by your bank, broker or other nominee who is considered the stockholder of record with respect to those shares.

Q:
If a stockholder gives a proxy, how will the shares of MBI Common Stock covered by the proxy be voted?

A:
If you provide a proxy, regardless of whether you provide that proxy via the Internet, by telephone or by completing and returning the enclosed proxy card, the individuals named on the enclosed proxy card will vote your shares of MBI Common Stock in the way that you indicate when providing your proxy in respect of the shares of MBI Common Stock you hold in MBI. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of MBI Common Stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

Q:
How will my shares be voted if I return a blank proxy?

A:
If you sign, date and return your proxy and do not indicate how you want your shares of MBI Common Stock to be voted, then your shares of MBI Common Stock will be voted “FOR” the approval of the merger proposal, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the adjournment proposal.

Q:
Can I change my vote after I have submitted my proxy?

A:
Yes. If you are a stockholder of record of MBI Common Stock as of the close of business on the Record Date, whether you vote via the Internet, by telephone or mail, you can change or revoke your proxy before it is voted at the Special Meeting in one of the following ways:

•
submit a new proxy card bearing a later date;

•
vote again via the Internet or by telephone at a later time;

•
give written notice before the Special Meeting to the Secretary of MBI, who is referred to as the MBI Corporate Secretary, at the address listed for MBI in the section entitled “Where You Can Find More Information” on page 10, stating that you are revoking your proxy; or

•
virtually attend the Special Meeting and vote your shares at the Special Meeting. Please note that your virtual attendance at the Special Meeting will not alone serve to revoke your proxy.

If you are a beneficial owner of MBI Common Stock as of the close of business on the Record Date, you must follow the instructions of your bank, broker or other nominee to revoke or change your voting instructions.
Q:
Where can I find the voting results of the Special Meeting?

A:
The preliminary voting results will be announced at the Special Meeting. In addition, within four business days following the Special Meeting, MBI intends to report the final voting results in a Current Report on Form 8-K filed with the SEC. If the final voting results have not been certified within such four-business-day period, MBI will report the preliminary voting results in a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.

Q:
If I do not favor the adoption of the merger agreement as a MBI Stockholder, what are my rights?

A:
Because shares of MBI Common Stock are listed on the Nasdaq Capital Market and holders of shares of MBI Common Stock are not required to receive consideration other than BIOX Ordinary Shares, which are listed on the Nasdaq Global Select Market, and cash in lieu of fractional shares in the merger, holders of shares of MBI Common Stock are not entitled to exercise appraisal rights under Delaware law in connection with the merger. MBI Stockholders may vote against the merger proposal if they do not favor the merger.

Q:
Are there any risks that I should consider as a MBI Stockholder in deciding how to vote?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 43. You also should read and carefully consider the risk factors of MBI and BIOX contained in the documents that are incorporated by reference herein.

Q:
Are any MBI Stockholders already committed to vote in favor of the proposals?

A:
Yes. On March 16, 2022, concurrently with the execution of the merger agreement and as a condition to BIOX’s entry into the merger agreement, BIOX entered into a Transaction Support Agreement (the “Support Agreement”), with certain MBI Stockholders (the “Supporting Stockholders”) who, in the aggregate, hold voting power over approximately 48.9% of the shares of MBI Common Stock outstanding at the date of the Support Agreement (the “Subject Shares”). Pursuant to the terms of the Support Agreement, the Supporting Stockholders have agreed to take certain actions to support the transactions contemplated by the merger agreement, including not transferring the Subject Shares during the term of the Support Agreement and voting the Subject Shares in favor of the merger agreement and transactions contemplated thereby and against any alternative acquisition proposals.
Under the terms of the Support Agreement, (x) if MBI’s Board effects a MBI Recommendation Change that is not in response to a Superior Proposal, the Supporting Stockholders in the aggregate will only be required to vote a number of Subject Shares representing 25.0% of the shares of MBI Common Stock outstanding at the date of the Support Agreement and (y) if MBI’s Board effects a MBI Recommendation Change in response to a Superior Proposal, then the Supporting Stockholders will have no obligations in respect of how to vote their respective Subject Shares.
The Support Agreement will terminate automatically as of the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) with respect to any Supporting Stockholder, the mutual agreement of BIOX and such Supporting Stockholder, and (iv) with respect to any Supporting Stockholder, such time as any modification or amendment to the merger agreement is effected without such Supporting Stockholder’s consent that materially and adversely affects such Supporting Stockholder.
Q:
What happens if I sell my shares of MBI Common Stock before the Special Meeting?

A:
The Record Date for MBI Stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of MBI Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will have transferred the right to receive the merger consideration in connection with the merger to the person to whom you transferred your shares of MBI Common Stock.

Q:
What are the material U.S. federal income tax consequences of the merger to me?

A:
It is anticipated that the merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code. As a result, U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally should not recognize gain or loss for U.S. federal income tax purposes upon the exchange of MBI Common Stock for BIOX Ordinary Shares in the merger, except with respect to any cash received in lieu of a fractional BIOX Ordinary Share.

The material U.S. federal income tax consequences of the merger are discussed in more detail in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.” The discussion of the material U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.
TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.
Q:
When is the merger expected to be completed?

A:
Subject to the satisfaction or waiver of the closing conditions described in the section entitled “The Merger Agreement — Conditions to Closing the Merger” beginning on page 104, including the adoption of the merger agreement by MBI Stockholders at the Special Meeting, the merger is expected to close in the third quarter of calendar 2022. However, it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not being completed at all.

Q:
What are the conditions to completion of the merger?

A:
In addition to the approval of the merger proposal by MBI Stockholders as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including, among others: the expiration or termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act, as well as certain other antitrust, competition, and merger control consents and clearances, the absence of any governmental order or law prohibiting the consummation of the merger, the approval for listing BIOX Shares issuable in connection with the merger on the Nasdaq Global Select Market, the accuracy of the representations and warranties under the merger agreement (subject to certain materiality qualifiers), BIOX’s and MBI’s performance of their respective obligations under the merger agreement in all material respects, the absence of a material adverse effect for BIOX (as described in the merger agreement), the absence of a material adverse effect for MBI (as described in the merger agreement), and BIOX having received a properly executed certification that shares of MBI are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by MBI at the Closing Date) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.
For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement — Conditions to Closing the Merger” beginning on page 104.
Q:
I am a MBI Stockholder. How do I exchange my shares of MBI Common Stock for the merger consideration?

A:
At the effective time of the merger, each of your shares of MBI Common Stock will automatically be (i) converted into the right to receive 0.088 BIOX Ordinary Shares and (ii) cancelled, such that you will no longer hold any shares of MBI Common Stock following the effective time of the merger. Within three business days after the effective time of the merger, the exchange agent appointed by BIOX, which is referred to as the Exchange Agent, will mail to each former holder of shares of MBI Common Stock that is evidenced by certificates or of shares of MBI Common Stock in book-entry form, which is referred to as Book-Entry MBI Common Stock, entitled to receive merger consideration (a) a letter of transmittal and (b) instructions advising such stockholder how to surrender its shares of MBI Common Stock or transfer the Book-Entry MBI Common Stock to the Exchange Agent in exchange for the merger consideration. You should read these instructions carefully. Assuming that you properly complete and submit a letter of transmittal in accordance with its instructions and surrender your shares of MBI Common Stock for cancellation, you will not need to take any further action in order to receive the merger consideration.

Q:
What equity stake will MBI Stockholders hold in BIOX immediately following the merger?

A:
Based on the number of issued and outstanding BIOX Ordinary Shares and MBI Common Stock as of May 31, 2022 and the exchange ratio of 0.088 BIOX Ordinary Shares for each share of MBI Common Stock, holders of MBI Common Stock would hold, in the aggregate, approximately 26.4% of the issued and outstanding BIOX Ordinary Shares immediately following the Closing of the merger. The exact equity stake of MBI Stockholders in BIOX immediately following the merger will depend on the number of BIOX Ordinary Shares and MBI Common Stock issued and outstanding immediately prior to the merger, as provided in the section entitled “The Merger Agreement — Consideration to be Received in the Merger” on page 91.

Q:
Will the BIOX Ordinary Shares issued in the merger receive a dividend?

A:
After the Closing of the merger, BIOX Ordinary Shares issued in connection with the merger will carry with them the right to receive the same dividends on the BIOX Ordinary Shares as all other holders of BIOX Ordinary Shares, for any dividend the record date for which occurs after the merger is completed.

BIOX has not paid any cash dividends on BIOX Ordinary Shares to date. Any future BIOX dividends will remain subject to approval by BIOX’s Board and there can be no assurance any will be approved.
Q:
What should I do now?

A:
You should read this proxy statement/prospectus carefully in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope or submit your voting instructions via the Internet or by telephone as soon as possible so that your shares of MBI Common Stock will be voted in accordance with your instructions.

Q:
Will MBI hold an annual meeting of stockholders in 2022?

A:
MBI only anticipates holding an annual meeting of stockholders in 2022 if the merger is not completed prior to the termination of the merger agreement. If MBI determines it will hold an annual meeting of stockholders in 2022, it will file a current report on Form 8-K announcing deadlines for provision of stockholder proposals and nominees for directors submitted by stockholders.

Q:
Whom do I call if I have questions about the Special Meeting or the merger?

A:
If you have questions about the Special Meeting or the merger, or desire additional copies of this proxy statement/prospectus or additional proxies, you may contact MBI’s information agent, Morrow Sodali, toll-free at (800) 662-5200, collect at (203) 561-6945 or via email to MBII@investor.morrowsodali.com, or you may contact MBI at 530-720-2800, attention: Investor Relations. See the section entitled “Where You Can Find More Information” on page 10.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the merger and the proposals to be considered at the Stockholder Meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section entitled “Where You Can Find More Information.” Certain figures included in this section have been rounded for ease of presentation and, as a result, percentages may not sum to 100%.
Parties to the Merger
Bioceres Crop Solutions Corp.
Bioceres Crop Solutions Corp. (NASDAQ: BIOX) is a Cayman Islands exempted company and fully integrated provider of crop productivity technologies designed to enable the transition of agriculture towards carbon neutrality. To do this, BIOX’s solutions create economic incentives for farmers and other stakeholders to adopt environmentally friendlier production practices. BIOX has a unique biotech platform with high-impact, patented technologies for seeds and microbial ag-inputs, as well as next generation crop nutrition and protection solutions. Through its HB4® program, BIOX is bringing digital solutions to support growers’ decisions and provide end-to-end traceability for production outputs.
The mailing address of BIOX’s principal executive office is Ocampo 210 bis, Predio CCT, Rosario, Province of Santa Fe, Argentina and its telephone number is +54 (341) 486-11229.
Marrone Bio Innovations Inc.
Marrone Bio Innovations Inc. (NASDAQ: MBII), a Delaware corporation is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. MBI’s portfolio of 18 products help customers operate more sustainably while increasing their return on investment. MBI’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. MBI’s end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. MBI’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.
The mailing address of MBI’s principal executive office is 7780 Brier Creek Parkway, Suite 420, Raleigh, NC 27617-7882 and its telephone number is (530)-750-2800.
Merger Sub
BCS Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of BIOX. Merger Sub was incorporated solely in contemplation of the Merger, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than in connection with the merger.
The mailing address of Merger Sub’s principal executive office is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.
The Merger
The Merger Agreement
On March 16, 2022, BIOX, BCS Merger Sub, Inc. (which we refer to as Merger Sub), and MBI entered into the merger agreement, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the merger and the other transactions contemplated thereby. See the section titled “The Merger Agreement” beginning on page 89 of this proxy statement/prospectus.
Merger Consideration
At the effective time of the merger, each share of MBI Common Stock, par value $0.00001 per share, issued and outstanding immediately prior to the effective time, other than shares of MBI Common Stock owned by BIOX, MBI or any direct or indirect wholly owned subsidiary of BIOX or MBI, in each case immediately prior to the effective time, shall be cancelled and extinguished and automatically converted into the right to receive 0.088 validly issued, fully paid and nonassessable Ordinary Shares, par value $0.0001 per share, of BIOX and, if applicable, cash in lieu of fractional BIOX Ordinary Shares.
Treatment of MBI Equity Awards
The merger agreement specifies the treatment of MBI’s outstanding equity awards in connection with the merger, which shall be treated as follows at the effective time of the merger:
(i)
each outstanding MBI RSU other than a Change in Control Settled RSU that is unvested immediately prior to the effective time and does not vest as a result of the consummation of the transactions contemplated by the merger agreement shall be assumed by BIOX (each, an “Assumed RSU”), with each such Assumed RSU being subject to substantially the same terms and conditions, except that the number of BIOX Ordinary Shares subject to each Assumed RSU shall be equal to the product of (x) the number of shares of MBI Common Stock underlying such unvested MBI RSU as of immediately prior to the effective time (with any performance milestones deemed achieved based on maximum level of performance) multiplied by (y) the Exchange Ratio;

(ii)
each outstanding MBI RSU that is vested immediately prior to the effective time (taking into account any acceleration of vesting as a result of the consummation of the transactions contemplated by the merger agreement), each Change in Control Settled RSU (whether or not vested) and each unvested MBI RSU held by a non-employee director of MBI will be settled immediately before the effective time by way of the issuance of one share of MBI Common Stock for each such MBI RSU and such shares of MBI Common Stock will be converted into the right to receive the merger consideration;

(iii)
each MBI Option that is unvested as of immediately prior to the effective time (and does not vest as a result of the consummation of the transactions contemplated by the merger agreement) and each MBI Option that is outstanding and vested as of immediately prior to the Effective Time (or vests as a result of the consummation of the transactions contemplated by the merger agreement) for which the exercise price per share is equal to or greater than the Cash Equivalent Consideration (a “Rolled Vested Option”), shall be assumed by BIOX (each, an “Assumed Option”), with each such Assumed Option being subject to substantially the same terms and conditions, except that (A) the number of BIOX Ordinary Shares subject to each Assumed Option shall be equal to the product of (x) the number of shares of MBI Common Stock underlying such MBI Option as of immediately prior to the effective time multiplied by (y) the Exchange Ratio, and (B) the per share exercise price of each Assumed Option shall be equal to the quotient determined by dividing (x) the exercise price per share at which such MBI Option was exercisable immediately prior to the effective time by (y) the Exchange Ratio;

(iv)
each MBI Option, other than a Rolled Vested Option, that is outstanding and vested as of immediately prior to the effective time (or vests as a result of the consummation of the transactions contemplated by the merger agreement) shall be cancelled and converted into the right to receive the merger consideration in respect of each “net” share underlying such MBI Option, which is the quotient obtained by dividing (A) the product of (x) the excess of the Cash Equivalent Consideration over the per share exercise price of such MBI Option multiplied by (y) the number of shares subject to such MBI Option by (B) the Cash Equivalent Consideration; and

(v)
with respect to the ESPP, MBI shall make any pro rata adjustments necessary to reflect a shortened offer period under the ESPP and treat any shortened offer period as a fully effective and completed offer period for all purposes pursuant to the ESPP, cause the exercise, no later than one business day, prior to the date on which the effective time occurs, of each outstanding purchase right pursuant to the ESPP, and then terminate the ESPP.

Conditions to Completion of the Merger
Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date of certain conditions, including:
•
approval of the merger agreement by the affirmative vote of at least a majority of the voting power of outstanding shares of MBI Common Stock entitled to vote thereon;

•
all waiting periods (and extensions thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act shall have expired or been terminated;

•
no governmental entity of competent jurisdiction in any jurisdiction reasonably expected to have a material nexus to the current operations of either MBI or BIOX shall have (i) enacted, issued or promulgated any applicable law that is in effect as of immediately prior to the effective time of the merger and has the effect of making the merger illegal in any such jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the merger in any such jurisdiction or (ii) issued or granted any order (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the effective time and has the effect of making the merger illegal in any such jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the merger in any such jurisdiction;

•
the registration statement of which this proxy statement/prospectus forms a part shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

•
the BIOX Ordinary Shares to be issued in the merger shall have been approved for listing on Nasdaq, subject to official notice of issuance;

•
the accuracy of the representations and warranties of the other party contained in the merger agreement, generally as of the Closing Date, subject to the materiality standards provided in the merger agreement (and the receipt by each party of a certificate signed on behalf of the other party by an executive officer to such effect);

•
the performance by the other party in all material respects of the covenants and agreements required to be performed by it under the merger agreement at or prior to the Closing Date (and the receipt by each party of a certificate signed on behalf of the other party by an executive officer to such effect);

•
since the date of the merger agreement, there not having occurred any material adverse effect (with such term as described under the section entitled “The Merger Agreement — Material Adverse Effect”) with respect to either BIOX or MBI (and the receipt by each party of a certificate signed on behalf of the other party by an executive officer to such effect); and

•
the delivery by MBI of an executed certification that shares of MBI Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

Termination
The merger agreement may be terminated at any time prior to the effective time of the merger as follows:
•
by mutual written consent of BIOX and MBI;

•
by either BIOX or MBI, if the special meeting shall have been held and the approval of the merger proposal by MBI Stockholders shall not have been obtained thereat or at any adjournment or postponement thereof, in each case at which a vote on the merger proposal was taken;

•
by either BIOX or MBI, if the effective time shall not have occurred on or before 5:00 p.m. Eastern Time on the date that is eight (8) months following the date of the merger agreement (the “Termination Date”); provided, however, that the merger agreement may not be terminated by any party thereto that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the merger agreement and such breach or violation is the principal cause of the failure of a closing condition of the merger agreement;
•
by MBI in the event of a breach of any representation, warranty, covenant or agreement on the part of BIOX or Merger Sub set forth in the merger agreement such that a condition to consummation of the merger by MBI would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, (x) in the event that such breach is curable by the Termination Date, then MBI shall not be permitted to terminate the merger agreement until the earlier of (I) the date that is forty-five (45) calendar days after delivery of written notice from MBI to BIOX of such breach and (II) the business day immediately prior to the Termination Date (it being understood that, in each case of (I) and (II), MBI may not terminate the merger agreement if such breach by BIOX or Merger Sub is cured within such time period) and (y) the right of termination under this termination right shall not be available if MBI is then in material breach of any representation, warranty or covenant under the merger agreement;

•
by BIOX in the event of a breach of any representation, warranty, covenant or agreement on the part of MBI set forth in the merger agreement such that a condition to consummation of the merger by BIOX would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, (x) in the event that such breach is curable by the Termination Date, then BIOX shall not be permitted to terminate the merger agreement until the earlier of (I) the date that is forty-five (45) calendar days after delivery of written notice from BIOX to MBI of such breach and (II) the business day immediately prior to the Termination Date (it being understood that, in each case of (I) and (II), BIOX may not terminate the merger agreement if such breach by MBI is cured within such time period) and (y) the right of termination under this termination right shall not be available if BIOX is then in material breach of any representation, warranty or covenant under the merger agreement;

•
by BIOX in the event that any of the following events shall have occurred prior to receipt of the approval of the merger proposal by MBI Stockholders: (A) MBI shall have willfully breached the no solicitation of offers provisions in any material respect (see section entitled “No Solicitation; MBI Board Recommendation Change”); (B) MBI’s Board or any committee thereof shall have for any reason effected a MBI Board Recommendation Change; or (C) MBI shall have failed to include the MBI Board Recommendation in this proxy statement/prospectus; or

•
by either BIOX or MBI, if a governmental entity of competent jurisdiction in any jurisdiction material to the operations of either MBI or BIOX shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, provided, however, that the terminating party thereto is not in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of or resulted in such order, injunction, decree or ruling.

In the event that the merger agreement is terminated by BIOX due to MBI’s Board or any committee thereof effecting a MBI Board Recommendation Change or MBI failing to include the MBI Board Recommendation in this proxy statement/prospectus, within two (2) business days after demand by BIOX (or, if later, within two (2) business days after BIOX has provided wire transfer instructions), MBI shall pay to BIOX a fee equal to $9,700,000 by wire transfer of immediately available funds to an account or accounts designated in writing by BIOX.
All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby (including the merger) shall be paid by the party or parties thereto, as applicable, incurring such fees and expenses whether or not the merger is consummated. Filing and registration fees incurred in connection with this proxy statement/prospectus and any other filings with the SEC related thereto or under the HSR Act or any comparable antitrust, competition, merger control filings, forms and submissions with any foreign governmental entity part of the Specified Jurisdictions shall be borne equally by BIOX and MBI. Fees and expenses invoiced by financial printers and/or Broadridge Financial Solutions and its affiliates in connection with the printing and mailing of this proxy statement/prospectus shall be borne equally by BIOX and MBI.

Other Agreements Related to the Merger Agreement
Transaction Support Agreement
On March 16, 2022, concurrently with the execution of the merger agreement and as a condition to BIOX’s entry into the merger agreement, BIOX entered into a Transaction Support Agreement (the “Support Agreement”), with certain of MBI Stockholders (the “Supporting Stockholders”) who, collectively and in the aggregate, hold voting power over approximately 48.9% of the shares of MBI Common Stock outstanding at the date of the Merger Agreement (the “Subject Shares”). Pursuant to the terms of the Support Agreement, the Supporting Stockholders have agreed to take certain actions to support the transactions contemplated by the merger agreement, including not transferring the Subject Shares during the term of the Support Agreement and voting the Subject Shares in favor of the merger agreement and transactions contemplated thereby and against any alternative acquisition proposals.
Under the terms of in the Support Agreement, (x) if MBI’s Board effects a MBI Recommendation Change that is not in response to a Superior Proposal, the Supporting Stockholders in the aggregate will only have an obligation under the Support Agreement to vote a number of Subject Shares representing 25.0% of the shares of MBI Common Stock outstanding at the date of the Merger Agreement and (y) if MBI’s Board effects a MBI Recommendation Change in response to a Superior Proposal, then the Supporting Stockholders will have no obligations in respect of how to vote their respective Subject Shares.
The Support Agreement will terminate automatically as of the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) with respect to any Supporting Stockholder, the mutual agreement of BIOX and such Supporting Stockholder, and (iv) with respect to any Supporting Stockholder, such time as any modification or amendment to the merger agreement is effected without such Supporting Stockholder’s consent that materially and adversely affects such Supporting Stockholder.
MBI’s Board was aware of and approved the Support Agreement prior to the execution of the Support Agreement and the merger agreement.
Financing Agreements
On March 16, 2022, BIOX entered into a letter agreement with certain investors (the “Letter Agreement”), pursuant to which investors holding convertible notes of BIOX agreed to convert 75% of their outstanding convertible notes. Such conversion occurred on April 1, 2022. Pursuant to the Letter Agreement, the remaining 25% of such outstanding convertible notes will be refinanced through a new term loan in the aggregate principal amount of approximately $24.0 million. The Letter Agreement also contains a commitment by certain investors to purchase a new convertible note in an aggregate principal amount of approximately $45.0 million. The new term loan and convertible note are subject to the negotiation of customary definitive documentation.
Opinion of Houlihan Lokey to MBI’s Board
On March 16, 2022, Houlihan Lokey Capital, Inc., which is referred to as Houlihan Lokey, orally rendered its opinion to MBI’s Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to MBI’s Board dated March 16, 2022), as to, as of March 16, 2022, the fairness, from a financial point of view, to the holders of MBI Common Stock other than the Excluded Holders of the Exchange Ratio provided for in the merger pursuant to the agreement.
Houlihan Lokey’s opinion was directed to MBI’s Board and only addressed the fairness, from a financial point of view, to the holders of MBI Common Stock other than the Excluded Holders of the Exchange Ratio provided for in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement/prospectus and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to MBI’s Board, any security holder of MBI or any other person as to how to act or vote with respect to any matter relating to the merger.
Recommendation of MBI’s Board and Reasons for the Approval of the Merger
MBI’s Board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the non-binding compensation advisory proposal and “FOR” the adjournment proposal. For the factors considered by MBI’s Board in reaching this decision and additional information on the recommendation of MBI’s Board, see the section entitled “The Merger — Recommendation of MBI’s Board and Reasons for the Merger” beginning on page 66.
Interests of MBI’s Directors and Executive Officers in the Merger
In considering the recommendation of MBI’s Board with respect to the merger proposal, the non-binding compensation advisory proposal and the adjournment proposal, MBI Stockholders should be aware that the directors and executive officers of MBI have interests in the merger that may be different from, or in addition to, the interests of MBI Stockholders generally. The members of MBI’s Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and in determining to recommend that MBI Stockholders approve the merger proposal.
Impact of the Merger on BIOX’s Public Float
It is anticipated that, upon completion of the merger, (i) BIOX’s existing shareholders will own approximately 73.6% of the issued and outstanding BIOX Ordinary Shares, and (ii) existing MBI Stockholders, including the Supporting Stockholders, will own approximately 26.4% of the issued and outstanding BIOX Ordinary Shares. These relative percentages assume that 16,474,982 BIOX Ordinary Shares will be issued upon Closing of the merger, based on shares of MBI Common Stock, MBI Options and MBI RSUs outstanding as of May 31, 2022 and, for purposes of calculating Cash Equivalent Consideration for BIOX Ordinary Shares issuable in respect of MBI Options, assuming the BIOX Average Closing Price equals $14.68, the closing price for BIOX Ordinary Shares on May 31, 2022. If the actual facts are different than these assumptions, the percentage ownership retained by BIOX’s existing shareholders will be different. Certain figures included in this section have been rounded for ease of presentation and, as a result, percentages may not sum to 100%.
The following tables present the anticipated beneficial ownership of various holders of BIOX Ordinary Shares upon the Closing of the merger and are based on the assumptions set forth above and assumes a Closing Date of May 31, 2022:
	Shares	% Beneficial Ownership	Vote	% Beneficial Ownership
Share Ownership
Bioceres LLC(1)	20,366,730	32.7%	23,487,020	37.7%
DRACO Capital Investment Management Company S.A	8,158,878	13.1%	8,158,878	13.1%
Solel-Bioceres SPV, L.P.	4,579,364	7.3%	4,579,364	7.3%
Other BIOX existing shareholders (less than 5%, each)	12,764,160	20.5%	12,764,160	20.5%
MBI shareholders
Ospraie Ag Science LLC	6,233,591	10.0%	6,233,591	10.0%
Other MBI shareholders (less than 5% of BIOX ownership, each)(1)	10,241,391	16.4%	10,241,391	16.4%
Total Pro Forma Share Ownership	62,344,114	100.0%	62,344,114	—

Note: —
(1)
Bioceres LLC has the shared power to vote or to direct the vote of 3,120,290 BIOX Ordinary Shares pursuant to the shareholders agreement, dated as of March 5, 2019, by and between Bioceres LLC, Pedro Enrique Mac Mullen, María Marta Mac Mullen and International Property Services Corp.

Material U.S. Federal Income Tax Consequences
It is anticipated that the merger will qualify as a tax-free “reorganization” for U.S. federal income tax purposes. In connection with the filing of the registration statement of which this proxy statement/prospectus forms a part, Morrison & Foerster LLP, tax counsel to MBI, and Linklaters LLP, tax counsel to BIOX, will each render an opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion (i) the merger should qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Section 367(a)(1) of the Code should not apply to a stockholder’s surrender of shares of MBI Common Stock pursuant to the merger (except in the case of a MBI Stockholder who is or will be a “five-percent transferee shareholder” of BIOX within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)). The opinions of counsel will not bind the IRS or a court, and no IRS ruling will be requested with respect to the merger.
Assuming the merger qualifies for the tax-free treatment described above, MBI Stockholders generally should not recognize gain or loss for U.S. federal income tax purposes upon the exchange of MBI Common Stock for BIOX Ordinary Shares in the merger, except with respect to any cash received in lieu of a fractional BIOX Ordinary Share. A MBI Stockholder generally will recognize gain or loss with respect to cash received instead of fractional BIOX Ordinary Shares that the MBI Stockholder would otherwise be entitled to receive. (However, as noted in the paragraph above, MBI Stockholders that are treated as “five-percent transferee shareholders” of BIOX as a result of the merger within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii) will be subject to specific additional requirements in order for nonrecognition treatment to apply.)
For a more detailed discussion of certain U.S. federal income tax consequences of the merger, see the section titled “Material U.S. Federal Income Tax Considerations” in this proxy statement/prospectus. The discussion of U.S. federal income tax considerations of the merger contained in this proxy statement/prospectus is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax considerations of the merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the tax consequences of the merger in your particular circumstances, as well as any tax consequences that may arise from the laws of any other taxing jurisdiction.
Material Cayman Islands Income Tax Considerations
BIOX is a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, BIOX has applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to BIOX or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of the shares, debentures or other obligations of BIOX or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by BIOX to its members or a payment of principal or interest or other sums due under a debenture or other obligation of BIOX. Therefore, there will be no Cayman Islands tax consequences to MBI and BIOX shareholders with respect to the merger. This is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any shareholder’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

For a detailed discussion of certain Cayman Islands tax consequences of the merger, see the section titled “Material Cayman Islands Income Tax Considerations” in this proxy statement/prospectus.
Accounting Treatment
BIOX will account for the merger using the acquisition method of accounting for business combinations, in accordance with IFRS. Under this method of accounting, BIOX is considered the legal and accounting acquirer and will record the acquisition based on the fair value of the consideration given, which include the market value of its shares issued in connection with the merger (based on the closing price of BIOX Ordinary Shares at the effective time of the merger). The assets acquired and liabilities assumed of MBI will be measured at their estimated fair value. Consequently, the assets, liabilities and non-controlling interests in the MBI purchase price allocation will be based on their estimated fair values at the date of the completion of the merger. Any excess of the fair value of consideration paid over the aggregate fair value of net assets acquired will be recorded as goodwill.
No Appraisal or Dissenters’ Rights
No appraisal rights will be available with respect to the transactions contemplated by the merger agreement.
For additional information, see “The Merger Agreement — No Appraisal Rights” on page 99 of this proxy statement/prospectus.
Special Meeting of MBI Stockholders
Date, Time, Place and Purpose of the MBI Special Meeting
The MBI special meeting will be held virtually via the Internet on July 8, 2022, at 10:30 a.m., Eastern Time. The MBI special meeting will be held solely via live webcast and there will not be a physical meeting location. MBI Stockholders will be able to attend the MBI special meeting online and vote their shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/MBII2022SM, which we refer to as the “MBI special meeting website.”
The purpose of the MBI special meeting is to consider and vote on the merger proposal, the non-binding compensation advisory proposal and the adjournment proposal. Approval of the merger proposal is a condition to the obligation of MBI and BIOX to complete the merger. Approval of the non-binding compensation advisory proposal and the adjournment proposal is not a condition to the obligation of either MBI or BIOX to complete the merger.
Record Date and Outstanding Shares of MBI Common Stock
Only holders of record of issued and outstanding shares of MBI Common Stock as of the close of business on May 31, 2022, the record date for the MBI special meeting, are entitled to notice of, and to vote at, the MBI special meeting via the MBI special meeting website.
As of the close of business on the record date, there were 182,378,219 shares of MBI Common Stock issued and outstanding and entitled to vote at the MBI special meeting. You may cast one vote for each share of MBI Common Stock that you held as of the close of business on the record date.
A complete list of MBI Stockholders entitled to vote at the MBI special meeting will be available for inspection at MBI’s principal place of business during regular business hours for a period of no less than 10 days before the MBI special meeting at 7780 Brier Creek Parkway, Suite 420, Raleigh, NC 27617-7882. If MBI’s headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of MBI Stockholders will be made available for inspection upon request to MBI’s corporate secretary, subject to the satisfactory verification of stockholder status. The list of MBI Stockholders entitled to vote at the MBI special meeting will also be made available for inspection during the MBI special meeting via the MBI special meeting website at www.virtualshareholdermeeting.com/MBII2022SM.

Quorum; Abstentions and Broker Non-Votes
A quorum of MBI Stockholders is necessary for MBI to hold a valid meeting. The presence at the MBI special meeting, via the MBI special meeting website or by proxy, of the holders of a majority of the outstanding shares of MBI Common Stock entitled to vote at the MBI special meeting constitutes a quorum.
If you submit a properly executed proxy card, even if you do not vote for any proposal or vote to “abstain” in respect of each proposal, your shares of MBI Common Stock will be counted for purposes of calculating whether a quorum is present for the transaction of business at the MBI special meeting. MBI Common Stock held in “street name” with respect to which the beneficial owner fails to give voting instructions to the broker, bank or other nominee, and MBI Common Stock with respect to which the beneficial owner otherwise fails to vote, will not be considered present and entitled to vote at the MBI special meeting for the purpose of determining the presence of a quorum.
A broker non-vote will result if your broker, bank or other nominee returns a proxy but does not provide instruction as to how shares should be voted on a particular matter. It is not expected that there will be any broker non-votes at the MBI special meeting. However, if there are any broker non-votes, the shares will not be considered present and entitled to vote at the MBI special meeting for the purpose of determining the presence of a quorum.
Executed but unvoted proxies will be voted in accordance with the recommendations of MBI’s Board.
Required Vote to Approve the Merger Proposal
Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of MBI Common Stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal. Failure to vote on the merger proposal will have the same effect as a vote “AGAINST” the merger proposal.
The merger proposal is described in the section entitled “MBI Stockholder Proposals” beginning on page 115.
Required Vote to Approve the Non-Binding Compensation Advisory Proposal
Approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares of MBI Common Stock present via the MBI special meeting website or represented by proxy at the MBI special meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal, and broker non-votes will have no effect on the outcome of the vote.
The non-binding compensation advisory proposal is described in the section entitled “MBI Stockholder Proposals” beginning on page 115.
Required Vote to Approve the Adjournment Proposal
Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of MBI Common Stock present via the MBI special meeting website or represented by proxy at the MBI special meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal, and broker non-votes will have no effect on the outcome of the vote.
The non-binding compensation advisory proposal is described in the section entitled “MBI Stockholder Proposals” beginning on page 115.
Voting by Directors and Executive Officers
As of May 31, 2022, MBI directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 6,551,708 shares of MBI Common Stock, or approximately 3.6% of the total outstanding shares of MBI Common Stock as of May 31, 2022.
MBI currently expects that all of its directors and executive officers will vote their shares “FOR” the merger proposal, “FOR” the non-binding compensation advisory proposal and “FOR” the adjournment proposal.

Comparison of Equityholder Rights
MBI Stockholders will have different rights once they become BIOX shareholders due to differences between the organizational documents of MBI and BIOX. These differences are described in more detail under the section entitled “Comparison of Equityholder Rights” beginning on page 118 of this proxy statement/prospectus.
Summary Risk Factors
In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors related to BIOX and MBI discussed in the sections entitled “Risk Factors” in the documents incorporated by reference to this proxy statement/prospectus. See “Incorporation of Certain Documents by Reference.”
In addition, you should consider the risks related to the merger and the Combined Company and risks related to U.S. tax matters discussed in the section entitled “Risk Factors” in this proxy statement/prospectus, which include, but are not limited to, the following:
•
The completion of the merger is subject to a number of conditions and the merger may not be completed and the merger agreement may be terminated in accordance with its terms.

•
Directors and executive officers of MBI have potential conflicts of interest in recommending that stockholders vote in favor of the merger proposal and the other proposals described in this proxy statement/prospectus.

•
MBI Stockholders will have a reduced ownership and voting interest after consummation of the merger and will exercise less influence over management.

•
The financial forecasts and the unaudited pro forma combined financial information included in this proxy statement/prospectus will not represent the actual financial position or results of operations of the Combined Company following the completion of the merger. Future results of BIOX or MBI may differ, possibly materially, from the financial forecasts and the unaudited pro forma combined financial information presented in this proxy statement/prospectus.

•
BIOX is a Cayman Islands company. Judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law. Accordingly, BIOX shareholders may have fewer shareholder rights than they would have under U.S. law.

SELECTED HISTORICAL FINANCIAL DATA OF BIOX
The following tables present a summary of BIOX’s selected historical financial and operating data at the dates and for each of the periods indicated. The selected historical statements of income (loss) for the years ended June 30, 2021, 2020 and 2019 and the selected historical consolidated statements of financial position as of June 30, 2021, 2020 and 2019 have been derived from BIOX’s audited financial statements, which are incorporated by reference herein. The selected historical statements of income (loss) for the nine-month periods ended March 31, 2022 and 2021 and the selected historical consolidated statement of financial position as of March 31, 2022 have been derived from BIOX’s unaudited financial statements, which are incorporated by reference herein. They have been prepared in accordance with IFRS. You should read the following information together with BIOX’s financial statements, including the notes thereto, incorporated by reference herein in accordance with the section titled “Incorporation of Certain Documents by Reference.”
Statements of Income (Loss)
	Nine-Month Period Ended March 31		Year Ended June 30,
	2022	2021	2021	2020	2019
	(in U.S.$ thousands)(1)
Revenues from Contracts with Customers	226,899	125,645	206,698	172,351	160,309
Government Grants	—	2	2	25	16
Initial recognition and changes in the fair value of biological assets	4,183	1,669	2,826	717	280
Changes in the net realizable value of agricultural products after harvest	(2,031)	—	—	—	—
Total	229,051	127,316	209,526	173,093	160,605
Cost of Sales	(139,039)	(69,088)	(118,642)	(93,576)	(86,965)
Research and development expenses	(4,652)	(3,582)	(5,618)	(4,195)	(3,689)
Selling, general and administrative expenses	(53,032)	(31,525)	(47,602)	(38,345)	(39,244)
Share of profit or loss of joint ventures and associates	715	1,212	997	2,477	1,012
Other income or expenses, net	(3,156)	345	(279)	(307)	366
Operating profit	29,887	24,678	38,382	39,147	32,085
Net financial cost	(18,186)	(23,640)	(27,852)	(32,703)	(41,458)
Profit (loss) before income tax	11,701	1,038	10,530	6,444	(9,373)
Income tax	(11,077)	(6,232)	(14,351)	(2,207)	(6,986)
(Loss) profit for the year	624	(5,194)	(3,821)	4,237	(16,359)
(Loss) profit per share
Basic (loss) profit attributable to ordinary equity holders of the parent	(0.0531)	(0.1936)	(0.1752)	0.0930	(0.6027)
Diluted (loss) profit attributable to ordinary equity holders of the parent(2)	(0.0531)	(0.1936)	(0.1752)	0.0922	(0.6027)
Weighted average number of shares
Basic	41,138,527	38,756,606	39,218,632	36,120,447	30,478,390
Diluted(2)	41,138,527	38,756,606	39,218,632	36,416,988	30,478,390

Notes —
(1)
Except (loss) profit per shares (in U.S.$) and weighted average number of shares

(2)
For the nine-month period ended March 31, 2022 and 2021 and for the years ended June 30, 2021 and

2019 diluted earnings per share was the same as basic earnings per share as the effect of potential ordinary shares would be antidilutive.
Consolidated Statements of Financial Position
	As of March 31, 2022	As of June 30,
		2021	2020	2019
	(in U.S.$ thousands)
Assets
Current assets
Cash and cash equivalents	39,041	36,046	42,523	3,451
Other financial assets	2,244	11,161	13,436	4,684
Trade receivables	113,388	88,784	73,547	59,236
Other receivables	16,458	11,154	4,771	1,982
Income and minimum presumed income taxes recoverable	1,273	991	112	1,264
Inventories	102,351	61,038	29,339	27,322
Biological assets	22,199	2,316	966	271
Total current assets	296,954	211,490	164,694	98,210
Non-current assets
Other financial assets	860	1,097	323	376
Trade receivables	635	136	—	—
Other receivables	1,965	2,541	1,703	1,560
Income and minimum presumed income taxes recoverable	39	13	6	1
Deferred tax assets	4,583	3,278	2,693	3,744
Investments in joint ventures and associates	35,783	30,657	24,653	25,321
Property, plant and equipment	50,657	47,955	41,515	43,835
Intangible assets	75,715	67,342	35,333	39,616
Goodwill	34,689	28,751	25,527	29,805
Right of use asset	1,700	1,328	1,115	—
Total non-current assets	206,626	183,098	132,868	144,258
Total assets	503,580	394,588	297,562	242,468
Liabilities
Current liabilities
Trade and other payables	123,224	72,091	57,290	40,578
Borrowings	76,364	76,786	63,722	66,477
Employee benefits and social security	6,601	4,680	4,511	5,357
Deferred revenue and advances from customers	2,655	6,277	2,865	1,074
Income tax payable	5,971	7,453	1,557	142
Government grants	—	—	1	2
Consideration for acquisition	1,917	—	—	2,827
Convertible note	37,578	—	—	—
Lease liabilities	839	750	665	—
Total current liabilities	255,149	168,037	130,611	116,457

	As of March 31, 2022	As of June 30,
		2021	2020	2019
	(in U.S.$ thousands)
Non-current liabilities
Borrowings	78,155	47,988	41,227	37,080
Employee benefits and social security	—	—	534	—
Government grants	—	1	2	8
Joint ventures and associates	450	1,278	1,549	1,971
Deferred tax liabilities	27,991	25,699	16,858	21,102
Provisions	507	450	417	440
Consideration for acquisition	10,831	11,791	453	453
Private warrants	—	—	1,687	2,862
Convertible notes	12,896	48,664	43,030	—
Lease liabilities	540	390	445	—
Total non-current liabilities	131,370	136,261	106,202	63,916
Total liabilities	386,519	304,298	236,813	180,373
Equity
Equity attributable to owners of the parent	88,307	67,743	46,179	47,302
Non-controlling interests	28,754	22,547	14,570	14,793
Total equity	117,061	90,290	60,749	62,095
Total equity and liabilities	503,580	394,588	297,562	242,468

SELECTED HISTORICAL FINANCIAL DATA OF MBI
The following tables present a summary of MBI’s selected historical financial and operating data at the dates and for each of the periods indicated. The selected historical consolidated statements of operations for the years ended December 31, 2021, 2020 and 2019 and the selected historical consolidated statements of financial position as of December 31, 2021, 2020 and 2019 have been derived from MBI’s audited financial statements, which are incorporated by reference herein. The selected historical consolidated statements of operations for the three-month periods ended March 31, 2022 and 2021 and the selected historical consolidated statement of financial position as of March 31, 2022 have been derived from MBI’s unaudited financial statements, which are incorporated by reference herein. They have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). You should read the following information together with MBI’s financial statements, including the notes thereto, incorporated by reference herein in accordance with the section titled “Incorporation of Certain Documents by Reference.”
Consolidated Statements of Operations
	Three-Month Period Ended March 31,		Years Ended December 31,
	2022	2021	2021	2020	2019
	(in U.S.$ thousands)(1)
Revenues
Product	10,982	10,904	43,812	37,915	28,912
License	115	134	498	459	461
Total revenues	11,097	11,038	44,310	38,374	29,373
Cost of product revenues	4,891	4,069	17,064	15,505	13,260
Gross profit	6,206	6,969	27,246	22,869	16,113
Operating Expenses
Research, development and patent	3,160	2,512	12,077	11,330	14,026
Selling, general and administrative	10,068	7,483	30,573	28,734	30,072
Total operating expenses	13,228	9,995	42,650	40,064	44,098
Loss from operations	(7,022)	(3,026)	(15,404)	(17,195)	(27,985)
Other income (expense)
Interest expense	(551)	(393)	(1,570)	(1,443)	(1,474)
Loss on modification of warrants	—	—	—	(72)	(1,564)
Loss on issuance of new warrants	—	—	—	(1,391)	(6,065)
Change in fair value of contingent consideration	32	134	639	(445)	(342)
Other income, net	(66)	65	(174)	407	255
Total other expense, net	(585)	(194)	(1,105)	(2,944)	(9,190)
Net loss before income taxes	(7,607)	(3,220)	(16,509)	(20,139)	(37,175)
Income tax expense	11	(41)	(45)	(29)	—
Net Loss	(7,596)	(3,261)	(16,554)	(20,168)	(37,175)
Basic and diluted net loss per common share	(0.04)	(0.02)	(0.09)	(0.14)	(0.32)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	182,261	168,938	174,832	148,892	117,982

Note: —

(1)
Except net loss per common share (in U.S.$) and weighted-average shares outstanding.

Consolidated Statements of Financial Position
	As of March 31, 2022	As of December 31,
		2021	2020	2019
	(in U.S.$ thousands, except par value)
Assets
Current assets
Cash and cash equivalents	9,362	19,623	15,841	6,252
Accounts receivable	12,110	13,211	10,113	5,925
Inventories	10,122	8,633	6,618	8,149
Prepaid expenses and other current assets	1,369	1,211	1,688	1,390
Total current assets	32,963	42,678	34,260	21,716
Property, plant and equipment, net	12,456	12,676	12,565	13,260
Right of use assets, net	3,329	3,637	3,760	4,567
Intangible assets, net	18,426	19,011	21,383	23,842
Goodwill	6,740	6,740	6,740	6,764
Restricted cash	1,560	1,560	1,560	1,560
Other assets	740	754	929	1,008
Total assets	76,214	87,056	81,197	72,717
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	3,359	2,687	1,895	3,379
Accrued liabilities	12,354	14,851	11,650	12,467
Deferred revenue, current portion	285	360	374	427
Lease liability, current portion	1,433	1,381	1,008	913
Debt, current portion, net	24,280	25,909	9,301	3,899
Total current liabilities	41,711	45,188	24,228	21,085
Deferred revenue, less current portion	1,079	1,165	1,628	1,986
Lease liability, less current portion	2,153	2,511	3,050	3,970
Debt, less current portion, net	7,592	7,691	11,479	11,847
Debt due to related parties	—	—	7,300	7,300
Other liabilities	807	848	2,102	2,971
Total liabilities	53,342	57,403	49,787	49,159
Commitments and contingencies
Stockholders’ equity
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at December 31, 2021 and 2020	—	—	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 182,224 and 167,478 shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	1	1	1
Additional paid in capital	387,838	387,023	372,226	344,206
Accumulated deficit	(364,967)	(357,371)	(340,817)	(320,649)
Total stockholders’ equity	22,872	29,653	31,410	23,558
Total liabilities and stockholders’ equity	76,214	87,056	81,197	72,717

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION
The following unaudited pro forma combined financial information has been derived by the application of pro forma adjustments to the historical financial statements of BIOX, which have been presented to give effect to the merger, which is accounted using the acquisition method of accounting for business combinations, in accordance with IFRS.
The unaudited pro forma condensed combined statement of income for the year ended June 30, 2021 combines the historical audited results of operations of BIOX for the year ended June 30, 2021, with the historical unaudited results of operations of MBI for the last twelve-month period ended June 30, 2021. The unaudited pro forma condensed combined statement of income for the nine-month period ended March 31, 2022 combines the unaudited historical statement of income of BIOX for the nine-month period ended March 31, 2022 with the unaudited historical statement of income of MBI for the nine-month period ended March 31, 2022. Pro forma adjustments incorporated in the statement of income are computed assuming the merger occurred at the beginning of the fiscal year presented and carried forward through the interim period presented.
The unaudited pro forma condensed combined financial information is based on BIOX’s historical consolidated financial statements prepared in accordance with IFRS as issued by the IASB, and MBI’s historical consolidated financial statements in accordance with U.S. GAAP. Adjustments have been made to convert MBI’s financial statements to IFRS.
As of the date of this filing, BIOX has not finalized the analysis necessary to (i) derive the required estimates of the fair value of MBI’s net assets to be acquired and the related allocations of the purchase price and (ii), assesses all adjustments necessary to conform MBI’s U.S. GAAP accounting policies to the IFRS accounting policies of BIOX. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and these differences could be material as compared to the accompanying unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed consolidated financial information does not include the realization of any future cost savings or restructuring or integration charges that are expected to result from the merger.
The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate BIOX and MBI historical financial statements, and their respective management’s discussion and analysis of financial condition and results of operations incorporated or included elsewhere in this proxy statement/prospectus.
The selected unaudited pro forma combined financial data have been prepared for illustrative purposes only and are not necessarily indicative of the operating results or financial condition that would have been achieved if the merger had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the combined entities for any future period or as of any future date. The selected pro forma combined financial data may not be useful in predicting the future financial condition and results of operations of the Combined Company.

Unaudited Pro Forma Condensed Combined Statement of Financial Position
as of March 31, 2022
(in U.S.$ thousands)
	BIOX	MBI	MBI – IFRS adjustments	Pro forma adjustments	Financing	Notes	Pro forma combined
Assets
Current assets
Cash and cash equivalents	39,041	9,362	—	(14,986)	45,000	5.d) – 6.	78,417
Other financial assets	2,244	—	—	—	—		2,244
Trade receivables	113,388	12,110	—	—	—		125,498
Other receivables	16,458	1,369	—	—	—		17,827
Income and minimum presumed recoverable income taxes	1,273	—	—	—	—		1,273
Inventories	102,351	10,122	—	—	—		112,473
Biological assets	22,199	—	—	—	—		22,199
Total current assets	296,954	32,963	—	(14,986)	45,000		359,931
Non-current assets
Other financial assets	860	1,560	—	—	—		2,420
Other receivables	1,965	—	—	—	—		1,965
Deferred tax assets	4,583	—	—	—	—		4,583
Investments in joint ventures and associates	35,783	—	—	—	—		35,783
Property, plant and equipment	50,657	12,456	—	—	—		63,113
Intangible assets	75,715	18,426	13,622	91,925	—	2.c) – 4. – 5.f)	199,688
Goodwill	34,689	6,740	—	113,808	—	4.	155,237
Right of use asset	1,700	3,329	(375)	—	—	2.a)	4,654
Other assets	674	740	—	—	—		1,414
Total non-current assets	206,626	43,251	13,247	205,733	—		468,857
Total assets	503,580	76,214	13,247	190,747	45,000		828,788

Unaudited Pro Forma Condensed Combined Statement of Financial Position (continued)
as of March 31, 2022
(in U.S.$ thousands)
	BIOX	MBI	MBI – IFRS adjustments	Pro forma adjustments	Financing	Notes	Pro forma combined
Liabilities
Current liabilities
Trade and other payables	123,224	15,713	—	7,669	—	5.e)	146,606
Borrowings	76,364	24,280	—	(7,394)	—	5.d)	93,250
Employee benefits and social security	6,601	—	—	—	—		6,601
Deferred revenue and advances from customers	2,655	285	—	—	—		2,940
Income tax payable	5,971	—	—	—	—		5,971
Consideration for acquisition	1,917	—	—	—	—		1,917
Convertible notes	37,578	—	—	—	—		37,578
Lease liabilities	839	1,433	—	—	—		2,272
Total current liabilities	255,149	41,711	—	275	—		297,135
Non-current liabilities
Borrowings	78,155	7,592	—	(7,592)	—	5.d)	78,155
Deferred tax liabilities	27,991	—	—	—	—		27,991
Consideration for acquisition	10,831	—	—	—	—		10,831
Convertible notes	12,896	—	—	—	7,422	6.	20,318
Deferred revenue and advances from customers	—	1,079	—	—	—		1,079
Lease liabilities	540	2,153	—	—	—		2,693
Other liabilities	957	807	—	—	—		1,764
Total non-current liabilities	131,370	11,631	—	(7,592)	7,422		142,831
Total liabilities	386,519	53,342	—	(7,317)	7,422		439,966
Equity
Equity attributable to owners of the parent	88,307	22,872	13,247	198,064	37,578	5.c) – 5.f) – 6.	360,068
Non-controlling interests	28,754	—	—	—	—		28,754
Total equity	117,061	22,872	13,247	198,064	37,578		388,822
Total equity and liabilities	503,580	76,214	13,247	190,747	45,000		828,788

Unaudited Pro Forma Condensed Combined Statement of Income
for the nine-month period ended March 31, 2022
(in U.S.$ thousands)(1)
	BIOX	MBI(2)	MBI – IFRS adjustments	Pro forma adjustments	Notes	Pro forma combined
Revenues from contracts with customers	226,899	31,771	—	—		258,670
Government grants	—	—	—	—		—
Initial recognition and changes in the fair value of biological assets	4,183	—	—	—		4,183
Changes in the net realizable value of agricultural products after harvest	(2,031)	—	—	—		(2,031)
Total	229,051	31,771	—	—		260,822
Cost of sales	(139,039)	(13,056)	—	—		(152,095)
Operating expenses	(57,684)	(35,759)	6,552	(4,083)	2. – 5.f)	(90,974)
Share of profit or loss of joint ventures and associates	715	—	—	—		715
Other income or expenses, net	(3,156)	(162)	—	—		(3,318)
Operating profit	29,887	(17,206)	6,552	(4,083)		15,150
Financial results	(18,186)	(658)	(193)	—	2.	(19,037)
Profit before income tax	11,701	(17,864)	6,359	(4,083)		(3,887)
Income tax	(11,077)	10	—	—	5.b)	(11,067)
Profit (loss) for the period	624	(17,854)	6,359	(4,083)		(14,954)
Profit (loss) for the period attributable to:
Equity holders of the parent	(2,188)	(17,854)	6,359	(4,083)		(17,766)
Non-controlling interests	2,812	—	—	—		2,812
	624	(17,854)	6,359	(4,083)		(14,954)
Profit (loss) per share
Basic profit (loss) attributable to ordinary equity holders of the parent	(0.0532)	(0.0991)	—	(0.1936)		(0.2855)
Diluted profit (loss) attributable to ordinary equity holders of the parent	(0.0532)	(0.0991)	—	(0.1936)		(0.2855)
Weighted average number of shares
Basic	41,138,527	180,208,664	—	21,092,263	5.g)	62,230,790
Diluted(3)	41,138,527	180,208,664	—	21,092,263		62,230,790

Notes: —
(1)
Except (loss) profit per shares (in U.S.$) and weighted average number of shares.

(2)
The nine-month period ended March 31, 2022 for MBI was calculated using its Statement of Operation for the three-month period ended March 31, 2022, added with its Statement of Operation for the fiscal year ended December 31, 2021, net of its Statement of Operation for the six-month period ended June 30, 2021, plus its Statements of Operation for the three-month period ended March 31, 2022.

(3)
For the nine-month period ended March 31, 2022, BIOX, MBI and Pro Forma Combined diluted EPS were the same as basic EPS as the effect of potential ordinary shares would be antidilutive.

Unaudited Pro Forma Condensed Combined Statement of Income
for the year ended June 30, 2021
(in U.S.$ thousands)(1)
	BIOX	MBI(2)	MBI – IFRS adjustments	Pro forma adjustments	Notes	Pro forma combined
Revenues from contracts with customers	206,698	40,182	—	—		246,880
Government grants	2	—	—	—		2
Initial recognition and changes in the fair value of biological assets	2,826	—	—	—		2,826
Changes in the net realizable value of agricultural products after harvest	—	—	—	—		—
Total	209,526	40,182	—	—		249,708
Cost of sales	(118,642)	(15,529)	—	—		(134,171)
Operating expenses	(53,220)	(39,566)	7,913	(13,114)	2. – 5.e) – 5.f)	(97,987)
Share of profit or loss of joint ventures and associates	997	—	—	—		997
Other income or expenses, net	(279)	57	—	—		(222)
Operating profit	38,382	(14,856)	7,913	(13,114)		18,325
Financial results	(27,852)	(1,721)	(307)	—	2	(29,880)
Profit before income tax	10,530	(16,577)	7,606	(13,114)		(11,555)
Income tax	(14,351)	7	—	—	5.b)	(14,344)
Profit (loss) for the period	(3,821)	(16,570)	7,606	(13,114)		(25,899)
Profit (loss) for the period attributable to:
Equity holders of the parent	(6,871)	(16,570)	7,606	(13,114)		(28,949)
Non-controlling interests	3,050	—	—	—		3,050
	(3,821)	(16,570)	7,606	(13,114)		(25,899)
Profit (loss) per share
Basic profit (loss) attributable to ordinary equity holders of the parent	(0.1752)	(0.1021)	—	(0.6217)		(0.4800)
Diluted profit (loss) attributable to ordinary equity holders of the parent	(0.1752)	(0.1021)	—	(0.6217)		(0.4800)
Weighted average number of shares
Basic	39,218,632	162,328,762	—	21,092,263	5.g)	60,310,895
Diluted(3)	39,218,632	162,328,762	—	21,092,263		60,310,895

Notes: —
(1)
Except profit (loss) per share (in U.S$) and weighted average number of shares.

(2)
The twelve-month period ended June 30, 2021 for MBI was calculated using its Statement of Operation for the fiscal year ended December 31, 2020, net of its Statement of Operation of the six-month period ended June 30, 2020, plus its Statement of Operation of the six-month period ended June 30, 2021.

(3)
For the year ended June 30, 2021, BIOX, MBI, and Pro Forma Combined diluted EPS were the same as basic EPS as the effect of potential ordinary shares would be antidilutive.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1.
Basis of preparation

Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how the merger might have affected historical financial statements, illustrating the scope of the change of BIOX’s financial position and results of operations.
The business combination was accounted for under the acquisition method of accounting in accordance with IFRS 3, Business Combinations. As the acquirer for accounting purposes, BIOX has not finalized the analysis of the fair value of MBI’s net assets acquired and performed a preliminary conversion to conform the U.S. GAAP accounting policies of MBI to its own accounting policies under IFRS.
2.
Accounting policy changes

The historical financial information of MBI was prepared in accordance with U.S. GAAP. The following preliminary adjustments convert its financial information from U.S. GAAP to IFRS and align its accounting policies to those applied by BIOX.
(a)   MBI adopted ASC 842 for lease accounting instead of IFRS 16 adopted by BIOX. The following adjustments reflect as if MBI had adopted IFRS 16:
(i)
As of March 31, 2022 a decrease in right of use asset of $375,000 due to increased depreciation.

(ii)
For the nine-month period ended March 31, 2022 a decrease in operating expenses of $172,000 due to increased depreciation and increase in financial expenses of $193,000 due to reclassification of operating lease interest expense.

(iii)
For the fiscal year ended June 30, 2021 a decrease in operating expenses of $222,000 due to increased depreciation and increase in financial expenses of $307,000 due to reclassification of operating lease interest expense.

(b)   Increase in operating expenses of $267,206 for the nine-month period ended March 31, 2022 and of $181,300 for the year ended June 30, 2021 to reflect the change from straight-line method use in U.S. GAAP to the accelerated method use in IFRS 2 of recognizing stock compensation expense.
(c)   Increase in intangible assets and a decrease of operating expenses of $6,113,065 in the nine-month period ended March 31, 2022 and of $7,509,328 in the fiscal year ended June 30, 2021 due to the capitalization of the research and development expenses that reaches the criteria of capitalization according BIOX accounting policy.
3.
Consideration of payment

Under the terms of the transaction, each share of MBI Common Stock will be exchanged at Closing for BIOX Ordinary Shares at a fixed ratio of 0.088. The preliminary consideration has been based on the quote of BIOX Ordinary Shares on The Nasdaq Global Select Market and on the outstanding number of MBI’s shares, as summarized below:
As of May 31, 2022
BIOX Quote	$14.68
Ratio of conversion	0.088
MBI outstanding shares	182,378,219
Estimated MBI shares from equity awards	4,837,485
Estimated BIOX shares to be issued	16,474,982
Estimated consideration of payment	$241,852,736

The actual purchase price will fluctuate until the effective date of the merger and the final valuation could differ significantly from the preliminary estimate. The following table illustrates the effect of changes in the price of BIOX Ordinary Shares on the estimated purchase price that may result at certain purchase price levels in the merger:
	BIOX Quote	Purchase Price
		(in millions)
Increase of 30%	$19.08	$314.4
Increase of 20%	$17.62	$290.2
Increase of 10%	$16.15	$266.0
Decrease of 10%	$13.21	$217.7
Decrease of 20%	$11.74	$193.5
Decrease of 30%	$10.28	$169.3

4.
Purchase price allocation

BIOX has performed a preliminary valuation analysis of the fair market value of MBI’s assets and liabilities. The following tables summarizes the preliminary purchase price allocation as of the acquisition date (in thousands).
Cash and cash equivalents	$9,362
Trade receivables and other receivables	13,479
Inventories	10,122
PP&E and right of use assets	15,410
Intangibles	123,974
Other assets	2,300
Trade and other payables	(17,077)
Borrowings	(31,872)
Lease liabilities	(3,586)
Other liabilities	(807)
Total net assets	$121,305
Goodwill	$120,548
Total consideration	$241,853
This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when BIOX has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include material changes in allocations to intangible assets such as trademark, developed technologies, in-process research and development technologies, and customer relationships as well as goodwill and other changes to assets and liabilities.
5.
Pro forma adjustments

The pro forma adjustments are based on BIOX’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
(a)   Reflects the adjustment of intangible assets acquired by BIOX to their estimated fair values. As part of the preliminary valuation analysis, BIOX identified intangible assets in form of in-process research and development projects, customer relationships and trademark. The fair value of identifiable intangible assets is determined primarily using the income method approach. These preliminary estimates of fair value will likely differ from final amounts BIOX will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial information. A change in the valuation of intangible assets would correspond to an increase or decrease in the balance of goodwill.
(b)   No adjustments have been performed in income tax since MBI deferred tax assets/liabilities have been fully offset by valuation allowances.
(c)   Represents the elimination of the historical equity of MBI and the issuance of BIOX Ordinary Shares to finance the acquisition, net of related transaction expenses.
(d)   Represents the payment of debt being accelerated due to the merger and change of control provisions included in certain of MBI’s debt agreements for a total amount of $15.0 million.
(e)   Represents the combined expenses related to the transaction estimated in $7.7 million.
(f)   Represents the amortization of the incremental value of intangibles recognized in the estimated purchase price allocation of $5.4 million and $4.1 million for the year ended June 30, 2021 and for the nine-month period ended March 31, 2022, respectively.
(g)   Represents the 16,474,982 estimated shares to be issue in consideration of payment plus the 4,617,281 shares issued in connection with the conversion of the outstanding convertible notes discussed below.
6.
Financing

In connection with the merger, on March 16, 2022, BIOX entered into a letter agreement with certain investors, pursuant to which investors holding convertible notes of BIOX agreed to convert 75% of their outstanding convertible notes into 4.6 million BIOX Ordinary Shares. Such conversion occurred on April 1, 2022. Pursuant to the Letter Agreement, the remaining 25% of such outstanding convertible notes carrying rights to convert into approximately 1.5 million BIOX Ordinary Shares will be refinanced through a new unsecured term loan in the aggregate principal amount of approximately $24.0 million, with a 4-year maturity and no rights of conversion into common stock, hence eliminating the potential issuance of the mentioned 1.5 million BIOX Ordinary Shares. The new term loan is subject to the negotiation of customary definitive documentation. The Letter Agreement also contains a commitment by certain investors to purchase a new convertible note in an aggregate principal amount of approximately $45.0 million. Given that the terms of the transaction contemplated by the Letter Agreement are not agreed yet, BIOX has assumed that all the proceeds will qualify as a liability.

RISK FACTORS
In addition to the other information included or incorporated by reference in this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in connection with your consideration of the merger before deciding whether to vote for approval of the merger agreement and the merger and the other proposals presented in this proxy statement/prospectus. In addition, you should read and consider the risks associated with each of the businesses of MBI and BIOX, because those risks will affect the Combined Company. The risks and uncertainties described below are not the only risks and uncertainties the parties may face. Additional risks and uncertainties not presently known to the parties, or that the parties currently consider immaterial, could also negatively affect the business, financial condition, results of operations, prospects, profits and stock prices of BIOX or MBI and the Combined Company. If any of the risks described below or incorporated by reference herein actually occur, the business, financial condition, results of operations, prospects, profits and stock prices of BIOX or MBI and the Combined Company could be materially adversely affected. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” located elsewhere in this proxy statement/prospectus.
Risks Related to the Merger and the Combined Company
Because the Exchange Ratio is fixed, MBI Stockholders cannot be sure of the market value of the BIOX Ordinary Shares to be issued upon completion of the merger.
The holders of MBI Common Stock issued and outstanding immediately prior to the effective time of the merger will receive a fixed exchange ratio of 0.088 BIOX Ordinary Shares for each share of MBI Common Stock held by them, rather than a number of shares with a particular fixed market value. The market value of BIOX Ordinary Shares at the time of the merger may vary significantly from its price on the date the merger agreement was executed, the date of this proxy statement/prospectus and/or the date on which MBI Stockholders vote on the merger. Because the exchange ratio will not be adjusted to reflect any changes in the market price of the BIOX Ordinary Shares, the market value of the BIOX Ordinary Shares issued in the merger and the MBI Common Stock surrendered in the merger may be higher or lower than the value of these shares on earlier dates. One hundred percent (100%) of the consideration to be received by MBI Stockholders will be BIOX Ordinary Shares. Following consummation of the merger, the market price of the BIOX Ordinary Shares may be influenced by many factors, some of which are beyond its control, including those described above and the following:
•
changes in financial estimates by analysts;

•
announcements by it or its competitors of significant contracts, productions, acquisitions or capital commitments;

•
fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•
general economic conditions;

•
changes in market valuations of similar companies;

•
terrorist acts;

•
changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•
future sales of BIOX Ordinary Shares;

•
regulatory developments in the United States, foreign countries or both;

•
litigation involving BIOX, its subsidiaries or its general industry; and

•
additions or departures of key personnel.

In addition, it is possible that the merger may not be completed until a significant period of time has passed after the special meeting of MBI Stockholders. As a result, the market value of BIOX Ordinary

Shares may vary significantly from the date of the Stockholder Meeting to the date of the completion of the merger. You are urged to obtain up-to-date prices for BIOX Ordinary Shares. There is no assurance that the merger will be completed, that there will not be a delay in the completion of the merger or that all or any of the anticipated benefits of the merger will be obtained.
The market price of BIOX Ordinary Shares will continue to fluctuate after the merger.
Upon completion of the merger, holders of MBI Common Stock who receive merger consideration will become holders of BIOX Ordinary Shares. The market price of BIOX Ordinary Shares may fluctuate significantly following completion of the merger and holders of MBI Common Stock could lose some or all of the value of their investment in BIOX Ordinary Shares. In addition, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, the BIOX Ordinary Shares, regardless of BIOX actual operating performance.
The merger may not be completed and the merger agreement may be terminated in accordance with its terms.
The merger is subject to a number of conditions that must be satisfied or waived prior to the completion of the merger, which are described in the section entitled “The Merger Agreement — Conditions to the Completion of the Merger.” These conditions to the completion of the Merger may not be satisfied or waived in a timely manner or at all, and, accordingly, the merger may be delayed or may not be completed.
In addition, if the merger is not completed by November 16, 2022, either BIOX or MBI may choose not to proceed with the merger by terminating the merger agreement, and the parties can mutually decide to terminate the merger agreement at any time, before or after MBI Stockholder approval. In addition, BIOX and MBI may elect to terminate the Merger Agreement in certain other circumstances as further detailed in the section entitled “The Merger Agreement — Termination”.
If the merger is not completed for any reason, including the failure to receive the required approval of the MBI Stockholders, BIOX’s and MBI’s respective businesses and financial results may be adversely affected, including as follows:
•
BIOX and MBI may experience negative reactions from the financial markets, including negative impacts on the market price of BIOX Ordinary Shares and MBI Common Stock;

•
the manner in which industry contacts, business partners and other third parties perceive BIOX and MBI may be negatively impacted, which in turn could affect BIOX’s and MBI’s marketing operations or their ability to compete for new business or obtain renewals in the marketplace more broadly;

•
BIOX and MBI may experience negative reactions from employees; and

•
BIOX and MBI will have expended time and resources that could otherwise have been spent on their existing businesses and the pursuit of other opportunities that could have been beneficial to each company, and their ongoing business and financial results may be adversely affected.

In addition to the above risks, if the merger agreement is terminated and either party’s board seeks an alternative transaction, such party’s stockholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger. If the merger agreement is terminated under specified circumstances, MBI may be required to pay the BIOX a termination fee. For a description of these circumstances, see the section entitled “The Merger Agreement — Termination.”
The merger may be more difficult, costly or time consuming than expected and BIOX may fail to realize the anticipated benefits of the merger.
The success of the merger will depend, in part, on the ability to realize the anticipated synergies, operating efficiencies, and cost savings from combining MBI with BIOX. To realize the anticipated benefits and cost savings from the merger, BIOX must integrate and combine MBI’s business in a manner that permits these cost savings to be realized, without adversely affecting current revenues and future growth. If the Combined Company is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings of the merger could be less than anticipated, the costs associated with effecting the merger may be more than anticipated, and integration may result in additional and unforeseen expenses.
An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, levels of expenses and operating results and financial condition of the Combined Company, which may adversely affect the value of the BIOX Ordinary Shares after the completion of the merger.
BIOX and MBI have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key associates, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect each company’s ability to maintain relationships with clients, customers and other business parties or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on BIOX or MBI during this transition period and for an undetermined period after completion of the merger on the Combined Company.
Uncertainty about the merger may adversely affect relationships with distributors, suppliers, business partners, and employees, whether or not the merger is completed.
Uncertainty about the merger and BIOX’s and MBI’s efforts to complete the merger could create uncertainty surrounding and significantly disrupt each company’s business. Uncertainty regarding MBI’s future could also adversely affect its relationships with existing and potential customers, distributors, suppliers, vendors, strategic partners, employees. For example, clients, distributors, and other counterparties may delay or defer decisions concerning entering into contracts or otherwise working with MBI, seek to change MBI’s existing business relationships or consider doing business with other companies rather than MBI. Competitors may also target MBI’s customers by highlighting potential uncertainties and other risks related to the merger. The pendency of the merger may also divert attention and resources from BIOX and MBI management towards completing the merger and preparing for integration activities and away from ongoing business and operations. Uncertainty as to whether the merger will be completed may also affect MBI’s ability to recruit prospective employees or to retain and motivate existing employees. Employee retention may be particularly challenging while the merger is pending because employees may experience uncertainty about their roles following the merger. These risks and the resulting adverse effects on business, financial condition and results of operations could be exacerbated by any delays in completion of the merger or termination of the merger agreement.
Supporting Stockholders have agreed to vote in favor of the merger, regardless of how other MBI Stockholders vote.
The Supporting Stockholders, who collectively own approximately 48.9% of the outstanding shares of MBI Common Stock, have agreed to, among other things, vote their MBI Common Stock in favor of the merger. Accordingly, it is more likely that the necessary stockholder approval to complete the merger will be received than would be the case if Supporting Stockholders agreed to vote their MBI Common Stock in accordance with the majority of the votes cast by other MBI Stockholders.
The exercise of discretion by MBI’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the merger agreement may result in a conflict of interest when determining whether such changes to the terms of the merger agreement or waivers of conditions are appropriate and in the best interests of MBI Stockholders.
In the period leading up to the Closing, other events may occur that, pursuant to the merger agreement, would require MBI to agree to amend the merger agreement, to consent to certain actions or to waive rights that MBI is entitled to under the merger agreement. Such events could arise because of changes in the course of BIOX’s business, a request by BIOX to undertake actions that would otherwise be prohibited by the terms of the merger agreement or the occurrence of other events that would have a material adverse effect on BIOX’s business and would entitle MBI to terminate the merger agreement. In any of such circumstances, it would be in MBI’s discretion, acting through MBI’s Board, to grant MBI’s consent or waive its rights.

The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what such director may believe is best for MBI and its stockholders and what such director may believe is best for such director or such director’s affiliates in determining whether or not to take the requested action. While certain changes could be made without further MBI Stockholder approval, if there is a change to the terms of the transaction that would have a material impact on the MBI Stockholders after the requisite MBI Stockholder approval has been obtained, MBI will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of MBI Stockholders with respect to the MBI Board Recommendation.
Directors and executive officers of MBI have potential conflicts of interest in recommending that stockholders vote in favor of the merger proposal and the other proposals described in this proxy statement/prospectus.
When you consider the recommendation of MBI’s Board in favor of merger proposal, you should keep in mind that directors and officers of MBI have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:
(1)
the potential continuation of certain MBI’s directors as directors of BIOX post-merger;

(2)
the continued indemnification of current directors and officers of MBI and the continuation of directors’ and officers’ liability insurance after the merger;

(3)
the treatment of outstanding MBI equity awards pursuant to the merger agreement; and

(4)
the payment of severance benefits and acceleration of outstanding MBI equity awards upon certain terminations of employment.

These interests may influence MBI’s directors in making their recommendation to vote in favor of the merger proposal and the other proposals described in this proxy statement/prospectus. You should also read the section entitled “The Merger — Interests of MBI’s Directors and Executive Officers in the Merger.”
MBI Stockholders will have a reduced ownership and voting interest after consummation of the merger and will exercise less influence over management.
After the completion of the merger, MBI Stockholders will own a smaller percentage of BIOX than they currently own of MBI. Accordingly, it may be more difficult for MBI Stockholders to influence the Combined Company through the exercise of their rights as shareholders of BIOX.
The financial forecasts and the unaudited pro forma combined financial information included in this proxy statement/prospectus will not represent the actual financial position or results of operations of the Combined Company following the completion of the merger. Future results of BIOX or MBI may differ, possibly materially, from the financial forecasts and the unaudited pro forma combined financial information presented in this proxy statement/prospectus.
This proxy statement/prospectus contains certain unaudited prospective financial forecasts prepared by MBI’s management with respect to revenue, gross profit and Adjusted EBITDAO of MBI, BIOX and the Combined Company. The financial forecasts were based on a variety of assumptions and estimates made at the time that such financial forecasts were prepared. The assumptions and estimates underlying the financial forecasts may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond MBI’s and BIOX’s control. The assumptions and estimates underlying the financial forecasts involve judgments made with respect to, among other things, revenue growth, including with respect to MBI’s Pro Farm business, BIOX’s HB4 business and other business lines of the two companies, general domestic and foreign economic, regulatory and political conditions, including inflation and devaluation risk, other matters specific to the businesses of MBI and BIOX, including working capital needs, operating expense, stock-based compensation expense, and matters impacting the Combined Company, including potential synergies, all of which are difficult to predict and many of which are outside of MBI’s and BIOX’s control. The financial forecasts also reflect assumptions as to certain business decisions that are subject to change and that do not reflect any of the effects of the transaction or any other changes that may in the future affect

MBI, BIOX or their respective, or the Combined Company’s, assets, business, operations, properties, policies, corporate structure, capitalization and management as a result of the transaction or otherwise. For additional information, see the section entitled “Prospective Financial Information Prepared by MBI’s Management.”
In addition, this proxy statement/prospectus contains unaudited pro forma combined financial statements, which are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and do not represent the actual financial position or results of operations of BIOX and MBI prior to the merger or that of the Combined Company following the merger for several reasons. For example, the unaudited pro forma combined financial statements do not reflect the effect of any additional potential financing activity that may occur prior to or subsequent to the completion of the merger or integration costs. In addition, the merger and post-merger integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of transaction-related litigation or other claims. Unexpected delays in completing the merger or in connection with the post-merger integration process may significantly increase the related costs and expenses incurred by BIOX. The actual financial positions and results of operations of BIOX and MBI prior to the merger and that of the Combined Company following the merger may be different, possibly materially, from the unaudited pro forma combined financial statements included in this proxy statement/prospectus. In addition, the assumptions used in preparing the unaudited pro forma combined financial statements included in this proxy statement/prospectus may not prove to be accurate and may be affected by other factors. For additional information, see the section entitled “Selected Unaudited Pro Form Condensed Combined Financial Information.”
Because the assumptions used for the financial forecasts and the unaudited pro forma combined financial statements are subject to uncertainties, and because actual results of MBI’s, BIOX’s and the Combined Company’s operations could differ materially, the financial forecasts and the unaudited pro forma combined financial statements do not necessarily reflect future costs, cash flows or other results of operations of MBI, BIOX or the Combined Company. Moreover, neither MBI, BIOX nor any other party, will provide revised financial forecasts, or any report or analysis of any differences between the financial forecasts or pro forma financial statements contained herein and actual results later achieved. Accordingly, you should review in their entirety the financial information included or incorporated by reference into this proxy statement/prospectus, including, without limitation, “Risk Factors” and BIOX’s and MBI’s audited financial statements and the accompanying notes thereto, and BIOX’s and MBI’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This financial information describes BIOX’s and MBI’s actual historical results of operations, while the financial forecasts and the unaudited pro forma combined financial statements do not necessarily represent any future results of BIOX, MBI or the Combined Company.
The Combined Company’s debt may limit its financial flexibility.
As of March 31, 2022, BIOX had approximately $205.0 million of outstanding indebtedness. As of March 31, 2022, MBI had approximately $31.9 million. In accordance with the terms of certain outstanding indebtedness of MBI, BIOX expects $15.0 million of MBI’s indebtedness as of March 31, 2022 to mature and be repaid in connection with the consummation of the merger.
On March 16, 2022, BIOX entered into the Letter Agreement, pursuant to which investors holding convertible notes of BIOX agreed to convert 75% of their outstanding convertible notes. Such conversion occurred on April 1, 2022. Pursuant to the Letter Agreement, the remaining 25% of such outstanding convertible notes will be refinanced through a new term loan in the aggregate principal amount of approximately $24.0 million. The Letter Agreement also contains a commitment by certain investors to purchase a new convertible note in an aggregate principal amount of approximately $45.0 million. The new term loan and convertible note are subject to the negotiation of customary definitive documentation.
BIOX’s pro forma indebtedness as of March 31, 2022, assuming consummation of the merger had occurred on such date and the assumption of the outstanding MBI indebtedness and repayment of amounts that will mature in connection therewith and further assuming that the transactions contemplated by the Letter Agreement had occurred on such date, is approximately $229.3 million, representing an increase in comparison to BIOX’s indebtedness on a recent historical basis. Any increase in BIOX’s indebtedness could have adverse effects on its financial condition and results of operations, including:
•
imposing additional cash requirements on BIOX in order to support interest payments, which reduces the amount BIOX has available to fund its operations and other business activities;

•
increasing the risk that BIOX may default on its debt obligations;

•
increasing BIOX’s vulnerability to adverse changes in general economic and industry conditions, economic downturns and adverse developments in its business;

•
limiting BIOX’s ability to sell assets, engage in strategic transactions or obtain additional financing for working capital, capital expenditures, general corporate and other purposes;

•
limiting BIOX’s flexibility in planning for or reacting to changes in its business and the industry in which it operates; and

•
increasing BIOX’s exposure to a rise in interest rates, which will generate greater interest expense to the extent BIOX does not have applicable interest rate fluctuation hedges.

The market price of BIOX Ordinary Shares may decline in the future as a result of the sale of BIOX Ordinary Shares held by former MBI Stockholders or current BIOX shareholders.
Based on the number of shares of MBI Common Stock outstanding as of May 31, 2022 and the number of outstanding MBI equity awards currently estimated to be payable in BIOX Ordinary Shares in connection with the merger, BIOX expects to issue up to approximately 16,474,982 BIOX Ordinary Shares to MBI Stockholders and holders of outstanding MBI equity awards in the merger. Following their receipt of BIOX Ordinary Shares in the merger, former MBI Stockholders may seek to sell the BIOX Ordinary Shares, and, while the Support Agreement restricts for a certain period the sale by the Supporting Stockholders of BIOX Ordinary Shares received by them, the merger agreement contains no restriction on the ability of former MBI Stockholders to sell such BIOX Ordinary Shares following completion of the merger. Other BIOX shareholders may also seek to sell BIOX Ordinary Shares held by them following, or in anticipation of, completion of the merger. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of BIOX Ordinary Shares, may affect the market for, and the market price of, BIOX Ordinary Shares in an adverse manner.
BIOX is a Cayman Islands company. Judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law. Accordingly, BIOX shareholders may have fewer shareholder rights than they would have under U.S. law.
BIOX’s corporate affairs are governed by its memorandum and articles of association (as may be amended from time to time), the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of directors are to a large extent governed by the common law of the Cayman Islands. This common law is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. Decisions of the Privy Council are binding on a court in the Cayman Islands. The rights of BIOX shareholders and the fiduciary responsibilities of directors under Cayman Islands law are not as clearly defined as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less prescriptive body of securities law than the United States. In addition, some states in the United States, such as Delaware, have more fulsome and judicially interpreted bodies of corporate law than the Cayman Islands.
In addition, as a Cayman Islands exempted company, BIOX shareholders have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders with the exception that the shareholders may request a copy of BIOX’s then current memorandum and articles of association. Under BIOX’s memorandum and articles of association, BIOX directors have discretion to determine whether or not, and under what conditions, BIOX corporate records may be inspected by shareholders, but are not obliged to make them available to shareholders. This may make it more difficult for shareholders to obtain the information needed to establish any facts necessary for a shareholder motion. As a result, shareholders may be limited in their ability to protect themselves interests if they are harmed in a manner that would otherwise enable them to sue in a United States federal court. As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board or controlling shareholders than they would as shareholders of a U.S. company.
Recently introduced economic substance legislation of the Cayman Islands may adversely impact BIOX or its operations.
The Cayman Islands, together with several other non-E.U. jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the E.U. as to offshore structures engaged in certain activities, which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Cooperation (Economic Substance) Act, as revised, came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities, which are engaged in certain “relevant activities”. As BIOX is a Cayman Islands company, compliance obligations include filing annual notifications for BIOX, which need to state whether BIOX is carrying out any relevant activities and whether BIOX is claiming an exemption from the obligations to meet the economic substance tests to the extent required under the Substance Act (the “substance test”). If BIOX is carrying out such relevant activities, or is claiming such an exemption BIOX is further required to file annually a report as to whether it has satisfied the substance test or the basis on which it is claiming such exemption. As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. BIOX may need to allocate additional resources to keep updated with these developments and may have to make changes to its operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject BIOX to penalties under the Substance Act.
BIOX may become subject to taxation in the Cayman Islands which would negatively affect its results.
BIOX is a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, BIOX has applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to BIOX or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of the shares, debentures or other obligations of BIOX or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by BIOX to its members or a payment of principal or interest or other sums due under a debenture or other obligation of BIOX. If BIOX were to become subject to taxation in the Cayman Islands, its financial condition and results of operations could be materially and adversely affected. See the section titled “Material Cayman Islands Income Tax Considerations.”
As a “foreign private issuer” under the rules and regulations of the SEC, BIOX is permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.
BIOX is, and will be after the consummation of the merger, considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, BIOX is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. BIOX currently prepares its financial statements in accordance with IFRS. BIOX will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. BIOX is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, BIOX’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of BIOX’s securities. Accordingly, after the merger, if you continue to hold BIOX Ordinary Shares, you may receive less or different information about BIOX than you currently receive about MBI.
In addition, as a “foreign private issuer” whose Ordinary Shares will be listed on the NASDAQ, BIOX is permitted to, and will, follow certain home country corporate governance practices in lieu of certain Nasdaq Global Market requirements. A foreign private issuer must disclose in its Annual Reports filed with the Securities and Exchange Commission, or the SEC, each NASDAQ requirement with which it does not comply followed by a description of its applicable home country practice. As an exempted company incorporated in the Cayman Islands and listed on the NASDAQ, BIOX currently intends to follow its home country practice with respect to the composition of its board of directors and nominations committee and executive sessions. Unlike the requirements of the NASDAQ, the corporate governance practice and requirements in the Cayman Islands do not require BIOX to have a majority of its board of directors to be independent; do not require BIOX to establish a nominations committee; and do not require BIOX to hold regular executive sessions where only independent directors shall be present. Such Cayman Islands home country practices may afford less protection to holders of BIOX’s Ordinary Shares.
BIOX could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of BIOX’s outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of BIOX’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of BIOX’s assets are located in the United States; or (iii) BIOX’s business is administered principally in the United States. If BIOX loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, BIOX would likely incur substantial costs in fulfilling these additional regulatory requirements and members of BIOX’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.
Bioceres S.A. and its affiliates currently control a significant number of BIOX Ordinary Shares and, after the merger, will continue to control a significant number of BIOX Ordinary Shares, providing Bioceres S.A. and its affiliates with substantial influence over the Combined Company’s business.
Upon completion of the merger, Bioceres S.A. and its affiliates are expected to beneficially own approximately 37.7% of the outstanding BIOX Ordinary Shares, based on shares outstanding as of May 31, 2022. As a result, Bioceres S.A. and its affiliates may have substantial influence over matters requiring approval by the Combined Company stockholders, including the election and removal of directors, amendments to the BIOX memorandum and articles of association, any proposed merger, consolidation or sale of all or substantially all of BIOX’s assets and other corporate transactions. Bioceres S.A. and its affiliates may have interests that are different from those of other stockholders.
The ownership of BIOX Ordinary Shares by Bioceres S.A. and its affiliates may adversely affect the trading price for BIOX Ordinary Shares after the merger, to the extent investors perceive disadvantages in owning shares of a company with a significant stockholder or in the event Bioceres S.A. takes any action with its shares that could result in an adverse impact on the price of BIOX Ordinary Shares, including a sale of such shares.
The merger agreement limits MBI’s ability to pursue alternatives to the merger and includes provisions that could discourage a potential competing acquirer of MBI.
The merger agreement contains “no shop” covenants that prohibit MBI from soliciting or, subject to certain exceptions relating to the exercise of fiduciary duties by MBI’s Board, entering into discussions with any third party regarding, any acquisition proposal or offers for competing transactions. MBI does not have the right to terminate the merger agreement to accept an alternative acquisition proposal, even if MBI’s Board believes the alternative acquisition proposal is superior to the merger. Accordingly, notwithstanding a change in recommendation by MBI’s Board, unless BIOX terminates the merger agreement following such change in recommendation or the merger agreement is otherwise validly terminated, MBI will still be required to convene the special meeting and submit the merger proposal to the MBI Stockholders for approval. MBI may also be required to pay BIOX a termination fee of $9,700,000 in certain circumstances involving a termination of the merger agreement. See the sections entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 104.
Under the terms of the Support Agreement, (x) if MBI’s Board effects a MBI Board Recommendation Change that is not in response to a Superior Proposal, then the Supporting Stockholders in the aggregate will only have an obligation under the Support Agreement to vote a number of Subject Shares representing 25% of the outstanding shares of MBI Common Stock and (y) if MBI’s Board effects a MBI Recommendation Change in response to a Superior Proposal, then the Supporting Stockholders will have no obligations in respect of how to vote their respective Subject Shares.
These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of MBI from considering or proposing such an acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than that market value proposed to be received in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in specified circumstances under the merger agreement.
The COVID-19 pandemic and events related to it may delay or adversely affect the completion of the merger.
The COVID-19 pandemic and events related to it may adversely affect the business, financial condition and results of operations of BIOX and MBI. If the businesses or operations of BIOX or MBI are disrupted as a result of the COVID-19 pandemic and events related to it, efforts to complete the merger and integrate the businesses of BIOX and MBI may be delayed and adversely affected. Additional time may be required to obtain the requisite regulatory approvals and other governmental authorities may impose additional requirements on BIOX and MBI that must be satisfied prior to completion of the merger, which could delay or adversely affect the completion of the merger.
BIOX Ordinary Shares to be received by holders of MBI Common Stock as a result of the merger will have rights different from the shares of MBI Common Stock.
Upon the consummation of the merger, the rights of former holders of MBI Common Stock will be governed by the BIOX memorandum and articles of association. The rights afforded to holders of BIOX Ordinary Shares differ from the rights afforded to holders of MBI Common Stock and may be less favorable than their current rights as holders of MBI Common Stock. Please see the section entitled “Comparison of Equityholder Rights” beginning on page 118 of this proxy statement/prospectus for a discussion of the different rights associated with BIOX Ordinary Shares.
Completion of the merger may trigger change in control or other provisions in certain agreements to which MBI or one of its subsidiaries is a party.
The completion of the merger may trigger “change in control” and other provisions in certain agreements to which MBI or one of its subsidiaries is a party. If BIOX and MBI are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages or equitable remedies. Even if BIOX and MBI are able to negotiate consents or waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to MBI. There is no assurance that such counterparties will not exercise their rights under the agreements, including termination rights where available, that the exercise of any such rights will not result in a material adverse effect or that any modifications of such agreements will not result in a material adverse effect.
Holders of MBI Common Stock will not have dissenters’ rights or appraisal rights in the merger.
Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.

Under Section 262 of the DGCL, holders of MBI Common Stock will not be entitled to appraisal rights in connection with the merger if, on the record date of the MBI special meeting, shares of MBI Common Stock are listed on a national securities exchange or held of record by more than two thousand (2,000) stockholders, and holders of MBI Common Stock are not required to accept as consideration for their shares anything other than the BIOX Ordinary Shares listed on a national securities exchange or held of record by more than two thousand (2,000) stockholders, cash paid in lieu of fractional shares or any combination of the foregoing. Holders of MBI Common Stock will receive BIOX Ordinary Shares as consideration in the merger, which shares are currently listed on Nasdaq, and are expected to continue to be so listed at the effective time of the merger, and will receive cash in lieu of any fractional shares. Accordingly, the holders of MBI Common Stock are not entitled to any appraisal rights in connection with the merger.
See “The Merger Agreement — No Appraisal Rights” on page 99 of this proxy statement/prospectus.
Stockholder litigation could prevent or delay the completion of the merger or otherwise negatively impact the business and operations of BIOX and MBI.
Transactions like the merger are frequently the subject of litigation or other legal proceedings, including actions alleging that either parties’ board of directors breached their respective duties to their stockholders by entering into a merger agreement, by failing to obtain a greater value in a transaction for their stockholders or any other claims (contractual or otherwise) arising out of a merger or the transactions related thereto. Holders of BIOX Ordinary Shares and/or shares of MBI Common Stock may file lawsuits against BIOX, MBI and/or the directors and officers of either company in connection with the merger. One of the conditions to the Closing of the merger is that no governmental entity of competent jurisdiction shall have enacted any law that has the effect of prohibiting the Closing of the merger or issued any order, injunction or decree that has the effect of prohibiting the Closing of the merger. If any plaintiff were successful in obtaining an injunction prohibiting BIOX or MBI from consummating the merger or any of the other transactions contemplated by the merger agreement, then such injunction may delay or prevent the effectiveness of the merger and could result in significant costs to BIOX and/or MBI, including any cost associated with the indemnification of directors and officers of each company. BIOX and MBI may incur costs in connection with the defense or settlement of any stockholder lawsuits filed in connection with the merger. Such litigation could have an adverse effect on BIOX’s or MBI’s ability to consummate the merger or on their respective financial condition, results of operations and growth prospects, including through the possible diversion of either company’s resources or distraction of key personnel.
Risks Related to U.S. Tax Matters
If the merger does not qualify as a non-recognition transaction under Section 368(a) of the Code, or is otherwise taxable to U.S. holders of shares of MBI Common Stock, then such holders may be required to pay U.S. federal income taxes as a result of the merger.
In connection with the filing of the registration statement of which this proxy statement/prospectus forms a part, Morrison & Foerster LLP, tax counsel to MBI, and Linklaters LLP, tax counsel to BIOX, will each render an opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion (i) the merger should qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Section 367(a)(1) of the Code should not apply to a stockholder’s surrender of shares of MBI Common Stock pursuant to the merger (except in the case of a MBI Stockholder who is or will be a “five-percent transferee shareholder” of BIOX within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)). The opinions will be based on assumptions, representations, warranties and covenants, including those contained in the merger agreement and in officer’s certificates to be provided by MBI and BIOX. The accuracy of such assumptions, representations and warranties, and compliance with such covenants, could affect the conclusions set forth in such opinion. The opinion will not be binding on the IRS or the courts. No IRS ruling has been or will be requested regarding the U.S. federal income tax consequences of the merger.
If the merger does not qualify as a “reorganization” for U.S. federal income tax purposes, MBI Stockholders will be required to recognize gain or loss on their exchange of MBI Common Stock for BIOX Ordinary Shares in the merger. If the merger qualifies as a reorganization but does not satisfy the requirements of Section 367(a)(1) of the Code, MBI Stockholders will be required to recognize gain, but not loss, on their exchange of MBI Common Stock for BIOX Ordinary Shares in the merger.
MBI’s ability to utilize its net operating loss (“NOL”) carry-forwards in the future may be limited as a result of the merger.
Under Section 382 of the Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50 percent change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change NOL carry-forwards to offset its post-change income may become limited. It is expected that the merger will result in an “ownership change” of MBI. Accordingly, MBI’s ability to utilize its NOL carry-forwards will be subject to limitation under Section 382, which could cause MBI to pay U.S. federal and state income taxes earlier than would otherwise be required if such limitations did not apply and also could cause such NOLs to expire unused. As of December 31, 2021, MBI had net operating loss carryforwards of $113.4 million.
U.S. investors could suffer adverse tax consequences if BIOX is characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
Generally, if, for any taxable year, at least 75% of BIOX’s gross income is passive income, or at least 50% of the gross average quarterly value of BIOX’s assets is attributable to assets that produce passive income or are held for the production of passive income, BIOX would be characterized as a PFIC for U.S. federal income tax purposes. If BIOX is characterized as a PFIC, U.S. holders of BIOX Ordinary Shares may suffer adverse tax consequences, including having gains realized on the sale of BIOX Ordinary Shares treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends paid by BIOX to individuals who are U.S. holders (as defined in “Material U.S. Federal Income Tax Considerations”), and having interest charges apply to distributions by BIOX and the proceeds of sales of BIOX Ordinary Shares. See “Material U.S. Federal Income Tax Considerations — PFIC Considerations.”
Risk Factors Related to BIOX’s Business.
You should read and consider risk factors specific to BIOX’s businesses that will also affect the Combined Company after the completion of the merger. These risks are described under the heading “Risk Factors” in the BIOX 2021 Form 20-F, and in other documents that are incorporated by reference herein. For the location of information incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information.”
Risk Factors Relating to MBI’s Business.
You should read and consider risk factors specific to MBI’s businesses that will also affect the Combined Company after the completion of the merger. These risks are described under the heading “Risk Factors” in the MBI 2021 Form 10-K, and in other documents that are incorporated by reference herein. For the location of information incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information.”

COMPARATIVE PER SHARE DATA
The following table sets forth the historical comparative share information for MBI and BIOX on a stand-alone basis and pro forma combined per share information after giving effect to the merger.
The financial statements of BIOX have been prepared in accordance with IFRS as issued by the IASB and in its functional and presentation currency of U.S. dollars. The historical financial statements of MBI have been prepared in accordance with U.S. GAAP in its functional and presentation currency of U.S. dollars.
The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Data of BIOX” and “Selected Historical Financial Data of MBI” included elsewhere in this proxy statement/prospectus and the historical financial statements of BIOX and MBI , incorporated by reference in accordance with the section titled “Incorporation of Certain Documents by Reference.” The pro forma combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement/prospectus entitled “Selected Unaudited Pro Forma Condensed Combined Financial Information.”
The pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Combined Company’s results of operations or earnings per share for any future date or period. The pro forma combined shareholders’ equity per share information below does not purport to represent what the value of BIOX and MBI would have been had the companies been combined during the periods presented.
(in U.S.$, except weighted average of outstanding shares)
	MBI (Historical)	BIOX (Historical)	Combined Pro Forma
As of and for the nine-month period ended March 31, 2022
Book value per share(1)	0.13	2.85	6.24
Cash dividends per share	—	—	—
Weighted average shares
Weighted average of outstanding shares – basic	180,208,664	41,138,527	62,230,790
Weighted average of outstanding shares – diluted	180,208,664	41,138,527	62,230,790
Earnings (loss) per share(2)
Earnings (loss) per outstanding shares – basic	(0.0991)	(0.0532)	(0.2855)
Earnings (loss) per outstanding shares – diluted	(0.0991)	(0.0532)	(0.2855)
For the year ended June 30, 2021
Weighted average shares
Weighted average of outstanding shares – basic	162,328,762	39,218,632	60,310,895
Weighted average of outstanding shares – diluted	162,328,762	39,218,632	60,310,895
Earnings (loss) per share(3)
Earnings (loss) per outstanding shares – basic	(0.1021)	(0.1752)	(0.4800)
Earnings (loss) per outstanding shares – diluted	(0.1021)	(0.1752)	(0.4800)

Notes: —
(1)
Book value per share is calculated using the formula: total shareholder’s equity divided by shares outstanding.

(2)
For the nine-month period ended March 31, 2022, and for the year ended June 30, 2021, BIOX, MBI and Pro Forma Combined diluted EPS were the same as basic EPS as the effect of potential ordinary shares would be antidilutive.

THE MERGER
Background of the Merger
The following is a summary of the events leading up to the agreement to merge and the key meetings, negotiations, discussions and actions between MBI and BIOX that preceded the public announcement of the merger.
BIOX’s Board and BIOX management periodically review the strategic direction of BIOX and evaluate potential opportunities to enhance stockholder value, including through potential acquisitions and combination transactions. These regular reviews have, at the direction of BIOX’s Board, included evaluation of a variety of potential strategic combinations and acquisition opportunities.
MBI’s Board, with the assistance of MBI management and advisors, regularly reviews MBI’s performance, strategy, financial position and opportunities and risks in light of business and economic conditions and developments in the biological agricultural products industry. These reviews have included consideration of potential opportunities for MBI to acquire other businesses and for strategic combinations with other companies, including pursuant to informal and preliminary conversations about such opportunities with third parties by members of MBI’s management and board.
Over the past several years, MBI and BIOX have from time to time had informal discussions regarding potential strategic partnerships, collaborations and a combination between the two companies. In the first quarter of 2020, Dr. Pamela Marrone, then the CEO of MBI, met Mr. Federico Trucco, the CEO of BIOX, for dinner during an industry conference in Ft. Lauderdale, Florida, where they discussed the potential for a combination of the two companies. Following discussions with respect to the potential combination by MBI’s Board, representatives of the companies held further discussions and, in the second quarter of 2020, MBI and BIOX entered into a mutual non-disclosure agreement, which did not contain a standstill provision. The parties continued to discuss potential terms, but those discussions did not progress beyond preliminary due diligence and the exchange of a draft letter of intent, which was never signed. Representatives of MBI and BIOX held other discussions, including with respect to potential commercial ventures, and in September 2020, MBI entered into a distribution agreement with a subsidiary of BIOX to deploy plant health and crop nutrition technology in South America. In the first quarter of 2021, representatives of MBI and BIOX exchanged brief correspondence regarding structuring alternatives with respect to a potential combination of the two companies, but discussions did not proceed.
On September 13, 2021, Mr. Trucco and Enrique Lopez Lecube, the CFO of BIOX, met with a representative of Ospraie Ag Science LLC (“Ospraie”), MBI’s largest shareholder. Mr. Trucco and Mr. Lopez Lecube provided an overview of BIOX, and the representative of Ospraie provided his perspective on MBI as a business. The parties discussed industry trends and the opportunity and merits of BIOX and MBI joining forces to become a key player in the biological agriculture inputs sector. The parties concluded that the opportunity merited further analysis.
At a meeting on November 1, 2021, the representative of Ospraie introduced Mr. Trucco and another representative of BIOX to a representative of Ardsley Advisory Partners LP (“Ardsley Partners,” and together with Ospraie, the “Supporting Stockholders”). Mr. Trucco and the representatives of the Supporting Stockholders discussed the possible benefits of a business combination of BIOX and MBI.
On November 17, 2021, Mr. Trucco sent to Kevin Helash, CEO of MBI, a non-binding indication of interest of BIOX in acquiring all of the outstanding shares of MBI (the “November Proposal”). The November Proposal contemplated that BIOX would pay consideration consisting of a combination of $0.30 in cash and 0.075 BIOX Ordinary Shares for each share of MBI Common Stock, subject to adjustments based on the market price of BIOX Ordinary Shares at the signing of any definitive agreement, such that the value of the consideration at the time of signing, based on such market price, in the aggregate would be between $1.20 and $1.50 per share of MBI Common Stock. BIOX indicated that they had had discussions with the Supporting Stockholders. BIOX also indicated that they would expect MBI to enter into a sixty day exclusivity arrangement.
Also on November 17, 2021, Ospraie sent a letter to MBI’s Board noting that Ospraie was aware that BIOX had provided to MBI a letter of intent but had not seen its exact content. Ospraie indicated that they believed that a combination of MBI and BIOX would provide, among other things, revenue and cost synergies, growth potential and a capital runway for developing MBI’s intellectual property and future products. Ospraie also indicated that, assuming MBI’s Board determined it would be in the best interests of MBI Stockholders, Ospraie would vote in favor of the transaction should MBI’s Board submit it for shareholder approval.
On November 18, 2021, Mr. Helash, following discussion with representatives of Morrison & Foerster LLP (which we refer to as “Morrison & Foerster”), MBI’s general corporate and M&A counsel, called Mr. Trucco to discuss the structure of the proposed transaction.
On November 18, 2021, Mr. Helash, Mr. Robert Woods, the chair of MBI’s Board, and Mr. Yogesh Mago, a director on MBI’s Board, held a conference call with representatives of the Supporting Stockholders to discuss the letter from Ospraie. Each of Mr. Woods and Mr. Mago at that time was a consultant to Ospraie, as had been disclosed to MBI’s Board previously and as disclosed in MBI’s proxy statement. On the call, the representatives of the Supporting Stockholders each confirmed that, while they were not aware of the detailed terms being proposed by BIOX, they would be supportive of a transaction that included at least $0.35 of cash consideration and an exchange ratio that, in the aggregate with the cash consideration, valued MBI Common Stock at approximately $1.50 per share, based on current market conditions. The representatives of the Supporting Stockholders also requested an opportunity to meet with MBI’s Board to provide their respective perspectives on a transaction with BIOX.
On November 19, 2021, MBI’s Board met, with members of management and representatives of Morrison & Foerster attending, to discuss the November Proposal and the letter from Ospraie. The representatives of Morrison & Foerster reviewed with MBI’s Board its fiduciary duties in connection with the consideration of a potential strategic transaction. Mr. Woods and Mr. Mago advised MBI’s Board that they had not been aware of Ospraie’s discussions with BIOX or Ospraie’s intent to send a letter to MBI’s Board. Mr. Woods described the discussion he, Mr. Mago and Mr. Helash had had with representatives of the Supporting Stockholders. MBI’s Board noted that they had considered a potential combination with, and had preliminary discussions with, BIOX previously. MBI’s Board discussed the potential value and risks represented by the November Proposal in light of MBI’s business context, including its capital requirements and stock price, and other factors, including the potential benefits and risks of merger consideration comprised primarily of BIOX Ordinary Shares, including with respect to BIOX’s status as a foreign company based in Argentina. MBI’s Board also discussed retention of a financial advisor to assist with MBI’s Board’s evaluation of the November Proposal and potential alternatives, including the potential of remaining a stand-alone company. MBI’s Board requested that Mr. Woods coordinate with the representatives of the Supporting Stockholders regarding their attendance at a portion of a meeting of MBI’s Board to be held on November 22, 2022.
On November 22, 2021, MBI’s Board met, with members of management and representatives from Morrison & Foerster attending. Also attending was Ivan Saval, a financial advisor who had been the team leader at an investment bank MBI had engaged previously in connection with strategic and capital markets transactions and had recently moved to Roth Capital Partners (“Roth”). Representatives from the Supporting Stockholders also joined a portion of the meeting, and each confirmed that, while they had discussed with BIOX a potential combination of MBI and BIOX, they had no agreements, arrangements or understandings with BIOX regarding a potential transaction or any other matter. The representatives from the Supporting Stockholders also reiterated their respective beliefs that, subject to final pricing, a merger between MBI and BIOX represented a positive potential opportunity for MBI and MBI Stockholders. After the representatives from the Supporting Stockholders left the meeting, Mr. Saval, at the request of MBI’s Board, discussed with MBI’s Board the exchange ratio proposed by BIOX, preliminary views with respect to the valuation of MBI and BIOX and potential alternative parties that might be interested in, and capable of executing, a transaction with MBI, and then left the meeting. The representatives from Morrison & Foerster then discussed with MBI’s Board their fiduciary duties in the context of a strategic transaction. MBI’s Board discussed BIOX’s request for exclusivity, and determined that they would not agree to such request at that time given, among other things, the status of BIOX’s preparations, including remaining due diligence, and MBI’s Board’s desire to consider other potential parties and allow other parties time to participate in a process. While MBI’s Board had not decided whether to engage in a transaction with BIOX or any other party, MBI’s Board determined to request that BIOX pay consideration consisting of a combination of $0.35 in cash and 0.1 BIOX Ordinary Shares for each share of MBI Common Stock, subject to adjustments based on the market price of BIOX Ordinary Shares at the signing of any definitive agreement such that the value of the consideration at the time of signing, based on such market price, in the aggregate would be between $1.40 and $1.70 per share. MBI’s Board also considered the expertise and experience of Mr. Saval and Roth, including Mr. Saval’s knowledge of both MBI and BIOX from advising both companies in the past, in addition to the overall sector, and determined to engage Roth as a financial advisor on terms to be negotiated by Mr. Woods. MBI’s Board also discussed the potential benefits and risks of reaching out to other parties to test the market, including the potential impact of any leak on MBI and its relationships with employees and customers, and determined to reach out to other parties to see what other interest there might be in a strategic transaction with MBI. MBI’s Board accordingly directed Mr. Helash and Mr. Woods to reach out to Company A, a strategic company that recently had expressed a potential interest in making a significant investment in MBI, and Company B, another strategic company (the initial “Outreach Parties”), regarding a potential strategic transaction, with potential additional companies to contact to be discussed at a future meeting.
Later on November 22, 2021, Mr. Helash sent to Mr. Trucco a letter outlining MBI’s proposed counterproposal, including consideration of $0.35 in cash and 0.1 BIOX Ordinary Shares for each share of MBI Common Stock, as well as relaying MBI’s belief that it was not appropriate for MBI to consider agreeing to exclusive negotiations at that time and inquiring as to BIOX’s financing expectations.
On November 23, 2021, MBI engaged Roth to serve as financial advisor in connection with a potential strategic transaction.
On November 24, 2021, Mr. Trucco delivered a letter to Mr. Helash communicating BIOX’s desire to conduct in-person diligence of MBI as quickly as possible. Mr. Trucco stated that their proposal reflected a full and fair value for MBI and a significant premium for MBI Stockholders, and that they were not willing to negotiate further the share exchange ratio, but might have some limited ability, depending on the results of their due diligence, to pay additional cash. Mr. Trucco also stated that BIOX would expect to enter exclusivity by no later than December 15, 2021. Mr. Saval also spoke with Mr. Lopez Lecube, who said BIOX felt their proposal was attractive, especially since the implied value of BIOX’s proposed consideration, based on the trading price of BIOX stock, reflected an approximately 100% premium to MBI’s stock price.
On November 27, 2021, Mr. Woods contacted an executive officer of Company B, who had been a professional colleague of Mr. Woods, regarding Company B’s interest in a potential strategic transaction. The executive officer indicated that Company B would discuss the matter internally and revert as soon as possible.
On November 27, 2021, Mr. Woods updated the other members of MBI’s Board with respect to BIOX’s November 24, 2021 response to Mr. Helash’s letter. Mr. Woods also distributed to MBI’s Board a draft letter from Mr. Helash inviting BIOX representatives to conduct due diligence at MBI’s facilities in order to show the value inherent in MBI. Following responses from other board members, on November 28, 2021, Mr. Helash sent a letter to BIOX inviting BIOX representatives to visit MBI’s facilities in Davis, California the week of December 6, 2021.
On November 28, 2021, Mr. Helash spoke with the CEO of Company A regarding their interest in a potential combination with MBI. The Company A CEO indicated that Company A might be interested in a strategic transaction between the companies and that he would respond to Mr. Helash.
MBI’s Board met on November 29, 2021, with members of management and representatives of Morrison Foerster and Roth attending. After discussing steps to date with respect to BIOX and the initial Outreach Parties, MBI’s Board determined to expand the market test to include other strategic companies, comprised of Company C and Company D, with potential further expansion to include Company E at a later date following completion of pending commercial transaction negotiations.
On November 29 and 30, 2021, Mr. Saval contacted representatives of Company C and Company D, respectively, regarding a potential strategic transaction, and held subsequent conversations with their respective representatives in which the representatives of Company C and Company D each indicated they would be interested in signing a confidentiality agreement and commencing diligence.

On November 30, December 6, December 14 and December 15, 2021, MBI signed mutual confidentiality agreements with each of Company C, Company D, Company B and Company A, respectively, each of which included a one- or two-year standstill provision and each of which allowed each party to request waiver of the standstill with respect to confidential requests made to the other party’s board upon the other party’s announcement of its entry into a definitive agreement with respect to a change of control transaction with a third party.
On December 1, 2021, members of MBI management, including Mr. Helash, and Mr. Woods met virtually with members of BIOX management, together with representatives of Roth, Morrison & Foerster and Linklaters LLP (which we refer to as “Linklaters”), BIOX’s M&A counsel, to discuss timing and process for each party’s due diligence of the other and potential negotiation of definitive transaction agreements. The parties also discussed the potential to amend the non-disclosure agreement entered into by them in the second quarter of 2020, or to enter into a new non-disclosure agreement, to add mutual standstill provisions to the parties’ existing agreement.
Also on December 1, 2021, Linklaters presented Morrison & Foerster with a list of preliminary due diligence items requested from MBI. Later, on December 3, 2021, Morrison & Foerster presented Linklaters with a list of preliminary due diligence items requested from BIOX. During the period from December 2022 to March 2022, BIOX, MBI and their respective representatives and advisors engaged in due diligence investigations of the other party, including supplemental due diligence request lists and responses, on-site visits and conference calls.
On December 2, 2021, Company A sent to Mr. Helash a letter, dated November 30, 2021, indicating its interest in a possible acquisition of MBI for all cash consideration at a premium, but not including a specific proposed valuation, and requesting four weeks of exclusive due diligence.
From December 5 through December 7, 2021, BIOX conducted on site due diligence in Davis, California and Bangor, Michigan. Also during this period, representatives of Morrison & Foerster and Linklaters continued to discuss MBI and BIOX’s potential execution of a new or amended non-disclosure agreement containing mutual standstill provisions.
On December 6, 2021, the MBI Board met, with members of management and representatives of Morrison & Foerster and Roth also attending. Mr. Saval discussed the activities of Roth and MBI management with respect to each of the Outreach Parties and with BIOX. Mr. Saval also discussed the need for financial models for each of MBI and BIOX. Mr. Saval noted that BIOX had said that it was not willing to share their own projections, such that MBI would need to prepare a model for BIOX, and that BIOX had requested that it not receive any MBI forecasts. Mr. Saval also confirmed for MBI’s Board factors previously disclosed to or known by MBI’s Board regarding his and Roth’s relationship with BIOX and MBI, which included Mr. Saval’s ownership in MBI from warrants and common share compensation from advising on a 2018 restructuring, and noted that he had previously had non-engaged discussions with each of BIOX and MBI, individually, about a potential combination and that Roth provides equity research on both BIOX and MBI. MBI’s Board also discussed engaging Houlihan Lokey to provide an opinion as to the fairness of the consideration in any transaction that might be considered by MBI’s Board, as Roth had notified MBI that they would not be able to provide a fairness opinion in light of capacity issues. Following discussion, MBI’s Board determined to engage Houlihan Lokey to provide a fairness opinion, with the final terms of the engagement letter to be negotiated by management and subject to further review of the chairs of MBI’s Board and the Audit Committee of MBI’s Board.
On December 9, 2021, MBI and Houlihan Lokey executed an engagement letter, with an effective date of December 5, 2021, for Houlihan Lokey to provide an opinion to MBI’s Board as to the fairness, from a financial point of view, to MBI Stockholders other than Ospraie and its affiliates (the “Excluded Holders”) of the consideration to be received by such stockholders (other than the Excluded Holders) in any transaction.
MBI’s Board met on December 9, 2021, with members of management and representatives of Morrison & Foerster and Roth attending. MBI’s Board discussed the negotiations with BIOX regarding a potential new or amended confidentiality agreement that included a standstill provision and a specific prohibition on discussions with MBI Stockholders. MBI’s Board determined that a standstill and such a prohibition might be useful, and directed the representatives of Morrison & Foerster to continue negotiating the new confidentiality agreement, but indicated that they did not want to delay negotiations with BIOX over the potential transaction, given the continued application of the existing confidentiality agreement. Mr. Saval also provided an update on the Outreach Parties, noting, among other things, that the prior day, Company D had communicated that they would provide a proposal by mid-January.
On December 13, 2021, Mr. Woods met virtually with executive officers of Company B to discuss timing for the potential strategic transaction bid process, noting to them that MBI would need a final proposal by January 15, 2022, and to solicit their initial feedback on a potential transaction. The representatives of Company B indicated they were contemplating an all-cash proposal of no more than twice MBI’s current market capitalization.
Representatives of BIOX, Company D, Company C, Company B and Company A were granted access to MBI’s due diligence virtual data room on December 11, December 11, December 14 and December 22, 2021, and January 5, 2022, respectively. On December 16, 2021, representatives of MBI were granted access to BIOX’s due diligence virtual data room. During the period from December 11, 2021 through February 2022, while continuing to engage in due diligence processes with BIOX, MBI, Roth and Morrison & Foerster facilitated due diligence to the extent requested by the Outreach Parties and until the applicable Outreach Party withdrew from the process.
MBI’s Board met on December 13, 2021, with members of management and representatives of Morrison & Foerster and Roth also attending. Mr. Woods updated MBI’s Board on his discussion with Company B. Representatives of Morrison & Foerster then updated MBI’s Board on discussions with BIOX regarding the potential new confidentiality agreement, noting that BIOX continued to resist any standstill and that, based on prior guidance from the board, MBI had agreed to continue discussions with BIOX based on the existing nondisclosure agreement, without a standstill. MBI’s Board also discussed BIOX’s request for exclusivity in light of anticipated timing for receipt of bids from the Outreach Parties.
MBI’s Board met on December 17, 2021, with members of management also attending. Members of MBI management discussed with MBI’s Board MBI’s operating expense budget and current outlook and a financial projection model for MBI on a standalone basis, which management had prepared as part of ordinary course operations, as well as extensions prepared with a view to the negotiations with BIOX and the potential transaction review process.
At a meeting of MBI’s Board held on December 20, 2021, with members of management and representatives of Morrison & Foerster and Roth also attending, representatives of Morrison & Foerster discussed with MBI’s Board potential deal terms for a transaction with BIOX. Mr. Saval also discussed with MBI’s Board the discussions that Roth had had with BIOX, as well as the Roth’s discussions with the other Outreach Parties. Mr. Saval also discussed next steps for negotiations with BIOX and the Outreach Parties, with the goal of enabling the Outreach Parties to catch up with the work done by BIOX.
Following that meeting, on December 21, 2021, Mr. Saval and Mr. Lopez Lecube discussed the potential transaction, with Mr. Lopez Lecube indicating that BIOX expected to enter into exclusivity with MBI in coming weeks and that BIOX would conduct diligence but would not begin work on a definitive merger agreement until an exclusivity agreement was signed. Mr. Lopez Lecube also discussed with Mr. Saval BIOX’s views as to structuring of the transaction and BIOX’s diligence process.
Mr. Woods and Mr. Helash communicated with other members of MBI’s Board regarding a potential timeline for receiving bids from the Outreach Parties, given the status of BIOX and the various Outreach Parties. Thereafter, on December 27, 2021, Mr. Saval delivered a bid procedures letter to each of Company B, Company C and Company D, requesting that each party provide an indication of interest by 5:00 PM New York time on January 7, 2022.
Following initial diligence, Company B and Company C each declined to continue the process, with Company B citing, among other things, concerns with MBI’s ability to commercialize in Europe, and Company C citing, among other things, concerns around return on research and development and the amount of synergies that they would need for a transaction to be viable.
MBI’s Board met on January 3, 2022, with members of management and representatives of Morrison & Foerster and Roth in attendance. Mr. Saval provided an update on activities of and discussions with BIOX and the Outreach Parties, including Company D’s request for additional time, but noting a desire to motivate them to continue to move forward with their process as expeditiously as possible. Mr. Saval also discussed the status of the preparation by MBI management and Roth of a financial model for BIOX based on publicly available equity research and their diligence of BIOX, as, following further discussions between Roth and BIOX and between Morrison & Foerster and Linklaters on the topic, BIOX had continued to decline to provide its own projections. Mr. Saval also discussed preliminary views on the valuation of MBI, and noted a downward trend since February 2021 in the market price of shares of companies in the sector in which MBI operates. In addition, MBI management discussed with the board an updated draft operating expense budget and current outlook for MBI, including a projected income statement.
On January 4, 2022, Mr. Helash contacted executive officers of Company E regarding their interest in a potential strategic transaction. They indicated that the likelihood of their engaging in the process was low, but they would advise Mr. Helash if they wished to move forward.
On January 5, 2022, Company A expressed renewed interest in the process. Based on the discussion at the meeting of MBI’s Board and the indications from Company A, on January 6, 2022, Mr. Saval advised Company D that the deadline for indications of interest was being extended to 5:00 PM New York time on January 14, 2022, and provided Company A with a bid procedures letter, noting the January 14 deadline.
On January 10, 2022, a representative of Company E requested a call with Mr. Helash, which was held later that day, in which the representative of Company E indicated that Company E was not likely interested in participating in MBI’s transaction process. Company E thereafter made no attempt to participate in MBI’s transaction process.
On January 13 and 14, 2022, Mr. Helash, along with other members of MBI’s management, and Mr. Saval conducted due diligence of BIOX at BIOX’s facilities in Argentina.
On January 14, 2022, MBI’s Board met, with members of management, Mr. Saval and representatives of BIOX, including Mr. Trucco and Mr. Lopez Lecube, also attending. The representatives of BIOX discussed their strategic vision for the Combined Company and the prospects it would present for MBI Stockholders.
On January 14, 2022, Company D delivered to Mr. Saval a letter indicating its interest in acquiring MBI in an all cash transaction at a valuation of $175 million on a cash-free, debt-free basis, assuming a normalized level of working capital. Also on January 14, 2022, Company A indicated to Mr. Saval that they would not be able to meet the deadline, and requested an extension to January 17, 2022, which was approved.
On January 17, 2022, Company A delivered to Mr. Saval a letter indicating its interest in acquiring MBI in an all cash transaction at a total enterprise value of $150 – $200 million.
Later on January 17, 2022, MBI’s Board met, with members of management and representatives of Morrison & Foerster and Roth in attendance. Mr. Saval provided an update regarding discussions with BIOX and the Outreach Parties, noting that Company C and Company B had withdrawn from the process and discussing the indications of interest received from Company D and Company A as well as the prior indication of interest from BIOX. Mr. Saval reviewed potential values implied by BIOX’s proposed exchange ratio and perspectives on the valuation of MBI, BIOX and the Combined Company. He also discussed the results of MBI’s on-site due diligence of BIOX on January 13 and 14, 2022. Mr. Helash also discussed the on-site due diligence and certain risks and uncertainties related to a transaction with BIOX and doing business in Argentina and Brazil, including the status of development and regulatory approvals and other questions with respect to BIOX’s HB4 product, potential competition from larger international market participants and matters related to execution and integration of MBI’s and BIOX’s businesses. MBI’s Board also reviewed and discussed potential issues associated with a transaction involving BIOX as a mostly stock deal, as compared to the proposals from Company A and Company D which were comprised of all cash, including the potential difficulties in trading a stock that had low trading volume, and the presence of a shareholder with voting power over a majority of BIOX’s shares.
On January 19, 2022, Company D re-submitted their proposal, noting that their proposed $175 million valuation of MBI reflected expected per share consideration of $0.84. Later that day, Roth advised

Company D that their proposal would not be considered by MBI and that in order to remain in the merger process they would need to raise their proposal to at least $1.15 per share. Roth further advised Company D that a bid at $1.15 per share would not be the highest offer, but would allow for Company D to continue its diligence.
On January 20, 2022, representatives of Linklaters, Morrison & Foerster, BIOX, Roth, and MBI held a video teleconference to discuss the status of the proposed merger.
On January 21, 2022, Linklaters sent Morrison & Foerster a draft merger agreement.
On January 22, 2022, Mr. Saval asked each of Company D and Company A to provide revised proposals before MBI’s Board meeting scheduled for January 24, 2022.
On January 24, 2022, Company A confirmed to Mr. Saval that their proposal represented a value of $0.69 – $0.95 per share of MBI Common Stock. Company A also noted that they would likely not be willing to raise their proposed merger consideration.
MBI’s Board met on January 24, 2022, with members of management and representatives from Roth, Houlihan Lokey and Morrison & Foerster also attending. Mr. Saval discussed the status of each of Company A, Company D and BIOX. The representatives of Houlihan Lokey discussed their preliminary financial analyses with respect to MBI. Mr. Saval then discussed the status of negotiations with BIOX and the discussions with Company A and Company D regarding their proposals, and potential responses to such parties.
Later on January 24, 2022, Company D sent Mr. Saval another proposal letter, increasing their valuation of MBI to a $233 million enterprise value, which they indicated reflected merger consideration of $1.15 per share of MBI Common Stock. Mr. Woods provided a copy of the letter to the members of MBI’s Board, who indicated their support for allowing Company D to continue its due diligence, in order to allow Company D time to do more diligence before further negotiating price with BIOX and Company D. On January 25, 2022, Mr. Saval indicated that MBI was willing to grant Company D an additional two weeks to continue diligence before further price negotiations.
On January 25, 2022, Roth communicated to Company A that their proposal would not be considered by MBI, unless they could increase their merger consideration to at least $1.25 per share. On January 27, 2022, Company A informed Roth that they could not increase their proposed merger consideration, and did not further participate in the process.
On January 26, 2022, MBI’s Board met, with members of management and representatives of Morrison & Foerster and Roth also attending. The representatives of Morrison & Foerster discussed with MBI’s Board a form of merger agreement to be delivered to Company D, as well as any other Outreach Parties that might in the future deliver a satisfactory bid, and summarized the key terms, which included a two-step structure involving a tender offer followed by a squeeze-out merger. Following discussion, MBI’s Board approved sending the draft merger agreement to Company D. Mr. Saval provided MBI’s Board with an update on Roth’s discussions with Company A and Company D and on Company D’s diligence efforts, noting that Roth had encouraged Company D to complete its diligence in two weeks, but Company D had communicated that they needed at least four more weeks to complete their diligence.
On January 27, 2022, Morrison & Foerster and Linklaters had a teleconference regarding the tax structure of the transaction, BIOX’s shareholder vote requirements, and BIOX’s financing for the transaction. Thereafter, the legal teams continued discussions regarding transaction structure and the other provisions relevant to the draft merger agreement. From December 2021 through March 2022, the parties and their respective representatives and advisors, engaged in internal and, following the January 27, 2022 teleconference, joint discussions regarding the optimal tax structuring of the Merger.
At a January 31, 2022, meeting of MBI’s Board, which members of management and representatives of Morrison & Foerster and Roth also attended, Mr. Saval provided an update on the status of discussions with Company D, noting that Company D was continuing their diligence. Mr. Saval also noted that Company A had expressed unwillingness to increase their bid. The MBI management team updated MBI’s

Board on their work in developing assumptions about BIOX’s potential performance, including BIOX’s anticipated HB4 rollout.
On February 5, 2022, Morrison & Foerster sent Linklaters a responsive draft of the BIOX merger agreement.
On February 6, 2022, Roth sent Company D’s investment bankers a draft of MBI’s proposed merger agreement.
On February 7, 2022, MBI’s Board met, with members of management and representatives from Morrison & Foerster and Roth also attending, to discuss the overall process. Mr. Saval noted that the parties were discussing whether the transaction proposed by BIOX could be accomplished as a tax-free reorganization, and the board discussed the extent to which a tax-free reorganization status would be of value to MBI Stockholders. Mr. Saval provided an update on the status of the financial model of BIOX being prepared by MBI management. MBI’s Board discussed with Roth whether to confirm to BIOX that the process was not exclusive, and requested that Roth communicate this to BIOX to encourage BIOX to finish its diligence and internal review process and provide its best and final offer. Mr. Helash discussed recent activity with Company D as well as their due diligence meetings. Representatives of Morrison & Foerster confirmed that a draft merger agreement had been provided to Company D, and reviewed BIOX’s draft merger agreement, noting among other things that BIOX’s initial merger agreement draft included a demand that major MBI Stockholders sign support agreements and prohibited MBI from terminating the agreement to accept a superior proposal. MBI’s Board also discussed, among other things, a right for MBI to appoint representatives to BIOX’s Board.
On February 8, 2022, Roth communicated to BIOX that the process was not exclusive.
On February 10, 2022, representatives of Linklaters, Morrison & Foerster, Roth, BIOX and MBI held a video teleconference to discuss the next steps for due diligence.
MBI’s Board met on February 14, 2022, with members of management and representatives of Morrison & Foerster and Roth also attending. Members of management provided an updated MBI financial model, Mr. Saval discussed the status of discussions with BIOX and Company D. Mr. Saval reviewed a financial model for the BIOX-MBI pro forma Combined Company and related assumptions, based on the MBI management financial model and a financial model for BIOX prepared by MBI’s management, with the assistance of Roth, based on publicly available research estimates for 2022 and 2023 and additional assumptions based on MBI’s diligence of BIOX. MBI’s Board discussed the models and the underlying assumptions and provided guidance to MBI management.
On February 17, 2022, BIOX sent to MBI a revised non-binding proposal for an all-share transaction at an exchange ratio of 0.085 per share, subject to adjustments based on the market price of BIOX stock at the signing of any definitive agreement such that the value of the consideration at the time of signing, based on such market price, would be between $1.02 and $1.36 per share. BIOX also proposed to appoint to BIOX’s Board two members of MBI’s Board selected by MBI. BIOX stated that they expected MBI to commit to exclusive negotiations for 20 days, and that they would withdraw their proposal if they did not receive a response within 5 days.
Later on February 17, 2022, MBI’s Board met, with members of management and representatives of Morrison & Foerster and Roth also attending. MBI’s Board discussed the revised BIOX proposal, including the movement from a partially cash transaction to an all-stock transaction. MBI’s Board also discussed revised financial models for BIOX and the Combined Company distributed by Roth following the discussion by MBI’s Board at the February 14, 2022 meeting. Following the meeting, and following further board comments, on February 20, 2022, Mr. Saval distributed to MBI’s Board a revised BIOX financial model.
On February 18, 2022, BIOX provided a key commercial issues list based on the revised draft merger agreement provided by Morrison & Foerster to BIOX in response to BIOX’s initial draft of the merger agreement.
On February 18, 2022, representatives of Company D contacted Mr. Saval to request additional time to complete business due diligence prior to submitting a proposed final bid, in response to which Mr. Saval guided Company D to providing an updated bid by February 21, 2022. Later, after Company D did not meet such timeline, on February 23, 2022, Mr. Saval asked Company D to provide an updated proposal by February 28, 2022.
MBI’s Board met on February 21, 2022, with members of management and representatives of Morrison & Foerster and Roth also attending. Mr. Saval reviewed BIOX’s updated proposal, including BIOX’s demand for exclusive negotiations, and MBI’s Board determined to seek to not enter into exclusivity with BIOX so as to allow MBI to receive and evaluate a potential response from Company D. MBI’s Board then reviewed and approved a revised MBI financial model that MBI management had provided to them. MBI’s Board also reviewed and approved the revised BIOX financial model, prepared by MBI management with the assistance of Roth, that Mr. Saval had provided to them. Mr. Saval then reviewed Roth’s valuation perspectives with respect to each of MBI and BIOX, as well as the Combined Company. A representative of Morrison & Foerster reviewed with MBI’s Board certain commercial issues raised by BIOX, including the potential need for a BIOX shareholder vote, BIOX’s proposed restrictions on MBI’s solicitation or negotiation of superior bids, including the prohibition on termination by MBI’s Board to accept a superior proposal, and BIOX’s requirement of support agreements from key MBI Stockholders. MBI’s Board also discussed providing a counter-proposal to BIOX of 0.1 shares of BIOX Ordinary Share for each share of MBI Common Stock, which MBI’s Board approved.
On February 21, 2022, Mr. Woods and Mr. Saval held a call with a representative of Ospraie to confirm that Ospraie would be open to providing a support agreement at the levels of merger consideration being proposed by BIOX and Company D.
On February 22, 2022, Mr. Saval relayed to BIOX MBI’s Board’s counterproposal, and later asked BIOX to provide its updated proposal by February 28, 2022.
On February 23, 2022, BIOX indicated to Roth that they would be willing to increase the exchange ratio to 0.088 shares of BIOX Ordinary Shares per share of MBI Common Stock. BIOX also requested that large MBI Stockholders be informed of the specifics of BIOX’s revised proposal. On February 24, 2022, Mr. Woods and Mr. Saval held a conference call with a representative of Ospraie to advise him of BIOX’s revised proposal. On February 24 and February 25, 2022, the representative of Ospraie corresponded with representatives of BIOX regarding certain tax implications potentially applicable to holders of more than 5% of the pro forma Combined Company.
On February 24, 2022, Company D’s investment bankers indicated to Mr. Saval that Company D was not willing to continue pursuing the proposed transaction, but would be willing to discuss their rationale with certain members of MBI’s Board if desired.
On the morning of February 25, 2022, MBI’s Board held a meeting, with members of MBI management and representatives of Roth and Morrison & Foerster also attending, to discuss Company D’s withdrawal from the process. The meeting adjourned to permit Mr. Woods and Mr. Mago to call an officer of Company D, who indicated that, based on their continued analysis, Company D could not continue to support their prior bid of $1.15 per share. Mr. Woods advised the Company D officer that there was one other bidder currently in the process proposing an all-stock deal with an implied valuation higher than $1.15, and that MBI’s Board was prepared to consider a proposal from Company D even if lower than the valuation implied by the all-stock deal, but the bid would need to be provided no later than March 1, 2022. Following the reconvening of the meeting of MBI’s Board, Mr. Woods and Mr. Mago reported on the results of the foregoing conversation. MBI’s Board also determined that Messrs. Saval, Woods and Mago would call representatives of each of the Supporting Stockholders to provide them an update so they could prepare to respond regarding support agreements should they receive that request from MBI’s Board. The call took place later that day.
Later that day, BIOX submitted a revised written non-binding proposal confirming their exchange ratio of 0.088 and verbally indicated to Roth that this was their best and final offer. In addition, BIOX highlighted they would expect the major shareholders of MBI to enter into a support agreement. BIOX also stated their expectation that MBI commit to exclusive negotiations with BIOX for 20 days. Later that day, BIOX sent MBI a draft exclusivity agreement, pursuant to which BIOX requested an exclusivity period to conduct anti-trust and foreign investment control analysis and negotiate definitive transaction documentation.

On February 28, 2022, Company D notified MBI that they would not submit a revised proposal, citing concerns that their view of valuation was predicated on synergies between MBI and Company D and that the consideration they could offer would be less than $1.00 per share. Also on February 28, 2022, Mr. Saval sent BIOX’s February 17 and February 25, 2022 proposals to the Supporting Stockholders for review in connection with a potential request for a support agreement.
MBI’s Board met later on February 28, 2022, with members of management and representatives of Morrison & Foerster and Roth also attending. Mr. Saval discussed views on the valuation of MBI, BIOX and the Combined Company, and the potential value for MBI Stockholders implied by BIOX’s revised 0.088 exchange ratio proposal. Representatives of each of the Supporting Stockholders were invited to join a portion of the meeting, and confirmed their respective beliefs that, in light of various factors, including the current economic and international environment and challenges faced by MBI, a business combination of MBI and BIOX, on a risk adjusted basis, represented a better return scenario than MBI’s continued operations on a standalone basis, and that each would be supportive of a transaction at the proposed exchange ratio, subject to review of the specific terms of the definitive merger agreement and support agreements. Following the departure of the representatives of the Supporting Stockholders, representatives of Morrison & Foerster and MBI’s Board also reviewed an issues list with respect to the merger agreement provided by BIOX and discussed the exclusivity agreement proposed by BIOX in order to continue the negotiations. The representatives of Morrison & Foerster again reviewed MBI’s Board’s fiduciary duties in considering a potential strategic transaction. MBI’s Board determined that it was willing to enter into a 20-day exclusivity agreement with BIOX in order to continue negotiations with BIOX.
Thereafter, the representatives of Morrison & Foerster sent Linklaters a revised draft of the exclusivity agreement that provided for exclusivity through 12:01 AM (Eastern time) on March 20, 2022 or, if earlier, upon BIOX’s indication that they were no longer willing to offer the proposed consideration. On March 1, 2022, BIOX and MBI entered into the exclusivity agreement.
On March 3, 2022, Linklaters provided to Morrison & Foerster a draft of the Support Agreement that BIOX was requiring from each of the Supporting Stockholders. The draft Support Agreement included provisions requiring, among other things, that the shareholders vote their shares in favor of the proposed merger with BIOX. On March 8, 2022, Linklaters provided another draft of the Support Agreement that added a prohibition on transfer by the shareholders for a specified period after closing of BIOX Ordinary Shares received in the proposed merger.
From March 1 to March 16, 2022, BIOX, MBI and their respective representatives and advisors negotiated the terms of the merger agreement and other transaction documents, including the Support Agreement. Morrison & Foerster and Linklaters exchanged proposed drafts of the transaction agreements and other documents. Key terms that were negotiated during this period included (i) the requirement that MBI’s Board submit the proposed merger to a vote of MBI Stockholders even if MBI’s Board, as permitted by the merger agreement, changed their recommendation of the merger, and prohibiting MBI’s Board from terminating the merger agreement in order to accept a superior proposal, and (ii) the amount of the termination fee and the circumstances in which such termination fee would be payable by MBI.
On March 7, 2022, MBI’s Board, in a meeting with members of management and representatives from Roth and Morrison & Foerster also attending, reviewed the revised draft of the merger agreement that was transmitted to BIOX on March 5, 2022, and discussed the form of the Support Agreement provided by BIOX that was to be executed by each of the Supporting Stockholders. MBI’s Board discussed the number of shares covered by the draft Support Agreement, noting that as proposed by BIOX it would cover nearly half of MBI’s outstanding shares, and potential termination triggers, as well as the implications for alternative proposals and stockholder approval of the agreement with BIOX. MBI’s Board also discussed the negotiation of the merger agreement, including the interim covenants.
Also on March 7, 2022, representatives of MBI sent the draft Support Agreement provided by BIOX to representatives of the Supporting Stockholders, and subsequently forwarded the further draft received from BIOX. Representatives of the Supporting Stockholders, in consultation with Morrison & Foerster, negotiated with BIOX the terms of the Support Agreement with BIOX. Key terms in the Support Agreement that were negotiated included (i) the number of shares required to be voted in favor of the proposed merger following a change of recommendation by MBI’s Board pursuant to the merger agreement, and (ii) the duration of the prohibition on transfer of shares following closing of the proposed merger.
At a meeting of MBI’s Board held the morning of March 9, 2022, which members of management and representatives of Roth and Morrison & Foerster also attended, Mr. Saval presented updated financial models for BIOX and the pro forma Combined Company, and reviewed the changes to the Combined Company model. Following the review, MBI’s Board approved each of the models, and directed Mr. Saval to provide the models to Houlihan Lokey for their use in conducting their financial analyses. Representatives of Morrison & Foerster also reviewed with MBI’s Board the current drafts of the merger agreement and the Support Agreement.
On March 11, 2022, MBI’s Board met, with members of management and representatives of Morrison & Foerster, Roth and Houlihan Lokey also in attendance. The representatives of Morrison & Foerster reviewed the fiduciary duties of the directors in connection with the proposed transaction. The representatives of Morrison & Foerster noted that all stockholders were receiving the same consideration in the merger, that only the Supporting Stockholders were being required by BIOX to sign the Support Agreement, and that only Ospraie, given the size of its investment in MBI and resulting stake in BIOX after the closing of the Merger, was seeking to sign an agreement with BIOX in connection with the gain recognition agreement Ospraie would need to sign in connection with the treatment of the merger as a tax-free reorganization. The members of MBI’s Board confirmed that they were not aware of any other interests of Ospraie in the transaction. Mr. Woods noted that, as previously disclosed to MBI’s Board and in MBI’s prior proxy statement and other public disclosures, he had been appointed to MBI’s Board in February 2018, along with Mr. Mago, in connection with the closing of Ospraie’s investment in MBI, that he was a consultant for Ospraie, and that he had been granted by Ospraie an indirect equity interest in equity in MBI that had been held by Ospraie. Mr. Woods also stated that, as the board had been aware, he and Mr. Mago had previously had weekly calls with a representative of Ospraie, but had terminated those calls upon MBI’s receipt of the November Proposal. Dr. Marrone noted that, as had previously been disclosed to MBI’s Board and in MBI’s proxy statement, following her retirement from MBI, she had become a consultant for Ospraie. Representatives of Houlihan Lokey then reviewed and discussed its financial analyses with respect to MBI, BIOX and the proposed merger. Mr. Helash then discussed MBI’s strategic rationale for the transaction, including the opportunities presented by the transaction and the strengths, weaknesses, opportunities and risks of MBI. Mr. Saval reviewed the process of MBI’s Board in considering BIOX’s proposal and alternatives and discussed MBI’s financial rationale for a merger with BIOX. The representatives of Morrison & Foerster provided an update on the negotiations of the merger agreement and related documents and the anticipated timeline to a signing and an overview of the terms of the merger agreement and Support Agreement.
On March 14, 2022, MBI’s Board met, with members of management and representatives from Morrison & Foerster and Roth also attending, and discussed open issues in negotiations with BIOX, including covenants regarding the inventory in the Russian factory, the restriction on transfers of shares for a period of time after closing of the merger imposed on the Supporting Stockholders under the Support Agreement, the agreement requested from BIOX by Ospraie related to the gain recognition agreement Ospraie would need to sign in connection with the treatment of the merger as a tax-free reorganization, and provisions relating to the right of MBI’s Board to terminate the merger agreement to accept a superior proposal.
On March 15, 2022, the Compensation Committee of MBI’s Board met, with the other members of MBI’s Board in attendance, and discussed the treatment of MBI’s 2019 Employee Stock Purchase Plan (“ESPP”) and outstanding equity awards in the proposed transaction with BIOX. Following discussion, the Compensation Committee resolved to recommend the proposed treatment of the ESPP and outstanding equity awards to MBI’s Board.
Following the meeting of the Compensation Committee, MBI’s Board met, with members of management and representatives of Morrison & Foerster, Roth and Houlihan Lokey also attending. Representatives of Morrison & Foerster reviewed the directors’ fiduciary duties. Mr. Mago, who had been traveling at the time of the March 11, 2022 meeting of MBI’s Board, noted that, as previously disclosed to MBI’s Board and in MBI’s proxy statement and other public disclosures, he had been appointed to MBI’s Board in February 2018, along with Mr. Woods, in connection with the closing of Ospraie’s investment in

MBI and that he was a consultant for and an investor in Ospraie. The representatives of Morrison & Foerster then reviewed the status of the merger agreement negotiations and discussed the outstanding open issues, which included certain interim operating covenants and the time for termination of the Support Agreement. The representatives of Morrison & Foerster also noted that Ospraie was separately continuing to discuss with BIOX the agreement in connection with the gain recognition agreement to be signed by Ospraie in connection with the tax-free reorganization treatment of the transaction, and the length of the restriction on transfers of shares under the Support Agreement. Following discussion, the meeting was recessed. The parties continued to negotiate the final issues in the merger agreement.
Later on March 15, 2022, the meeting of MBI’s Board reconvened. Representatives of Houlihan Lokey reviewed and discussed its preliminary financial analyses with respect to MBI, BIOX and the proposed merger. MBI’s Board also discussed the status of negotiations of the merger agreement. MBI’s Board also approved the recommendations of the Compensation Committee.
Early in the morning on March 16, 2022, MBI’s Board met, with members of management and representatives of Morrison & Foerster also attending. Mr. Helash discussed with MBI’s Board several issues relating to compensation being discussed with BIOX. MBI’s board then recessed the meeting, and the parties discussed the issues that had been discussed by Mr. Helash with MBI’s Board.
Later on March 16, 2022, MBI’s Board reconvened, with members of management and representatives of Houlihan Lokey and Morrison & Foerster also attending. Representatives of Morrison & Foerster and Mr. Helash provided an update on the negotiations with BIOX, noting that the issues discussed previously at that morning’s meeting had been resolved. Representatives of Houlihan Lokey reviewed and discussed its financial analyses with respect to MBI, BIOX and the proposed merger. Thereafter, at the request of MBI’s Board, Houlihan Lokey orally rendered its opinion to MBI’s Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated March 16, 2022 addressed to MBI’s Board), to the effect that, as of such date, and based upon and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to the MBI Stockholders, other than the Excluded Holders. MBI’s Board discussed the merger agreement and, following discussion and taking into account the factors described below under “Recommendation of MBI’s Board and Reasons for the Merger,” unanimously adopted resolutions approving the merger agreement and transactions contemplated thereby, including, for all purposes of Section 203 of the DGCL, the Support Agreement to be entered into by each of the Supporting Stockholders.
On March 16, 2022, following the meetings of MBI’s Board and BIOX’s Board, execution copies of the merger agreement and related schedules and agreements were finalized and the parties signed the merger agreement and BIOX and the Supporting Stockholders signed the Support Agreement. The transaction was publicly announced after the markets closed on March 16, 2022, in a press release jointly issued by MBI and BIOX.
The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the closing of the merger.
Recommendation of MBI’s Board and Reasons for the Merger
By unanimous vote, MBI’s Board, at a meeting held on March 16, 2022, among other things: (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, and the Support Agreement are fair to, and in the best interests of, MBI and its stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (iii) directed that the merger agreement be submitted to MBI Stockholders for adoption. MBI’s Board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the non-binding compensation advisory proposal and “FOR” the adjournment proposal.
In evaluating the merger, MBI’s Board consulted with MBI’s management team, as well as MBI’s outside legal and financial advisors, and considered a number of factors, including, but not limited to, the following (which are not necessarily presented in order of their relative importance to MBI’s Board):
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Strategic and Financial Considerations

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The merger would bring together MBI’s and BIOX’s operations to create a broad based company offering a wide range of products including both biological and synthetic crop protection products, crop fertility products and HB4 drought tolerant seed traits, with greater scale and resources, more diversity and potentially greater access to capital than MBI operating alone.

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The merger consideration of 0.088 BIOX Ordinary Shares implied an equity value of $1.31 per share of MBI Common Stock, based on the closing stock price of BIOX Ordinary Shares on March 11, 2022, reflecting a premium of 88.7% to the 30-day volume weighted average price of MBI Common Stock as of March 11, 2022.

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There are risks and uncertainties in executing MBI’s strategic plans, including heightened performance risks with respect to MBI’s Pro Farm subsidiary as a result of Russia’s invasion of Ukraine, going concern risks associated with MBI’s ability to fund operations as planned, dilution risks associated with raising financing at prevailing trading prices for MBI Common Stock, risks associated with turnover in MBI’s senior management and finance teams and other risks and uncertainties described in the “risk factors” set forth in MBI’s Annual Report on Form 10-K for the year ended December 31, 2021.

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The exchange ratio represents a fixed number of BIOX Ordinary Shares, which affords MBI Stockholders the opportunity to participate in the future earnings and growth of the combined enterprise and to benefit from any increase in the trading price of BIOX Ordinary Shares following the announcement of the merger.

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The financial analysis reviewed by Houlihan Lokey with MBI’s Board as well as the oral opinion of Houlihan Lokey rendered to MBI’s Board on March 16, 2022 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated March 16, 2022 addressed to MBI’s Board), to the effect that, as of March 16, 2022, and based upon and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to MBI Stockholders, other than the Excluded Holders, as more fully described below under “The Merger — Opinion of Houlihan Lokey to MBI’s Board” beginning on page 72.

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MBI and BIOX expect the Combined Company potentially will benefit from cost synergies of approximately $8 million per year, including primarily the public company costs currently borne by MBI.

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BIOX’s financial condition, results of operations, business, competitive position and business prospects and risks, both on a historical and prospective basis, as well as current industry, economic and market conditions and trends, including BIOX’s historical performance and reports from MBI’s management regarding its due diligence review of BIOX’s business and legal affairs and BIOX’s management.

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Information with respect to the historical stock performance of MBI, BIOX and other companies in the sector, including that BIOX had broken away from an overall downward trend since February 2021 for shares of companies in the sector in which MBI operates.

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The fact that the merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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Terms of the Merger Agreement and Results of Negotiations

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The ability of MBI’s Board, subject to specified limitations, to respond to and engage in discussions or negotiations regarding unsolicited third-party acquisition proposals under certain circumstances.

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The right of MBI’s Board, in accordance with the merger agreement and prior to approval of the merger agreement by the affirmative vote of at least a majority of the voting power of outstanding shares of MBI Common Stock entitled to vote thereon, to change its recommendation to the MBI Stockholders that they vote in favor of the merger proposal if

MBI’s Board determines in good faith after consultation with MBI’s outside legal counsel that, as a result of certain intervening events or a superior proposal, the failure to change its recommendation would be inconsistent with its fiduciary duties to MBI Stockholders under applicable law, and that, under such circumstances, the number of shares subject to voting obligations under the Support Agreement would be reduced to 25% of MBI’s outstanding shares as of the date of the Support Agreement, or to 0% if the change of recommendation was in connection with a superior proposal.
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The fact that MBI’s Board had conducted a process involving discussions with other parties regarding a possible transaction, as described in the section entitled “— Background of the Merger” beginning on page 55, and that no other had provided a proposal more attractive than BIOX’s proposal.

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The fact that the merger consideration reflected arm’s length negotiations between MBI and BIOX and their respective advisors, and the belief of MBI’s Board that the merger consideration represents the best proposal and economic value available to MBI Stockholders.

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Likelihood of Completion. The likelihood that the merger will be consummated, based on, among other things, the limited number of conditions to the merger, the relative likelihood of obtaining required regulatory approvals, the remedies available under the merger agreement to MBI in the event of various breaches by BIOX, and BIOX’s reputation in the crop productivity solutions industry, financial capacity to complete an acquisition of this size and prior track record of successfully completing acquisitions, which MBI’s Board believed supported the conclusion that a transaction with BIOX could be completed relatively quickly and in an orderly manner.

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Regulatory Matters. MBI’s Board considered the regulatory clearances that would be required as a condition to the merger and the prospects and anticipated timing of obtaining those clearances.

MBI’s Board also considered a number of potentially negative factors in its deliberations concerning the merger agreement and the merger, including:
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The possibility that the merger might not be completed on a timely basis or at all, as a result of the failure to receive the required regulatory clearances or satisfy other closing conditions, which could divert MBI management attention and resources from the operation of MBI’s business and result in increased expenses and costs to MBI.

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The costs to be incurred in connection with the merger, regardless of whether the merger is completed, and the risks and contingencies relating to the announcement and pendency of the merger.

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The uncertainty about the effect of the announcement of the merger, regardless of whether the merger is completed, on MBI’s and BIOX’s employees, customers and other parties, may impair their respective abilities to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships.

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The exchange ratio represents a fixed number of BIOX Ordinary Shares, which means the market value of the BIOX Ordinary Shares received by the MBI Stockholders at the completion of the merger may differ, possibly materially, from the market value of the BIOX Ordinary Shares at the time the merger agreement was entered into or at any other time, including the possibility that such value would become lower if the trading prices of BIOX Ordinary Shares declines between the announcement and completion of the merger.

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The risk that adverse changes to the business, assets, liabilities, condition (financial or otherwise) or operating results of MBI or BIOX could result in a failure to complete the merger.

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The potential difficulties of integrating the business of BIOX and MBI and the risk that all or some portion of the potential strategic, operational and other benefits of the merger (including the anticipated cost synergies) might not be realized or might take longer to realize than expected.

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The fact that the opinion of Houlihan Lokey as to the fairness, from a financial point of view, of the exchange ratio speaks only as of the date of the written opinion and is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of the written opinion and the fact that Houlihan Lokey assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its written opinion.
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The risk that BIOX’s financial performance, before or after Closing of the merger, may not meet MBI’s expectations, including because of risks associated with the growth of BIOX’s HB4 product or other reasons, and the risks generally of BIOX’s operations in Argentina and other risks and uncertainties associated with BIOX, including those described in the “risk factors” set forth in BIOX’s annual report set forth on Form 20-F for the fiscal year ended June 30, 2021 and other filings with the SEC.

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The fact that, under the terms of the merger agreement, prior to the completion of the merger or termination of the merger agreement, MBI is required to use commercially reasonable efforts to conduct its business only in the ordinary course, and is subject to specified restrictions on its ability to conduct its business.

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MBI’s inability to solicit competing acquisition proposals and inability to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal. In this regard, MBI’s Board also considered that each of the Supporting Stockholders, who collectively held approximately 49% of the outstanding MBI Common Stock, had agreed in the Support Agreement to vote all of their respective shares of MBI Common Stock in favor of the merger if MBI’s Board continued to recommend the merger to MBI Stockholders, and to vote shares collectively constituting 25% of the MBI Common Stock outstanding on the date of the Support Agreement in favor of the merger even if MBI’s Board were to change its recommendation other than in response toa superior proposal, but would not be required by the Support Agreement to vote any shares in favor of the merger if MBI’s Board were to change its recommendation in response to a superior proposal.

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The possibility that the termination fee of $9.7 million payable by MBI to BIOX upon termination of the merger agreement in certain circumstances could cause significant cash flow difficulties for MBI if it were required to pay the termination fee. In this regard, MBI’s Board also considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making a competing proposal to acquire MBI.

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The fact that BIOX did not provide their own projections to MBI, which required MBI management, with the assistance of MBI’s financial advisor, to create their own projections for BIOX, including with respect to HB4 as a key growth driver for the BIOX business.

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The risk of significant selling pressure on the price of BIOX Ordinary Shares immediately following the Closing of the merger if a significant number of MBI Stockholders seek to sell the BIOX Ordinary Shares they receive as merger consideration.

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The presence at BIOX of a shareholder, associated with BIOX’s CEO, with voting power over a majority of BIOX’s outstanding shares, whose percentage ownership in the Combined Company after Closing would be diluted to less than a majority by the issuance of BIOX Ordinary Shares in the transaction to former MBI Stockholders and potentially by the issuance of BIOX Ordinary Shares in connection with a financing but would still be substantial.

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The fact that current MBI Stockholders will have a significantly reduced ownership and voting interest in the Combined Company after the merger and will thus exercise significantly less influence over the policies of the Combined Company than they now have on the policies of MBI.

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The absence of appraisal rights for MBI Stockholders in connection with the merger.

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The possibility that interests that the Supporting Stockholders may have in the merger may be different from, or in addition to, those of MBI’s other stockholders. In this regard, MBI’s Board also considered that each Supporting Stockholder had held conversations with BIOX independently of MBI prior to BIOX’s submission of the November Proposal.

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The fact that BIOX is organized under the laws of the Cayman Islands and is a foreign private issuer for purposes of US securities laws.

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The interests that MBI’s directors and executive officers may have in the merger, may be different from, or in addition to, those of MBI’s other stockholders, as described in the section entitled “— Interests of MBI’s Directors and Executive Officers in the Merger” on page 83.

In the judgement of MBI’s Board, however, these potential risks were more than offset by the potential benefits of the merger discussed above.
The foregoing discussion of the information and factors considered by MBI’s Board is not intended to be exhaustive, but includes the material factors that MBI’s Board considered. In reaching its decision to approve the merger agreement, the merger, and the other transactions contemplated by the merger agreement, MBI’s Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. MBI’s Board considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination. MBI’s Board conducted an overall review of the factors described above, and reached the consensus that the merger agreement, the merger, and the other transactions contemplated by the merger agreement are fair to, advisable to, and in the best interests of, MBI and MBI Stockholders.
In considering the recommendation of MBI’s Board to adopt the merger agreement, MBI Stockholders should be aware that the directors of MBI have certain interests in the merger that may be different from, or in addition to, the interests of MBI Stockholders generally, as more fully described below under the section captioned “— Interests of MBI’s Directors and Executive Officers in the Merger.” MBI’s Board was aware of these interests and considered them when adopting the merger agreement and recommending that MBI Stockholders vote in favor of the merger proposal, in favor of the non-binding compensation advisory proposal and in favor of the adjournment proposal.
Prospective Financial Information Prepared by MBI’s Management
Neither BIOX nor MBI as a matter of course makes public long-term forecasts or internal projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, BIOX and MBI management each regularly prepares financial budgets and projections for internal use.
In connection with the proposed transaction, MBI’s management prepared unaudited prospective financial forecasts relating to MBI as an independent company (as used in this section, the “financial forecasts for MBI”), BIOX as an independent company (as used in this section, the “financial forecasts for BIOX”) and the Combined Company resulting from the proposed merger (as used in this section, the “financial forecasts for the Combined Company” and, collectively with the financial forecasts for MBI and the financial forecasts for the Combined Company, the “financial forecasts”), which were provided to MBI’s Board for the purposes of considering, analyzing and evaluating the merger and to Roth and Houlihan Lokey who were authorized and directed by MBI’s Board to use and rely upon such forecasts for purposes of providing financial advice to MBI’s Board in connection with the proposed merger. BIOX did not prepare, did not assist, and did not provide any forward-looking information used to prepare any projections included in this proxy statement/prospectus. Further, none of the financial forecasts were provided to BIOX.
The financial forecasts were based on a variety of assumptions and estimates made at the time that such financial forecasts were prepared. The assumptions and estimates underlying the financial forecasts may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond MBI’s and BIOX’s control. The assumptions and estimates underlying the financial forecasts involve judgments made with respect to, among other things, revenue growth, including with respect to MBI’s Pro Farm business, BIOX’s HB4 business and other business lines of the two companies, general domestic and foreign economic, regulatory and political conditions, including inflation and devaluation risk, other matters specific to the businesses of MBI and BIOX, including working capital needs, operating expense, stock-based compensation expense, and matters impacting the Combined Company, including potential synergies, all of which are difficult to predict and many of which are outside of MBI’s and BIOX’s control. The financial forecasts also reflect assumptions as to certain business decisions that are subject to change and that do not reflect any of the effects of the transaction, or any other changes that may in the future affect MBI, BIOX or their respective, or the Combined Company’s, assets, business, operations, properties, policies, corporate structure, capitalization and management as a result of the transaction or otherwise.
The inclusion of the financial forecasts in this proxy statement/prospectus should not be regarded as an indication that MBI, BIOX or any of their respective advisors (including Roth and Houlihan Lokey) or representatives considered or consider such forecasts to be an accurate or reliable prediction of future events or that such forecasts will be achieved, and the financial forecasts should not be relied upon as such. The financial forecasts included below are not being included to influence your decision whether to vote in favor of the MBI proposals or any other proposal to be considered at the special meeting, but are being provided solely because they were made available to MBI’s Board, Roth and Houlihan Lokey in connection with the transaction. None of MBI, BIOX or their respective advisors (including Roth and Houlihan Lokey) or representatives has made or makes any representation regarding the information contained in the financial forecasts and, except as may be required of MBI or BIOX by applicable securities laws, none of them intends to update or otherwise revise or reconcile such forecasts to reflect circumstances existing after the date they were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying any of the financial forecasts are shown to be in error.
MBI shareholders are cautioned not to place undue reliance on any of the financial forecasts included in this proxy statement/ prospectus, and such projected financial information should not be regarded as an indication that MBI, MBI’s Board or any other person considered, or now considers, them to be reliable predictions of future results, and they should not be relied upon as such.
Although presented with numerical specificity, the financial forecasts are not fact and reflect numerous assumptions, estimates and judgments as to future events and the probability of such events made by MBI’s management. The financial forecasts cover multiple years, and such information by its nature becomes less predictive with each successive year. There can be no assurance that the assumptions, estimates and judgments used to prepare the financial forecasts will prove to be accurate, and actual results may, and likely will, differ materially from those contained in such forecasts. The financial forecasts are forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement/prospectus.
The financial forecasts were prepared by MBI’s management in connection with the proposed transaction prior to execution of the merger agreement. The financial forecasts do not take into account all the possible financial and other effects on MBI or BIOX of the merger, the effect on MBI or BIOX of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed, or not taken in anticipation of the merger. Further, the financial forecasts do not take into account the effect on MBI or BIOX of any possible failure of the merger to occur.
The financial forecasts were prepared by MBI’s management. Neither Marcum LLP, MBI’s independent registered public accounting firm, nor any other independent accountant, have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to any of the financial forecasts and, accordingly, neither Marcum LLP nor any other independent accountants express an opinion or any other form of assurance with respect thereto. The report of Marcum LLP incorporated by reference in this proxy statement/prospectus relates to MBI’s previously issued financial statements. The Price Waterhouse & Co. S.R.L. report incorporated by reference in this document relates to BIOX’s previously issued financial statements. The foregoing reports do not extend to any of the financial forecasts and should not be read to do so.
The financial forecasts should be read together with the historical financial statements of MBI and BIOX respectively incorporated by reference into this proxy statement/prospectus and the other information regarding MBI and BIOX contained elsewhere in or incorporated by reference into this proxy statement/prospectus. None of the financial forecasts were prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

Summary of MBI’s management’s financial forecasts for MBI
The following table sets forth certain summarized prospective financial and operating information of MBI for the fiscal years 2022 through 2027 on a stand-alone basis, prepared by MBI’s management:
	Projected Calendar Years Ending December 31,
	2022	2023	2024	2025	2026	2027
	(in U.S.$ millions)
Total Revenue	53.5	69.2	91.0	111.5	133.8	160.6
Gross Profit	32.4	42.1	58.2	72.9	88.9	107.0
Adjusted EBITDAO	(6.9)	(0.1)	13.9	26.3	40.1	55.7
Summary of MBI’s management’s financial forecasts for BIOX
The following table sets forth certain summarized prospective financial and operating information of BIOX for the fiscal years 2022 through 2027 on a stand-alone basis, prepared by MBI’s management:
	Projected Calendar Year Ending June 30,
	2022	2023	2024	2025	2026	2027
	(in U.S.$ millions)
Total Revenue	290.2	310.1	393.7	525.2	632.7	725.8
Gross Profit	121.8	135.4	171.2	225.1	269.7	308.7
Adjusted EBITDAO	62.9	79.8	87.9	109.8	128.1	144.3
Summary of MBI’s management’s financial forecasts for the Combined Company
The following table sets forth certain summarized prospective financial and operating information of the Combined Company for the fiscal years 2022 through 2027 on a stand-alone basis, prepared by MBI’s management:
	Pro Forma	Projected Fiscal Year Ending June 30,
	2022	2023	2024	2025	2026	2027
	(in U.S.$ millions)
Total Revenue	339.4	372.0	474.5	627.1	756.1	873.9
Gross Profit	151.8	173.0	221.9	291.2	351.1	407.2
Adjusted EBITDAO	61.9	84.7	103.3	138.4	169.8	200.8
The financial forecasts in this section were not presented in accordance with the requirements of U.S. GAAP or IFRS. Due to the forward-looking nature of these projections, specific quantifications of the amounts that would be required to reconcile such projections to U.S. GAAP or IFRS measures are not available, and BIOX’s and MBI’s managements believe that it is not feasible to provide accurate forecasted U.S. GAAP or IFRS reconciliations. The financial forecasts include Adjusted EBITDAO, a non-GAAP financial measure, which does not have a standardized meaning prescribed by GAAP and may not be comparable with similar measures presented by other issuers. For purposes of the unaudited prospective financial and operating information presented above, Adjusted EBITDAO is defined as net income (loss) less interest expense (income), net, and income tax expense (benefit), depreciation and amortization of intangible assets, adjusted for other non-recurring expense and less stock-based compensation expense. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP or IFRS.
Opinion of Houlihan Lokey to MBI’s Board
On March 16, 2022, Houlihan Lokey orally rendered its opinion to MBI’s Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to MBI’s

Board dated March 16, 2022), as to, as of March 16, 2022, the fairness, from a financial point of view, to the holders of MBI Common Stock, other than the Excluded Holders, of the Exchange Ratio provided for in the merger pursuant to the merger agreement.
Houlihan Lokey’s opinion was directed to MBI’s Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of MBI Common Stock other than the Excluded Holders, of the Exchange Ratio provided for in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Houlihan Lokey’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement/prospectus and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to MBI’s Board, any security holder of MBI or any other person as to how to act or vote with respect to any matter relating to the merger.
In connection with its opinion, Houlihan Lokey, among other things:
•
reviewed an execution copy, dated March 16, 2022, of the agreement;

•
reviewed certain publicly available business and financial information relating to MBI and BIOX that Houlihan Lokey deemed to be relevant;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of MBI and BIOX made available to Houlihan Lokey by MBI, including (i) financial projections prepared by the management of the Company relating to MBI (the “MBI Projections”), BIOX (the “BIOX Projections”), and solely for illustrative purposes, BIOX after giving effect to the merger (the “Pro Forma BIOX Projections”) and (ii) estimates prepared by or discussed with the management of MBI related to MBI’s net operating loss tax carryforwards (“NOLs”) and MBI’s ability to utilize those NOLs to achieve future tax savings (the “Estimated NOL Tax Savings”);

•
spoke with certain members of the managements of MBI and BIOX and certain of their representatives and advisors regarding the respective businesses, operations, financial condition and prospects of MBI and BIOX, the merger and related matters;

•
compared the financial and operating performance of MBI and BIOX with that of companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;

•
considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•
reviewed the current and historical market prices for certain of MBI’s and BIOX’s publicly traded equity securities; and

•
conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of MBI advised Houlihan Lokey, and Houlihan Lokey at MBI’s Board’s direction assumed, that (i) the MBI Projections, the BIOX Projections and the Pro Forma BIOX Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of MBI management as to the future financial results and condition of MBI and BIOX on a standalone basis, and BIOX after giving effect to the merger, respectively, (ii) the NOLs were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of MBI management as to the amount of such NOLs, and (iii) the Estimated NOL Tax Savings were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of MBI management as to MBI’s ability to utilize those NOLs to achieve future tax savings on a standalone basis. At MBI’s Board’s direction, Houlihan Lokey assumed that the MBI Projections, the BIOX Projections, the NOLs and the Estimated NOL Tax Savings provided a reasonable basis on which to evaluate MBI, BIOX and the merger and Houlihan Lokey, at MBI’s Board’s direction, used and relied upon the MBI Projections, the BIOX Projections, the NOLs and the Estimated NOL Tax Savings for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the MBI Projections, the BIOX Projections, the Pro Forma BIOX Projections, the NOLs, the Estimated NOL Tax Savings or the respective assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of MBI or BIOX since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or opinion, and that there had not been any information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey also relied upon and assumed, without independent verification, the assessments of the managements of MBI and BIOX as to MBI’s and BIOX’s existing and future technology, products, product candidates, services and intellectual property and the validity of, and risks associated with, such technology, products, product candidates, services and intellectual property (including, without limitation, the validity and life of patents or other intellectual property, the timing and probability of successful testing, development and commercialization of such technology, products, product candidates and services, the approval thereof by appropriate governmental authorities, and the potential impact of competition), and Houlihan Lokey assumed at MBI’s Board’s direction that there would be no developments with respect to any such matters that would affect Houlihan Lokey’s analyses or opinion.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the merger agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger would be satisfied without waiver thereof, and (d) the merger would be consummated in a timely manner in accordance with the terms described in the merger agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey also assumed that the merger would qualify, for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of MBI or BIOX, or otherwise have an effect on the merger, MBI or BIOX or any expected benefits of the merger that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ in any respect from the copy of the agreement identified above.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of MBI, BIOX or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which MBI or BIOX was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which MBI or BIOX was or may have been a party or was or may have been subject.
Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the merger, the securities, assets, businesses or operations of MBI, BIOX or any other party, or any alternatives to the merger, or (b) advise MBI’s Board, MBI or any other party with respect to alternatives to the merger. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of the opinion. As MBI’s Board was aware, the credit, financial and stock markets had been experiencing unusual volatility and Houlihan Lokey expressed no opinion or view as to any potential effects of such volatility on the merger, and Houlihan Lokey’s opinion did not purport to address potential developments in any such markets. Furthermore, as MBI’s Board was aware, there was significant uncertainty as to the potential direct and indirect business, financial, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and the Pandemic Effects could have a material impact on Houlihan Lokey’s analyses and opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to what the value of the BIOX Ordinary Shares actually would be when issued pursuant to the merger or the price or range of prices at which MBI Common Stock or BIOX Ordinary Shares may be purchased or sold, or otherwise be transferable, at any time. Houlihan Lokey assumed that the BIOX Ordinary Shares to be issued in the merger to holders of MBI Common Stock would be listed on the Nasdaq Global Select Market immediately following the consummation of the merger.
Houlihan Lokey’s opinion was furnished for the use of MBI’s Board (in its capacity as such) in connection with its evaluation of the merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. The opinion was not intended to be, and did not constitute, a recommendation to MBI’s Board, MBI any security holder or any other party as to how to act or vote with respect to any matter relating to the merger or otherwise.
Houlihan Lokey’s opinion only addressed the fairness, from a financial point of view, to the holders of MBI Common Stock, other than the Excluded Holders, of the Exchange Ratio provided for in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the Support Agreement to be entered into by certain stockholders of MBI. Houlihan Lokey was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of MBI’s Board, MBI, its security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger or otherwise (other than the Exchange Ratio to the extent expressly specified in the opinion), (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of MBI, or to any other party, except if and only to the extent expressly set forth in the last sentence of the opinion, (iv) the relative merits of the merger as compared to any alternative business strategies or transactions that might have been available for MBI, BIOX or any other party, (v) the fairness of any portion or aspect of the merger to any one class or group of MBI’s or any other party’s security holders or other constituents vis-à-vis any other class or group of MBI’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not MBI, BIOX, their respective security holders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of MBI, BIOX or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, with MBI’s Board’s consent Houlihan Lokey relied on the assessments by MBI’s Board, MBI and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax matters and other similar matters with respect to MBI, BIOX, the merger or otherwise.

In preparing its opinion to MBI’s Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to MBI, BIOX or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the MBI Projections and the BIOX Projections, and the implied exchange ratio reference ranges indicated by Houlihan Lokey’s analyses, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of MBI and BIOX. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by MBI’s Board in evaluating the proposed merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the merger consideration or of the views of the Company Board with respect to the merger or the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between MBI and BIOX, and the decision to enter into the merger agreement was solely that of MBI’s Board.
Material Financial Analyses
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with MBI’s Board on March 16, 2022. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:
•
Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

•
Adjusted EBITDAO — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and stock option expense for a specified time period, adjusted for certain non-recurring items.

Unless the context indicates otherwise, share prices used in the selected companies analysis described below were based on the closing price of the Common Stock of the selected companies listed below as of March 11, 2022, and transaction values for the selected transactions analysis described below were calculated on an equity value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of future financial performance of MBI relied upon for the financial analyses described below were based on the MBI Projections, and the estimates of future financial performance of BIOX relied upon for the financial analyses described below were based on the BIOX Projections. The estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.
Selected Companies Analysis
Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant.
With respect to the Company, the financial data reviewed included:
•
Enterprise value as a multiple of total revenue for the 2021 calendar year, or “CY 2021” total revenue;

•
Enterprise value as a multiple of estimated total revenue for the 2022 calendar year, or “CY 2022E” total revenue;

•
Enterprise value as a multiple of estimated total revenue for the 2023 calendar year, or “CY 2023E” total revenue; and

•
Enterprise value as a multiple of estimated total revenue for the 2024 calendar year, or “CY 2024E” total revenue.

With respect to MBI, the selected companies and resulting low, high, median and mean financial data included the following:
Crop Protection & Diversified Agriculture
•
ADAMA Ltd.

•
American Vanguard Corporation

•
BASF SE

•
Bayer Aktiengesellschaft

•
Bioceres Crop Solutions Corp.

•
Corteva, Inc.

•
FMC Corporation

•
Novozymes A/S

•
Nufarm Limited

•
Sumitomo Chemical Company, Limited

•
UPL Limited

Productivity Enhancement
•
AgroFresh Solutions, Inc.

•
Benson Hill, Inc.

•
Calyxt, Inc.

•
Plant Health Care plc

Enterprise Value to Total Revenue
	CY 2021	CY 2022E	CY 2023E	CY 2024E
Low	0.83x	0.78x	0.72x	0.80x
High	7.77x	7.19x	6.86x	6.53x
Median	2.15x	2.14x	2.00x	1.72x
Mean	2.51x	2.40x	2.16x	2.05x
With respect to BIOX, the financial data reviewed included:
•
Enterprise value as a multiple of estimated Adjusted EBITDAO for the 2022 fiscal year, or “FY 2022E” Adjusted EBITDAO;

•
Enterprise value as a multiple of estimated Adjusted EBITDAO for the 2023 fiscal year, or “FY 2023E” Adjusted EBITDAO

•
Enterprise value as a multiple of estimated Adjusted EBITDAO for the 2024 fiscal year, or “FY 2024E” Adjusted EBITDAO; and

•
Enterprise value as a multiple of estimated Adjusted EBITDAO for the 2025 fiscal year, or “FY 2025E” Adjusted EBITDAO.

With respect to BIOX, the selected companies and resulting low, high, median and mean financial data included the following:
Crop Protection & Diversified Agriculture
•
ADAMA Ltd.

•
American Vanguard Corporation

•
BASF SE

•
Bayer Aktiengesellschaft

•
Corteva, Inc.

•
FMC Corporation

•
Marrone Bio Innovations, Inc.

•
Novozymes A/S

•
Nufarm Limited

•
Sumitomo Chemical Company, Limited

•
UPL Limited

Productivity Enhancement
•
AgroFresh Solutions, Inc.

•
Benson Hill, Inc.

•
Calyxt, Inc.

•
Intrepid Potash, Inc.

•
Plant Health Care plc

•
The Mosaic Company

•
S&W Seed Company

Enterprise Value to Adjusted EBITDAO
	FY 2022E	FY 2023E	FY 2024E	FY 2025E
Low	5.7x	5.3x	5.3x	4.1x
High	20.9x	19.8x	18.7x	17.4x
Median	7.4x	6.8x	7.3x	7.8x
Mean	9.3x	8.8x	10.1x	8.9x
Taking into account the results of the selected companies analysis of MBI, Houlihan Lokey applied selected multiple ranges of 2.50x to 4.50x CY 2021 total revenue, 2.00x to 4.00x estimated CY 2022E total revenue, 1.50x to 3.50x estimated CY 2023E total revenue, and 1.00x to 3.00x estimated CY 2024E total revenue, to corresponding financial data for MBI. Houlihan Lokey then subtracted MBI’s net debt to derive an implied equity value reference range.
The selected companies analysis of MBI indicated implied per share value reference ranges for MBI of $0.51 to $0.98 based on CY 2021 total revenue, $0.49 to $1.06 based on estimated CY 2022E total revenue, $0.48 to $1.21 based on estimated CY 2023E total revenue, and $0.41 to $1.37 based on estimated CY 2024E total revenue.
Taking into account the results of the selected companies analysis of BIOX, Houlihan Lokey applied selected multiple ranges of 11.5x to 13.5x estimated FY 2022E Adjusted EBITDAO, 9.5x to 11.5x estimated FY 2023E Adjusted EBITDAO, 8.5x to 10.5x estimated FY 2024E Adjusted EBITDAO, and 7.5x to 9.5x estimated FY 2025E Adjusted EBITDAO to corresponding financial data for BIOX. Houlihan Lokey then subtracted BIOX’s net debt to derive an implied equity value reference range.
The selected companies analysis of BIOX indicated implied per share value reference ranges for BIOX of $12.17 to $14.77 based on estimated FY 2022E Adjusted EBITDAO, $12.89 to $16.18 based on estimated FY 2023E Adjusted EBITDAO, $12.66 to $16.29 based on estimated FY 2024E Adjusted EBITDAO and $14.24 to $18.78 based on estimated FY 2025E Adjusted EBITDAO.
The selected companies analysis of MBI and BIOX indicated implied exchange ratio reference ranges of (i) 0.035 to 0.081 shares of BIOX Ordinary Shares for each Share of MBI Common Stock, based on the per share value reference ranges indicated for MBI from multiples of CY 2021 total revenue and for BIOX from multiples of estimated FY 2022E Adjusted EBITDAO; (ii) 0.031 to 0.082 shares of BIOX Ordinary Shares for each Share of MBI Common Stock, based on the per share value reference ranges indicated for MBI from multiples of estimated CY 2022E total revenue and for BIOX from multiples of estimated FY 2023E Adjusted EBITDAO; (iii) 0.029 to 0.095 shares of BIOX Ordinary Shares for each Share of MBI Common Stock, based on the per share value reference ranges indicated for MBI from multiples of estimated CY 2023E total revenue and for BIOX from multiples of estimated FY 2024E Adjusted EBITDAO; and (iv) 0.022 to 0.096 shares of BIOX Ordinary Shares for each Share of MBI Common Stock, based on the per share value reference ranges indicated for the Company from multiples of estimated CY 2024E total revenue and for BIOX from multiples of estimated FY 2025E Adjusted EBITDAO, in each case as compared to the exchange ratio in the merger pursuant to the merger agreement of 0.088 shares of BIOX Ordinary Shares for each share of MBI Common Stock.
Selected Transactions Analysis
Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant.
With respect to MBI, the financial data reviewed included transaction value as a multiple of total revenue for the last twelve months available prior to the date of announcement, or “LTM total revenue,” and the selected transactions and resulting low, high, median and mean financial data included the following:

Announced	Target	Acquiror
8/10/2021	Environmental Impact Acquisition Corp	GreenLight Biosciences, Inc
5/31/2021	Best Crop Science LLP	Best Agrolife Limited
3/7/2021	Isagro S p A.	Crop Demetra Limited
8/8/2019	Pro Farm Technologies OY	Marrone Bio Innovations, Inc
7/20/2018	Arysta LifeScience Corporation	UPL Corporation Limited
10/23/2017	Portfolio of Crop Protection Products	Nufarm Limited
3/31/2017	Certain Assets Relating to Crop Protection Business	FMC Corporation
11/7/2016	SAPEC-Agro, S.A. and Trade Corporation International S.A.	Bridgepoint Advisers Limited; Bridgepoint Europe V LP
8/4/2015	Holland Novochem B.V	Forbon Technology Netherlands B.V.
10/20/2014	Arysta LifeScience Limited	Platform Specialty Products Corporation
9/8/2014	Cheminova A/S	FMC Corp.
8/6/2014	Agriphar SA (nka:Arysta LifeScience Benelux SPRL)	MacDermid Agricultural Solutions Holdings BV
4/17/2014	Chemtura AgroSolutions	Platform Specialty Products Corporation
1/8/2013	Prophyta Biologischer Pflanzenschutz GmbH	Bayer CropScience Aktiengesellschaft
9/21/2012	deVGen NV	Syngenta Crop Protection AG
9/20/2012	Becker Underwood Inc.	BASF SE
7/3/2012	AgraQuest, Inc	Bayer CropScience Aktiengesellschaft
12/20/2010	Novozymes Bioag, Inc.	Novozymes A/S
Transaction Value to LTM Revenue
Low	0.74x
High	18.35x
Median	2.29x
Mean	4.05x
With respect to BIOX, the financial data reviewed included transaction value as a multiple of Adjusted EBITDAO for the last twelve months available prior to the date of announcement, or “LTM Adjusted EBITDAO,” and the selected transactions and resulting low, high, median and mean financial data included the following:

Announced	Target	Acquiror
8/10/2021	Environmental Impact Acquisition Corp	GreenLight Biosciences, Inc
5/31/2021	Best Crop Science LLP	Best Agrolife Limited
3/24/2021	Compass Minerals América do Sul Indústria e Comércio S.A.	ICL Group Ltd
3/7/2021	Isagro S.p.A.	Crop Demetra Limited
8/8/2019	Pro Farm Technologies OY	Marrone Bio Innovations, Inc
7/20/2018	Arysta LifeScience Corporation	UPL Corporation Limited
10/23/2017	Portfolio of Crop Protection Products	Nufarm Limited
3/31/2017	Certain Assets Relating to Crop Protection Business	FMC Corporation
11/7/2016	SAPEC-Agro, S.A. and Trade Corporation International S.A.	Bridgepoint Advisers Limited; Bridgepoint Europe V LP
8/4/2015	Holland Novochem B.V	Forbon Technology Netherlands B.V.
10/20/2014	Arysta LifeScience Limited	Platform Specialty Products Corporation
9/8/2014	Cheminova A/S	FMC Corp.
8/6/2014	Agriphar SA (nka:Arysta LifeScience Benelux SPRL)	MacDermid Agricultural Solutions Holdings BV
4/17/2014	Chemtura AgroSolutions	Platform Specialty Products Corporation
1/8/2013	Prophyta Biologischer Pflanzenschutz GmbH	Bayer CropScience Aktiengesellschaft
9/21/2012	deVGen NV	Syngenta Crop Protection AG
9/20/2012	Becker Underwood Inc.	BASF SE
7/3/2012	AgraQuest, Inc.	Bayer CropScience Aktiengesellschaft
12/20/2010	Novozymes Bioag, Inc.	Novozymes A/S
Transaction Value to LTM Adjusted EBITDAO
Low	9.5x
High	31.1x
Median	11.9x
Mean	13.9x
Taking into account the results of the selected transactions analysis of MBI, Houlihan Lokey applied selected multiple ranges of 3.00x to 5.00x to MBI’s CY 2021 total revenue to derive an implied enterprise value reference range, and then subtracted MBI’s net debt to derive an implied equity value reference range. The selected transactions analysis of MBI indicated an implied per share value reference range for MBI of $0.63 to $1.10.
Taking into account the results of the selected transactions analysis of BIOX, Houlihan Lokey applied selected multiple ranges of 12.0x to 14.0x to BIOX’s estimated FY 2022E Adjusted EBITDAO to derive an implied enterprise value reference range, and then subtracted BIOX’s net debt to derive an implied equity value reference range. The selected transactions analysis of BIOX indicated an implied per share value reference range for BIOX of $12.82 to $15.41.
The selected transactions analysis of MBI and BIOX indicated an implied exchange ratio reference range of 0.041 to 0.086 shares of BIOX Ordinary Shares for each Share of MBI Common Stock, as compared to the exchange ratio in the merger pursuant to the merger agreement of 0.088 shares of BIOX Ordinary Shares for each share of MBI Common Stock.
Discounted Cash Flow Analysis
Houlihan Lokey performed a discounted cash flow analysis of MBI based on the MBI Projections and the Estimated NOL Tax Savings and BIOX based on the BIOX Projections, calculating the net present value of the projected unlevered free cash flows of MBI and BIOX, respectively, and the net present value of the estimated terminal value of MBI and BIOX, respectively. With respect to MBI, Houlihan Lokey applied a range of terminal value multiples of 2.00x to 3.00x to MBI’s estimated CY 2027E total revenue and discount rates ranging from 16.00% to 25.00%. With respect to BIOX, Houlihan Lokey applied a range of terminal value multiples of 9.0x to 11.0x to BIOX’s estimated FY 2027E Adjusted EBITDAO and discount rates ranging from 15.00% to 20.00%. Houlihan Lokey then subtracted from the enterprise value of each of MBI and BIOX implied by such analysis the net debt of each of MBI and BIOX, respectively, to derive an implied equity value reference range for each of MBI and BIOX.
The discounted cash flow analysis indicated an implied per share value reference range for MBI of $0.48 to $1.16 and for BIOX of $9.34 to $14.91, and an implied exchange ratio reference range of 0.032 to 0.124 shares of BIOX Ordinary Shares for each Share of MBI Common Stock, as compared to the exchange ratio in the merger pursuant to the merger agreement of 0.088 shares of BIOX Ordinary Shares for each share of MBI Common Stock.
Other Matters
Houlihan Lokey was engaged by MBI to provide an opinion to MBI’s Board as to the fairness, from a financial point of view, to the holders of MBI Common Stock, other than the Excluded Holders, of the Exchange Ratio provided for in the merger pursuant to the merger agreement. The Company engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by MBI, Houlihan Lokey became entitled to an aggregate fee of $450,000 for its services, of which $225,000 became payable to Houlihan Lokey upon its retention by MBI and the remainder was payable upon the delivery of its opinion. MBI has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses arising out of or relating to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, MBI, BIOX, or any other party that may be involved in the merger and their respective affiliates or security holders or any currency or commodity that may be involved in the merger.
Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to MBI for which Houlihan Lokey and its affiliates have received, and may receive, compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to MBI, BIOX, other participants in the merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, MBI, BIOX, other participants in the merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Interests of MBI’s Directors and Executive Officers in the Merger
In considering the recommendation of MBI’s Board that the stockholders of MBI adopt the merger agreement, MBI Stockholders should be aware that the executive officers and directors of MBI have certain interests in the merger that may be different from, or in addition to, the interests of MBI Stockholders generally. MBI’s Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby, including the merger, and in making their recommendation that MBI Stockholders approve the merger agreement.
For purposes of this disclosure, the named executive officers of MBI are Kevin Helash, MBI’s Chief Executive Officer, and Linda V. Moore, MBI’s Chief Legal Officer.
Treatment of MBI Equity Awards
The merger agreement specifies the treatment of MBI’s outstanding equity awards in connection with the merger, which shall be treated as follows at the effective time of the merger:
(i)   each outstanding MBI RSU other than a Change in Control Settled RSU that is unvested immediately prior to the effective time and does not vest as a result of the consummation of the transactions contemplated by the merger agreement shall be assumed by BIOX (each, an “Assumed RSU”), with each such Assumed RSU being subject to substantially the same terms and conditions, except that the number of BIOX Ordinary Shares subject to each Assumed RSU shall be equal to the product of (x) the number of shares of MBI Common Stock underlying such unvested MBI RSU as of immediately prior to the effective time (with any performance milestones deemed achieved based on maximum level of performance) multiplied by (y) the Exchange Ratio;
(ii)   each outstanding MBI RSU that is vested immediately prior to the effective time (taking into account any acceleration of vesting as a result of the consummation of the transactions contemplated by the merger agreement), each Change in Control Settled RSU (whether or not vested) and each unvested MBI RSU held by a non-employee director of MBI will be settled immediately before the effective time by way of the issuance of one share of MBI Common Stock for each such MBI RSU and such shares of MBI Common Stock will be converted into the right to receive the merger consideration;
(iii)   each MBI Option that is unvested as of immediately prior to the effective time (and does not vest as a result of the consummation of the transactions contemplated by the merger agreement) and each MBI Option that is outstanding and vested as of immediately prior to the effective time (or vests as a result of the consummation of the transactions contemplated by the merger agreement) for which the exercise price per share is equal to or greater than the Cash Equivalent Consideration (a “Rolled Vested Option”), shall be assumed by BIOX (each, an “Assumed Option”), with each such Assumed Option being subject to substantially the same terms and conditions, except that (A) the number of BIOX Ordinary Shares subject to each Assumed Option shall be equal to the product of (x) the number of shares of MBI Common Stock underlying such MBI Option as of immediately prior to the effective time multiplied by (y) the Exchange Ratio, and (B) the per share exercise price of each Assumed Option shall be equal to the quotient determined by dividing (x) the exercise price per share at which such MBI Option was exercisable immediately prior to the effective time by (y) the Exchange Ratio;
(iv)   each MBI Option, other than a Rolled Vested Option, that is outstanding and vested as of immediately prior to the effective time (or vests as a result of the consummation of the transactions contemplated by the merger agreement) shall be cancelled and converted into the right to receive the merger consideration in respect of each “net” share underlying such MBI Option, which is the quotient obtained by dividing (A) the product of (x) the excess of the Cash Equivalent Consideration over the per share exercise price of such MBI Option multiplied by (y) the number of shares subject to such MBI Option by (B) the Cash Equivalent Consideration; and

(v)   with respect to the ESPP, MBI shall make any pro rata adjustments necessary to reflect a shortened offer period under the ESPP and treat any shortened offer period as a fully effective and completed offer period for all purposes pursuant to the ESPP, cause the exercise, no later than one business day, prior to the date on which the effective time occurs, of each outstanding purchase right pursuant to the ESPP, and then terminate the ESPP.
Severance Under MBI’s Change in Control Agreements and 2022 Equity Awards
MBI has entered into change in control agreements with certain of its executive officers, including with Mr. Helash and Ms. Moore on July 3, 2020 and June 17, 2016, respectively. Under their change in control agreements, Mr. Helash and Ms. Moore have the right to receive certain benefits if either such executive terminates employment with MBI for good reason or MBI terminates the executive’s employment without cause within twelve months of the Closing of the merger. The agreements provide that in such an event, (i) the executive will receive a single lump sum severance payment equal to twelve months of the executive’s annual salary, (ii) all outstanding and unvested equity compensation awards held by the executive will vest, (iii) the executive will receive a lump sum bonus payment in an amount equal to 20% of then-current base salary, in the case of Mr. Helash, or 16.7% of then-current base salary, in the case of Ms. Moore, prorated based on the percentage of the current year completed prior to termination; and (iv) MBI will pay for health continuation coverage premiums for the executive and their family members for twelve months following the date of termination.
The benefits provided for in the change in control agreements are subject to the executive officer’s delivery of a release of claims reasonably acceptable to MBI. Under the change in control agreements, the executive is also subject to non-solicitation and non-disparagement obligations during employment with MBI and for one year following termination.
Notwithstanding the terms of the change in control agreements, with respect to a total of 676,364 MBI Options and 289,870 MBI RSUs granted to Mr. Helash and Ms. Moore in 2022 pursuant to MBI’s long-term incentive plan (the “2022 Awards”), if either such executive terminates their employment with MBI for good reason or MBI terminates the executive’s employment without cause within twelve months of the Closing of the merger, only 50% of the unvested portion of each such award will become immediately vested, with the remainder forfeited.
For an estimate of the value of the severance payments described above that would be payable to MBI’s named executive officers upon a termination on July 15, 2022, assuming the merger occurs on such date, see “Golden Parachute Compensation” below. We estimate that the aggregate value of severance payments that would be payable to all MBI executive officers who are not named executive officers, assuming a qualifying termination on July 15, 2022, assuming the merger occurs on such date, and subject to the other assumptions set forth below, is $1,275,136.
Acceleration of Director Equity Awards and Consulting Agreement Payment
MBI’s non-employee directors each have vested and unvested MBI RSUs. Except with respect to Dr. Pamela Marrone, MBI’s former chief executive officer, MBI’s non-employee directors do not have stock options. The unvested MBI RSUs held by non-employee directors will vest immediately prior to the Closing of the merger, and all vested MBI RSUs held by non-employee directors will be settled and will entitle the non-employee directors to merger consideration, as described above. As of May 31, 2022, MBI’s non-employee directors held the following number of vested MBI RSUs and unvested MBI RSUs, respectively:

	Outstanding RSUs	Vested	Unvested
Robert A. Woods	438,777	413,777	25,000
Pamela Marrone	1,028,341	195,007	833,334
Zachary Wochok	416,331	391,331	25,000
Yogesh Mago	311,520	286,520	25,000
Keith McGovern	263,018	238,018	25,000
Stuart Woolf	265,479	240,479	25,000
Lara L. Lee	157,187	110,873	46,314
In addition, Dr. Marrone is party to a consulting agreement with MBI that provides that if her services are terminated in connection with the Closing of the merger, she will be entitled to receive a lump sum payment of the then remaining consulting fee payable under the consulting services agreement through the expiration of the agreement on August 2, 2023, the three year anniversary of her retirement, at a rate of $19,583.33 per month.
Indirect Interest in MBI Common Stock
MBI’s directors Robert A. Woods and Yogesh Mago serve as consultants to Ospraie Management LLC (“Ospraie Management”), an affiliate of Ospraie Ag Sciences, LLC (“Ospraie”), MBI’s largest stockholder and a party to the Support Agreement. In connection with their services as consultants to Ospraie Management, each of Mr. Woods and Mr. Mago have been granted an indirect interest in shares of MBI Common Stock held by Ospraie and its affiliates, and therefore will have an indirect interest in the BIOX Ordinary Shares issuable to Ospraie or its affiliates in the merger. Mr. Woods and Mr. Mago do not actively engage in the management of Ospraie or Ospraie Management and do not have voting control or investment power over the securities owned by Ospraie, and disclaim beneficial ownership in any securities owned by Ospraie.
Indemnification and Insurance
MBI is organized under the laws of the state of Delaware. Section 145 of the DGCL permits a corporation to include in its organizational documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law. The MBI charter provides that MBI shall indemnify each director or officer of MBI to the fullest extent permitted by applicable law and provides that MBI is authorized to indemnify any employee or agent of MBI to the fullest extent permitted by applicable law. The MBI bylaws provide indemnification to the fullest extent permitted by applicable law (including as it presently exists or may thereafter be amended) to any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding, by reason of the fact that he or is or was a director, officer, employee, or agent of MBI or is or was serving at the request of MBI as a director, officer, employee, or agent of another entity against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The MBI bylaws further provide for the advancement of the expenses (including attorneys’ fees) incurred by any such person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such advancement shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under the MBI bylaws or otherwise.
MBI has also entered into indemnification agreements with each of its directors and executive officers. These agreements require MBI to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to MBI, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Pursuant to the terms of the merger agreement, MBI directors and officers will be entitled to certain ongoing indemnification and coverage, including under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section entitled “The Merger Agreement — Directors’ and Officers’ Insurance and Indemnification” contained in this proxy statement/prospectus.
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the merger, referred to as “golden parachute” compensation by the applicable SEC disclosure rules, for each of MBI’s executive officers who are designated as “named executive officers” on the Amendment No. 1 to Annual Report on Form 10-K/A, filed by MBI on April 29, 2022, other than each of MBI’s former Chief Financial Officers, neither of whom have any separation, severance, acceleration or other payments that will or may be payable in connection with the merger.
The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of MBI’s named executive officers would receive, assuming that (i) the merger occurs on June 30, 2022 (which is the assumed date solely for purposes of this golden parachute compensation disclosure), (ii) each of MBI’s named executive officers will experience a qualifying termination of employment on that date, (iii) each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of May 31, 2022, (iv) the MBI RSUs and MBI Options outstanding as of May 31, 2022 vest and settle or are exercised, respectively, based on a per share price of $1.11, the average closing market price of shares of MBI Common Stock over the first five business days following the first public announcement of the merger (and, other than ordinary course vesting in accordance with the terms of the applicable award agreement, do not otherwise vest prior to July 15, 2022), (v) no named executive officer receives any additional equity grants on or prior to the merger and (vi) no named executive officer enters into any new agreement with MBI or BIOX or is otherwise legally entitled to any additional “golden parachute” compensation or benefits. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including but not limited to the assumptions described in the footnotes to the following table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
For purposes of this golden parachute disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the consummation of the merger and “double trigger” refers to payments and benefits that require two conditions, which are the consummation of the merger and a qualifying termination. MBI’s named executive officers are not entitled to any single trigger payments or benefits.
Golden Parachute Compensation
	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Named Executive Officer
Kevin Helash	504,292	171,701	40,052	716,045
Linda V. Moore	348,947	106,812	13,672	469,231

Notes: —
(1)
Cash Severance for Named Executive Officers.   The amount shown for each named executive officer reflects payments under their respective change in control agreements and includes a single lump sum severance payment equal to twelve months of the officer’s respective annual salary and a lump sum bonus payment in an amount equal to 20% of then-current base salary, in the case of Mr. Helash, or 16.7% of then-current base salary, in the case of Ms. Moore, in each case, prorated based on the percentage of the current year completed prior to termination, as set forth in more detail below this footnote. The severance payment and the pro rata bonus payment are both considered to be double trigger payments.

	Base Salary Component of Severance ($)	Pro-Rata Bonus ($)	Total ($)
Named Executive Officer
Kevin Helash	455,000	49,292	504,292
Linda V. Moore	320,000	28,947	348,947

(2)
Outstanding and Unvested MBI Awards.   As described above under the heading “The Merger Proposal — Interests of MBI’s Directors and Executive Officers in the Merger — Severance Under MBI’s Change in Control Agreements and 2022 Awards,” all equity awards to the named executive officers are subject to double trigger acceleration in a qualifying termination, with 50% acceleration of the portion of the 2022 Awards, and full acceleration with respect to all other awards.

	RSUs ($)	Options ($)	Total ($)
Named Executive Officer
Kevin Helash	85,466	86,235	171,701
Linda V. Moore	53,067	53,545	106,612

(3)
Benefits.   The amounts shown in this column reflect 12 months of continued coverage for each eligible named executive officer and their dependents based on COBRA rates in effect as of the date of this proxy statement/prospectus. Along with the cash payments noted in the first column, these COBRA benefits would be considered double trigger benefits

Management and Board of Directors of the Combined Company
Pursuant to the merger agreement, BIOX will cause its Board to include two or three individuals designated by MBI, depending on the size of BIOX’s Board. BIOX and MBI have confirmed certain individuals designated by MBI to be appointed to the board of directors of BIOX at the Closing of the merger. See “Management of BIOX After the Merger”.
Regulatory Approvals Required for the Merger
The consummation of the merger is subject to antitrust review in the United States. Under the HSR Act, and the rules promulgated thereunder, the merger cannot be completed until the parties to the merger agreement have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. MBI and BIOX filed their required HSR Act filings on March 30, 2022. The applicable waiting period expired on April 29, 2022.
At any time before or after consummation of the merger, notwithstanding the termination of the applicable waiting period under the HSR Act, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including, seeking to enjoin the consummation of the merger or seeking the divestiture of substantial assets of MBI, BIOX or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
The consummation of the merger is also subject to certain other regulatory authorizations, consents, orders, non-objections and approvals with governmental authorities.
In connection with the merger, BIOX has filed a registration statement on Form F-4 with the SEC under the Securities Act, of which this proxy statement/prospectus forms a part, that must be declared effective by the SEC and pursuant to which the issuance of BIOX Ordinary Shares issuable upon the effective time of the merger will be registered with the SEC.
In addition, the consummation of the merger is subject to approval for listing of the BIOX Ordinary Shares to be issued in connection with the merger and reserved for issuance in connection with the merger on Nasdaq, subject to official notice of issuance.

Litigation Relating to the Merger
Between May 16 and May 20, 2022, the following lawsuits were filed against MBI and its directors: (1) Schaefer v. Marrone Bio Innovations, Inc. et al., 1:22-cv-03995 in the United States District Court for the Southern District of New York; (2) Stein v. Marrone Bio Innovations, Inc. et al., 1:22-cv-03978 in the United States District Court for the Southern District of New York; (3) Berrahou v. Marrone Bio Innovations, Inc. et al., 1:22-cv-02996 in the United States District Court for the Eastern District of New York; and (4) Thompson v. Marrone Bio Innovations, Inc. et al., 1:22-cv-02998 in the United States District Court for the Eastern District of New York.
The complaints each allege that the Preliminary Registration Statement filed on May 9, 2022 omitted material information that rendered it false and misleading. As a result of the alleged omissions, the lawsuits seek to hold MBI and its directors liable for violating Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-9 promulgated thereunder, and additionally seek to hold MBI’s directors liable as control persons pursuant to Section 20(a) of the Exchange Act. The complaints seek, among other relief, an injunction preventing the closing of the Merger, rescission of the merger agreement or any of its terms to the extent already implemented, and award of rescissory damages, and an award of attorneys’ and experts’ fees. If additional similar complaints are filed, absent new or different allegations that are material, MBI will not necessarily announce such additional filings.
On March 31, 2022, MBI received a written demand to inspect books and records from an MBI stockholder pursuant to 8 Del. C. § 220.
Listing of BIOX Ordinary Shares
Approval of the listing on Nasdaq of BIOX Ordinary Shares to be issued in the merger, subject to official notice of issuance, is a condition to each party’s obligation to complete the merger. Delisting and Deregistration of MBI Common Stock
Prior to completion of the merger, MBI has agreed to cooperate with BIOX and use its reasonable best efforts to cause the shares of MBI Common Stock to be de-listed from Nasdaq and deregistered under the Exchange Act as soon as reasonably practicable following the effective time of the merger. If the merger is completed, MBI Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and MBI will no longer be required to file periodic reports with the SEC with respect to MBI Common Stock.
Accounting Treatment of the Merger
BIOX will account for the merger using the acquisition method of accounting for business combinations, in accordance with IFRS. Under this method of accounting, BIOX is considered the legal and accounting acquirer and will record the acquisition based on the fair value of the consideration given, which include the market value of its shares issued in connection with the merger (based on the closing price of BIOX Ordinary Shares at the effective time of the merger). The assets acquired and liabilities assumed of MBI will be measured at their estimated fair value. Consequently, the assets, liabilities and non-controlling interests in the MBI purchase price allocation will be based on their estimated fair values at the date of the completion of the merger. Any excess of the fair value of consideration paid over the aggregate fair value of net assets acquired will be recorded as goodwill.

THE MERGER AGREEMENT
This section of the proxy statement/prospectus describes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A thereto and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about MBI or BIOX. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings MBI and BIOX make with the SEC, as described in the section entitled “Where You Can Find More Information” on page 10 of this proxy statement/prospectus
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about MBI and BIOX contained in this proxy statement/prospectus or in the public reports of MBI and BIOX filed with the SEC may supplement, update or modify the factual disclosures about MBI and BIOX contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the parties thereto were qualified and subject to important limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party or parties prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosures that the parties delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations, warranties, and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” on page 10 of this proxy statement/prospectus.
The Merger
On March 16, 2022, BIOX, BCS Merger Sub, Inc. (which we refer to as Merger Sub), and MBI entered into the merger agreement, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the merger and the other transactions contemplated thereby, as summarized below.
Effective Time of the Merger
Subject to the provisions of the merger agreement, as soon as practicable on the closing date, the parties will cause to be filed a certificate of merger with the Delaware Secretary of State in connection with the merger. The merger will become effective at the time that the certificate of merger is duly filed with and accepted by the Delaware Secretary of State, or at such later time as agreed to by the parties prior to the filing of the certificate of merger and specified in the certificate of merger.
The Structure of the Merger
Pursuant to the merger agreement, and subject to the effectiveness of the terms and conditions thereof, the parties will consummate the merger and Merger Sub will merge with and into MBI with MBI surviving the merger as a direct, wholly owned subsidiary of BIOX.

Pursuant to the merger agreement, each of the following transactions will occur:
•
MBI shall use its reasonable efforts to, at least thirty (30) days prior to the effective time of the merger, deliver notice of the transactions contemplated by the merger agreement to the holders of the Credit Facility Warrants in accordance with the terms of the Credit Facility Warrants.

•
At least five (5) business days prior to the effective time, BIOX shall select a bank or trust company reasonably acceptable to MBI, and on terms and conditions reasonably acceptable to MBI, to act as the payment agent for the merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for MBI’s Stockholders for the purpose of receiving and holding certificates representing shares of MBI Common Stock (the “Certificates”) and uncertificated shares of MBI Common Stock (the “Uncertificated Shares”) and shall obtain no rights or interests in the shares of MBI Common Stock represented thereby.

•
At or prior to the effective time, BIOX shall deposit (or cause to be deposited) with the Exchange Agent, for payment to the holders of shares of MBI Common Stock, evidence of a number of BIOX Ordinary Shares issuable pursuant to the merger agreement in book-entry form sufficient to issue the aggregate merger consideration, any cash payable in lieu of fractional shares pursuant to the merger agreement as well as dividends or other distributions, if any, to which the holders of shares of MBI Common Stock may be entitled under the merger agreement, which amounts we refer to as the “Exchange Fund.”

•
At the effective time, subject to the provisions of the merger agreement, the certificate of incorporation of MBI shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub, as in effect immediately prior to the effective time, in accordance with the applicable provisions of Delaware Law.

•
At the effective time, subject to the provisions of the merger agreement, the bylaws of Merger Sub, as in effect immediately prior to the effective time, shall become the bylaws of MBI in accordance with the applicable provisions of Delaware Law.

•
At the effective time, the initial directors and officers of MBI, as the surviving company of the merger, shall be the directors and officers of Merger Sub immediately prior to the effective time, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving company until their respective successors are duly elected or appointed and qualified.

•
At the effective time, each share of MBI Common Stock owned by BIOX, MBI, or any direct or indirect wholly owned subsidiary of BIOX or MBI, in each case immediately prior to the effective time, shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

•
At the effective time, each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving company, and shall constitute the only outstanding shares of capital stock of the surviving company.

•
At the effective time, Merger Sub shall be merged with and into MBI, whereupon the separate corporate existence of Merger Sub shall cease and MBI shall continue its existence as the surviving company in the merger.

•
At the effective time, the 2016 Warrants that are exercisable as of the effective time shall be converted into the right to receive the same amount of the merger consideration that would have been payable in respect of all of the exercisable Warrant Shares (as defined in the 2016 Warrants) that would have been issuable to the holder thereof if such holder’s 2016 Warrants had been fully exercised by a cashless exercise on the date of, and immediately prior to, the effective time.

•
At the effective time, each Credit Facility Warrant that is not exercised prior to the effective time shall expire unexercised pursuant to the terms of such Credit Facility Warrant without any action on the part of the holder thereof and all rights of the holder of such Credit Facility Warrant shall cease.

•
At the effective time, all of the property, rights, privileges, immunities, powers and franchises of MBI and Merger Sub shall vest in the surviving company and all debts, liabilities and duties of MBI and Merger Sub shall become the debts, liabilities and duties of the surviving company.

•
BIOX and Merger Sub shall cause the Exchange Agent to mail within three (3) business days after the effective time to each holder of record (as of immediately prior to the effective time) of shares of MBI Common Stock (i) a letter of transmittal in customary form and containing customary provisions (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or transfer of the Uncertificated Shares to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates or transfer of the Uncertificated Shares in exchange for the merger consideration payable in respect thereof pursuant to the merger agreement.

•
BIOX shall instruct the Exchange Agent to pay the merger consideration, any cash payable in lieu of fractional shares as well as any dividends or other distributions pursuant to the merger agreement within five (5) business days following the later to occur of (x) the effective time and (y) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or “agent’s message”.

•
From and after the effective time, all shares of MBI Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Share theretofore representing any shares of MBI Common Stock shall cease to have any rights with respect thereto, except as set forth in the merger agreement.

•
Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Uncertificated Shares for one year after the effective time shall be delivered to BIOX upon BIOX’s demand, and any holder of Certificates or Uncertificated Shares who has not theretofore complied with the merger agreement shall thereafter look only to BIOX or the surviving company (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for the merger consideration, any cash payable in lieu of fractional shares as well as any dividends or other distributions pursuant to the merger agreement.

Consideration to be Received in the Merger
At the effective time of the merger, each share of MBI Common Stock issued and outstanding immediately prior to the effective time, other than shares of MBI Common Stock owned by BIOX, MBI or any direct or indirect wholly owned subsidiary of BIOX or MBI, in each case immediately prior to the effective time, shall be cancelled and extinguished and automatically converted into the right to receive 0.088 validly issued, fully paid and nonassessable ordinary shares, par value $0.0001 per share, of BIOX and, if applicable, cash in lieu of fractional BIOX Ordinary Shares.
Treatment of MBI Equity Awards
The merger agreement specifies the treatment of MBI’s outstanding equity awards in connection with the merger, which shall be treated as follows at the effective time of the merger:
(i)
each outstanding MBI RSU other than a Change in Control Settled RSU that is unvested immediately prior to the effective time and does not vest as a result of the consummation of the transactions contemplated by the merger agreement shall be assumed by BIOX (each, an “Assumed RSU”), with each such Assumed RSU being subject to substantially the same terms and conditions, except that the number of BIOX Ordinary Shares subject to each Assumed RSU shall be equal to the product of (x) the number of shares of MBI Common Stock underlying such unvested MBI RSU as of immediately prior to the effective time (with any performance milestones deemed achieved based on maximum level of performance) multiplied by (y) the Exchange Ratio;

(ii)
each outstanding MBI RSU that is vested immediately prior to the effective time (taking into account any acceleration of vesting as a result of the consummation of the transactions contemplated by the merger agreement), each Change in Control Settled RSU (whether or not vested) and each unvested MBI RSU held by a non-employee director of MBI will be settled immediately before the effective time by way of the issuance of one share of MBI Common Stock for each such MBI RSU and such shares of MBI Common Stock will be converted into the right to receive the merger consideration;

(iii)
each MBI Option that is unvested as of immediately prior to the effective time (and does not vest as a result of the consummation of the transactions contemplated by the merger agreement) and each MBI Option that is outstanding and vested as of immediately prior to the effective time (or vests as a result of the consummation of the transactions contemplated by the merger agreement) for which the exercise price per share is equal to or greater than the Cash Equivalent Consideration (a “Rolled Vested Option”), shall be assumed by BIOX (each, an “Assumed Option”), with each such Assumed Option being subject to substantially the same terms and conditions, except that (A) the number of BIOX Ordinary Shares subject to each Assumed Option shall be equal to the product of (x) the number of shares of MBI Common Stock underlying such MBI Option as of immediately prior to the effective time multiplied by (y) the Exchange Ratio, and (B) the per share exercise price of each Assumed Option shall be equal to the quotient determined by dividing (x) the exercise price per share at which such MBI Option was exercisable immediately prior to the effective time by (y) the Exchange Ratio;

(iv)
each MBI Option, other than a Rolled Vested Option, that is outstanding and vested as of immediately prior to the effective time (or vests as a result of the consummation of the transactions contemplated by the merger agreement) shall by cancelled and converted into the right to receive the merger consideration in respect of each “net” share underlying such MBI Option, which is the quotient obtained by dividing (A) the product of (x) the excess of the Cash Equivalent Consideration over the per share exercise price of such MBI Option multiplied by (y) the number of shares subject to such MBI Option by (B) the Cash Equivalent Consideration; and

(v)
with respect to the ESPP, MBI shall make any pro rata adjustments necessary to reflect a shortened offer period under the ESPP and treat any shortened offer period as a fully effective and completed offer period for all purposes pursuant to the ESPP, cause the exercise, no later than one business day, prior to the date on which the effective time occurs, of each outstanding purchase right pursuant to the ESPP, and then terminate the ESPP.

Ownership of MBI Upon Completion of the Merger
Following the merger, MBI shall be a direct wholly-owned subsidiary of BIOX.
Representations and Warranties
The merger agreement contains representations and warranties made by MBI. These include, among other things, representations relating to:
•
Valid corporate organization and existence (of itself and its subsidiaries);

•
Capital structure;

•
Authority to enter into the merger and the binding nature of the merger agreement;

•
No breach of organizational documents, law or other agreements as a result of the merger;

•
Compliance with SEC filing requirements;

•
Conformity with GAAP and SEC requirements of financial statements filed with the SEC;

•
Accuracy of the information supplied for inclusion in this proxy statement/prospectus and other similar documents;

•
No undisclosed liabilities;

•
Absence of certain changes, and absence of any material adverse effect since September 30, 2021;

•
Material contracts;

•
Compliance with applicable laws and holding of required authorities;

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Compliance with permits;

•
Involvement in litigation and orders issued by governmental authorities;

•
Significant customers and significant suppliers;

•
Certain environmental matters;

•
Certain employee benefits matters, including matters relating to employee benefit plans;

•
Certain labor relations and employment matters;

•
Matters relating to MBI’s owned and leased real property;

•
Intellectual property;

•
Compliance with export controls and import restrictions;

•
Related party transactions;

•
Insurance coverage;

•
Compliance with anti-bribery laws;

•
Compliance and authorization under regulatory regimes;

•
Brokers and other advisors;

•
Inapplicability of anti-takeover agreements or plans or state takeover statutes to the transactions contemplated by the merger agreement; and

•
No production of critical technologies.

BIOX and Merger Sub make certain representations and warranties to MBI in the merger agreement relating to, among other things:
•
Valid corporate organization and existence;

•
Authority to enter into the merger and the binding nature of the merger agreement;

•
Capital structure;

•
No breach of organizational documents, law or other agreements as a result of the merger;

•
BIOX’s compliance with SEC filing requirements;

•
BIOX’s conformity with GAAP and SEC requirements of financial statements filed with the SEC;

•
Accuracy of the information supplied for inclusion in this proxy statement/prospectus and other similar documents;

•
Involvement in litigation and orders issued by governmental authorities;

•
Brokers and other advisors;

•
No undisclosed liabilities;

•
Absence of certain changes, and absence of any material adverse effect since September 30, 2021;

•
Compliance with applicable laws and holding of required authorities;

•
Certain tax matters;

•
Related party transactions;

•
Intellectual property;

•
Compliance and authorization under regulatory regimes;

•
Inapplicability of anti-takeover agreements or plans or state takeover statutes to the transactions contemplated by the merger agreement;

•
Financing;

•
Solvency;

•
Absence of contracts or understandings between BIOX or any of its affiliates, on the one hand, and any member of MBI’s management or MBI’s Board or any beneficial owner of shares of MBI

Common Stock, on the other hand, (a) relating to the equity or capital of MBI or any of its subsidiaries, the transactions contemplated hereby or the management of the surviving company after the effective time of the merger or (b) pursuant to which any stockholder of MBI or any of its subsidiaries (x) would be entitled to receive value or consideration of a different amount or nature than the Share Consideration or (y) agrees to vote against or otherwise oppose any Acquisition Proposal; and
•
Absence of “interested stockholder” relationship in MBI by BIOX or any of its affiliates.

Some of the representations and warranties contained in the merger agreement are qualified as to “materiality” or by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on the party making such representation or warranty). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge.
Material Adverse Effect
A “material adverse effect” with respect to MBI or BIOX means any fact, event, occurrence, circumstance, change or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that exist at the date of determination of the occurrence of the material adverse effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party and its subsidiaries taken as a whole; provided, however, that in no event shall any Effect resulting from or arising out of any of the following, either alone or in combination, be taken into account (including the impact thereof) when determining whether a material adverse effect has occurred or may, would or could occur:
•
general economic conditions in the United States or any other country or region in the world, general conditions in the financial markets (including credit or capital markets conditions, including in respect of interest or exchange rates) in the United States or any other country or region in the world or general political or geopolitical conditions (including regulatory conditions and trade wars) in the United States or any other country or region in the world;

•
general conditions in the biological agricultural products industry or market;

•
changes in applicable laws (including COVID-19 measures), orders, judgments or injunctions, or GAAP (or the interpretation thereof);

•
acts of war (whether or not declared), terrorism (including cyberterrorism) or sabotage in the United States or any other country or region in the world (or any escalation with respect thereto);

•
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, natural disasters, weather conditions, epidemics, pandemics (including COVID-19 and any variants/mutations thereof or any COVID-19 measures) and other similar events or acts of God in the United States or any other country or region in the world (in the case of this clause and each of the four foregoing clauses, provided that such Effects may be taken into account when determining whether a material adverse effect has occurred to the extent such Effects have a disproportionate adverse impact on the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, relative to other participants in the biological agricultural products industry or market, in which case only the incremental disproportionate impact may be taken into account in determining whether there has been a material adverse effect);

•
any decline in the market price or change in the trading volume of, or the suspension of trading in, such party’s publicly traded securities or change in such party’s credit rating, in and of itself (it being understood that the underlying cause(s) of any such decline, change or suspension may be taken into account unless otherwise excluded by this definition);

•
any actions or omissions required of such party under the merger agreement or taken at the request of the other party or any of its affiliates;

•
the public announcement, pendency or consummation of the merger agreement or the transactions contemplated thereby, including the identity of, or the effect of any fact or circumstance relating to, MBI, BIOX or any of their respective affiliates;

•
any actions or claims made or brought by any of the current or former stockholders of such party (or on their behalf or on behalf of such party) against such party or any of its directors, officers or employees arising out of the merger agreement; or

•
any failure by such party or its subsidiaries to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third-party estimates or expectations of revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the underlying cause(s) of such failure may be taken into account unless otherwise excluded by this definition).

Conduct of Business Pending Consummation of the Merger; Covenants
Conduct of Business by MBI pending the Merger
Under the merger agreement, in general, subject to certain exceptions (including in response to COVID-19 or any applicable COVID-19 measures), MBI is required to, and to cause its subsidiaries to, use its and their commercially reasonable efforts to carry on its business in the usual, regular and the ordinary course, maintain and preserve intact their current business organizations and maintain its relationships and goodwill with governmental entities, customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.
MBI has also agreed to certain restrictions on its activities during the period from the date of the merger agreement to the closing date or earlier termination of the merger agreement. These restrictions on MBI’s activities are summarized below. Notwithstanding anything to the contrary in these restrictions, MBI and its subsidiaries may take any actions taken reasonably and in good faith to respond to COVID-19 or other epidemic or pandemic, including compliance with COVID-19 measures.
In general, subject to certain exceptions, MBI will not, and will not permit any of its subsidiaries to, without BIOX’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed):
•
amend MBI’s certificate of incorporation or bylaws;

•
issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any MBI securities or any securities of MBI subsidiaries, other than (i) grants of MBI equity awards to directors and employees, (ii) the issuance and sale of shares of MBI Common Stock pursuant to the exercise of MBI Options, MBI warrants or the vesting or settlement of other MBI equity awards (including in order to satisfy tax withholding obligations) or (iii) transactions among MBI and its wholly owned subsidiaries or among wholly owned subsidiaries of MBI;

•
acquire or redeem, directly or indirectly, any MBI securities or any securities of MBI subsidiaries other than (i) in full or partial payment of the exercise price and any applicable taxes pursuant to any exercise, vesting or settlement of MBI equity awards or MBI warrants, (ii) pursuant to the forfeiture of any MBI equity awards or (iii) transactions among MBI and its wholly owned subsidiaries or among wholly owned subsidiaries of MBI;

•
other than dividends or distributions made by any wholly-owned subsidiary of MBI to MBI or one of its subsidiaries, split, combine, subdivide, amend the terms of or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock;

•
adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of MBI or any of its subsidiaries (other than (i) the transactions contemplated merger agreement, including the merger, and (ii) transactions between MBI and any wholly owned MBI subsidiary or between direct or indirect wholly owned MBI subsidiaries);

•
incur or assume any long-term or short-term debt or issue any debt securities, except for (A) short-term debt incurred to fund operations of the business in the ordinary course, (B) loans or advances to or from or between direct or indirect wholly-owned subsidiaries, (C) trade credit or trade payables in the ordinary course, (D) indebtedness to replace or refinance existing indebtedness without increasing the principal amount thereunder and (E) additional indebtedness for borrowed money not to exceed $1,000,000 in aggregate principal amount outstanding at any time incurred by MBI or any subsidiary of MBI;

•
assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, except with respect to obligations of wholly-owned subsidiaries of MBI;

•
make any loans, advances or capital contributions to or investments in any other person except (A) in the ordinary course to employees or members of MBI’s Board or any of its subsidiaries, or otherwise pursuant to any advancement or indemnification obligations of MBI or any of its subsidiaries, (B) among MBI and wholly owned MBI subsidiaries or among wholly owned MBI subsidiaries, or (C) to customers pursuant to the extension of credit terms in the ordinary course;

•
mortgage or pledge any of MBI’s or its subsidiaries’ material assets, tangible or intangible, or create or suffer to exist any material lien thereupon (other than certain liens permitted under the merger agreement);

•
except (i) as may be required by applicable law, the terms of the merger agreement, or the terms of any employee benefits plan, (ii) as agreed with BIOX, or (iii) in the ordinary course, (A) enter into, adopt, amend (including acceleration of vesting), modify or terminate any employee benefits plan (other than employment agreement or offer letters for employees at the vice president level or below) or (B) increase the compensation or fringe benefits of any director or executive officer or pay any special bonus or special remuneration to any director or executive officer;

•
forgive any loans to any employees, officers or directors of MBI or any of its subsidiaries, or any of their respective affiliates;

•
enter into, amend, or extend any collective bargaining agreement;

•
hire, terminate (other than for cause), demote or promote (i) any employee or potential employee with a title of vice president or above who is or would be entitled to receive annual base salary of $200,000 or (ii) any employees or potential employees who, collectively, would be entitled to receive compensation in excess of $500,000 in the aggregate, on a quarterly basis, in each case, other than as expressly contemplated by the merger agreement;

•
sell, lease, exclusively license or dispose of any property or assets material to MBI and its subsidiaries, taken as a whole, in any single transaction or series of related transactions or acquire (by merger, consolidation or acquisition of stock or assets) any other person or any equity interest therein, except in each case for (i) acquisitions from wholly-owned MBI subsidiaries, (ii) sales of equipment, supplies and inventory in the ordinary course, (iii) disposition of obsolete tangible assets or expired inventory, (iv) non-exclusive licenses of MBI intellectual property granted in the ordinary course and (v) acquisitions of any persons or equity interest therein for consideration in excess of $500,000 in the aggregate;

•
except as may be required as a result of a change in applicable law or in GAAP or SEC rules and regulations, make any material change in any of the accounting principles or practices used by it;

•
make (other than in the ordinary course of preparing and filing tax returns) or change or revoke any material tax election, amend any material tax return, settle or compromise any material liability for taxes, adopt or change any tax accounting method enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material tax or consent to any extension or waiver of any limitation period with respect to any material claim or assessment for taxes;

•
enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), materially modify, amend or exercise, except in the ordinary course, any right to renew any lease or sublease of real property or waive or violate any material term or condition thereof or grant any material consents thereunder, or purchase any interest in real property (or enter any agreement to do so);
•
abandon, cancel or allow to lapse or fail to maintain or protect any MBI intellectual property, except pursuant to the exercise of good faith business judgment by MBI;

•
other than in the ordinary course (in case of any material contract as defined in the merger agreement that is not a restrictive contract as defined in the merger agreement), enter into, renew, amend or grant any release or relinquishment of any rights under any material contract as defined in the merger agreement;

•
incur any new capital expenditure(s) that, individually or in the aggregate, would create obligations to MBI or any of its subsidiaries in excess of $500,000 in any three-month period;

•
settle or compromise any pending or threatened legal proceeding, other than the settlement or compromise of a legal proceeding (i) reflected or reserved against in full in MBI’s balance sheet included in its Quarterly Report on Form 10-Q for the 9-month period ended September 30, 2021, or (ii) that does not include any obligation (other than the payment of money of an aggregate of $500,000 or less in excess of available insurance coverage (including deductibles and retentions) maintained by MBI or its subsidiaries relating to the payment of such amounts) to be performed by MBI or its subsidiaries following the effective time of the merger that is or would reasonably be expected to be material to MBI and its subsidiaries, taken as a whole;

•
except as required by applicable law or GAAP, revalue in any material respect any of its properties or assets including writing-off notes or accounts receivable other than in the ordinary course;

•
grant or otherwise create or consent to the creation of any lien affecting any real property or any part thereof, other than certain liens permitted under the merger agreement;

•
convey any interest in any real property owned by MBI or any of its subsidiaries; or

•
authorize, commit or enter into a contract to do any of the foregoing actions.

MBI shall not, and shall cause its subsidiaries not to, take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Conduct of Business by BIOX Pending the Merger
Under the merger agreement, in general, subject to certain exceptions (including in response to COVID-19 or any applicable COVID-19 measures), BIOX is required to, and to cause its subsidiaries to, use its and their commercially reasonable efforts to carry on its business in the usual, regular and the ordinary course, maintain and preserve intact their current business organizations and maintain its relationships and goodwill with governmental entities, customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.
BIOX has also agreed to certain restrictions on its activities during the period from the date of the merger agreement to the closing date or earlier termination of the merger agreement. These restrictions on BIOX’s activities are summarized below. Notwithstanding anything to the contrary in these restrictions, BIOX and its subsidiaries may take any actions taken reasonably and in good faith to respond to COVID-19 or other epidemic or pandemic, including compliance with COVID-19 measures.
In general, subject to certain exceptions, BIOX will not, and will not permit any of its subsidiaries to, without MBI’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed):
•
amend its memorandum and articles of association, certificate of incorporation or bylaws or comparable organizational documents, or enter into any contract with any of BIOX’s shareholders;

•
issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any BIOX securities or any capital stock or securities of any of its subsidiaries, other than (i) grants of BIOX compensatory awards to employees, (ii) the issuance and sale of BIOX Ordinary Shares pursuant to the exercise, vesting or settlement of any BIOX compensatory awards (including in order to satisfy tax withholding obligations) or (iii) transactions among BIOX and its wholly owned subsidiaries or among wholly owned subsidiaries of BIOX;
•
acquire or redeem, directly or indirectly, any BIOX securities or any capital stock or securities of any of its subsidiaries, other than (i) in full or partial payment of the exercise price and any applicable taxes pursuant to any exercise, vesting or settlement of BIOX compensatory awards or (ii) pursuant to the forfeiture of any BIOX compensatory awards or (iii) transactions among BIOX and its wholly owned subsidiaries or among wholly owned subsidiaries of BIOX;

•
split, combine, subdivide, amend the terms of or reclassify any shares of capital stock of BIOX or any capital stock or securities of any of its subsidiaries, or declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock of BIOX;

•
adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of BIOX or any of its subsidiaries (other than (i) the transactions contemplated by the merger agreement, including the merger, and (ii) transactions between BIOX and any direct or indirect wholly owned BIOX subsidiary or between direct or indirect wholly owned BIOX subsidiaries);

•
enter into any contract that would reasonably be expected to prevent or materially delay or impair the ability of BIOX to consummate the merger and other transactions contemplated by the merger agreement; or

•
authorize, commit or enter into a contract or take any other action to do any of the foregoing actions.

BIOX shall not, and shall cause its subsidiaries not to, take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
MBI Stockholders’ Meeting and Board Recommendation
The merger agreement requires MBI to, as soon as reasonably practicable following the date that the registration statement of which this proxy statement/prospectus forms a part is declared effective by the SEC, establish a record date for, call, give notice of, convene and hold a meeting of the stockholders of MBI for the purpose of voting upon the adoption of the merger agreement in accordance with Delaware Law. MBI is only entitled to postpone or adjourn the MBI Stockholders’ Meeting without the prior written consent of BIOX, (i) if (x) as of the time for which the MBI Stockholders’ Meeting is originally scheduled, there are insufficient shares of MBI Common Stock represented (in person or by proxy) necessary to conduct business at the MBI Stockholders’ Meeting or MBI has not received proxies representing a sufficient number of shares of MBI Common Stock to obtain the approval of the merger agreement by the affirmative vote of at least a majority of the voting power of outstanding shares of MBI Common Stock and (y) the MBI Stockholders’ Meeting is scheduled to reconvene on a date that is fifteen (15) or less days after the date for which the MBI Stockholders’ Meeting was originally scheduled, or (ii) to ensure that any supplement or amendment to this proxy statement/prospectus required under applicable law is timely provided to the MBI Stockholders within a reasonable amount of time in advance of MBI Stockholders’ Meeting.
MBI is required to (i) solicit from MBI Stockholders proxies in favor of the adoption of the merger agreement in accordance with Delaware Law and (ii) use its reasonable best efforts to secure the approval of the merger agreement by the affirmative vote of at least a majority of the voting power of outstanding shares of MBI Common Stock at the MBI Stockholders’ Meeting. MBI will keep BIOX promptly informed regarding its solicitation efforts and proxy tallies following the mailing of the proxy statement/prospectus, including by allowing BIOX and its representatives to participate in meetings and discussions with MBI and its proxy solicitor; provided that, if MBI’s Board has effected a MBI Board Recommendation Change in accordance with the merger agreement, MBI will have no obligation to allow BIOX and its representatives to participate in meetings and discussions with MBI and its proxy solicitor.
Unless the merger agreement is earlier terminated, MBI may not submit to the vote of the MBI Stockholders any acquisition proposals (whether or not a Superior Proposal) prior to the vote of the MBI Stockholders with respect to the adoption of the merger agreement at the MBI Stockholders’ Meeting.
No Appraisal Rights
Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from certain mergers or consolidations, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with such transaction. Under Delaware Law, stockholders generally do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.
Because BIOX Ordinary Shares are listed on the Nasdaq Global Select Market, a national securities exchange, and because MBI stockholders are not required by the terms of the merger agreement to accept for their shares of MBI Common Stock anything other than BIOX Ordinary Shares and cash in lieu of fractional shares, holders of MBI Common Stock are not entitled to appraisal rights in connection with the merger.
No Solicitation; MBI Board Recommendation Change
Under the terms of the merger agreement, subject to certain exceptions described below, MBI has agreed that, from March 16, 2022 (the date of the merger agreement) until the earlier of the effective time of the merger or the date (if any) on which the merger agreement is terminated, MBI and its subsidiaries will not (and will not authorize any of their representatives to):
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solicit, initiate, or knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of a takeover proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to a takeover proposal;

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furnish to any third party any non-public information relating to MBI or any of its subsidiaries, or afford access to the business, properties, assets, books or records of MBI or any of its subsidiaries to any third party, in each case, for the purpose of assisting or facilitating the making of an acquisition proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal;

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participate or engage in discussions or negotiations with respect to an acquisition proposal with any third party that is seeking to make or has made an acquisition proposal (other than, in the case of the previous two paragraphs, in response to an unsolicited inquiry or submitted acquisition proposal, to refer the inquiring or submitting person to the non-solicitation provision of the merger agreement, and provided, that MBI and its representatives may communicate with a person who has made an unsolicited acquisition proposal (and its representatives) solely to clarify (and not negotiate) the existing terms of, and ascertain additional facts regarding, such acquisition proposal for the purpose of MBI’s Board informing itself about such acquisition proposal and the person making it (any such communication, a “Clarification Request”));

•
approve, endorse or recommend an acquisition proposal; or

•
execute or enter into any letter of intent, memorandum of understanding or contract contemplating or otherwise relating to an acquisition proposal (other than an acceptable confidentiality agreement).

Notwithstanding the prohibitions described above, if MBI receives, prior to obtaining the requisite approval of the merger agreement, a bona fide written acquisition proposal after March 16, 2022 (the date of the merger agreement) that did not result from a material breach of MBI’s non-solicitation obligations and that MBI’s Board concludes in good faith in accordance with MBI’s Board’s fiduciary duties to MBI Stockholders under Delaware Law (after consultation with its financial advisor and its outside legal counsel) constitutes or would reasonably be expected to lead to a Superior Proposal, then MBI’s Board may (directly or indirectly through any representative) may:
•
engage or participate in discussions or negotiations with such third party and its financing sources and its and their representatives; and/or

•
furnish to such third party and its financing sources and its and their representatives any information (including non-public information) relating to MBI or any of its subsidiaries, and provide access to MBI’s and its subsidiaries assets, properties and business facilities pursuant to a confidentiality agreement the terms of which are no less favorable to MBI in the aggregate than those contained in that certain Confidentiality Agreement, dated as of May 14, 2020, by and between BIOX and MBI (but need not contain any standstill provision or other restriction on the making of offers for an acquisition proposal).

However, MBI’s Board may only take those actions if:
•
MBI’s Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would reasonably be likely to be inconsistent with its fiduciary duties to MBI Stockholders under Delaware Law;

•
solely with respect to the initial contact with respect to any third party, MBI must provide BIOX written notice within twenty four (24) hours of MBI first engaging or participating in discussions or negotiations with, or furnishing non-public information to, such third party; and

•
promptly following furnishing any non-public information to such third party, MBI furnishes such non-public information to BIOX (to the extent such information has not been previously furnished or made available by MBI to BIOX or any of its representatives).

Further, the merger agreement requires that MBI promptly, and in all cases within twenty-four (24) hours, after, to MBI’s knowledge, its receipt, advise BIOX in writing of its receipt of any acquisition proposal or any request for information or inquiry that would reasonably be expected to lead to an acquisition proposal, including the material terms and conditions of, and identity of the third party making, such acquisition proposal, request or inquiry. MBI must provide BIOX a copy of any Clarification Requests actually delivered within twenty-four (24) hours after such delivery.
MBI must also keep BIOX reasonably informed of the status and material terms and conditions (including all material amendments) of any such acquisition proposal and, promptly (and in no event later than twenty-four (24) hours thereafter) upon, to MBI’s knowledge, receipt of any written material amendment of any such acquisition proposal, MBI must give BIOX a copy thereof.
For purposes of the merger agreement, “acquisition proposal” means any offer or proposal from any third party relating to any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving: (a) any acquisition or purchase by any third party, directly or indirectly, of twenty percent (20%) or more of the outstanding MBI Common Stock, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning twenty percent (20%) or more of the voting power of MBI; (b) any merger, consolidation, share exchange, business combination, joint venture or other similar transaction involving MBI pursuant to which the MBI Stockholders immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction; (c) any sale, exchange, transfer or disposition of twenty percent (20%) or more of the assets of MBI and its subsidiaries on a consolidated basis, including any equity interests in MBI’s subsidiaries (measured by the fair market value thereof as of the last day of MBI’s most recently completed calendar month); or (d) any combination of the foregoing.
For purposes of the merger agreement, “Superior Proposal” means any bona fide, written acquisition proposal (except that each reference in the definition of “acquisition proposal” to “20%” or “80%” shall be “50%”) that MBI’s Board has determined in good faith (after consultation with its financial advisor and its outside legal counsel, and after taking into account the financial, legal and regulatory aspects of such acquisition proposal and all of the terms and conditions of such acquisition proposal (including any termination or break-up fees and expense reimbursement provisions) as MBI’s Board determines to be appropriate) to (i) be more favorable, from a financial point of view, to the holders of MBI Common Stock in their capacities as such than the transactions contemplated by the merger agreement and (ii) be reasonably capable of consummation on the terms proposed.
Except as set forth in the merger agreement, MBI’s Board may not make an MBI Board Recommendation Change to its recommendation that MBI Stockholders vote “FOR” the merger proposal. Under the merger agreement, an MBI Board Recommendation Change will occur if MBI’s Board or any committee thereof (i) withdraws, amends or modifies (or publicly proposes to withhold, withdraw, amend or modify) in a manner adverse to BIOX, its recommendation, (ii) approves, adopts or recommends, or publicly proposes to approve, adopt or recommend, to MBI Stockholders any acquisition proposal, or (iii) fails to recommend against acceptance by the MBI Stockholders of any tender offer or exchange offer and that constitutes an acquisition proposal within the ten (10) business day period specified in Rule 14-e-2 of the Exchange Act.
At any time prior to the requisite approval of the merger agreement by MBI Stockholders, MBI’s Board may effect an MBI Board Recommendation Change if MBI’s Board has determined in good faith, after consultation with its outside legal and financial advisors, that (x) in the case where the MBI Board Recommendation Change is not made in response to an acquisition proposal, an intervening event has occurred (and is continuing or the consequences thereof are continuing at the time of the determination) and the failure to take such action would reasonably be likely to be inconsistent with MBI’s Board’s fiduciary duties to MBI Stockholders under Delaware Law, and (y) in the case where such MBI Board Recommendation Change is made in response to an acquisition proposal, such acquisition proposal constitutes a Superior Proposal and the failure to take such action would reasonably be likely to be inconsistent with MBI’s Board’s fiduciary duties to MBI Stockholders under Delaware Law. MBI’s Board, however, is not permitted to effect an MBI Board Recommendation Change unless it:
•
in the case where the MBI Board Recommendation Change is not made in response to an acquisition proposal, (1) provides BIOX at least five (5) business days’ prior written notice of its intention to take such action, (2) if requested by BIOX, during such five (5) Business Day period, it negotiates with MBI in good faith any modifications to the terms and conditions of the merger agreement proposed by BIOX, in its discretion, and (3) considers in good faith any changes to the merger agreement or other arrangements that may be offered by BIOX during such five (5) Business Day period in a written offer or proposal capable of acceptance MBI that binds BIOX and, if BIOX shall have so offered any such changes or arrangements, shall have determined that the failure to effect such MBI Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties to MBI Stockholders under Delaware Law; or

•
in the case where such MBI Board Recommendation Change is made in response to an acquisition proposal, (1) it provides BIOX at least five (5) business days’ prior written notice (the “Notice Period”) of its intention to take such action, (2) if requested by BIOX, during the Notice Period, it negotiates with BIOX in good faith any modifications to the terms and conditions of the merger agreement proposed by BIOX, in its discretion, and (3) considers in good faith any changes to the merger agreement or other arrangements that may be offered by BIOX during the Notice Period in a written offer or proposal capable of acceptance by MBI that binds BIOX and, if BIOX shall have so offered any such changes or arrangements, shall have determined in good faith, after consultation with its financial advisor and its outside legal counsel, that the acquisition proposal received by MBI would continue to constitute a Superior Proposal and that failure to effect the MBI Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties to MBI Stockholders under Delaware Law (with any material revision to the material terms of a Superior Proposal requiring a new notice period, except that the five (5) business day Notice Period referred to above will instead be two business days).

Reasonable Best Efforts to Complete
Under the merger agreement, BIOX, Merger Sub, and MBI are required to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the others in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including:
•
making any filings necessary under applicable antitrust laws as promptly as practicable;

•
complying, to the extent necessary, with any request for information by the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any governmental entity, including any request for additional information and documentary material under the HSR Act;

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except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, taken as a whole after the Closing, of pro forma BIOX and its subsidiaries (together with the surviving company and its subsidiaries), obtaining all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental entities, obtaining the expiration or termination of any applicable waiting periods, making all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any), and taking all steps as may be necessary to obtain any actions or non-actions, waivers, consents, approvals, orders and authorizations from, and to avoid an action or proceeding by, any governmental entity and any impediment to the consummation of the merger under any applicable laws (including antitrust laws); and

•
defending against any legal proceeding challenging the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement.

Further, BIOX and MBI are required to use reasonable best efforts to:
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cooperate and coordinate with the other party in the taking of the actions contemplated in the above paragraph and bullets;

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provide such assistance as the other party may reasonably request in connection with the foregoing, including supplying the other party with any information that the other party may reasonably request in order to effectuate the taking of such actions;

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keep the other party reasonably and timely informed of any developments, meetings, or discussions with any governmental entity, and any inquiries or requests for additional information, from any governmental entity.

Unless prohibited by applicable law or by the applicable governmental entity, BIOX, Merger Sub, and MBI agree to:
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give each other reasonable advance notice of all substantive discussions or meetings with any governmental entity relating to the merger or any other transactions contemplated by the merger agreement;

•
give each other an opportunity to participate in each of such substantive discussions or meetings where permitted by applicable law and the relevant governmental entity;

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keep the other party reasonably apprised with respect to any substantive communications with any governmental entity regarding the merger or any other transactions contemplated by the merger agreement;

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cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the merger or any other transactions contemplated by the merger agreement, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental entity;

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provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any governmental entity relating to the merger or any other transactions contemplated by the merger agreement; and

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cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with any governmental entity with respect to all efforts to satisfy conditions related to regulatory approvals.

BIOX, Merger Sub, and MBI also agree to not voluntarily extend any waiting period associated with any consent, approval, order and authorization of any governmental entity or enter into any agreement with any governmental entity not to consummate the merger and the other transactions contemplated by the merger agreement, except with the prior written consent of the other parties (not to be unreasonably withheld, conditioned or delayed).
Nothing in the merger agreement requires BIOX or Merger Sub to divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of BIOX, any affiliate of BIOX, MBI or any of their respective subsidiaries, if any such action would, or would reasonably be expected to have a material adverse effect on the business, taken as a whole after the Closing, of the pro forma BIOX and its subsidiaries (together with the surviving company and its subsidiaries). In addition, BIOX is not obligated to litigate or participate in the litigation of any legal proceeding, brought by any governmental entity or appeal any order issued, granted or entered by any governmental entity (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement, or (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by MBI, BIOX or any of their respective affiliates of all or any portion of the business, assets or any product of MBI or any of its subsidiaries or BIOX or any of its subsidiaries or affiliates or to require any such person to dispose of, license or enter into a consent decree or hold separate all or any portion of the business, assets or any product of MBI or any of its subsidiaries or BIOX or any of its subsidiaries or affiliates, in each case as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement, if, in each of the cases of clauses (i) and (ii), any such action would, or would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, taken as a whole after the Closing, of the pro forma BIOX and its subsidiaries (together with the surviving company and its subsidiaries).
Employee Matters
For a period of one year after the effective time of the merger, BIOX is obligated to provide to each employee of MBI or its subsidiaries who is employed by BIOX or any of its subsidiaries immediately after the effective time (i) a base salary or wage level that is no less favorable than was provided to such employee by MBI or a subsidiary of MBI as of September 30, 2021, except for certain exceptions agreed to with BIOX, and (ii) all other compensation (including cash incentive opportunities and equity-incentive compensation opportunities) and employee benefits that are, in the aggregate, no less favorable than those provided to such employee by MBI or a subsidiary of MBI as of September 30, 2021, except for certain exceptions agreed to with BIOX.
BIOX is also required to cause the service of each such employee prior to the effective time to be recognized for purposes of eligibility to participate, levels of benefits and vesting (but not for purposes of benefit accrual) under each severance, vacation, fringe or other welfare benefit plan, program or arrangement of BIOX or the surviving company, as applicable, but in which any such employee is or becomes eligible to participate, but solely to the extent permitted by applicable law and to the extent such credit would not result in a duplication of benefits. BIOX is also required, to the extent permitted by applicable law and the terms of the applicable plans, to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any U.S. group health plans of BIOX or its subsidiaries to be waived with respect to such employees and their eligible dependents and (ii) give each of such employees in the U.S. credit for the plan year in which the effective time occurs toward applicable deductibles and annual out of pocket limits for expenses incurred prior to the effective time for which payment has been made.
Board of Directors
Prior to the effective time of the merger, BIOX is required to take all necessary corporate action so that upon and after the effective time, (x) if the size of the board of directors of BIOX is 8 or less members, then 2 members thereof shall have been designated by MBI’s Board and (y) if the size of the board of directors of BIOX is more than 8 members, then 3 members thereof shall have been designated by MBI’s Board. In no event will the total number of directors that comprise the board of directors of BIOX as of the effective time exceed 11 members. See “Management of BIOX After the Merger” for additional information regarding management of BIOX after the merger.

Conditions to Closing the Merger
Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of certain conditions, including:
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approval of the merger agreement by the affirmative vote of at least a majority of the voting power of outstanding shares of MBI Common Stock entitled to vote thereon;

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all waiting periods (and extensions thereof) applicable to the transactions contemplated by the merger agreement under the HSR Act shall have expired or been terminated;

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no governmental entity of competent jurisdiction in any jurisdiction reasonably expected to have a material nexus to the current operations of either MBI or BIOX shall have (i) enacted, issued or promulgated any applicable law that is in effect as of immediately prior to the effective time of the merger and has the effect of making the merger illegal in any such jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the merger in any such jurisdiction or (ii) issued or granted any order (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the effective time and has the effect of making the merger illegal in any such jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the merger in any such jurisdiction;

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this proxy statement/prospectus shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

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the BIOX Ordinary Shares to be issued in the merger shall have been approved for listing on Nasdaq, subject to official notice of issuance;

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the accuracy of the representations and warranties of the other party contained in the merger agreement, generally as of the closing date, subject to the materiality standards provided in the merger agreement (and the receipt by each party of a certificate signed on behalf of the other party by an executive officer to such effect);

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the performance by the other party in all material respects of the covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date (and the receipt by each party of a certificate signed on behalf of the other party by an executive officer to such effect);

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since the date of the merger agreement, there not having occurred any material adverse effect (with such term as described under the section entitled “The Merger Agreement — Material Adverse Effect”) with respect to either BIOX or MBI (and the receipt by each party of a certificate signed on behalf of the other party by an executive officer to such effect); and

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the delivery by MBI of an executed certification that shares of MBI Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger as follows:
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by mutual written consent of BIOX and MBI;

•
by either BIOX or MBI, if the special meeting shall have been held and the approval of the merger proposal by MBI Stockholders shall not have been obtained thereat or at any adjournment or postponement thereof, in each case at which a vote on the merger proposal was taken;

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by either BIOX or MBI, if the effective time shall not have occurred on or before 5:00 p.m. Eastern Time on the date that is eight (8) months following the date of the merger agreement (the “Termination Date”); provided, however, that the merger agreement may not be terminated by any party thereto that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the merger agreement and such breach or violation is the principal cause of the failure of a closing condition of the merger agreement;
•
by MBI in the event of a breach of any representation, warranty, covenant or agreement on the part of BIOX or Merger Sub set forth in the merger agreement such that a condition to consummation of the merger by MBI would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, (x) in the event that such breach is curable by the Termination Date, then MBI shall not be permitted to terminate the merger agreement until the earlier of (I) the date that is forty-five (45) calendar days after delivery of written notice from MBI to BIOX of such breach and (II) the business day immediately prior to the Termination Date (it being understood that, in each case of (I) and (II), MBI may not terminate the merger agreement if such breach by BIOX or Merger Sub is cured within such time period) and (y) the right of termination under this termination right shall not be available if MBI is then in material breach of any representation, warranty or covenant under the merger agreement;

•
by BIOX in the event of a breach of any representation, warranty, covenant or agreement on the part of MBI set forth in the merger agreement such that a condition to consummation of the merger by BIOX would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, (x) in the event that such breach is curable by the Termination Date, then BIOX shall not be permitted to terminate the merger agreement until the earlier of (I) the date that is forty-five (45) calendar days after delivery of written notice from BIOX to MBI of such breach and (II) the business day immediately prior to the Termination Date (it being understood that, in each case of (I) and (II), BIOX may not terminate the merger agreement if such breach by MBI is cured within such time period) and (y) the right of termination under this termination right shall not be available if BIOX is then in material breach of any representation, warranty or covenant under the merger agreement;

•
by BIOX in the event that any of the following events shall have occurred prior to receipt of the approval of the merger proposal by MBI Stockholders: (A) MBI shall have willfully breached the no solicitation of offers provisions in any material respect (see section entitled “No Solicitation; MBI Board Recommendation Change”); (B) MBI’s Board or any committee thereof shall have for any reason effected a MBI Board Recommendation Change; or (C) MBI shall have failed to include the MBI Board Recommendation in this proxy statement/prospectus; or

•
by either BIOX or MBI, if a governmental entity of competent jurisdiction in any jurisdiction material to the operations of either MBI or BIOX shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, provided, however, that the terminating party thereto is not in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of or resulted in such order, injunction, decree or ruling.

In the event that the merger agreement is terminated by BIOX due to MBI’s Board or any committee thereof effecting a MBI Board Recommendation Change or MBI failing to include the MBI Board Recommendation in this proxy statement/prospectus, within two (2) business days after demand by BIOX (or, if later, within two (2) business days after BIOX has provided wire transfer instructions), MBI shall pay to BIOX a fee equal to $9,700,000 by wire transfer of immediately available funds to an account or accounts designated in writing by BIOX.
All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby (including the merger) shall be paid by the party or parties thereto, as applicable, incurring such fees and expenses whether or not the merger is consummated. Filing and registration fees incurred in connection with this proxy statement/prospectus and any other filings with the SEC related thereto or under the HSR Act or any comparable antitrust, competition, merger control filings, forms and submissions with any foreign governmental entity part of the Specified Jurisdictions shall be borne equally by BIOX and MBI. Fees and expenses invoiced by financial printers and/or Broadridge Financial Solutions and its affiliates in connection with the printing and mailing of this proxy statement/prospectus shall be borne equally by BIOX and MBI.

Amendment; Waiver and Extension of the Merger Agreement
The merger agreement may be amended in writing by all parties thereto at any time by execution of an instrument in writing signed on behalf of each of BIOX, Merger Sub and MBI; provided, however, that after receipt of the approval of the merger proposal by MBI Stockholders, no amendment shall be made to the merger agreement that requires the approval of the stockholders of MBI without such approval.
At any time and from time to time prior to the effective time of the merger, either MBI, on the one hand, or BIOX and Merger Sub, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties contained in the merger agreement or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties contained in the merger agreement. Any agreement on the part of a party or parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. No failure or delay by MBI, BIOX or Merger Sub in exercising any right in the merger agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right in the merger agreement.
Governing Law; Consent to Jurisdiction
The merger agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. All actions and proceedings arising out of or relating to the merger agreement or the transactions contemplated thereby (including the merger), or for recognition and enforcement of any judgment in respect thereof shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Pursuant to the merger agreement, the parties (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any actions and proceedings arising out of or relating to the merger agreement brought by any party, and (b) agree not to commence any action or proceeding relating thereto except in the courts described above.

CERTAIN AGREEMENTS RELATED TO THE MERGER
Transaction Support Agreement
On March 16, 2022, concurrently with the execution of the merger agreement and as a condition to BIOX’s entry into the merger agreement, BIOX entered into a Support Agreement with the Supporting Stockholders with regards to the Subject Shares. Pursuant to the terms of the Support Agreement, the Supporting Stockholders have agreed to take certain actions to support the transactions contemplated by the merger agreement, including not transferring the Subject Shares during a specified period and voting the Subject Shares in favor of the merger agreement and transactions contemplated thereby and against any alternative Acquisition Proposals.
Under the terms of the Support Agreement, (x) if MBI’s Board effects a MBI Board Recommendation Change that is not in response to a Superior Proposal, then the Supporting Stockholders in the aggregate will only have an obligation under the Support Agreement to vote a number of Subject Shares representing 25% of the outstanding shares of MBI Common Stock and (y) if MBI’s Board effects a MBI Recommendation Change in response to a Superior Proposal, then the Supporting Stockholders will have no obligations in respect of how to vote their respective Subject Shares.
The Support Agreement will terminate automatically as of the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) with respect to any Supporting Stockholder, the mutual agreement of BIOX and such Supporting Stockholder, and (iv) with respect to any Supporting Stockholder, such time as any modification or amendment to the merger agreement is effected without such Supporting Stockholder’s consent that materially and adversely affects such Supporting Stockholder.
The foregoing summary of the Support Agreement is not complete and is qualified in its entirety by the full text of the Support Agreement, which is attached as Exhibit 99.1 to the Merger 6-K and which is incorporated by reference herein.

MATERIAL CAYMAN ISLANDS INCOME TAX CONSIDERATIONS
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of BIOX. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of BIOX’s securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.
No stamp duty is payable in respect of the issue of BIOX Ordinary Shares or on an instrument of transfer in respect of such shares. However, an instrument of transfer in respect of shares is stampable if executed in or brought into the Cayman Islands.
BIOX has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:
The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions
In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with BIOX:
1.   That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to BIOX or its operations; and
2.   In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
2.1   On or in respect of the shares, debentures or other obligations of BIOX; or
2.2   by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).
These concessions shall be for a period of 20 years from the date hereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of shares of MBI Common Stock and of the ownership of BIOX Ordinary Shares received in the merger by a U.S. holder of shares of MBI Common Stock. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (which we refer to as the “IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, any of which changes could affect the accuracy of the statements and conclusions set forth herein.
This discussion applies to you only if you exchange your shares of MBI Common Shares for BIOX Ordinary Shares in the merger and you hold your shares of MBI Common Stock and BIOX Ordinary Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This section does not apply to you if you are a member of a special class of holders subject to special rules, including:
•
a holder who acquired shares of MBI Common Stock pursuant to the exercise of employee stock options or otherwise as compensation;

•
a financial institution;

•
a dealer or broker in stocks, securities, or currencies;

•
a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•
persons required to accelerate the recognition of any item of gross income as a result the recognition of such income on an applicable financial statement;

•
a tax-exempt organization;

•
an S corporation, partnership, or other pass-through entity (or an investor in an S corporation, partnership or other pass-through entity);

•
an insurance company;

•
a mutual fund, a regulated investment company, or a real estate investment trust;

•
an individual retirement or other tax-deferred account;

•
a person subject to the alternative minimum tax;

•
a person who holds shares of MBI Common Stock as part of a straddle, hedging, conversion, constructive sale, or other integrated transaction;

•
a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•
a U.S. expatriate or former long-term resident of the United States.

In addition, this discussion does not address the tax consequences to any MBI Stockholder that will become a “five-percent transferee shareholder” of BIOX within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii) (a “5% Transferee Shareholder”). In general, a five-percent transferee shareholder of BIOX is a MBI Stockholder that will own directly, indirectly or constructively through attribution rules, at least five percent of either the total voting power or total value of BIOX immediately after the merger.
If you believe you could become a five percent transferee shareholder of BIOX, you should consult your tax advisor about the special rules and time-sensitive tax procedures, including the requirement to file a gain recognition agreement (within the meaning of Treasury Regulation Section 1.367(a)-8), that might affect the U.S. federal income tax consequences to you of the merger.
In addition, this discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction, or taxes other than income taxes, including any tax consequences arising under the unearned income Medicare contribution tax. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of MBI. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.
If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of MBI Common Stock, the tax treatment of a partner generally will depend on the status of the partners and the tax treatment of the partnership. If you are a partner of a partnership holding shares of MBI Common Stock, you should consult your tax advisors.
For purposes of this discussion, the term “U.S. holder” means a holder of MBI Common Stock (other than a 5% Transferee Shareholder) that is:
•
an individual citizen or resident of the United States,

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any U.S. state or the District of Columbia,

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust that either (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The tax consequences to holders of MBI Common Stock who are not “U.S. holders” as defined above could differ significantly from the consequences discussed below. MBI Stockholders who are not U.S. holders (including 5% Transferee Shareholders) should consult their tax advisors concerning the tax consequences to them of exchanging shares of MBI Common Stock in the merger and owning and disposing of BIOX Ordinary Shares received in the merger.
The Merger
General Tax Consequences of the Merger
The merger is intended to qualify as a tax-free “reorganization” for U.S. federal income tax purposes. In connection with the filing of the registration statement of which this proxy statement/prospectus forms a part, Morrison & Foerster LLP, tax counsel to MBI, and Linklaters LLP, tax counsel to BIOX, will each render an opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion (i) the merger should qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Section 367(a)(1) of the Code should not apply to a stockholder’s surrender of shares of MBI Common Stock pursuant to the merger (except in the case of a 5% Transferee Shareholder). The opinions will be based on assumptions, representations, warranties and covenants, including those contained in the merger agreement and in officer’s certificates to be provided by MBI and BIOX. The accuracy of such assumptions, representations and warranties, and compliance with such covenants, could affect the conclusions set forth in such opinion. The opinion will not be binding on the IRS or the courts. No IRS ruling has been or will be requested regarding the U.S. federal income tax consequences of the merger.
Based on representations contained in officer’s certificates provided by MBI and BIOX and on certain factual assumptions (including regarding the relative values of MBI and BIOX as of the time the merger is completed), all of which must continue to be true and accurate in all material respects as of the time the merger is completed, and subject to the qualifications and limitations set forth above, it is anticipated that each of Morrison & Foerster LLP and Linklaters LLP will opine that (i) the merger should qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Section 367(a)(1) of the Code should not apply to a stockholder’s surrender of shares of MBI Common Stock pursuant to the merger (except in the case of a 5% Transferee Shareholder).
Based upon the foregoing, the material U.S. federal income tax consequences of the merger should be as follows:
•
when you exchange all of your MBI Common Stock solely for BIOX Ordinary Shares, you will not recognize any gain or loss except in respect of cash received in lieu of a fractional BIOX Ordinary Share, as discussed below under the heading “— Cash Received In Lieu of a Fractional BIOX Ordinary Share”;

•
the aggregate adjusted tax basis of the BIOX Ordinary Shares you actually receive will be equal to the aggregate adjusted tax basis of your shares of MBI Common Stock surrendered for the BIOX Ordinary Shares, reduced by the adjusted tax basis allocable to any fractional BIOX Ordinary Share deemed received as described below; and

•
the holding period of BIOX Ordinary Shares will include the period during which you held the shares of MBI Common Stock prior to the merger.

Cash Received In Lieu of a Fractional BIOX Ordinary Share
If you receive cash in lieu of a fractional BIOX Ordinary Share, you generally will be treated as having received the fractional BIOX Ordinary Share pursuant to the merger and then as having sold that fractional BIOX Ordinary Share for the cash received in exchange for the fractional BIOX Ordinary Share. You generally will recognize gain or loss based on the difference between the amount of cash you receive in lieu of a fractional BIOX Ordinary Share and the portion of your aggregate adjusted tax basis of the shares of MBI Common Stock you surrendered that is allocable to the fractional BIOX Ordinary Share. The gain or loss generally will be long-term capital gain or loss if the holding period for your shares of MBI Common Stock is more than one year at the effective time of the merger.
Tax Consequences if the Merger Does Not Qualify as a Non-Recognition Transaction
If the merger fails to qualify as a tax-free reorganization as the parties intend and you have a gain in your shares of MBI Common Stock, the merger will be a fully taxable transaction to you. You generally will recognize capital gain equal to the difference between (i) the fair market value of the BIOX Ordinary Shares you receive in the merger plus the amount of cash received in lieu of a fractional BIOX Ordinary Share and (ii) your adjusted tax basis in your shares of MBI Common Stock exchanged therefor. If the merger fails to qualify as a tax-free reorganization and you have a loss in your shares of MBI Common Stock, your ability to utilize that loss may be subject to significant limitations. You are urged to consult your own tax advisor regarding the consequences of the merger to you if the merger is treated as a taxable transaction.
Backup Withholding and Information Reporting on the Merger
Payments of cash made to you in connection with the merger may be subject to information reporting and “backup withholding” (currently at a rate of 24%) unless you provide a correct taxpayer identification number and any other required information to the Exchange Agent, or are otherwise exempt from backup withholding. You generally may establish your exempt status by providing the required certification on IRS Form W-9. You should consult your tax advisor regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may request a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information.
You will be required to retain records pertaining to the merger. Each U.S. holder of shares of MBI Common Stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives BIOX Ordinary Shares in the merger will be required to file a statement with the holder’s U.S. federal income tax return setting forth such holder’s tax basis in the shares of MBI Common Stock surrendered and the fair market value of the BIOX Ordinary Shares and cash, if any, received in the merger. A “significant holder” is a holder of shares of MBI Common Stock who, immediately before the merger, owned at least 5% (by vote or value) of the shares of MBI Common Stock or had an aggregate tax basis in securities of MBI of $1,000,000 or more.
Ownership and Disposition of BIOX Ordinary Shares
In General
The following summary discusses the material U.S. federal income tax consequences under present law to MBI Stockholders who are U.S. holders and own BIOX Ordinary Shares received in the merger. The following summary is subject to the same limitations and applies to the same holders as described above in “Material U.S. Federal Income Tax Considerations — The Merger.”
The following discussion assumes that BIOX will not constitute a PFIC during your holding period for your BIOX Ordinary Shares. Please see the discussion below under “— PFIC Considerations” for the different and potentially adverse tax consequences if BIOX were classified as a PFIC.
Taxation of Dividends
Subject to the PFIC rules discussed below, distributions to you on BIOX Ordinary Shares (including the amount of any taxes withheld therefrom) generally will be taxable as dividends to you to the extent paid out of BIOX’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. BIOX, as a non-U.S. company, does not expect to maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and unless and until such calculations are made, you should assume that a distribution is paid out of earnings and profits and will be treated as a dividend for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.
Dividends paid by BIOX to non-corporate U.S. holders generally will be qualified dividend income eligible for a reduced rate of taxation, provided that (1) the BIOX Ordinary Shares are readily tradable on an established securities market in the United States; (2) certain holding period requirements are satisfied; and (3) BIOX is not classified as a PFIC for its taxable year during which the dividend is paid or its immediately preceding taxable year. See “— PFIC Considerations” below.
Taxation of Sales and Other Dispositions
Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your BIOX Ordinary Shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of your amount realized and your tax basis in your BIOX Ordinary Shares. This capital gain or loss will be long-term capital gain or loss if your holding period in the BIOX Ordinary Shares exceeds one year. Any gain or loss generally will be U.S. source. The deductibility of capital losses is subject to limitations.
See “— PFIC Considerations” below for a discussion of the adverse rules that will apply to a sale or other disposition of ordinary shares if the Company is or has been a PFIC for U.S. federal income tax purposes.
Backup Withholding and Information Reporting
Dividend payments with respect to BIOX Ordinary Shares and proceeds from the sale, exchange or redemption of BIOX Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding (at a current rate of 24%). Backup withholding will not apply to you, however, if you furnish a correct taxpayer identification number and make any other required certification, or are otherwise exempt from backup withholding. You generally may establish your exempt status by providing the required certification on IRS Form W-9. You should consult your tax advisor regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may request a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information.
PFIC Considerations
The foregoing discussion assumes that BIOX will not be classified as a PFIC for U.S. federal income tax purposes. A non-U.S. corporation is considered to be a PFIC for any taxable year if, applying certain look-through rules, either: (i) at least 75% of its gross income is passive income; or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income and amounts derived by reason of the temporary investment of funds raised in offerings of BIOX Ordinary Shares. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as directly receiving its proportionate share of the other corporation’s income.
BIOX believes that it was not a PFIC for its 2021 taxable year and does not expect to be a PFIC for its 2022 taxable year or for the foreseeable future. The determination of whether any corporation is, or will be, a PFIC for a tax year depends, in part, on the application of complex and fact-sensitive U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of the corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this summary. Accordingly, there can be no assurance that BIOX will not be a PFIC for 2022 or any subsequent year. You should consult your own tax advisor regarding the PFIC status of BIOX.
If BIOX is a PFIC for any taxable year during which you hold BIOX Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” (generally, any distribution treated as received by the U.S. Holder on the Ordinary Shares in a taxable year that are greater than 125 per cent. of the annual distributions treated as received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares) that you receive and any gain you realize from a sale or other disposition (including a pledge) of BIOX Ordinary Shares, unless you make a “mark-to-market” or “qualified electing fund” election as discussed below. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over your holding period for the BIOX Ordinary Shares;

•
the amount allocated to the current taxable year, and any taxable year in your holding period prior to the first taxable year in which BIOX became a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

If BIOX is a PFIC for any year during which you hold BIOX Ordinary Shares, BIOX generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold BIOX Ordinary Shares. If BIOX ceases to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the BIOX Ordinary Shares. Dividends paid by BIOX in any year for which it is a PFIC or any year following such year will not be eligible for the reduced rate of tax described under “Taxation of Dividends.”
If BIOX is a PFIC and you make a “mark-to-market” election, you generally will include as ordinary income the excess, if any, of the fair market value of the BIOX Ordinary Shares at the end of each taxable year over your adjusted basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted basis of the BIOX Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Any gain recognized on the sale or other disposition of the BIOX Ordinary Shares will be treated as ordinary income. The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in the applicable U.S. Treasury regulations. A mark-to-market election cannot be made for any lower-tier PFICs.
As an alternative to a mark-to-market election, if BIOX is a PFIC you may be permitted to make a “qualified electing fund” election (a “QEF election”) with respect to your BIOX Ordinary Shares if BIOX provides the information necessary for such election to be made. If you make a QEF election, you will be currently taxable on your pro rata share of BIOX’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that BIOX is classified as a PFIC and will not be required to include such amounts in income when actually distributed by BIOX. There can be no assurance that BIOX will provide you with the necessary information that would enable you to make a QEF election if BIOX were a PFIC.
If BIOX is a PFIC for any year during which you hold BIOX Ordinary Shares, you generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to BIOX, generally with your federal income tax return for that year.
You should consult your own tax advisor regarding the application of the PFIC rules to an investment in the BIOX Ordinary Shares.
Information Reporting with Respect to Foreign Financial Assets
U.S. taxpayers that own certain foreign financial assets, including equity of foreign entities, with an aggregate value in excess of U.S.$50,000 at the end of the taxable year or U.S.$75,000 at any time during the taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds) may be required to file an information report with respect to such assets with their tax returns. The BIOX Ordinary Shares are expected to constitute foreign financial assets subject to these requirements unless the ordinary shares are held in an account at a financial institution (in which case the account may be reportable if maintained by a foreign financial institution). You are urged to consult your tax advisor regarding the application of this reporting requirement to your ownership of the BIOX Ordinary Shares.
This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it only addresses U.S. federal income tax and does not address any non-income tax or any foreign, state or local tax consequences. You should consult your own tax advisors concerning the U.S. federal income tax consequences of the merger and the ownership of BIOX Ordinary Shares in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

MBI STOCKHOLDER PROPOSALS
Merger Proposal
It is a condition to the completion of the merger that MBI Stockholders approve the merger proposal. In the merger, each MBI Stockholder will receive, for each eligible share of MBI Common Stock that is issued and outstanding as of immediately prior to the effective time of the merger, the merger consideration of 0.088 BIOX Ordinary Shares, further described in the section entitled “The Merger Agreement — Consideration to be Received in the Merger.”
The approval by such stockholders of this proposal is required by Section 251 of the DGCL and is a condition to the completion of the merger.
Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of MBI Common Stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal. Failure to vote on the merger proposal will have the same effect as a vote “AGAINST” the merger proposal.
MBI’s Board unanimously recommends a vote “FOR” the merger proposal.
Non-Binding Compensation Advisory Proposal
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, MBI is required to provide its stockholders the opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to MBI’s named executive officers that is based on or otherwise relates to the merger, as described in the section entitled “The Merger — Golden Parachute Compensation.” Accordingly, MBI Stockholders are being provided the opportunity to cast an advisory vote on such payments.
As an advisory vote, this proposal is not binding upon MBI or MBI’s Board or BIOX or BIOX’s Board, and approval of this proposal is not a condition to completion of the merger and is a vote separate and apart from the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the non-binding compensation advisory proposal and vice versa. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with MBI’s named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger proposal is approved (subject only to the contractual conditions applicable thereto). However, MBI seeks the support of its stockholders and believes that stockholder support is appropriate as the executive compensation programs are designed to incentivize executives to successfully execute a transaction such as that contemplated by the merger proposal from its early stages until consummation. Accordingly, holders of shares of MBI Common Stock are being asked to vote on the following resolution:
RESOLVED, that the stockholders of Marrone Bio Innovations, Inc. approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the named executive officers of Marrone Bio Innovations, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Golden Parachute Compensation.”
Approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares of MBI Common Stock present via the MBI special meeting website or represented by proxy at the MBI special meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal, and broker non-votes will have no effect on the outcome of the vote.
MBI’s Board unanimously recommends a vote “FOR” the non-binding compensation advisory proposal.
Adjournment Proposal
The MBI special meeting may be adjourned to another time and place if necessary or appropriate in order to permit the solicitation of additional proxies if there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to MBI Stockholders. MBI is asking its stockholders to authorize the holder of any proxy solicited by MBI’s Board to vote in favor of any adjournment of the MBI special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to MBI Stockholders.
Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of MBI Common Stock present via the MBI special meeting website or represented by proxy at the MBI special meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal, and broker non-votes will have no effect on the outcome of the vote.
MBI’s Board unanimously recommends a vote “FOR” the adjournment proposal.

MANAGEMENT OF BIOX AFTER THE MERGER
Management and Board of Directors
The table below presents the anticipated executive officers and board of directors of BIOX following the Closing of the merger. Biographical information and compensation for each member of the board of directors and senior management, and interest of management in certain transactions are incorporated by reference to this proxy statement/prospectus. See “Incorporation of Certain Documents by Reference.”
Name	Position
Federico Trucco	Chief Executive Officer and Executive Director
Enrique Lopez Lecube	Chief Financial Officer and Executive Director
Gloria Montaron Estrada	Executive Director
Carlos Camargo de Colón	Non-Executive Director
Natalia Zang	Non-Executive Director
Ari Freisinger	Non-Executive Director
Kyle P. Bransfield	Non-Executive Director
Fabian Onetti	Non-Executive Director
Yogesh Mago	Non-Executive Director
Keith McGovern	Non-Executive Director
BIOX expects that following its 2022 annual general meeting its board of directors will consist of no more than eight directors, including the two directors designated by MBI: Mr. Yogesh Mago and Mr. Keith McGovern. If following its 2022 annual general meeting BIOX’s board consists of more than eight directors, the board will include Mr. Mago, Mr. McGovern and a third director to be designated by MBI prior to the Closing.

COMPARISON OF EQUITYHOLDER RIGHTS
BIOX is incorporated as an exempted company with limited liability under the laws of the Cayman Islands, subject to the provisions of the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and its amended and restated memorandum and articles of association. MBI is incorporated in the State of Delaware and the rights of MBI Stockholders are governed by the Delaware General Corporation Law, which we refer to as the “DGCL,” and the MBI certificate of incorporation and bylaws. Upon completion of the transaction, each share of MBI Common Stock issued and outstanding immediately prior to the first effective time of the merger will be converted into the right to receive the merger consideration. As a result, MBI Stockholders will become BIOX shareholders and their rights will be governed principally by the laws of the Cayman Islands and the BIOX amended and restated memorandum and articles of association, which differ from Delaware law and the MBI certificate of incorporation and MBI bylaws.
Set forth below are the material differences between the rights of a holder of BIOX Ordinary Shares under the BIOX memorandum and articles of association and the Companies Act, on the one hand, and the rights of a holder of MBI Common Stock under the MBI certificate of incorporation, the MBI bylaws and the DGCL on the other hand.
The following summary does not reflect any rules of Nasdaq that may apply to BIOX or MBI in connection with the matters discussed, nor certain agreements unless expressly stated, that may expressly apply to these matters. You should read carefully relevant portions of the DGCL, the Companies Act (as amended) and the constituent documents of each of BIOX and MBI. For more information, see the section entitled “Where You Can Find Additional Information.” References to a “holder”, “member” or “shareholder” (as applicable) or in the following summary are to the registered holder of the applicable shares.
BIOX	MBI
Authorized Capital

The authorized share capital of BIOX is U.S.$10,100 divided into 100,000,000 ordinary shares of a par value of U.S.$0.0001 each.
As of May 31, 2022, BIOX had 45,869,132 ordinary shares issued and outstanding.

The aggregate number of shares of stock that MBI has the authority to issue is 270,000,000 shares, consisting of 250,000,000 shares of common stock, par value $0.00001 per share and 20,000,000 shares of preferred stock, par value $0.00001 per share.
As of May 31, 2022, the record date for the MBI special meeting, MBI had 182,378,219 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
The MBI certificate of incorporation authorizes its board of directors, without stockholder approval, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof. MBI’s Board can, without stockholder approval, issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock.

Size, Classification and Term of Board of Directors
Pursuant to the BIOX articles of association, there shall be a board of directors consisting of not less than one person provided however that BIOX may by ordinary resolution increase or reduce the limits	The MBI bylaws provide that the number of directors constituting its board of directors shall be no less than two directors nor more than eleven, provided that the board of directors may increase or

BIOX	MBI

in the number of directors. The directors are not divided into classes.
“ordinary resolution” means a resolution passed by a simple majority of the members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is held, regard shall be had to the number of votes to which each member is entitled by the BIOX articles of association.
The board of directors of BIOX is not divided into classes.

decrease the number of directors, between two and eleven, by a bylaw, an amendment thereof or a resolution duly adopted by the board of directors. The number of directors of MBI’s Board is currently set at eight.
Under MBI bylaws, three-quarters of the board as a whole must be independent directors. The board of directors may, by resolution passed by a majority of the board, designate one or more committees.
The MBI certificate of incorporation and bylaws provide for a classified board of directors and divide the board of directors into three separate classes.
The MBI bylaws provide that, at each annual meeting of stockholders, each of the successors elected to replace the directors of a class whose term expired at such annual meeting shall be elected for three-year terms.
MBI’s bylaws do not establish term limits or require directors to retire at a certain age.

Nomination of Directors
Pursuant to the BIOX articles of association, members seeking to nominate candidates for election as Directors at the annual general meeting must deliver notice to the principal executive offices of BIOX not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.
The MBI bylaws provide that nominations of persons for election to MBI’s Board may be made:
•
by MBI’s Board;

•
in the case of an annual meeting, by any stockholder (i) who is entitled to vote for the election of directors at the annual meeting and (ii) who gives timely notice in writing to the secretary of MBI at its principal executive offices and includes in such notice all of the information required by the MBI bylaws to be contained in such notice in the manner set forth in the MBI bylaws.

The MBI bylaws provide that stockholders may not submit stockholder nominees to the board of directors for inclusion in MBI’s proxy materials in the absence of an applicable rule of the SEC requiring MBI to include a director nomination made by a stockholder in MBI’s proxy statement or information statement.

Election of Directors
Pursuant to the BIOX articles of association, BIOX may by ordinary resolution appoint any person to be a Director.	The MBI bylaws provide that each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; however, in the cases of contested elections (where the number of nominees exceeds the number of directors to be elected), directors shall be elected by the vote of a plurality of the votes cast.

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Prior to their nomination, all director candidates supply conditional letters of resignation to the secretary, which will be effective only in the event that (i) such nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election and (ii) such resignation is accepted by the board of directors.
Removal of Directors
Pursuant to the BIOX articles of association, BIOX may by ordinary resolution appoint any person to be a Director.	The MBI bylaws provide that directors may be removed from office at any time, with cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares entitled to vote generally in the election of directors.
Vacancies on the Board of Directors
The directors may appoint any person to be a director to fill a vacancy or as an additional director in accordance with the BIOX articles of association.	The MBI bylaws provide that any vacancies are filled by a majority of the board of directors then in office (even if less than a quorum) or by a sole remaining director, and the person so chosen shall hold office for the unexpired term of his or her predecessor and until his or her successor shall have been elected and qualified.
Voting
Pursuant to the BIOX articles of association, every member present at a general meeting in any such manner shall have one vote for every share held by such member. A resolution put to the vote of the meeting shall be decided on a poll.
Each share of MBI Common Stock entitles the holder to one vote at all meetings of MBI Stockholders.
The MBI bylaws provide that, except with regard to the election of directors in a contested election, as described above under “Election of Directors,” at any meeting duly called and held at which a quorum is present, a majority of votes cast at such meeting upon a given question by holders of outstanding shares of stock of all classes entitled to vote thereon who are present in person or by proxy shall decide such question.
Under Delaware law, a sale, lease or exchange of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the approval of the corporation’s board of directors and, with limited exceptions, the affirmative vote of a majority of the aggregate voting power of the outstanding stock entitled to vote on the transaction.

Cumulative Voting
BIOX shareholders do not have the right to cumulative voting.	MBI Stockholders do not have the right to cumulative voting.

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Shareholder Action by Written Consent
A resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of BIOX duly convened and held.	MBI’s certificate of incorporation and bylaws do not allow stockholders to act by written consent.
Amendment of the Articles of Association of BIOX and the Certificate of Incorporation of MBI
Pursuant to the Companies Act, the BIOX memorandum and articles of association may only be amended by a special resolution of the shareholders.
Under the DGCL, any proposal to amend, alter, change or repeal any provision of the MBI certificate of incorporation, except as may be provided in the terms of any preferred stock, requires approval by the affirmative vote of a majority outstanding shares of stock entitled to vote thereon.
The MBI certificate of incorporation further requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of the outstanding shares of stock of MBI entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of the MBI certificate of incorporation inconsistent with, Article V (relating to the creation of classes of the board of directors and the removal of directors), Article VI (relating to responsibilities of the board of directors, special meetings and annual meetings, elections, and bylaw amendments), or Article X (relating to amendments to the certificate of incorporation) of the MBI certificate of incorporation.

Amendment of Bylaws
Pursuant to the Companies Act, the BIOX memorandum and articles of association may only be amended by a special resolution of the shareholders.	The MBI bylaws may from time to time be supplemented, amended or repealed, or new bylaws may be adopted, by (i) the approval of stockholders holding sixty six and two thirds percent (66 2∕3%) of the outstanding shares of capital stock entitled to vote thereon, or (ii) the board of directors by unanimous written consent or at any regular or special meeting of the board of directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire board of directors.
Meeting Notice
Pursuant to the BIOX articles of association, at least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general	Under the DGCL and the MBI bylaws, written notice of annual and special meetings of MBI Stockholders must be given not less than 20 nor more than 60 days before the date of the meeting to

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nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by BIOX, provided that a general meeting of BIOX shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:
•
in the case of an annual general meeting, by all of the members entitled to attend and vote thereat; and

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in the case of an extraordinary general meeting, by a majority in number of the members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the shares giving that right.

each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
The MBI bylaws provide that notice to stockholders of an annual and special meeting of stockholders may be given personally or by mail. Notice of a special meeting must also state the purpose for which the special meeting is called.

Advance Notice
Members seeking to bring business before the annual general meeting (including to nominate candidates for election as Directors at the annual general meeting) must deliver notice to the principal executive offices of BIOX not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.
In order to submit any business to an annual meeting of stockholders (including the nomination of any individual for election to the board of directors), the MBI bylaws generally require a stockholder to give notice of such business in writing to the corporation not less than 45 days prior to the first anniversary of the date on which MBI first mailed its proxy materials for the previous year’s annual meeting of stockholders.
The public announcement of an adjournment or postponement of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder’s notice as described above.
To be in proper form, the notice must include:
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for nominations, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

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the name, age, business address and residence address of the person;

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the principal occupation or employment of the person;

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the class and number of shares of MBI stock which are beneficially owned by the person;

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any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

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for other proposals, as to each matter the stockholder proposes to bring before the annual meeting:

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•
a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

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any material interest of the stockholder proposing the business has in such business;

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as to the stockholder giving the notice:

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the name and record address of the stockholder;

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the class and number of shares of MBI stock which are beneficially owned by the stockholder;

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whether and the extent to which any hedging or other transaction the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of MBI stock has been entered into;

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whether and the extent to which any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of MBI stock (“Derivative Instruments”) is directly or indirectly beneficially owned;

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any rights to dividends on the shares of MBI stock owned beneficially by such stockholder that are separated or separable from the underlying shares of MBI;

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any proportionate interest in shares of MBI stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

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any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of MBI stock or Derivative Instruments, if any, as of the date of such notice.

Right to Call a Special Meeting of Shareholders
As a Cayman Islands exempted company, BIOX is not obliged by the Companies Act to call shareholders’ annual general meetings. The BIOX articles of association provide that BIOX may (but is not required to) in each year hold a general meeting as an annual general meeting in which case BIOX will specify the meeting as such in the notices calling it, and the annual general meeting will be	The MBI bylaws provide that a special meeting of stockholders may be called for any purpose or purposes by the chairman of the board of directors, the chief executive officer or the president, or the board of directors. Only such business shall be brought before a special meeting of stockholders as shall have been specified in the notice of such meeting.

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held at such time and place as may be determined by the directors. The directors, the chief executive officer or the chairman of the board of directors may call general meetings, and they shall on a members’ requisition forthwith proceed to convene an extraordinary general meeting of BIOX. A general meeting may be called by a requisition of members holding at the date of deposit of the requisition not less than ten per cent in par value of the issued shares which as at that date carry the right to vote at general meetings of BIOX.
Indemnification and Advancement of Expenses; Director Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own actual fraud, willful default, or dishonesty. The BIOX articles of association provide that:
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every director and officer of BIOX (which for the avoidance of doubt, shall not include auditors of BIOX), together with every former Director and former officer of BIOX (each an “Indemnified Person”) shall be indemnified out of the assets of BIOX against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No Indemnified Person shall be liable to BIOX for any loss or damage incurred by BIOX as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such Indemnified Person; and

•
BIOX shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than a derivative action), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by MBI’s certificate of incorporation, bylaws, disinterested director vote, shareholder vote, agreement or otherwise.
The MBI certificate of incorporation provides that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of MBI or is or was serving at the request of MBI as a director, officer, employee or agent of another corporation,

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partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection such action.
As permitted by the DGCL, the MBI certificate of incorporation provides that no director shall be liable to MBI or its stockholders for monetary damages for breach of fiduciary duty as a director, except directors shall be liable as required by the DGCL , now or as amended, including liability under Section 102(b)(7) of the DGCL, for the following:
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any breach of the director’s duty of loyalty to MBI or its stockholders;

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any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

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under Section 174 of the DGCL; and

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any transaction from which the director derived an improper personal benefit.

Appraisal and Dissenters Rights

The Companies Act provides for a right of dissenting shareholders in connection with a merger to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure.
In essence, where such rights apply, that procedure is as follows: (a) the shareholder must give a written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the

Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Delaware Court of Chancery in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.
Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a)  – (c). Appraisal rights are also available under the DGCL in certain other circumstances,

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constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase the member’s shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Grand Court of the Cayman Islands to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached.
These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.
The MBI certificate of incorporation does not provide for appraisal rights in any additional circumstance.

Dividends and Repurchases

Except as otherwise provided by the rights attached to any shares, BIOX shareholders are entitled to receive ratable dividends when, as and if declared by the directors out of funds legally available therefor.
Subject to the provisions of the Companies Act, and, where applicable, the rules of the relevant stock exchange and/or any competent regulatory authority, BIOX may purchase its own Shares (including any redeemable shares) in such manner and on such other terms as the directors may agree with the relevant member. BIOX may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital.

Under the DGCL, MBI Stockholders are entitled to receive dividends if, as and when declared by MBI’s Board. MBI’s Board may declare and pay a dividend to MBI Stockholders out of surplus or, if there is no surplus, out of net profits for the year in which the dividend is declared or the immediately preceding fiscal year, or both, provided that such payment would not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation. A dividend may be paid in cash, in shares of common stock or in other property.
Under the DGCL, MBI Common Stock may be acquired by MBI and subsidiaries of MBI without stockholder approval. Shares of such common stock

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owned by a majority-owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.
Under the DGCL, MBI may redeem or repurchase shares of its own common stock, except that generally it may not redeem or repurchase those shares if the capital of MBI is impaired at the time or would become impaired as a result of the redemption or repurchase of such shares. If MBI were to designate and issue shares of a series of preferred stock that is redeemable in accordance with its terms, such terms would govern the redemption of such shares. Repurchased and redeemed shares may be retired or held as treasury shares. Shares that have been repurchased but have not been retired may be resold by a corporation for such consideration as the board of directors may determine in its discretion.

Required Shareholder Votes for Certain Transactions

Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds (or such higher threshold as specified in the company’s amended and restated articles of association) of the shares that are voted at a quorate shareholder meeting, and pursuant to the BIOX amended and restated memorandum and articles of association; such actions include amending the BIOX memorandum and articles of association and approving a statutory merger or consolidation with another company.
No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger
Under Delaware law, a sale, lease or exchange of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the approval of the corporation’s board of directors and, with limited exceptions, the affirmative vote of a majority of the aggregate voting power of the outstanding stock entitled to vote on the transaction.

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was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose.
Under the BIOX articles of association, BIOX may by ordinary resolution:
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increase its share capital by such sum as the ordinary resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as BIOX in general meeting may determine;

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consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

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convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

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by subdivision of its existing share or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the memorandum of association or into shares without par value; and

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cancel any shares that at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the provisions of the Companies Act and with the approval of a special resolution, BIOX shall have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

State Antitakeover Statutes and Certain Articles of Incorporation Provisions
The BIOX directors will be limited in their ability to resist a change of control by their fiduciary duties to the company. Under Cayman Islands law, the directors will be required to consider the terms of the offer in good faith and act bona fide in the best interests of the company in relation to any takeover	MBI is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an interested

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proposal. There are no ‘antitakeover’ provisions in the BIOX articles of association (such as a classified board or limited director removal rights) that would be likely to have the effect of delaying, deferring or preventing a ‘takeover’ or change of control of BIOX.	stockholder, unless the board of directors approves the business combination or the transaction by which such stockholder becomes an interested stockholder, in either case, before the stockholder becomes an interested stockholder, the interested stockholder acquires 85% of the corporation’s outstanding voting stock in the transaction by which such stockholder becomes an interested stockholder, or the business combination is subsequently approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the corporation’s outstanding voting stock not owned by the interested stockholder.
Preemptive Rights
Under the Companies Act and the BIOX articles of association, BIOX, shareholders do not have statutory or other preemptive rights to acquire newly issued shares.	MBI Stockholders do not have preemptive rights to acquire newly issued capital stock.
Fiduciary Duties

Under Cayman Islands law, directors and officers owe the following fiduciary duties:
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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgement.

In addition to the fiduciary duties above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

Under Delaware law, the directors of MBI owe a duty of care and a duty of loyalty. The duty of care requires that directors act on an informed basis after due consideration of the relevant materials and appropriate deliberation. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty requires directors to act in what they reasonably believe to be the best interests of the company and its stockholders without any conflict of interest. A party challenging the propriety of a decision of a board of directors typically bears the burden of rebutting the applicability of the “business judgment rule” presumption, which presumes that directors acted in accordance with the duties of care and loyalty. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.
Under Delaware law, a member of the board of directors, or a member of any committee designated by the board of directors, is, in the performance of such member’s duties, fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably

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believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.
Exclusive Forum
The BIOX articles of association do not contain any exclusive forum provisions.
The MBI certificate of incorporation and bylaws provide that unless MBI consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the Court of Chancery in the State of Delaware is to be the sole and exclusive forum for all actions except:
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actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts; and

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actions in which a federal court has assumed exclusive jurisdiction of a proceeding.

Conflicts of Interest

As set out above in the “Fiduciary Duties” section, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders under Cayman Islands law provided that there is full disclosure by the directors. Generally this can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
The BIOX articles of association provide that:
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no person shall be disqualified from the office of director or prevented by such office from contracting with BIOX, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of BIOX which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to BIOX for any profit realized by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established; and

•
a director may vote in respect of any contract or transaction in which he or she is interested provided that the nature of the interest of any director in any such contract or transaction

Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (i) the material facts about such interested director’s interest are disclosed or are known to the board of directors or an informed and properly functioning independent committee thereof, and a majority of disinterested directors or such committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts about such interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.
Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

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shall be disclosed by him or her at or prior to its consideration and any vote thereon.
Non-competition Provisions
No equivalent provision.	The MBI certificate of incorporation and bylaws do not contain any noncompetitive provisions.
Rights of Inspections
BIOX shareholders will have no general right under Cayman Islands law to inspect or obtain copies of the BIOX register of members or corporate records. Pursuant to the BIOX articles of association, the directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of BIOX or any of them shall be open to the inspection of members not being directors and no member (not being a director) shall have any right of inspecting any account or book or document of BIOX except as conferred by the Companies Act or authorized by the Directors or by BIOX in general meeting.	Under Section 220 of the DGCL, a stockholder or its agent has a right to inspect MBI’s stock ledger, a list of all of its stockholders and its other books and records during the usual hours of business upon written demand stating its purpose (which must be reasonably related to such person’s interest as a stockholder). If MBI refuses to permit such inspection or refuses to reply to the request within five business days of the demand, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection.
Shareholder Suits

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, BIOX would be the proper plaintiff in any claim based on a breach of duty owed to BIOX, and a claim against (for example) the officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority. A shareholder may also have a direct right of action against BIOX where the individual rights of that shareholder have been infringed or are about to be infringed.

Generally, MBI is subject to potential liability under the federal securities laws and under Delaware law. Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. The DGCL also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. In certain circumstances, class action lawsuits are available to stockholders.
Disclosure Interest in Shares
There are no provisions under Cayman Islands law or in the BIOX articles of association whereby persons acquiring, holding or disposing of a	Neither the DGCL nor the MBI certificate of incorporation or bylaws impose an obligation with respect to disclosure by stockholders of their

BIOX	MBI
certain percentage of BIOX Ordinary Shares are required to make disclosure of their ownership percentage. Acquirers of BIOX Ordinary Shares are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than 5% of the outstanding BIOX Ordinary Shares must, within 10 days after such acquisition and subject to certain exceptions, file a Schedule 13D with the SEC disclosing specified information, and send a copy of the Schedule 13D to BIOX and to each securities exchange on which BIOX Ordinary Shares are traded. Amendments to Schedule 13D representing changes in co-ownership or intentions with respect to BIOX must be filed promptly.
interests in MBI Common Stock, except as part of a stockholders’ nomination of a director or stockholder proposals to be made at an annual meeting. Acquirers of MBI Common Stock are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than 5% of the outstanding shares of MBI Common Stock must, within 10 days after such acquisition and subject to certain exceptions, file a Schedule 13D with the SEC disclosing specified information, and send a copy of the Schedule 13D to MBI and to each securities exchange on which MBI Common Stock is traded. Amendments to Schedule 13D representing changes in co-ownership or intentions with respect to MBI must be filed promptly.
MBI is required by the rules of the SEC to disclose in the proxy statement relating to its annual meeting of stockholders the identity and number of shares of MBI voting securities beneficially owned by:
•
each of its directors;

•
its principal executive officer;

•
its principal financial officer;

•
each of its three most highly compensated executive officers other than its principal executive officer and its principal financial officer;

•
all of its directors and executive officers as a group; and

•
any beneficial owner of 5% or more of the MBI voting securities of which MBI is aware.

Related Party Transactions

Pursuant to the BIOX articles of association, if the shares (or depositary receipts therefor) are listed or quoted on a designated stock exchange, BIOX is required to conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the audit committee for the review and approval of potential conflicts of interest.
BIOX adopted a related person transaction approval policy, for the review of any transaction, arrangement or relationship in which it is a participant, if the amount involved exceeds U.S.$120,000 and one of BIOX’s executive officers, directors, director nominees or beneficial holders of more than 5% of BIOX’s total equity (or their immediate family members), each of whom we refer

MBI’s Board adopted a code of business conduct and ethics that applies to MBI’s employees, officers, and directors.
The policy advises directors to discuss any concerns related to conflicts of interest with the chairman of the board.
MBI is required to disclose certain information regarding related party transactions in accordance with SEC rules.

BIOX	MBI
to as a related person, has a direct or indirect material interest.
Annual and Periodic Reporting Requirements
Under Cayman Islands law, annual reporting requirements for BIOX are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act.
As a U.S. public company and a non-accelerated filer and smaller reporting company under SEC rules, MBI must file with the SEC, among other reports and notices:
•
an Annual Report on Form 10-K within 90 days after the end of the fiscal year; and

•
a Quarterly Report on Form 10-Q within 45 days after the end of each fiscal quarter.

These reports are MBI’s principal disclosure documents, and in addition to financial statements, these reports include details of MBI’s business, its capitalization and recent transactions; management’s discussion and analysis of MBI’s financial condition and operating results; and officer certifications regarding disclosure controls and procedures, among other matters. In addition, MBI must file with the SEC:
•
a proxy statement in connection with the annual stockholders meeting containing information regarding MBI’s executive compensation and the holdings of MBI securities by MBI’s directors, executive officers, and greater than 5% stockholders; and

•
Current Reports on Form 8-K within four business days of the occurrence of specified or other important corporate events.

The corporate events required to be disclosed on Form 8-K include, among other things:
•
entry into a material agreement;

•
unregistered sales of equity securities;

•
changes in control;

•
changes in the composition of the board of directors or executive officers; and

•
amendments to articles of incorporation or bylaws.

Further, MBI’s officers, directors and 10% stockholders are subject to the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder with respect to their purchases and sales of MBI Common Stock.

BIOX	MBI
Proxy Statements and Reports
There are no equivalent statutory notice and/or disclosure rules under Cayman Islands law for the solicitation of proxies for shareholder meetings, provided that the relevant provisions in the BIOX articles of association are followed. Shareholders may have certain statutory rights under the Contracts Act (as revised) in respect to negligent misstatements contained in a proxy statement used to obtain consent to a transaction. The BIOX articles of association provide that an instrument appointing a proxy may be in any usual or common form (or such other form as the directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.	Under the Exchange Act proxy rules, MBI must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.
Board Remuneration
Pursuant to the BIOX articles of association, the remuneration to be paid to the directors, if any, shall be such remuneration as the directors shall determine. The directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors, or general meetings of BIOX, or separate meetings of the holders of any class of Shares or debentures of BIOX, or otherwise in connection with the business of BIOX or the discharge of their duties as a director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other. The directors may by resolution approve additional remuneration to any director for any services which in the opinion of the Directors go beyond his ordinary routine work as a director.	MBI directors who are also employees of or consultants to MBI do not receive additional compensation for board service. MBI’s other directors receive annual and quarterly retainers for their service, which retainers are paid in the form of restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF BIOX
The following table presents information as to the beneficial ownership of BIOX Ordinary Shares as of May 31, 2022 for:
•
each person, or group of affiliated persons, known by BIOX to beneficially own more than five percent of BIOX Ordinary Shares;

•
each of BIOX’s named executive officers as identified in BIOX’s Annual Report in Form 20-F filed with the SEC on October 29, 2021;

•
each of the current BIOX directors; and

•
all current executive officers and directors of BIOX as a group.

For the purposes of this table, a person is deemed to have “beneficial ownership” of any shares on a given date in which such person has the right to acquire within the 60 days after such date. For the purpose of computing the percentage of outstanding shares held by each person, or group of persons, named below on a given date, any security which such person or persons have the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them. They have the same voting rights as all other holders of ordinary shares.
Percentage ownership of BIOX Ordinary Shares in the table is based on 45,869,132 BIOX Ordinary Shares issued and outstanding on May 31, 2022. Unless otherwise indicated, the address of each of the individuals and entities named below is Ocampo 210 bis, Predio CCT, Rosario, Province of Santa Fe, Argentina.
Name of Beneficial Owner	Shares Beneficially Owned
	Votes (#)	Votes (%)
5% Stockholders
Bioceres LLC(1) 1209 Orange Street, Wilmington, DE 19801	23,487,020	51.2
DRACO Capital Investment Management Company S.A. Dr. Luis Bonavita 1294, Office 2410, Montevideo, Uruguay	8,158,878	17.8
Named Executive Officers and Directors
Federico Trucco	212,970	*
Enrique López Lecube	134,795	*
Ricardo Yapur	115,523	*
Gloria Montaron Estrada	78,004	*
Gerónimo Watson	122,465	*
Jorge Wagner	86,947	*
Carlos Camargo de Colón	16,284	*
Natalia Zang	—	—
Ari Freisinger	55,399	*
Kyle P. Bransfield(2)	129,038	*
Fabian Onetti	—	—
All Current Executive Officers and Directors as a Group (11 persons)	951,425	*

Notes: —
* Less than 1%

(1)
As reported in the Schedule 13D/A filed on April 5, 2022, Bioceres LLC owns 20,366,730 BIOX Ordinary Shares and has the shared power to vote an additional 3,120,290 BIOX Ordinary Shares pursuant to the shareholders agreement, dated as of March 5, 2019, by and between Bioceres LLC, Pedro Enrique Mac Mullen, María Marta Mac Mullen and International Property Services Corp. Bioceres LLC is wholly owned by Bioceres S.A., a company organized under the laws of Argentina with its registered office at Ocampo 2010bis, Predio CCT, Rosario, Argentina. As a result, Bioceres S.A. may be deemed to be the ultimate beneficial owner of shares of common stock held by Bioceres LLC.

(2)
Includes shares held by Union Acquisition Associates, LLC, an entity controlled by Mr. Bransfield.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MBI
The following table sets forth certain information with respect to the beneficial ownership of MBI Common Stock as of May 31, 2022, for:
•
each person, or group of affiliated persons, known by us to beneficially own more than five percent of the MBI Common Stock;

•
each named executive officer as identified in MBI’s Amendment No. 1 to the Annual Report in Form 10-K/A filed with the SEC on April 29, 2022;

•
each of the current MBI directors; and

•
all current executive officers and directors of MBI as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of MBI Common Stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after May 31, 2022.
Applicable percentage ownership is based on 182,378,219 shares of MBI Common Stock outstanding as of May 31, 2022. In computing the number of shares of MBI Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of MBI Common Stock subject to such person’s options and warrants exercisable within 60 days of May 31, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed in the table is c/o Marrone Bio Innovations, Inc., 7780-420 Brier Creek Parkway, Raleigh, NC 27617.
Name and Address of Beneficial Owner	Shares Beneficially Owned
	Shares (#)	Shares (%)
5% Stockholders:
Entities affiliated with Ospraie Ag Science LLC(1) 437 Madison Avenue, 28th Floor New York, NY 10022	70,836,258	38.8
Entities affiliated with Ardsley Advisory Partners(2) 262 Harbor Drive Stamford, CT 06902	18,335,767	10.1
Directors and Named Executive Officers:
Kevin Helash(3)	381,003	*
Lara L. Lee(4)	113,241	*
Pamela G. Marrone, Ph.D.(5)	3,046,898	1.9
Yogesh Mago(6)	286,520	*
Keith McGovern(7)	238,018	*
Zachary S. Wochok, Ph.D.(8)	397,131	*
Robert A. Woods(9)	427,277	*
Stuart Woolf(10)	240,479	*
James B. Boyd(11)	1,739,032	*
Suping (Sue) Liu Cheung(12)	106,960	*
Linda V. Moore(13)	966,246	*
All current directors and executive officers as a group (13 persons)(14)	12,754,269	7.0

Notes: —
*
Represents beneficial ownership of less than 1% of the outstanding MBI Common Stock.

(1)
As reported in the Schedule 13D/A filed on December 17, 2021, Mr. Dwight Anderson is the Managing Member of Ospraie Ag Science LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of Ospraie Ag Science LLC. Ospraie Ag Science LLC disclaims any beneficial ownership in such securities. The address for each of Ospraie Ag Science LLC and Mr. Dwight Anderson is c/o Ospraie Management LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022.

(2)
As reported in the Schedule 13G filed on February 8, 2022, the securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are owned, advised or sub-advised by Ardsley Advisory Partners LP, Ardsley Advisory Partners GP LLC, Ardsley Partners I GP LLC, Phillip J. Hempleman, and Ardsley Partners Renewable Energy Fund, L.P. The address for these entities is 262 Harbor Drive, 4th Floor, Stamford,
Connecticut 06902.

(3)
Includes 273,587 share of MBI Common Stock issuable upon the exercise of options exercisable within 60 days and 24,838 shares subject to restricted stock units settleable within 60 days held by Mr. Helash. Does not include 2,593,686 shares of MBI Common Stock issuable to Mr. Helash upon the exercise of options not exercisable within 60 days. Does not include 153,993 shares of MBI Common Stock issuable to Mr. Helash upon the settlement of restricted stock units not settleable within 60 days.

(4)
Includes 113,241 shares subject to restricted stock units settleable within 60 days. Does not include 43,946 shares of MBI Common Stock issuable to Ms. Lee upon the settlement of restricted stock units not settleable within 60 days.

(5)
Includes 1,387,618 shares of MBI Common Stock issuable upon the exercise of options, 195,007 shares subject to restricted stock units settleable within 60 days, 6,442 shares of MBI Common Stock held by Florence H. Marrone TOD Pamela G. Marrone and 53,134 shares of MBI Common Stock held by Dr. Marrone and Michael Rogers. Does not include 833,334 shares of MBI Common Stock issuable to Dr. Marrone upon the settlement of restricted stock units not settleable within 60 days.

(6)
Includes 286,520 shares subject to restricted stock units settleable within 60 days. Does not include 25,000 shares of MBI Common Stock issuable to Mr. Mago upon the settlement of restricted stock units not settleable within 60 days.

(7)
Includes 238,018 shares subject to restricted stock units settleable within 60 days. Does not include 25,000 shares of MBI Common Stock issuable to Mr. McGovern upon the settlement of restricted stock units not settleable within 60 days.

(8)
Includes 391,331 shares subject to restricted stock units settleable within 60 days and 5,000 shares of MBI Common Stock held by The Zachary S Wochok & Barbara N Wochok Trust. Does not include 25,000 shares of MBI Common Stock issuable to Mr. Wochok upon the settlement of restricted stock units not settleable within 60 days.

(9)
Includes 413,777 shares subject to restricted stock units settleable within 60 days and 13,500 shares of MBI Common Stock held by Mr. Woods and Lynn Woods. Does not include 25,000 shares of MBI Common Stock issuable to Mr. Woods upon the settlement of restricted stock units not settleable within 60 days.

(10)
Includes 240,479 shares subject to restricted stock units settleable within 60 days. Does not include 25,000 shares of MBI Common Stock issuable to Mr. Woolf upon the settlement of restricted stock units not settleable within 60 days.

(11)
Includes 990,000 shares of MBI Common Stock issuable upon the exercise of options.

(12)
Includes 105,153 shares of MBI Common Stock issuable upon the exercise of options and 1,807 shares of MBI Common Stock subject to restricted stock units settleable within 60 days.

(13)
Includes 611,023 shares of MBI Common Stock issuable upon the exercise of options exercisable within 60 days, 331,576 shares of MBI Common Stock subject to restricted stock units settleable within 60 days. Does not include 298,068 shares of MBI Common Stock issuable to Ms. Moore upon the exercise of options not exercisable within 60 days. Does not include 95,617 shares of MBI Common Stock issuable to Ms. Moore upon the settlement of restricted stock units not settleable within 60 days.

(14)
Includes 3,591,071 shares subject to restricted stock units settleable within 60 days and 2,611,490 shares of MBI Common Stock issuable upon the exercise of options exercisable within 60 days. Does not include 3,596,666 shares of MBI Common Stock issuable upon the settlement of outstanding options not exercisable, or upon settlement of 1,463,903 restricted stock units not settleable within 60 days.

PRICE RANGE OF SECURITIES AND DIVIDENDS
BIOX
Price Range of BIOX Securities
The following table shows, for the periods indicated, the high and low sales prices per share of BIOX Ordinary Shares as reported by Bloomberg.
	BIOX Ordinary Shares
	High	Low
Quarter Ended
2020
Third Quarter	6.35	4.95
Fourth Quarter	6.49	5.22
2021
First Quarter	11.19	6.15
Second Quarter	15.78	10.55
Third Quarter	14.32	12.40
Fourth Quarter	16.00	12.76
2022
First Quarter	14.89	11.07
Second Quarter (through May 31, 2022)	14.89	11.12
Dividends
BIOX has not paid any dividends since its inception.
MBI
Price Range of MBI Securities
The following table shows, for the periods indicated, the high and low sales prices per share of MBI Common Stock as reported by Bloomberg.
	MBI Common Stock
	High	Low
Quarter Ended
2020
Third Quarter	1.45	1.06
Fourth Quarter	1.38	1.10
2021
First Quarter	2.79	1.27
Second Quarter	1.95	1.35
Third Quarter	1.66	0.82
Fourth Quarter	0.97	0.65
2022
First Quarter	1.15	0.58
Second Quarter (through May 31, 2022)	1.21	0.83
Dividends
MBI has not paid any cash dividends since its inception.

Comparison of MBI and BIOX Market Prices and Implied Value Per Share of MBI Common Stock of the Merger Consideration
The following table sets forth the closing sale price per MBI Share and per share of BIOX Ordinary Shares as reported on the Nasdaq Capital Market on March 15, 2022, the last trading day prior to the public announcement of the merger, and on May 31, 2022, the last practicable trading day before the filing of the registration statement of which this proxy statement/prospectus forms a part with the SEC. The table also shows the estimated implied value of the stock consideration proposed for each share of MBI Common Stock as of the same two dates. This implied value was calculated by multiplying the closing price of a BIOX Ordinary Share on the relevant date by the exchange ratio of 0.088 BIOX Ordinary Shares for each share of MBI Common Stock.
	BIOX Ordinary Shares	MBI Common Stock	Implied Per Share Value of Merger Consideration
March 15, 2022	14.73	0.7706	1.2962
May 31, 2022	14.68	1.17	1.29184
The market prices of BIOX Ordinary Shares and MBI Common Stock have fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate prior to, and in the case of BIOX Ordinary Shares, after the completion of the merger. No assurance can be given concerning the market prices of BIOX Ordinary Shares or MBI Common Stock before completion of the merger or of BIOX Ordinary Shares after completion of the merger. The Exchange Ratio is fixed in the merger agreement, but the market price of BIOX Ordinary Shares (and therefore the value of the merger consideration) when received by MBI Stockholders after the merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to MBI Stockholders in determining whether to approve the merger proposal. MBI Stockholders are encouraged to obtain current market quotations for BIOX Ordinary Shares and MBI Common Stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference herein. For more information, see the section entitled, “Where You Can Find More Information” on page 10.

ADDITIONAL INFORMATION
Submission of Future Proposals
MBI’s Board is not currently aware of any business to be acted upon at the Stockholder Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement/prospectus confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Stockholder Meeting and with respect to any other matters which may properly come before the Stockholder Meeting.
Delivery of Documents to Stockholders
Pursuant to the rules of the SEC, MBI and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of MBI’s proxy statement. Upon written or oral request, MBI will deliver a separate copy of the proxy statement to any shareholder at a shared address who wishes to receive separate copies of such documents in the future. MBI Stockholders receiving multiple copies of such documents may likewise request that MBI deliver single copies of such documents in the future. MBI Stockholders may notify MBI of their requests by calling or writing Morrow Sodali at Morrow Sodali’s offices at 509 Madison Avenue, Suite 1206, New York, NY 10022, (800) 662-5200, Attn: Investor Relations or by sending an e-mail to MBII@investor.morrowsodali.com.
Transfer Agent and Registrar
The registrar and transfer agent for the MBI Common Stock and BIOX Ordinary Shares is American Stock Transfer and Trust Company, LLC. MBI has agreed to indemnify American Stock Transfer and Trust Company, LLC in its roles as transfer agent and against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

LEGAL MATTERS
The validity of the BIOX Ordinary Shares to be issued in connection with the merger will be passed upon by Maples and Calder (Cayman) LLP and the material U.S. federal income tax consequences of the merger will be passed upon by Linklaters LLP for BIOX and Morrison & Foerster LLP for MBI.

EXPERTS
The consolidated financial statements of Marrone Bio Innovations, Inc. incorporated by reference in this proxy statement/prospectus, have been audited by Marcum LLP, an independent registered public accounting firm as stated in their report incorporated by reference in this proxy statement/prospectus (which report contains an explanatory paragraph regarding the ability of Marrone Bio Innovations, Inc. to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements incorporated in this proxy statement/prospectus by reference to the Bioceres Crop Solutions Corp.’s Annual Report on Form 20-F for the year ended June 30, 2021 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
BIOX’s Cayman Islands legal counsel have advised that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against the company judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the company predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statement of Financial Position
as of March 31, 2022
(in U.S.$ thousands)
	BIOX	MBI	MBI – IFRS adjustments	Pro forma adjustments	Financing	Notes	Pro forma combined
Assets
Current assets
Cash and cash equivalents	39,041	9,362	—	(14,986)	45,000	5.d) – 6.	78,417
Other financial assets	2,244	—	—	—	—		2,244
Trade receivables	113,388	12,110	—	—	—		125,498
Other receivables	16,458	1,369	—	—	—		17,827
Income and minimum presumed recoverable income taxes	1,273	—	—	—	—		1,273
Inventories	102,351	10,122	—	—	—		112,473
Biological assets	22,199	—	—	—	—		22,199
Total current assets	296,954	32,963	—	(14,986)	45,000		359,931
Non-current assets
Other financial assets	860	1,560	—	—	—		2,420
Other receivables	1,965	—	—	—	—		1,965
Deferred tax assets	4,583	—	—	—	—		4,583
Investments in joint ventures and associates	35,783	—	—	—	—		35,783
Property, plant and equipment	50,657	12,456	—	—	—		63,113
Intangible assets	75,715	18,426	13,622	91,925	—	2.c) – 4. – 5.f)	199,688
Goodwill	34,689	6,740	—	113,808	—	4.	155,237
Right of use asset	1,700	3,329	(375)	—	—	2.a)	4,654
Other assets	674	740	—	—	—		1,414
Total non-current assets	206,626	43,251	13,247	205,733	—		468,857
Total assets	503,580	76,214	13,247	190,747	45,000		828,788

Unaudited Pro Forma Condensed Combined Statement of Financial Position (continued)
as of March 31, 2022
(in U.S.$ thousands)
	BIOX	MBI	MBI – IFRS adjustments	Pro forma adjustments	Financing	Notes	Pro forma combined
Liabilities
Current liabilities
Trade and other payables	123,224	15,713	—	7,669	—	5.e)	146,606
Borrowings	76,364	24,280	—	(7,394)	—	5.d)	93,250
Employee benefits and social security	6,601	—	—	—	—		6,601
Deferred revenue and advances from customers	2,655	285	—	—	—		2,940
Income tax payable	5,971	—	—	—	—		5,971
Consideration for acquisition	1,917	—	—	—	—		1,917
Convertible notes	37,578	—	—	—	—		37,578
Lease liabilities	839	1,433	—	—	—		2,272
Total current liabilities	255,149	41,711	—	275	—		297,135
Non-current liabilities
Borrowings	78,155	7,592	—	(7,592)	—	5.d)	78,155
Deferred tax liabilities	27,991	—	—	—	—		27,991
Consideration for acquisition	10,831	—	—	—	—		10,831
Convertible notes	12,896	—	—	—	7,422	6.	20,318
Deferred revenue and advances from customers	—	1,079	—	—	—		1,079
Lease liabilities	540	2,153	—	—	—		2,693
Other liabilities	957	807	—	—	—		1,764
Total non-current liabilities	131,370	11,631	—	(7,592)	7,422		142,831
Total liabilities	386,519	53,342	—	(7,317)	7,422		439,966
Equity
Equity attributable to owners of the parent	88,307	22,872	13,247	198,064	37,578	5.c) – 5.f) – 6.	360,068
Non-controlling interests	28,754	—	—	—	—		28,754
Total equity	117,061	22,872	13,247	198,064	37,578		388,822
Total equity and liabilities	503,580	76,214	13,247	190,747	45,000		828,788

Unaudited Pro Forma Condensed Combined Statement of Income
for the nine-month period ended March 31, 2022
(in U.S.$ thousands)(1)
	BIOX	MBI(2)	MBI – IFRS adjustments	Pro forma adjustments	Notes	Pro forma combined
Revenues from contracts with customers	226,899	31,771	—	—		258,670
Government grants	—	—	—	—		—
Initial recognition and changes in the fair value of biological assets	4,183	—	—	—		4,183
Changes in the net realizable value of agricultural products after harvest	(2,031)	—	—	—		(2,031)
Total	229,051	31,771	—	—		260,822
Cost of sales	(139,039)	(13,056)	—	—		(152,095)
Operating expenses	(57,684)	(35,759)	6,552	(4,083)	2. – 5.f)	(90,974)
Share of profit or loss of joint ventures and associates	715	—	—	—		715
Other income or expenses, net	(3,156)	(162)	—	—		(3,318)
Operating profit	29,887	(17,206)	6,552	(4,083)		15,150
Financial results	(18,186)	(658)	(193)	—	2.	(19,037)
Profit before income tax	11,701	(17,864)	6,359	(4,083)		(3,887)
Income tax	(11,077)	10	—	—	5.b)	(11,067)
Profit (loss) for the period	624	(17,854)	6,359	(4,083)		(14,954)
Profit (loss) for the period attributable to:
Equity holders of the parent	(2,188)	(17,854)	6,359	(4,083)		(17,766)
Non-controlling interests	2,812	—	—	—		2,812
	624	(17,854)	6,359	(4,083)		(14,954)
Profit (loss) per share
Basic profit (loss) attributable to ordinary equity holders of the parent	(0.0532)	(0.0991)	—	(0.1936)		(0.2855)
Diluted profit (loss) attributable to ordinary equity holders of the parent	(0.0532)	(0.0991)	—	(0.1936)		(0.2855)
Weighted average number of shares
Basic	41,138,527	180,208,664	—	21,092,263	5.g)	62,230,790
Diluted(3)	41,138,527	180,208,664	—	21,092,263		62,230,790

Notes: —
(1)
Except (loss) profit per shares (in U.S.$) and weighted average number of shares.

(2)
The nine-month period ended March 31, 2022 for MBI was calculated using its Statement of Operation for the three-month period ended March 31, 2022, added with its Statement of Operation for the fiscal year ended December 31, 2021, net of its Statement of Operation for the six-month period ended June 30, 2021, plus its Statements of Operation for the three-month period ended March 31, 2022.

(3)
For the nine-month period ended March 31, 2022, BIOX, MBI and Pro Forma Combined diluted EPS were the same as basic EPS as the effect of potential ordinary shares would be antidilutive.

Unaudited Pro Forma Condensed Combined Statement of Income
for the year ended June 30, 2021
(in U.S.$ thousands)(1)
	BIOX	MBI(2)	MBI – IFRS adjustments	Pro forma adjustments	Notes	Pro forma combined
Revenues from contracts with customers	206,698	40,182	—	—		246,880
Government grants	2	—	—	—		2
Initial recognition and changes in the fair value of biological assets	2,826	—	—	—		2,826
Changes in the net realizable value of agricultural products after harvest	—	—	—	—		—
Total	209,526	40,182	—	—		249,708
Cost of sales	(118,642)	(15,529)	—	—		(134,171)
Operating expenses	(53,220)	(39,566)	7,913	(13,114)	2. – 5.e) – 5.f)	(97,987)
Share of profit or loss of joint ventures and associates	997	—	—	—		997
Other income or expenses, net	(279)	57	—	—		(222)
Operating profit	38,382	(14,856)	7,913	(13,114)		18,325
Financial results	(27,852)	(1,721)	(307)	—	2	(29,880)
Profit before income tax	10,530	(16,577)	7,606	(13,114)		(11,555)
Income tax	(14,351)	7	—	—	5.b)	(14,344)
Profit (loss) for the period	(3,821)	(16,570)	7,606	(13,114)		(25,899)
Profit (loss) for the period attributable to:
Equity holders of the parent	(6,871)	(16,570)	7,606	(13,114)		(28,949)
Non-controlling interests	3,050	—	—	—		3,050
	(3,821)	(16,570)	7,606	(13,114)		(25,899)
Profit (loss) per share
Basic profit (loss) attributable to ordinary equity holders of the parent	(0.1752)	(0.1021)	—	(0.6217)		(0.4800)
Diluted profit (loss) attributable to ordinary equity holders of the parent	(0.1752)	(0.1021)	—	(0.6217)		(0.4800)
Weighted average number of shares
Basic	39,218,632	162,328,762	—	21,092,263	5.g)	60,310,895
Diluted(3)	39,218,632	162,328,762	—	21,092,263		60,310,895

Notes: —
(1)
Except profit (loss) per share (in U.S$) and weighted average number of shares.

(2)
The twelve-month period ended June 30, 2021 for MBI was calculated using its Statement of Operation for the fiscal year ended December 31, 2020, net of its Statement of Operation of the six-month period ended June 30, 2020, plus its Statement of Operation of the six-month period ended June 30, 2021.

(3)
For the year ended June 30, 2021, BIOX, MBI and Pro Forma Combined diluted EPS were the same as basic EPS as the effect of potential ordinary shares would be antidilutive.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1.
Basis of preparation

Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how the merger might have affected historical financial statements, illustrating the scope of the change of BIOX’s financial position and results of operations.
The business combination was accounted for under the acquisition method of accounting in accordance with IFRS 3, Business Combinations. As the acquirer for accounting purposes, BIOX has not finalized the analysis of the fair value of MBI’s net assets acquired and performed a preliminary conversion to conform the U.S. GAAP accounting policies of MBI to its own accounting policies under IFRS.
2.
Accounting policy changes

The historical financial information of MBI was prepared in accordance with U.S. GAAP. The following preliminary adjustments convert its financial information from U.S. GAAP to IFRS and align its accounting policies to those applied by BIOX.
(a)   MBI adopted ASC 842 for lease accounting instead of IFRS 16 adopted by BIOX. The following adjustments reflect as if MBI had adopted IFRS 16:
(i)
As of March 31, 2022 a decrease in right of use asset of $375,000 due to increased depreciation.

(ii)
For the nine-month period ended March 31, 2022 a decrease in operating expenses of $172,000 due to increased depreciation and increase in financial expenses of $193,000 due to reclassification of operating lease interest expense.

(iii)
For the fiscal year ended June 30, 2021 a decrease in operating expenses of $222,000 due to increased depreciation and increase in financial expenses of $307,000 due to reclassification of operating lease interest expense.

(b)   Increase in operating expenses of $267,206 for the nine-month period ended March 31, 2022 and of $181,300 for the year ended June 30, 2021 to reflect the change from straight-line method use in U.S. GAAP to the accelerated method use in IFRS 2 of recognizing stock compensation expense.
(c)   Increase in intangible assets and a decrease of operating expenses of $6,113,065 in the nine-month period ended March 31, 2022 and of $7,509,328 in the fiscal year ended June 30, 2021 due to the capitalization of the research and development expenses that reaches the criteria of capitalization according BIOX accounting policy.
3.
Consideration of payment

Under the terms of the transaction, each share of MBI Common Stock will be exchanged at Closing for BIOX Ordinary Shares at a fixed ratio of 0.088. The preliminary consideration has been based on the quote of BIOX Ordinary Shares on The Nasdaq Global Select Market and on the outstanding number of MBI’s shares, as summarized below:
As of May 31, 2022
BIOX Quote	$14.68
Ratio of conversion	0.088
MBI outstanding shares	182,378,219
Estimated MBI shares from equity awards	4,837,485
Estimated BIOX shares to be issued	16,474,982
Estimated consideration of payment	$241,852,736
The actual purchase price will fluctuate until the effective date of the merger and the final valuation could differ significantly from the preliminary estimate. The following table illustrates the effect of changes in the price of BIOX Ordinary Shares on the estimated purchase price that may result at certain purchase price levels in the merger:

	BIOX Quote	Purchase Price
		(in millions)
Increase of 30%	$19.08	$314.4
Increase of 20%	$17.62	$290.2
Increase of 10%	$16.15	$266.0
Decrease of 10%	$13.21	$217.7
Decrease of 20%	$11.74	$193.5
Decrease of 30%	$10.28	$169.3

4.
Purchase price allocation

BIOX has performed a preliminary valuation analysis of the fair market value of MBI’s assets and liabilities. The following tables summarizes the preliminary purchase price allocation as of the acquisition date (in thousands).
Cash and cash equivalents	$9,362
Trade receivables and other receivables	13,479
Inventories	10,122
PP&E and right of use assets	15,410
Intangibles	123,974
Other assets	2,300
Trade and other payables	(17,077)
Borrowings	(31,872)
Lease liabilities	(3,586)
Other liabilities	(807)
Total net assets	$121,305
Goodwill	$120,548
Total consideration	$241,853
This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when BIOX has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include material changes in allocations to intangible assets such as trademark, developed technologies, in-process research and development technologies, and customer relationships as well as goodwill and other changes to assets and liabilities.
5.
Pro forma adjustments

The pro forma adjustments are based on BIOX’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
(a)   Reflects the adjustment of intangible assets acquired by BIOX to their estimated fair values. As part of the preliminary valuation analysis, BIOX identified intangible assets in form of in-process research and development projects, customer relationships and trademark. The fair value of identifiable intangible assets is determined primarily using the income method approach. These preliminary estimates of fair value will likely differ from final amounts BIOX will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial information. A change in the valuation of intangible assets would correspond to an increase or decrease in the balance of goodwill.
(b)   No adjustments have been performed in income tax since MBI deferred tax assets/liabilities have been fully offset by valuation allowances.

(c)   Represents the elimination of the historical equity of MBI and the issuance of BIOX Ordinary Shares to finance the acquisition, net of related transaction expenses.
(d)   Represents the payment of debt being accelerated due to the merger and change of control provisions included in certain of MBI’s debt agreements for a total amount of $15.0 million.
(e)   Represents the combined expenses related to the transaction estimated in $7.7 million.
(f)   Represents the amortization of the incremental value of intangibles recognized in the estimated purchase price allocation of $5.4 million and $4.1 million for the year ended June 30, 2021 and for the nine-month period ended March 31, 2022, respectively.
(g)   Represents the 16,474,982 estimated shares to be issue in consideration of payment plus the 4,617,281 shares issued in connection with the conversion of the outstanding convertible notes discussed below.
6.
Financing

In connection with the merger, on March 16, 2022, BIOX entered into a letter agreement with certain investors (the “Letter Agreement”), pursuant to which investors holding convertible notes of BIOX agreed to convert 75% of their outstanding convertible notes into 4.6 million BIOX Ordinary Shares. Such conversion occurred on April 1, 2022. Pursuant to the Letter Agreement, the remaining 25% of such outstanding convertible notes carrying rights to convert into approximately 1.5 million BIOX Ordinary Shares will be refinanced through a new unsecured term loan in the aggregate principal amount of approximately $24.0 million, with a 4-year maturity and no rights of conversion into common stock, hence eliminating the potential issuance of the mentioned 1.5 million BIOX Ordinary Shares. The new term loan is subject to the negotiation of customary definitive documentation. The Letter Agreement also contains a commitment by certain investors to purchase a new convertible note in an aggregate principal amount of approximately $45.0 million. Given that the terms of the transaction contemplated by the Letter Agreement are not agreed yet, BIOX has assumed that all the proceeds will qualify as a liability.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
Bioceres Crop Solutions Corp.,
BCS Merger Sub, Inc.
and
Marrone Bio Innovations, Inc.
Dated as of March 16, 2022

A-i

A-ii

A-iii

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 16, 2022, by and among Bioceres Crop Solutions Corp., a Cayman Islands exempted company (“Parent”), BCS Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in ARTICLE I.
WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of Parent that was formed for purposes of consummating the transactions contemplated by this Agreement;
WHEREAS, subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware, it is proposed that Merger Sub will merge with and into the Company with the Company surviving the merger as a direct, wholly owned Subsidiary of Parent (the “Merger”), and each share of common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”) (other than Excluded Shares) that is then outstanding will thereupon be cancelled and converted into the right to receive the Share Consideration, all upon the terms and subject to the conditions set forth herein.
WHEREAS, the parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3 and Section 354(a)(1) of the Code.
WHEREAS, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are entering into that certain Support Agreement, dated as of the date hereof (the “Company Support Agreement”), pursuant to which such stockholders have agreed to take certain actions to support the transactions contemplated by this Agreement, including the Merger.
WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend adoption of this Agreement by such stockholders, all upon the terms and subject to the conditions set forth herein.
WHEREAS, the Board of Directors of Parent (“Parent Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent, and (ii) adopted a resolution approving this Agreement and declaring its advisability and approving the Merger and the other transactions contemplated hereby (including the approval of the issuance of the Parent Ordinary Shares as Share Consideration pursuant to the terms and conditions hereof).
WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interest of Merger Sub, (ii) adopted a resolution approving this Agreement and declaring its advisability and approving the Merger and the other transactions contemplated hereby and (iii) recommended the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of Merger Sub, all upon the terms and subject to the conditions set forth herein.
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to consummation thereof.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
SECTION 1.01   Certain Definitions.   For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:
“2016 Warrants” mean the warrants issued in connection with the Third Amendment to Loan Agreement, dated as of November 11, 2016, by and between the Company and Gordon Snyder as administrative agent for certain lenders.

“Acquisition Proposal” means any offer or proposal from any Third Party relating to any Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (a) any acquisition or purchase by any Third Party, directly or indirectly, of twenty percent (20%) or more of the outstanding Company Common Stock, or any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning twenty percent (20%) or more of the voting power of the Company; (b) any merger, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction; (c) any sale, exchange, transfer or disposition of twenty percent (20%) or more of the assets of the Company and its Subsidiaries on a consolidated basis, including any equity interests in the Company’s Subsidiaries (measured by the fair market value thereof as of the last day of the Company’s most recently completed calendar month); or (d) any combination of the foregoing.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
“Alternative Acquisition Agreement” means any letter of intent or similar document relating to, or any agreement or commitment providing for, any Acquisition Proposal.
“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, or trade regulation laws, regulations or Orders.
“Applicable Law” means, with respect to any Person, any international, national, federal, state, local, municipal or other law (statutory, common or otherwise), constitution, treaty, convention, resolution, ordinance, directive, code, edict, decree, rule, regulation, ruling or other similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
“Argentine Income Tax Law” means Argentine Law N° 20.628 and its regulatory Decree 862/2019, as amended and supplemented from time to time.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and on which banks are not required or authorized to close in New York, the State of Delaware, the Cayman Islands or Argentina; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.
“Business Facility” means any real property including the land, improvements, soil, soil gas, indoor air, groundwater, and surface water that is owned, operated, or leased by the Company or its Subsidiaries in connection with the operation of their respective business as of the date of this Agreement.
“Cash Equivalent Consideration” means the product (rounded to the nearest cent) obtained by multiplying (a) the Exchange Ratio by (b) the Parent Average Closing Price.
“Change in Control Settled RSUs” means Company RSUs that provide for settlement and issuance of shares of Company Common Stock to occur in connection with a change in control of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.
“Company Average Closing Price” means the volume weighted average closing sale price of one share of Company Common Stock (calculated to the nearest one-hundredth of one cent) as reported on the

NASDAQ for the ten (10) consecutive trading days ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“Company Equity Awards” means Company Options, Company RSUs and ESPP Options.
“Company IP” means all of the Intellectual Property Rights owned by or purported to be owned by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any fact, event, occurrence, circumstance, change or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that exist at the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that in no event shall any Effect resulting from or arising out of any of the following, either alone or in combination, be taken into account (including the impact thereof) when determining whether a Company Material Adverse Effect has occurred or may, would or could occur: (a) general economic conditions in the United States or any other country or region in the world, general conditions in the financial markets (including credit or capital markets conditions, including in respect of interest or exchange rates) in the United States or any other country or region in the world or general political or geopolitical conditions (including regulatory conditions and trade wars) in the United States or any other country or region in the world; (b) general conditions in the biological agricultural products industry or market; (c) changes in Applicable Laws (including COVID-19 Measures), Orders or GAAP (or the interpretation thereof); (d) acts of war (whether or not declared), terrorism (including cyberterrorism) or sabotage in the United States or any other country or region in the world (or any escalation with respect thereto); (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, natural disasters, weather conditions, epidemics, pandemics (including COVID-19 and any variants/mutations thereof or any COVID-19 Measures) and other similar events or acts of God in the United States or any other country or region in the world (in the case of each of clauses (a), (b), (c), (d) and (e), provided that such Effects may be taken into account when determining whether a Company Material Adverse Effect has occurred to the extent such Effects have a disproportionate adverse impact on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, relative to other participants in the biological agricultural products industry or market, in which case only the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect); (f) any decline in the market price or change in the trading volume of, or the suspension of trading in, the Company Common Stock or change in the Company’s credit rating, in and of itself (it being understood that the underlying cause(s) of any such decline, change or suspension may be taken into account unless otherwise excluded by this definition); (g) any actions or omissions required of the Company under this Agreement or taken at the request of Parent or any of its Affiliates; (h) the public announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, including the identity of, or the effect of any fact or circumstance relating to, Parent or any of its Affiliates (including any impact on the relationship of the Company or any of the Company’s Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners); (i) any actions or claims made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company) against the Company or any of its directors, officers or employees arising out of this Agreement or the Merger or any of the other transactions contemplated hereby; or (j) any failure by the Company or its Subsidiaries to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third-party estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the underlying cause(s) of such failure may be taken into account unless otherwise excluded by this definition).
“Company Options” means any options to purchase shares of Company Common Stock (other than any ESPP Options), whether granted under any of the Company Stock Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted.

“Company Stock Plans” means the Company’s 2006 Equity Incentive Plan, 2011 Stock Plan, 2013 Stock Incentive Plan and the ESPP, each as amended and supplemented, and any other plan or arrangement under which Company Equity Awards have been issued, including any sub-plans for non-U.S. employees and consultants.
“Company Preferred Stock” means shares of the preferred stock, par value $0.00001 per share, of the Company.
“Company Products” means any and all products and services developed, commercialized, manufactured, marketed, sold, licensed, made available, provided or distributed by the Company or its Subsidiaries.
“Company RSU” means any unit or award granted (whether granted by the Company pursuant to the Company Stock Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) (i) denominated in units, and (ii) pursuant to which the holder thereof is or may become entitled to acquire one or more shares of Company Common Stock or the cash equivalent thereof.
“Company Warrants” means the 2016 Warrants and the Credit Facility Warrants.
“Continuing Employee” means an employee of the Company or its Subsidiaries who is employed by Parent or any Subsidiary of Parent immediately after the Effective Time.
“Contract” means any contract, agreement, commitment, bond, mortgage, warranty, indenture, lease, sublease, license, sublicense or other binding arrangement or understanding of any kind or character, whether written or oral.
“COVID-19 Measures” means any changes or proposed changes in Applicable Laws or any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Applicable Law, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention, the World Health Organization and the Executive Branch of the Argentine Government, in each case, in connection with or in response to the COVID-19 outbreak or any other epidemic, pandemic or outbreak of disease.
“Credit Facility Warrants” mean the warrants issued in connection with the Credit Facility Agreement, dated June 14, 2013, between the Company and the investors party thereto.
“Delaware Law” means the DGCL and any other Applicable Law of the State of Delaware.
“DGCL” means General Corporation Law of the State of Delaware, as amended.
“Employee Plans” means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) all other employment, consulting and independent contractor agreements, bonus, stock option, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, holiday, vacation, deferred compensation (including non-qualified plans of deferred compensation), savings, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreements, contracts, policies, payroll practices or arrangements (whether or not in writing) maintained or contributed to for the benefit of any current or former employee, consultant, independent contractor or director of the Company, any of its Subsidiaries or any ERISA Affiliate, or with respect to which the Company or any of its Subsidiaries has or is reasonably expected to have any liability.
“Environmental Law” means any Applicable Law that relates to pollution, protection of human health or safety, the environment, natural resources, or that prohibits, regulates or controls any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Occupational Safety and Health Act, the European Union (“EU”) Directive 2012/19/EU on waste electrical and electronic equipment, the EU Directive 2011/65/EU on the restriction on the use of certain hazardous substances in electrical and electronic equipment, the Measures for the Administration of the Restricted Use of the Hazardous Substances Contained in Electrical and Electronic Products and the European Commission Regulation 1907/2006 on the registration, evaluation, authorization and restriction of chemicals, or any successor statutes, rules and regulations thereto.
“Environmental Permit” means any approval, permit, registration, certification, license, clearance or consent required by Environmental Law to be obtained from any Governmental Entity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“ERISA Affiliate” means any Person under common control with the Company or that, together with the Company or any of its Subsidiaries, would be treated as a single employer with the Company or any of its Subsidiaries under Section 4001(b)(1) of ERISA or Section 414 of the Code and the regulations promulgated thereunder.
“ESPP” means the Company’s 2019 Employee Stock Purchase Plan.
“ESPP Option” means each right to acquire shares of Company Common Stock under the ESPP.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“Exchange Ratio” means 0.088.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Governmental Entity” means any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign, including any arbitrator or arbitration panel.
“Hazardous Material” means any material, chemical, emission, substance or waste that has been designated by any Environmental Law to be radioactive, toxic, hazardous, a pollutant, or words of similar meaning or import.
“Hazardous Materials Activity” means the transportation, transfer, recycling, collection, labeling, packaging, storage, use, treatment, manufacture, removal, disposal, remediation, release, exposure of others to, sale, labelling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Intellectual Property Rights” means all statutory and/or common law rights throughout the world in, arising out of, or associated with any of the following: (i) all United States and foreign patents and utility models, including utility patents and design patents, and all registrations and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, re-examinations, provisionals, continuations and continuations in part thereof, and equivalent or similar rights anywhere in the world in or to inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), ideas, invention disclosures and improvements (collectively, “Patents”); (ii) all trade secrets, know-how, and confidential or proprietary information (collectively, “Trade Secrets”); (iii) all works of authorship, copyrights (registered or otherwise, including in Software), mask works, copyright and mask work registrations and applications and all other rights corresponding thereto throughout the world, and all rights therein provided by international treaties or conventions (collectively, “Copyrights”); (iv) all industrial designs and any registrations and applications therefore; (v) all trade names, trade dress, logos, or other corporate designations, trademarks and service marks, and other indicia of commercial source or origin

(whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (collectively, “Trademarks”); (vi) all rights in databases and data collections (including knowledge management databases, customer lists and customer databases); (viii) all rights to Uniform Resource Locators, Web site addresses and Internet domain names and applications and registrations therefore (collectively, “Domain Names”); and (ix) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.
“International Employee Plan” means any Employee Plan that is maintained in a jurisdiction outside of the United States for the benefit of employees, independent contractors, consultants and/or directors located in such jurisdiction.
“Intervening Event” means a fact, occurrence, event, change, or development (and not involving or resulting from or arising out of (i) general conditions in the biological agricultural products industry or market or (ii) any failure by the Company or Parent to meet published analysts’ estimates, internal or external projections or forecasts of revenues, earnings or other financial or business metrics for any period, in and of itself; it being understood, however, that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred) that was not known to nor reasonably foreseeable by the Company Board on the date of this Agreement (or if known or reasonably foreseeable, the consequences of which were not reasonably foreseeable to the Company Board as of the date of this Agreement), which fact, occurrence, event, change, or development, or any consequence thereof, becomes known to the Company Board prior to the time the Requisite Stockholder Approval is obtained; provided that in no event shall any Acquisition Proposal constitute an Intervening Event.
“IRS” means the United States Internal Revenue Service, or any successor thereto.
“Knowledge of the Company” means the knowledge, after reasonable inquiry, of any of the individuals identified in Section 1.1(a) of the Company Disclosure Letter.
“Knowledge of Parent” means the knowledge, after reasonable inquiry, of any of the individuals identified in Section 1.1(b) of the Parent Disclosure Letter.
“Legal Proceeding” means any action, cause of action, claim, suit, litigation, arbitration, proceeding, hearing, audit, examination or investigation of any nature, civil, criminal, regulatory, appellate, administrative, investigative or otherwise, in law or in equity by or before any Governmental Entity.
“Lien” means any lien, pledge, hypothecation, charge, easement, encroachment, servitude, put or call right, mortgage, security interest, encumbrance, option, right of first refusal, preemptive right, community property interest, restriction on the voting of any security, restriction on the transfer of any security or other asset, or restriction on the possession, exercise of transfer of any other attribute or ownership of any asset.
“Major Stockholder” means Ospraie Ag Science LLC and its affiliates.
“Nasdaq” means, in case of the Company, the Nasdaq Capital Market or, in case of Parent, the Global Select Market.
“Net Option Share” means, with respect to a Cancelled Option, the quotient obtained by dividing (1) the product of (A) the excess, if any, of the Cash Equivalent Consideration over the per share exercise price of such Cancelled Option, multiplied by (B) the number of shares of Company Common Stock subject to such Cancelled Option, by (2) the Cash Equivalent Consideration.
“Offer Period” means an “Offer Period,” as that term is defined in the ESPP.
“Order” means, with respect to any Person, any order, judgment, decision, decree, injunction (whether permanent or temporary), award, ruling, writ, assessment or other similar requirement, or binding settlement have the same effect, issued, enacted, adopted, promulgated or applied by any Governmental Entity that is binding on or applicable to such Person or its property.
“Ordinary Course” means, with respect to any Person, the ordinary course of business of such Person consistent with past practice; provided that, reasonable actions taken (or omitted) in response to a condition or conditions arising from the COVID-19 pandemic, including COVID-19 Measures, shall be deemed ordinary course of business, so long as such actions (or omissions) are, to the extent applicable, consistent with such Person’s actions (or omissions) taken prior to the date hereof in response to then existing COVID-19 conditions and are reasonable in light of the relevant facts and circumstances.
“Parent Average Closing Price” means the volume weighted average closing sale price of one Parent Ordinary Share (calculated to the nearest one-hundredth of one cent) as reported on the NASDAQ for the ten (10) consecutive trading days ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“Parent Balance Sheet” means the consolidated balance sheet of Parent and its Subsidiaries as of September 30, 2021 that is set forth in the Report on Form 6-K of Parent for the quarterly period ended September 30, 2021 filed with the SEC.
“Parent Compensatory Awards” means Parent Options, Parent Warrants and Parent RSUs.
“Parent IP” means all of the Intellectual Property Rights owned by or purported to be owned by Parent or its Subsidiaries.
“Parent Material Adverse Effect” means any Effect that, individually or when taken together with all other Effects that exist at the date of determination of the occurrence of the Parent Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that in no event shall any Effect resulting from or arising out of any of the following, either alone or in combination, be taken into account (including the impact thereof) when determining whether a Parent Material Adverse Effect has occurred or may, would or could occur: (a) general economic conditions in the United States or any other country or region in the world, general conditions in the financial markets (including credit or capital markets conditions, including in respect of interest or exchange rates) in the United States or any other country or region in the world or general political or geopolitical conditions (including regulatory conditions and trade wars) in the United States or any other country or region in the world; (b) general conditions in the biological agricultural products industry or market; (c) changes in Applicable Laws (including COVID-19 Measures), Orders or GAAP (or the interpretation thereof); (d) acts of war (whether or not declared), terrorism (including cyberterrorism) or sabotage in the United States or any other country or region in the world (or any escalation with respect thereto); (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, natural disasters, weather conditions, epidemics, pandemics (including COVID-19 and any variants/mutations thereof or any COVID-19 Measures) and other similar events or acts of God in the United States or any other country or region in the world (in the case of each of clauses (a), (b), (c), (d) and (e), provided that such Effects may be taken into account when determining whether a Parent Material Adverse Effect has occurred to the extent such Effects have a disproportionate adverse impact on the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole, relative to other participants in the biological agricultural products industry or market, in which case only the incremental disproportionate impact may be taken into account in determining whether there has been a Parent Material Adverse Effect); (f) any decline in the market price or change in the trading volume of, or the suspension of trading in, the Parent Ordinary Shares or change in Parent’s credit rating, in and of itself (it being understood that the underlying cause(s) of any such decline, change or suspension may be taken into account unless otherwise excluded by this definition); (g) any actions or omissions required of Parent under this Agreement or taken at the request of the Company or any of its Subsidiaries; (h) the public announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, including the identity of, or the effect of any fact or circumstance relating to, the Company (including any impact on the relationship of Parent or any of its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners); (i) any actions or claims made or brought by any of the current or former shareholders of Parent (or on their behalf or on behalf of Parent) against Parent or any of its directors, officers or employees arising out of this Agreement and the Merger; or (j) any failure by Parent or its Subsidiaries to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operation or any published analyst or other third-party estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood that the underlying cause(s) of such failure may be taken into account unless otherwise excluded by this definition).
“Parent Options” means any options to purchase Parent Ordinary Shares (whether granted under any of the Parent Stock Plans, assumed by Parent in connection with any merger, acquisition or similar transaction or otherwise issued or granted).
“Parent Ordinary Share” means ordinary shares, par value $0.0001 per share, of Parent.
“Parent Stock Plans” means Parent’s Employee Stock Purchase Plan, Equity Compensation Plan and Employee Stock Option Plan, each as amended and supplemented, and any other plan or arrangement under which Parent Compensatory Awards have been issued, including any sub-plans for non-U.S. employees and consultants.
“Parent Preference Share” means preference shares, par value $0.0001 per share, of Parent.
“Parent Products” means any and all products and services developed, commercialized, manufactured, marketed, sold, licensed, made available, provided or distributed by Parent or its Subsidiaries.
“Parent RSUs” means any unit or award granted (whether granted by Parent pursuant to the Parent Stock Plan, assumed by Parent in connection with any merger, acquisition, spin-off, or similar transaction or otherwise issued or granted) (i) denominated in units, and (ii) pursuant to which the holder thereof is or may become entitled to acquire one or more Parent Ordinary Shares or the cash equivalent thereof upon such holder’s continued service with or employment by Parent or any Subsidiary of Parent and/or upon the satisfaction or attainment of one or more performance milestones.
“Parent Warrants” means any warrant to purchase the Parent Ordinary Shares.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable or Taxes being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the Company Balance Sheet or Parent Balance Sheet, as applicable, (b) mechanics’, carriers’, workmen’s, repairmen’s, landlord’s or other like Liens or other similar Liens arising or incurred in the Ordinary Course for amounts not in default, (c) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature which do not interfere in any material respect with the Company’s present use of the applicable property (including the Company IP and the Company Products) for the purposes of which the property is currently being used, (d) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable real property owned, leased, used or held for use by the Company or any of its Subsidiaries or the Parent or any of the Parent’s Subsidiaries, (e) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (f) Liens relating to intercompany borrowings among a Person and its wholly owned Subsidiaries, (g) Liens disclosed in the financial statements of the Company and its Subsidiaries filed in or furnished with the Company SEC Reports or in the financial statements of Parent and its Subsidiaries filed in or furnished with the Parent SEC Reports, as applicable, (h) in the case of Intellectual Property, non-exclusive licenses to customers or suppliers in their capacities as such in the Ordinary Course, or (i) Liens which would not be expected to materially impair the continued use of the applicable property for the purposes of which the property is currently being used, including any Liens pursuant to the foregoing clauses (a) through (h).
“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.
“Personal Data” means any information defined as “personal data”, “personally identifiable information”, “personal information”, or “protected health information” under any Privacy Legal Requirement or Privacy Commitment, and all information that can reasonably be used to identify a natural person.

“Privacy Commitments” means (a) a contractual obligation to third parties with respect to Personal Data, and (b) any legally binding privacy policy.
“Privacy Legal Requirements” means all Applicable Laws that pertain to privacy or the processing of Personal Data, including (i) HIPAA, (ii) the California Consumer Privacy Act, (iii) U.S. state data security laws and regulations such as the New York SHIELD Act, the Massachusetts Standards for the protection of personal information of residents of the Commonwealth, 201 CMR 17, all state data breach notification laws, and state biometric privacy laws; (iv) applicable requirements of comparable state and foreign Applicable Laws such as the EU Data Protection Directive 95/46/EC of 24 October 1995, the EU General Data Protection Regulation 2016/679/EU of April 27, 2016 and all corresponding member state legislation, the EU ePrivacy Directive 2002/58/EC of 12 July 2002 concerning the processing of personal data and the protection of privacy in the electronic communications sector as amended by Directive 2006/24/EC and Directive 2009/136/EC and the related implementing legislation of the EU Member States, (v) The United Kingdom’s Data Protection Act 2018, (vi) Section 5 of the Federal Trade Commission Act as it applies to the receipt, access, use, disclosure, and security of consumer Personal Data, (vii) the Swiss Federal Act on Data Protection of June 19, 1992 (DPA) and its ordinances, (viii) the Japanese Act on the Protection of Personal Information, (ix) the Argentine Personal Data Protection Law No. 25,326 and (x) CAN-SPAM, the Telephone Consumer Protection Act, Canada’s anti-spam legislation and other similar Applicable Laws.
“Registered IP” means all United States, international and foreign Intellectual Property Rights that are the subject of an application certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority, including Patents, registered Trademarks, registered Copyrights, and Domain Names.
“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.
“Rolled Vested Option” means any Company Option that is outstanding and vested as of immediately prior to the Effective Time (or vests as a result of the consummation of the transactions contemplated hereby) for which the exercise price per share is equal to or greater than the Cash Equivalent Consideration.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies and (ii) computerized databases and compilations.
“Specified Contract” means each of (i) the Agreement among Bioceres S.A., the National Scientific and Technical Research Council of Argentina (CONICET) and the National University of the Litoral, entered into in 2003, as amended, (ii) the Research and Development Contract among Bioceres S.A., the National Scientific and Technical Research Council of Argentina (CONICET) and the National University of the Litoral, dated as July 18, 2005, as amended, (iii) the Letter Agreement between ArcadiaBiosciences, Inc. and Bioceres, Inc. dated as of February 24, 2012, (iv) the License Agreement between Bioceres, Inc. and Trigall Genetics S.A., dated as of December 19, 2013, (v) the Agreement among Bioceres S.A., the National Scientific and Technical Research Council of Argentina (CONICET) and the National University of the Litoral, dated as of February 28, 2012, as amended, and (vi) the Assignment Agreement among Bioceres S.A., the National Scientific and Technical Research Council of Argentina (CONICET) and the National University of the Litoral, dated as of August 26, 2013.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such first Person.

“Superior Proposal” means any bona fide, written Acquisition Proposal (except that, for purposes of this definition, each reference in the definition of “Acquisition Transaction” to “20%” or “80%” shall be “50%”) that the Company Board has determined in good faith (after consultation with its financial advisor and its outside legal counsel, and after taking into account the financial, legal and regulatory aspects of such Acquisition Proposal and all of the terms and conditions of such Acquisition Proposal (including any termination or break-up fees and expense reimbursement provisions) as the Company Board determines to be appropriate) to (i) be more favorable, from a financial point of view, to the holders of Company Common Stock in their capacities as such than the transactions contemplated by this Agreement and (ii) be reasonably capable of consummation on the terms proposed.
“Tax” means any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, goods and services, ad valorem, transfer, indirect transfer, franchise, withholding, payroll, recapture, employment, escheat, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.
“Tax Returns” means all returns, declarations, estimates, reports, statements and other documents filed or required to be filed in respect of any Taxes, including any attachments thereto or amendments thereof.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.
“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.
“WARN” means the Worker Adjustment and Retraining Notification Act, as amended.
“Willful and Material Breach” means a material breach (or the committing of a material breach) that is a consequence of an act or failure to take an act by the breaching party that knows (or should know under the circumstances) may constitute a breach of this Agreement, it being understood that “Willful and Material Breach” shall include the failure of a party to consummate the Merger when required to do so by this Agreement.
SECTION 1.02   Additional Definitions.
The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
Acceptable Jurisdiction	Section 6.21
Agreement	Preamble
Anti-Bribery Laws	Section 3.25
Assumed Option	Section 6.11(b)
Assumed RSU	Section 6.11(a)
Cancelled Option	Section 6.11(b)(ii)
Capitalization Reference Date	Section 3.04(a)
Certificate of Merger	Section 2.02(a)
Certificates	Section 2.06(a)
Clarification Request	Section 6.01(b)
Closing	Section 2.03
Closing Date	Section 2.03
Collective Bargaining Agreements	Section 3.19(a)
Company	Preamble
Company Balance Sheet	Section 3.09
Company Board	Recitals

Term	Section Reference
Company Board Recommendation	Section 6.02(a)
Company Board Recommendation Change	Section 6.02(b)
Company Capitalization Representation	Section 7.02(a)(iii)
Company Common Stock	Recitals
Company Disclosure Letter	ARTICLE III
Company Inbound License	Section 3.21(c)
Company IP Agreements	Section 3.21(c)
Company Leased Real Property	Section 3.20(b)
Company Outbound License	Section 3.21(c)
Company Owned Real Property	Section 3.20(a)
Company Real Property Leases	Section 3.20(b)
Company Registered IP	Section 3.21(a)
Company Regulatory Agency	Section 3.26(a)
Company Regulatory Permits	Section 3.26(a)
Company SEC Reports	Section 3.06(a)
Company Securities	Section 3.04(c)
Company Stockholders’ Meeting	Section 6.03(a)
Company Specified Representations	Section 7.02(a)(ii)
Company Support Agreement	Recitals
Company Termination Fee Amount	Section 8.03(b)
Confidentiality Agreement	Section 6.09
Consent	Section 3.05(b)
Copyrights	Section 1.01
D&O Insurance	Section 6.13(b)
Delaware Secretary of State	Section 2.02(a)
DOJ	Section 6.05(a)
Dollars or $	Section 1.03(d)
Domain Names	Section 1.01
Effect	Section 1.01
Effective Time	Section 2.02(a)
Enforceability Limitations	Section 3.03(a)
EPA	Section 3.26(a)
EU	Section 1.01
Exchange Agent	Section 2.06(a)
Exchange Fund	Section 2.06(b)
Excluded Shares	Section 2.05(a)(i)
Export and Import Approvals	Section 3.22
Export Controls	Section 3.22
FDA	Section 3.26(a)
FDCA	Section 3.26(a)
FIFRA	Section 3.26(a)
FQPA	Section 3.26(a)
FTC	Section 6.05(a)

Term	Section Reference
Form F-4	Section 6.04(a)
Fractional Share Cash Amount	Section 2.05(c)
Import Restrictions	Section 3.22
Indemnified Parties	Section 6.13(a)
Issuance	Section 6.04
Labor Organization	Section 3.19(a)
Linklaters	Section 6.04(e)
Material Contract	Section 3.11(a)
Maximum Annual Premium	Section 6.13(b)
Merger	Recitals
Merger Sub	Preamble
MoFo	Section 6.04(e)
Notice Period	Section 6.02(d)(ii)
Option Consideration	Section 6.11(b)(ii)
Parent	Preamble
Parent Board	Recitals
Parent Capitalization Date	Section 4.03(a)
Parent Capitalization Representation	Section 7.03(a)(iii)
Parent Disclosure Letter	ARTICLE IV
Parent Regulatory Agency	Section 4.16(a)
Parent Regulatory Permits	Section 4.16(a)
Parent SEC Reports	Section 4.05(a)
Parent Securities	Section 4.03(d)
Parent Subsidiary Securities	Section 4.01(e)
Parent Specified Representations	Section 7.03(a)(ii)
Permits	Section 3.13
Patents	Section 1.01
Proxy Statement/Prospectus	Section 6.04(a)
Requisite Stockholder Approval	Section 3.03(c)
Restrictive Contracts	Section 3.11(a)(vi)
R&W Policy	Section 6.14
Significant Customer	Section 3.15(a)
Significant Supplier	Section 3.15(b)
Specified Jurisdictions	Section 7.01(b)
Share Consideration	Section 2.05(a)(i)
Subsidiary Securities	Section 3.02(d)
Surviving Company	Section 2.01
Tail Policy	Section 6.13(b)
Takeover Law	Section 3.29(b)
Targeted Amount	Section 6.21
Tax Incentive	Section 3.16(l)
Termination Date	Section 8.01(c)
Trademarks	Section 1.01

Term	Section Reference
Trade Secrets	Section 1.01
Triggering Event	Section 8.01(e)(ii)
Uncertificated Shares	Section 2.06(a)
USDA	Section 3.26(a)
SECTION 1.03   Certain Interpretations.
(a)   Unless otherwise indicated, all references herein to Sections, Articles, Annexes, Exhibits or Schedules, shall be deemed to refer to Sections, Articles, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.
(b)   Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
(c)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(d)   Unless otherwise specifically provided, all references in this Agreement to “Dollars” or “$” means United States Dollars.
(e)   As used in this Agreement, the singular or plural shall be deemed to include the other whenever the context so requires.
(f)   As used in this Agreement, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.”
(g)   Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The words “shall” and “will” have the same meaning. References to a Contract or other document include references to such Contract or document as amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof and include any annexes, exhibits and schedules attached thereto
(h)   Whenever any reference is made in this Agreement to the Company having “made available” any document or information, such phrase shall mean that such document or information has been (x) made available on or prior to the date of this Agreement in the electronic data room utilized in connection with the transactions contemplated by this Agreement, (y) physically or electronically delivered to Parent or its Representatives on or prior to the date of this Agreement or (z) made publicly available in the Company SEC Documents on or prior to the date of this Agreement.
(i)   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
ARTICLE II
THE MERGER
SECTION 2.01   The Merger.
Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Delaware Law, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as the surviving company in the Merger (the “Surviving Company”).
SECTION 2.02   The Effective Time of the Merger; Effect of the Merger.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under Delaware Law by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the applicable provisions of Delaware Law (the time of such filing and acceptance by the Delaware Secretary of State, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
(b)   The Merger shall have the effects set forth herein and in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.
SECTION 2.03   The Closing.
The consummation of the Merger shall take place at a closing (the “Closing”) to occur at the offices of Linklaters, 1290 Avenue of the Americas, New York, New York 10104, at 8:30 am EST on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by Applicable Law) of the last to be satisfied or waived of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by Applicable Law) of such conditions) or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”
SECTION 2.04   Certificate of Incorporation and Bylaws.
(a)   Certificate of Incorporation.   At the Effective Time, subject to the provisions of Section 6.13, the certificate of incorporation of the Company shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, in accordance with the applicable provisions of Delaware Law.
(b)   Bylaws.   At the Effective Time, subject to the provisions of Section 6.13, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Company in accordance with the applicable provisions of Delaware Law.
(c)   Directors and Officers of the Surviving Company.   At the Effective Time, the initial directors and officers of the Surviving Company shall be the directors and officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company until their respective successors are duly elected or appointed and qualified.
SECTION 2.05   Effect on Capital Stock.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:
(i)   Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by Parent, the Company or any direct or indirect wholly owned Subsidiary of Parent or the Company, in each case immediately prior to the Effective Time (“Excluded Shares”)) shall be canceled and extinguished and automatically converted into the right to receive a number of validly issued, fully paid and nonassessable Parent Ordinary Shares equal to the Exchange Ratio (and, if applicable, cash in lieu of fractional Parent Ordinary Shares payable in accordance with Section 2.05(c)) (such Parent Ordinary Shares together with any such cash in lieu of fractional shares, the “Share Consideration”).
(ii)   Owned Company Common Stock.   Each share of Company Common Stock owned by Parent, the Company, or any direct or indirect wholly owned Subsidiary of Parent or the Company, in each case immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(iii)   Capital Stock of Merger Sub.   Each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Company, and shall constitute the only outstanding shares of capital stock of the Surviving Company.
(b)   Adjustment to Share Consideration.   If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock or Parent Ordinary Shares shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or any similar event, or any record date for any such purpose shall be established, the Share Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.05(b) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
(c)   Fractional Shares.   In lieu of any fractional Parent Ordinary Share that otherwise would be issuable pursuant to the Merger, each holder of shares of Company Common Stock who otherwise would be entitled to receive a fraction of Parent Ordinary Share pursuant to the Merger (after aggregating all shares represented by the Certificates and Uncertificated Shares of such holder) will be paid an amount in cash (without interest) equal to (i) the fraction (rounding down to the nearest ten thousandth) of a Parent Ordinary Share to which such holder would otherwise be entitled multiplied by (ii) the Parent Average Closing Price rounded to the nearest whole cent (the “Fractional Share Cash Amount”).
(d)   Company Equity Awards.   At the Effective Time, each Company Equity Award then outstanding shall be treated in accordance with the provisions of Section 6.11.
(e)   Company Warrants.
(i)   At the Effective Time, the 2016 Warrants that are exercisable as of the Effective Time shall be converted into the right to receive the same amount of the Share Consideration that would have been payable in respect of all of the exercisable Warrant Shares (as defined in the 2016 Warrants) that would have been issuable to the holder thereof if such holder’s 2016 Warrants had been fully exercised by a cashless exercise on the date of, and immediately prior to, the Effective Time.
(ii)   The Company shall use its reasonable efforts to, at least thirty (30) days prior to the Effective Time, deliver notice of the transactions contemplated hereby to the holders of the Credit Facility Warrants in accordance with the terms of the Credit Facility Warrants. At the Effective Time, each Credit Facility Warrant that is not exercised prior to the Effective Time shall expire unexercised pursuant to the terms of such Credit Facility Warrant without any action on the part of the holder thereof and all rights of the holder of such Credit Facility Warrant shall cease.
SECTION 2.06   Exchange of Certificates.
(a)   Exchange Agent.   At least five (5) Business Days prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company, and on terms and conditions reasonably acceptable to the Company, to act as the payment agent for the Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the Company’s stockholders for the purpose of receiving and holding certificates representing shares of Company Common Stock (the “Certificates”) and uncertificated shares of Company Common Stock (the “Uncertificated Shares”) and shall obtain no rights or interests in the shares of Company Common Stock represented thereby.

(b)   Exchange Fund.   At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Exchange Agent, for payment to the holders of shares of Company Common Stock pursuant to the provisions of this ARTICLE II, (i) evidence of Parent Ordinary Shares issuable pursuant to Section 2.05(a) in book-entry form sufficient to issue the aggregate Share Consideration, (ii) by transfer of immediately available funds, an amount of cash sufficient to pay the aggregate Fractional Share Cash Amounts and (iii) after the Effective Time on the appropriate payment date, if applicable, any dividends or other distributions payable on Parent Ordinary Shares issuable pursuant to Section 2.05(a) (such amount referenced in clauses (ii) and (iii) together with the evidence of book-entry of Parent Ordinary Shares, the “Exchange Fund”). In the event that the Exchange Fund shall be insufficient to pay the aggregate amount of all Fractional Share Cash Amounts, Parent shall promptly deposit additional funds with the Exchange Agent in an amount that is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Fractional Share Cash Amount in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Agent shall invest any cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that (A) any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and (B) no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Uncertificated Shares pursuant to this ARTICLE II. Any interest and other income resulting from such investments shall be paid to Parent upon demand.
(c)   Payment Procedures.   Parent and Merger Sub shall cause the Exchange Agent to mail within three (3) Business Days after the Effective Time to each holder of record (as of immediately prior to the Effective Time) of shares of Company Common Stock (i) a letter of transmittal in customary form and containing customary provisions (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or transfer of the Uncertificated Shares to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates or transfer of the Uncertificated Shares in exchange for the Share Consideration payable in respect thereof pursuant to the provisions of this ARTICLE II. Each holder of shares of Company Common Stock that have been converted into the right to receive the Share Consideration shall be entitled to receive the Share Consideration (and any dividends or other distributions payable pursuant to Section 2.06(e)) in respect of the shares of Company Common Stock represented by a Certificate or Uncertificated Share, upon (x) surrender to the Exchange Agent of a Certificate (or affidavits of loss in lieu thereof), together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (y) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Share Consideration (any dividends or other distributions payable pursuant to Section 2.06(e)) payable in respect thereof pursuant to the provisions of this ARTICLE II. Parent shall instruct the Exchange Agent to pay such Share Consideration and any dividends or other distributions payable pursuant to Section 2.06(e) within five (5) Business Days following the later to occur of (x) the Effective Time and (y) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or “agent’s message”, and the Certificate (or affidavit of loss in lieu thereof) or Uncertificated Share so surrendered shall be forthwith cancelled. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate or Uncertificated Share.
(d)   Transfers of Ownership.   If any portion of the Share Consideration (and any dividends or other distributions payable pursuant to Section 2.06(e)) is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(e)   Treatment of Unexchanged Shares.   No dividends or other distributions, if any, with a record date after the Effective Time with respect to Parent Ordinary Shares, shall be paid to the holder of any unsurrendered share of Company Common Stock to be converted into a number of Parent Ordinary Shares pursuant to Section 2.05(a)(i) until such holder shall surrender such share in accordance with this Section 2.06. After the surrender in accordance with this Section 2.06 of a share of Company Common Stock to be converted into Parent Ordinary Share pursuant to Section 2.05(a)(i), Parent shall cause the holder thereof to be paid, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such Parent Ordinary Shares to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Parent Ordinary Shares.
(f)   Required Withholding.   Each of the Exchange Agent, Parent, Merger Sub and the Surviving Company shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under applicable Tax laws. To the extent that such amounts are so deducted or withheld, such amounts (i) shall be remitted by Parent, Merger Sub, the Surviving Company or the Exchange Agent, as the case may be, to the applicable Governmental Entity and (ii) if so remitted, shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
(g)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Uncertificated Shares for one year after the Effective Time shall be delivered to Parent upon Parent’s demand, and any holder of Certificates or Uncertificated Shares who has not theretofore complied with this ARTICLE II shall thereafter look only to Parent or the Surviving Company (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Share Consideration and any dividends or other distributions payable pursuant to Section 2.06(e).
(h)   No Liability.   Notwithstanding anything to the contrary set forth in this Agreement, none of the Exchange Agent, Parent, the Surviving Company or any other party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official if required by any abandoned property, escheat or similar Applicable Law. Any other provision of this Agreement notwithstanding, any portion of the Share Consideration or the cash to be paid in accordance with this ARTICLE II that remains undistributed to the holders of Certificates and Uncertificated Shares immediately prior to the date on which the Share Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto.
SECTION 2.07   No Further Ownership Rights in Company Common Stock.   From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Share theretofore representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Share Consideration (and any dividends or other distributions payable pursuant to Section 2.06(e)) payable therefor upon the surrender thereof in accordance with the provisions of Section 2.06. The Share Consideration (and any dividends or other distributions payable pursuant to Section 2.06(e)) paid in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Company of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Company, Parent or the Exchange Agent for any reason, they shall be canceled and exchanged for the Share Consideration (and any dividends or other distributions payable pursuant to Section 2.06(e)) as provided for, and in accordance with the procedures set forth, in this ARTICLE II.

SECTION 2.08   Lost, Stolen or Destroyed Certificates.   In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Share Consideration payable in respect thereof pursuant to Section 2.05 (and any dividends or other distributions payable pursuant to Section 2.06(e)); provided, however, as a condition precedent to the payment of such Share Consideration (and such dividends or other distributions), if required by Parent or the Exchange Agent, the Exchange Agent may require the owners of such lost, stolen or destroyed Certificates to furnish a bond in form satisfactory to the Exchange Agent and as indemnity against any claim that may be made against Parent, the Surviving Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed. The value of the bond of indemnity shall be reasonably calculated by the Exchange Agent, based on the value of lost, stolen or destroyed Certificates.
SECTION 2.09   Taking of Necessary Action; Further Action.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Surviving Company shall take all such lawful and necessary action on behalf of the Company and Merger Sub.
SECTION 2.10   Tax Treatment.   The Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. Except as specifically set forth in this Agreement or as otherwise required by Applicable Law, no party hereto shall take any action that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except, with respect to any Section of this ARTICLE III, as set forth in the section of the disclosure letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”) that relates to such Section (it being understood and agreed that any disclosure set forth in one section or subsection of the Company Disclosure Letter also shall be deemed to apply to each other Section and Subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of such disclosure), and except as disclosed in the Company SEC Reports filed prior to the date of this Agreement (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections of such reports or other similar disclosures that are similarly non-specific or are predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), the Company hereby represents and warrants to Parent and Merger Sub as follows:
SECTION 3.01   Organization and Standing.   The Company (i) is a corporation duly organized, validly existing and in good standing under Delaware Law, (ii) has the requisite corporate power and authority to carry on its business as it is presently being conducted and to own, lease or operate its respective material properties and material assets and (iii) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States). The Company has delivered or made available to Parent complete and correct copies of its certificate of incorporation and bylaws, as amended to date. The Company is not in violation of its certificate of incorporation or bylaws. The Company has delivered or made available to Parent complete and correct copies of the minutes (to the extent prepared by the Company) of all meetings of the stockholders, the Company Board and each committee of the Company Board held since January 1, 2019, other than any such minutes relating to this Agreement or the transactions contemplated hereby, or any alternatives to this Agreement or the transactions contemplated hereby, including the process for considering this Agreement and any such alternatives, or any other similar transaction or process with any other party or parties, or containing competitively sensitive information.
SECTION 3.02   Subsidiaries.
(a)   Section 3.02(a) of the Company Disclosure Letter sets forth a complete and accurate list of the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction; and

(b) the number of issued and outstanding shares or other equity interest and the record holders and beneficial owners thereof. Except for the Company’s Subsidiaries and as set forth in Section 3.02(a) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interest in any Person.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries (i) is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), and (ii) has the requisite power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States). The Company has delivered or made available to Parent complete and correct copies of certificates of incorporation and bylaws or other constituent documents, as amended to date, of each of the Company’s Subsidiaries.
(c)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) as of the date hereof, except as set forth in Section 3.02(a) of the Company Disclosure Letter, are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens or restrictions on transfer imposed by Applicable Law).
(d)   There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, stock appreciation rights, warrants, restricted stock units, subscriptions, convertible securities, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”) or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Subsidiary Securities. As of the date hereof, there are no Contracts of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. There are no outstanding contractual obligations of the Company or its Subsidiaries to make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person.
SECTION 3.03   Authorization.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.19, except as set forth in Section 3.05(b), the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate action or proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (including the Merger), other than obtaining the Requisite Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Law affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity ((i) and (ii), collectively, the “Enforceability Limitations”).
(b)   At a meeting duly called and held prior to the execution of this Agreement, the Company Board unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iv) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company at the Company Stockholder Meeting and (v) subject to Section 6.02, resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement in accordance with the applicable provisions of Delaware Law.
(c)   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.19, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary (under Applicable Law or the Company’s certificate of incorporation or bylaws) to consummate the Merger and the other transactions contemplated by this Agreement.
SECTION 3.04   Capitalization.
(a)   The authorized capital stock of the Company consists of (i) 250,000,000 shares of Company Common Stock and (ii) 20,000,000 shares of Company Preferred Stock. As of the close of business on March 9, 2022 (the “Capitalization Reference Date”), (A) 182,274,641 shares of Company Common Stock were issued and outstanding, and (B) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock were validly issued, fully paid, nonassessable and free of any preemptive rights.
(b)   Section 3.04(b) of the Company Disclosure Letter sets forth, as of the Capitalization Reference Date, (i) the aggregate number of shares of Company Common Stock that are subject to Company Options, (ii) the aggregate number of shares of Company Common Stock that are subject to Company Warrants, and (iii) the aggregate number of shares of Company Common Stock that are subject to Company RSUs (assuming maximum levels of achievement). As of the Capitalization Reference Date, 35,108,527 shares of Company Common Stock were reserved for future issuance pursuant to the Company Stock Plans. All Company Equity Awards have been, in all material respects, validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in accordance with all Applicable Law and the Company Stock Plan.
(c)   Except as set forth in Section 3.04(a) or as set forth on Section 3.04(b) of the Company Disclosure Letter and except for shares of Company Common Stock that have become outstanding after the Capitalization Reference Date but were reserved for issuance as set forth in Section 3.04(b) or as set forth on Section 3.04(b) of the Company Disclosure Letter, as of the date hereof there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, stock appreciation rights, warrants, restricted stock units, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Company Securities. Except as set forth in this Section 3.04, there are no outstanding Contracts of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.
(d)   Other than the Company’s certificate of incorporation, the Company’s bylaws and this Agreement, neither the Company nor any of its Subsidiaries is a party to any Contracts restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any securities of the Company.
SECTION 3.05   Non-contravention; Required Consents.
(a)   Assuming the Requisite Stockholder Approval is obtained, the execution, delivery or performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company, (ii) subject to obtaining the Consents set forth in Section 3.05(a) of the Company Disclosure Letter, result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the loss of any material benefit under, any Material Contract, (iii) assuming compliance with the matters referred to in Section 3.05(b) and subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Applicable Law or Order or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, other than in the case of clauses (ii), (iii) and (iv), any such violation, conflict, breach, default, termination, acceleration, right, loss or Lien that (x) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (y) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby prior to the Termination Date.
(b)   No consent, approval, Order or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger), except (i) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (ii) such filings and approvals as may be required by the rules and regulations of Nasdaq or any federal or state securities Laws, including compliance with any applicable requirements of the Securities Act or the Exchange Act (including the filing with the SEC of the Proxy Statement/Prospectus and the filing of the Form F-4 and the declaration of effectiveness of the Form F-4), (iii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iv) the Requisite Stockholder Approval, (v) applicable requirements under foreign qualification, state securities or “blue sky” laws of various states, (vi) the approvals set forth in Section 3.05(b) of the Company Disclosure Letter and (vii) such other Consents the failure of which to be obtained or made (A) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (B) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby prior to the Termination Date.
SECTION 3.06   SEC Reports.
(a)   Since January 1, 2019, the Company has filed or furnished (as applicable) all forms, reports, schedules, statements and documents with the SEC that have been required to be so filed or furnished (as applicable) by it under Applicable Law at or prior to the time so required (all such forms, reports, schedules, statements and documents, including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto the “Company SEC Reports”).
(b)   Each Company SEC Report complied as of its filing date (or, if amended or superseded by a filing, on the date of such amended or superseded filing, or, in the case of any Company SEC Report that is a registration statement filed pursuant to the Securities Act, as of its effective date), as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and with all applicable provisions of the Sarbanes-Oxley Act, each as in effect on the date such Company SEC Report was filed.
(c)   As of its filing date (or, if amended or superseded by a filing, on the date of such amended or superseded filing, or, in the case of any Company SEC Report that is a registration statement filed pursuant to the Securities Act, as of its effective date), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d)   As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Reports or any registration statement filed by the Company with the SEC and (ii) to the Company’s Knowledge, no Company SEC Report nor any registration statement filed by the Company with the SEC is the subject of ongoing SEC review.
(e)   The Company is, and since January 1, 2019, has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.
(f)   No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
(g)   Since January 1, 2019, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Section 302 or 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and at the time of filing or submission of each such certification, the statements contained in each such certification were true and accurate as of the date thereof. Since January 1, 2019, neither the Company nor any of its executive officers has received any written notice from the SEC or any other Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
SECTION 3.07   Financial Statements.
(a)   Each of the consolidated financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in or incorporated by reference into the Company SEC Reports filed or furnished since January 1, 2019 (if amended, as of the date of the last such amendment) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements and to any other adjustments described therein, including the notes thereto), in each case in accordance with GAAP consistently applied by the Company during the periods and at the dates involved (except as may be indicated in the notes thereto or as permitted by Regulation S-X or other rules and regulations of the SEC and, in the case of unaudited interim financial statements as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act or other rules and regulations of the SEC).
(b)   The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP.
(c)   The Company has designed “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.
(d)   Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board and made available to Parent a description of (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Company’s ability to report financial information or (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in in the Company’s internal control over financial reporting.

(e)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership agreement or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Reports (including any audited financial statements and unaudited interim financial statements of the Company included therein).
(f)   Since January 1, 2019, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director or officer of the Company has received any material complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. Since January 1, 2019, no current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors or employees to the Company Board or any committee thereof or to any director or executive officer of the Company.
(g)   Since January 1, 2019, to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation of any Applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. Since January 1, 2019, neither the Company nor any Subsidiary, director, officer or employee of the Company or any Subsidiary of the Company has discharged, demoted or suspended an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.
SECTION 3.08   Proxy Statement/Prospectus.   The information supplied or to be supplied by the Company or its Representatives in writing for inclusion in the Proxy Statement/Prospectus, when filed with the SEC and at the time the Form F-4 is declared effective by the SEC, on the date first mailed to stockholders of the Company and at the time of the Company Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their Representatives in writing specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.
SECTION 3.09   No Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether or not accrued, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto), other than (a) liabilities or obligations reflected or otherwise reserved against in the Company’s consolidated balance sheet (or the notes thereto) included in the Company’s Quarterly Report on Form 10-Q for the 9-month period ended September 30, 2021 (the “Company Balance Sheet”), (b) liabilities or obligations under this Agreement or in connection with the transactions contemplated hereby, including the Merger, (c) liabilities or obligations incurred in the Ordinary Course since the date of the Company Balance Sheet or (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
SECTION 3.10   Absence of Certain Changes.
(a)   Except for actions expressly contemplated by this Agreement and in connection with the execution and negotiation of this Agreement, since the date of the Company Balance Sheet through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the Ordinary Course.
(b)   Since the date of the Company Balance Sheet through the date of this Agreement, there has not been or occurred or there does not exist any Company Material Adverse Effect.

SECTION 3.11   Material Contracts.
(a)   For purposes of this Agreement, a “Material Contract” means each of the following Contracts in existence as of the date of this Agreement to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, excluding any purchase order issued in the Ordinary Course and any Employee Plan:
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC;
(ii)   any Collective Bargaining Agreement or other similar Contract with a Labor Organization;
(iii)   any Contract with any Significant Customer or any Significant Supplier, other than non-disclosure agreements or purchase orders issued by such Significant Customers or to such Significant Suppliers in the Ordinary Course;
(iv)   any Contract, including any manufacturing, supply or distribution agreement, that requires by its terms or is reasonably likely to require the payment or delivery of cash or other consideration by or to the Company or any of its Subsidiaries within the twelve (12) months following the date of this Agreement in an amount having an expected value in excess of $500,000, which cannot be terminated by the Company or such Subsidiary on 60 days’ notice or less without material payment or penalty;
(v)   any Contract providing for material indemnification or any material guaranty (in each case, under which the Company has continuing obligations as of the date hereof) that would reasonably be expected to impose on the Company or any of its Subsidiaries a liability in excess of $500,000, other than any guaranty by the Company of any of its Subsidiary’s obligations or any Contract providing for indemnification in the Ordinary Course;
(vi)   any Contract material to the Company and its Subsidiaries taken as a whole (A) limiting the right of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person in any line of business, (B) granting any exclusive rights to any third party, (C) containing a “most favored nation” or similar provision or (D) including any “take or pay” or “requirements” obligation, (E) prohibiting the Company or any of its Subsidiaries (or, after the Effective Time, Parent) from engaging in business with any Person or levying a fine, charge or other payment for doing so (other than any prohibition pertaining to the non-solicitation of employees) (such Contracts under sub-clauses (A) to (E), the “Restrictive Contracts”), in each case other than any such Contracts that may be cancelled without liability to the Company or its Subsidiaries and upon notice of ninety (90) days or less;
(vii)   any Contract (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets other than in the Ordinary Course, (B) pursuant to which the Company or any of its Subsidiaries will acquire after the date hereof any material ownership interest in any other Person or other business enterprise, other than the Company’s Subsidiaries or (B) relating to the formation, control or operation of any joint venture;
(viii)   any Company IP Agreements;
(ix)   any Contract (A) that is material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or its Subsidiaries may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events, or (B) under which the Company or its Subsidiaries grants to any Person any right of first refusal, right of first negotiation, option to purchase or option to license with respect to any assets material to the Company and its Subsidiaries, taken as a whole;
(x)   any Contract for the acquisition or disposition of any business containing any continuing (A) profit sharing arrangements or “earn-out” arrangements or (B) indemnification or similar contingent payment obligations;

(xi)   any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money by, or extension of credit to, the Company or any of its Subsidiaries, other than (A) accounts receivables and payables in the Ordinary Course, (B) loans among the Company and any of its direct or indirect wholly-owned Subsidiaries, (C) extended payment terms for customers in the Ordinary Course, (D) prepayment of Taxes and (E) capital leases less than $125,000;
(xii)   any Company Real Property Lease;
(xiii)   any Contract entered into since January 1, 2020 to settle a Legal Proceeding other than (A) releases immaterial in nature and amount entered into with former employees or independent contractors of the Company in the Ordinary Course or (B) settlement agreements for cash only (which has been paid) and does not exceed $1,000,000 as to such settlement; and
(xiv)   any material Contract with any Governmental Entity.
(b)   Section 3.11(b) of the Company Disclosure Letter contains a list that is complete and accurate as of the date hereof of all Material Contracts (other than Material Contracts that are Employee Plans) to which the Company or any of its Subsidiaries is a party or which bind their respective properties or assets, and identifies each subsection of Section 3.11(a) that describes such Material Contract. The Company has delivered or made available to Parent complete and correct copies of each such Material Contract.
(c)   Except for expiration in accordance with its terms, each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company, as the case may be) subject to the Enforceability Limitations and is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, any Material Contract prior to its stated expiration date, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
SECTION 3.12   Compliance with Law.   The Company and each of its Subsidiaries are and since January 1, 2019 have been in compliance in all material respects with all Applicable Laws and Orders. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019 through the date hereof, neither the Company nor any of its Subsidiaries (a) has received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Entity relating to the Company or any of its Subsidiaries, (b) has received any written notice from any Governmental Entity alleging any violation by the Company or any of its Subsidiaries of any Applicable Law or Order nor (c) has provided any written notice to any Governmental Entity regarding any violation by the Company or any of its Subsidiaries of any Applicable Law or Order, and no such notice referred to in clauses (a), (b) or (c) of this Section 3.12 remains outstanding or unresolved as of the date of this Agreement.
SECTION 3.13   Permits.   The Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with the terms of all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to occupy and operate each Real Property and to conduct their businesses as currently conducted (“Permits”), and, no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with the terms hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019 through the date hereof, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding (a) any violation by the Company or any of its Subsidiaries of any Permits or the failure to have any required Permits, or (b) any revocation, cancellation or termination of any Permits held by the Company or any of its Subsidiaries, and no such notice in either case remains outstanding or unresolved as of the date of this Agreement.
SECTION 3.14   Litigation.   There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any current or former director or officer of the Company or any of its Subsidiaries (in their capacity as such) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or that would materially delay or materially impair the ability of the Company to consummate the transaction contemplated by this Agreement in accordance with the terms hereof.
SECTION 3.15   Customers and Suppliers.
(a)   Section 3.15(a) of the Company Disclosure Letter sets forth a complete and correct list of (i) the names of the customers of the Company and its Subsidiaries, taken as a whole (based on the aggregate purchase price of products and services provided), that have purchased at least $1,000,000 of products and services during the nine months ended September 30, 2021 (each, a “Significant Customer”) and (ii) the amount of purchases by each such customer during such period expressed as a percentage of the Company’s consolidated revenues for such periods. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has raised with any Significant Customer any outstanding material disputes concerning any Company Products with any Significant Customer. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written or bona fide oral notice from any Significant Customer stating that such customer shall not continue as a customer of the Company or any of its Subsidiaries or that such customer intends to terminate or materially modify any existing Contracts with the Company or any of its Subsidiaries.
(b)   Section 3.15(b) of the Company Disclosure Letter sets forth a complete and correct list of (i) the names of the suppliers of the Company and its Subsidiaries, taken as a whole (based on the aggregate purchase price of raw materials, supplies or other products or services ordered), from which the Company and its Subsidiaries have purchased at least $500,000 of raw materials, supplies or other products or services during the nine months ended September 30, 2021 (each, a “Significant Supplier”) and (ii) the amount of orders from each such supplier during such periods expressed as a percentage of the Company’s consolidated revenues for such periods. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has raised with any Significant Supplier any outstanding material dispute concerning products and/or services provided by any Significant Supplier. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written or bona fide oral notice from any Significant Supplier stating that such supplier shall not continue as a supplier to the Company or any of its Subsidiaries or that such supplier intends to terminate or materially modify existing Contracts with the Company or any of its Subsidiaries.
SECTION 3.16   Taxes.
(a)   Each of the Company and its Subsidiaries has prepared and timely filed (taking into account all applicable extensions) all federal income and all other material U.S. federal, state, local and non-U.S. Tax Returns required to be filed relating to any and all Taxes concerning or attributable to the Company, any of its Subsidiaries or their respective operations, and such Tax Returns in all material respects are true and correct and have been completed in accordance with Applicable Law.
(b)   Each of the Company and its Subsidiaries has (i) timely paid all Taxes it is required to pay (whether or not shown on a Tax Return), and (ii) timely paid or withheld (and timely paid over any withheld amounts to the appropriate Taxing authority) all federal and all material state, local and non-U.S. income Taxes, Federal Insurance Contribution Act and Federal Unemployment Tax Act amounts, and other Taxes (including all Taxes required to be reported and withheld on any U.S or non-U.S. Company Equity Awards) required to be paid or withheld.
(c)   Neither the Company nor any of its Subsidiaries has any material liabilities for unpaid Taxes as of the date of the Company Balance Sheet that had not been accrued or reserved on the Company Balance Sheet in accordance with GAAP, and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the Company Balance Sheet other than in the Ordinary Course.
(d)   Neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax.
(e)   To the Knowledge of the Company, no audit or other examination with respect to any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination. As of the date hereof, no material adjustment relating to any Tax Return filed by the Company or any of its Subsidiaries has been proposed in writing by any Governmental Entity. As of the date hereof, no written claim has ever been made by any Governmental Entity that the Company or any of its Subsidiaries is subject to taxation in a jurisdiction in which it does not file Tax Returns.
(f)   There are (and immediately following the Effective Time there will be) no material Liens on the assets of the Company or any of its Subsidiaries relating or attributable to Taxes, other than Permitted Liens.
(g)   Neither the Company nor any of its Subsidiaries has (i) in the six calendar years prior to the date of this Agreement been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) ever been a party to any Tax sharing, indemnification or allocation agreement, other than an agreement that is not principally regarding Taxes, or (iii) any liability for the Taxes of any person other than the Company and its Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of Applicable Law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, by operation of law or otherwise, other than pursuant to commercial Contracts with customary terms entered into in the Ordinary Course the principal purposes of which is unrelated to Taxes.
(h)   Neither the Company nor any of its Subsidiaries will be required to include any income or gain or exclude any material deduction or loss from Taxable income for any period or portion thereof after the Effective Time as a result of any (i) change in method of accounting prior to the Effective Time, (ii) installment sale or open transaction disposition made prior to the Effective Time, to the extent not reflected in the Company Balance Sheet, (iii) prepaid amount received outside the Ordinary Course prior to the Effective Time or (iv) election made under Section 108(i) of the Code (or under any similar provision of Applicable Law) prior to the Effective Time. Neither the Company nor any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code.
(i)   Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-U.S. law) within the two calendar years prior to the date of this Agreement.
(j)   Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. law).
(k)   The Company is not, and has not been at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(l)   To the Knowledge of the Company, the Company and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order (each, a “Tax Incentive”) and to the Knowledge of the Company, the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.
(m)   Neither the Company nor any of its Subsidiaries has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.

(n)   Each of the Company and its Subsidiaries are in material compliance with all transfer pricing Laws, and all related material documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.
(o)   Neither the Company nor any of its Subsidiaries have requested, has received or is subject to any written ruling of a Taxing authority that will be binding on it for any taxable period ending after the Closing Date or has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. law).
(p)   To the Knowledge of the Company, except as expressly contemplated by this Agreement, there exists no facts, and neither the Company nor any of its Subsidiaries has taken or agreed to take any action, that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
SECTION 3.17   Environmental Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   the Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with all applicable Environmental Laws;
(b)   the Company and its Subsidiaries hold and maintain all of the Environmental Permits necessary for the continued conduct of the operations of the Company or any Subsidiary as such activities are currently being conducted;
(c)   all such Environmental Permits are valid and in full force and effect, and the Company and its Subsidiaries are in compliance in all respects with all covenants and conditions of all such Environmental Permits;
(d)   no Legal Proceeding is pending, or to the Knowledge of the Company, threatened, concerning any Environmental Law, Environmental Permit, or any Hazardous Materials Activity of the Company or any Subsidiary;
(e)   neither the Company nor any of its Subsidiaries has engaged in any Hazardous Materials Activity that is reasonably likely to result in a Legal Proceeding under Environmental Law or a requirement for investigation or remedial action under applicable Environmental Law;
(f)   to the Knowledge of the Company, there are no underground storage tanks, asbestos which is friable or likely to become friable or polychlorinated biphenyls present on any Business Facility currently owned, operated, or leased by the Company or any of its Subsidiaries;
(g)   neither the Company nor any of its Subsidiaries has entered into any Contract that requires it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising under Environmental Laws.
SECTION 3.18   Employee Benefit Plans.
(a)   Section 3.18(a) of the Company Disclosure Letter sets forth a complete and accurate list of all material Employee Plans as of the date of this Agreement. With respect to each Employee Plan, to the extent applicable, the Company has made or will make available to Parent no later than thirty (30) Business Days following the date of this Agreement complete and accurate copies of (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (ii) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (iii) the plan documents and summary plan descriptions, if any, including any amendments or statements of material modifications thereto, or a written description of the terms of any Employee Plan that is not in writing; (iv) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (v) any material notices to or from the IRS or any office or representative of the DOL or any similar Governmental Entity since January 1, 2019, relating to any compliance issues in respect of any such Employee Plan; and (vi) with respect to each International Employee Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of (A) the most recent annual report or similar compliance documents required to be filed with any Governmental Entity with respect to such plan, if any, and (B) any document comparable to the determination letter referenced under clause (ii) above issued by a Governmental Entity, if any.
(b)   Each Employee Plan has been maintained, operated and administered in compliance in all material respects with its terms and with all Applicable Law, including the applicable provisions of ERISA and the Code.
(c)   Each Employee Plan that is intended to be “qualified” under Section 401 of the Code may rely on an unrevoked favorable prototype opinion letter or has received a favorable determination letter from the IRS with respect to such Employee Plan’s tax-qualified status under the Code and, to the Knowledge of the Company, nothing has occurred or exists since the date of such determination or opinion letter that would reasonably be expected to affect the qualified status of any such Employee Plan.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made, accrued or reserved for. Except as required by Applicable Law or the terms of an Employee Plan, neither the Company nor any of its Subsidiaries has any plan or commitment to establish any new material Employee Plan in the United States or amend in any material respect an existing Employee Plan in the United States.
(e)   There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.
(f)   None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code.
(g)   Neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has in the six (6) years prior to the date hereof maintained, participated in or contributed to (or been obligated to contribute to) (i) an Employee Plan subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” as defined in Section 210 of ERISA or Section 413(c) of the Code, (iv) a “funded welfare plan” within the meaning of Section 419 of the Code or (v) a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code.
(h)   Except as required by Applicable Law, no Employee Plan in the United States provides post-termination or retiree life insurance, health or other welfare benefits to any person, other than pursuant to Section 4980B of the Code or any similar Applicable Law.
(i)   Each Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been maintained, operated and administered in compliance in all material respects with the applicable requirements of Section 409A of the Code.
(j)   Except as expressly contemplated by this Agreement or set forth on Section 3.18(j) of the Company Disclosure Letter, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (including the Merger) will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of the Company or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee, consultant or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in the payment of any amount that would not be deductible by reason of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound to compensate any current or former service provider for excise taxes which may be required pursuant to Section 4999 of the Code or any Taxes required by Section 409A of the Code.
SECTION 3.19   Labor Matters.
(a)   Neither the Company nor any of its Subsidiaries is a party to any Contract or arrangement between or applying to one or more employees or other service providers in the United States and a union, trade union, works council or any other employee representative body or labor-relations organization or entity authorized to negotiate on behalf of employees (“Labor Organization”), for collective bargaining or other negotiating or consultation purposes (“Collective Bargaining Agreements”). There are no pending, or to the Knowledge of the Company, threatened material activities by any Labor Organization to organize any such employees or other service providers. There are no lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of the Company, threats thereof by or with respect to any employees or other service providers of the Company or any of its Subsidiaries, nor have there been any such lockouts, strikes, slowdowns or work stoppages with respect to any employees or other service providers of the Company or any of its Subsidiaries since January 1, 2019, in the case of each of the foregoing which is likely to be material to the Company.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since January 1, 2019 have been, in compliance with all Applicable Laws and Orders relating to employment, employment practices, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and as exempt or non-exempt for overtime purposes), leased and seconded employees, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work. Neither the Company nor any of its Subsidiaries is a party to any material conciliation agreement, settlement agreement, consent decree or other employment-related agreement or order, in each case related to employment or employment practices, with any Governmental Entity.
(c)   Each of the Company and its Subsidiaries is in compliance in all material respects with WARN or any related state laws.
SECTION 3.20   Real Property.
(a)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries owns any real property, other than as set forth on Section 3.20(a) of the Company Disclosure Letter. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or one of its Subsidiaries has good and marketable fee simple title to the real properties set forth on Section 3.20(a) of the Company Disclosure Letter (including all land improvements, structures, buildings, plants, fixtures, building improvements and all easements, rights-of-way and other appurtenances pertaining thereto or accruing to the benefit thereof) (the “Company Owned Real Property”).
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company has a good and valid leasehold interest in each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens. Neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person any right to use or occupy a Company Leased Real Property or the Company Owned Real Property.
SECTION 3.21    Intellectual Property.
(a)   Section 3.21(a) of the Company Disclosure Letter contains a complete and accurate list as of the date of this Agreement of all Registered IP that constitutes Company IP (“Company Registered IP”) and unregistered Trademarks. Section 3.21(a) of the Company Disclosure Letter identified, for each item of Company Registered IP, as applicable, (i) the name of the current owner, (ii) the jurisdiction where the application/registration is located, (iii) the application or registration number, (iv) the filing date, and issuance/registration/grant date, and (v) the prosecution status thereof.
(b)   To the Knowledge of the Company, the Company Registered IP is valid, sustaining and enforceable. As of the date of this Agreement, all necessary registration, maintenance and renewal fees of each item of Company Registered IP have been paid, and all necessary documents and certificates have been filed, in each case to or with the relevant patent, copyright, trademark, domain registrars or other authorities in the United States or foreign jurisdictions, as may be required for the purposes of registering and/or maintaining such Company Registered IP. The Company has not claimed “small entity” status, or misrepresented, or knowingly failed to disclose, any facts or circumstances in any application or proceedings for any Company Registered IP that would constitute fraud or a material misrepresentation with respect to such application.
(c)   Section 3.21(c) of the Company Disclosure Letter contains a complete and accurate list of all Contracts, as of the date hereof, (i) under which any third party has granted the Company or any of its Subsidiaries any license, non-assert, covenant not to sue, or other immunity from or under any Intellectual Property Rights, the loss of which would have a material adverse impact on the operation of the Company’s and its Subsidiaries’ business, taken as a whole (each, an “Company Inbound License”) or (ii) under which the Company or any of its Subsidiaries has granted any third party a license under any Company IP, other than non-exclusive licenses granted incidental to the purchase of Company Products in the Ordinary Course (each, an “Company Outbound License”, and together with the Company Inbound Licenses, the “Company IP Agreements”). The Company has made available to Parent complete and correct copies of each such Company IP Agreement.
(d)   To the Knowledge of the Company, since January 1, 2019, neither the operation of the business of the Company and its Subsidiaries nor the use, provision, support, reproduction, making, distribution, marketing, sale, license or display of the Company Products or the Company IP by the Company or its Subsidiaries has materially infringed, misappropriated or otherwise violated the Intellectual Property Rights of any Person.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or its Subsidiaries exclusively own all right, title and interest in the Company IP, free and clear of all Liens other than Permitted Liens. Except as set forth in Section 3.21(e) of the Company Disclosure Letter, all Company IP is fully transferable, alienable or licensable without restriction and without payment of any kind to any other Person. The Company and its Subsidiaries have and, following the Closing, Surviving Company will have, the exclusive right to bring actions against any Person that is infringing any Company IP and to retain for themselves any damages recovered in any such action. To the Knowledge of the Company, the Company IP and the Intellectual Property Rights licensed pursuant to the Company Inbound Licenses constitute all of the Intellectual Property Rights necessary to develop, manufacture or sell each material Company Product as currently developed, manufactured or sold by the Company and its Subsidiaries as of the date of this Agreement.
(f)   The Company and each of its Subsidiaries have taken reasonable steps to protect the confidentiality of the Trade Secrets that comprise any part of the Company IP, and to the Knowledge of the Company, there is no unauthorized use, disclosure or misappropriation of any such Trade Secrets by any Person. Without limiting the foregoing, the Company and its Subsidiaries have a policy requiring employees, consultants and contractors to execute a confidentiality and assignment agreement substantially in the Company’s standard form previously provided to Parent which (i) assigns to the Company or one of its Subsidiaries all right, title and interest in any Intellectual Property Rights created by such persons within the scope of their involvement with the Company or applicable Subsidiary and (ii) provides reasonable protection for Trade Secrets of the Company and its Subsidiaries. To the Knowledge of the Company, all current or former employees, consultants and contractors of the Company or any Subsidiary that have created any Company IP have executed such agreements.
(g)   To the Knowledge of the Company, no Person is infringing upon or otherwise violating any Company IP. Neither the Company nor any of its Subsidiaries have, since January 1, 2019, asserted or threatened any claim against any Person alleging that such Person is infringing or misappropriating any Company IP.

(h)   To the Knowledge of the Company, all open-source software used by the Company or any of its Subsidiaries does not trigger any obligation to disclose in any way any source code material to the business. To the Knowledge of the Company, the Company and its Subsidiaries comply with the terms of all applicable open-software licenses (including, but not limited to, copyright notices, attribution requirements and requirements to provide or offer access to source code).
(i)   Since January 1, 2019 through the date hereof, there has not been any Legal Proceeding brought by a third party against the Company or any of its Subsidiaries with respect to (i) any alleged infringement or other violation by the Company or any of its Subsidiaries of the Intellectual Property Rights of such third party or (ii) any challenge to the validity or enforceability of, or contesting the Company’s or any of its Subsidiaries’ rights with respect to, any Company IP. As of the date hereof, the Company and its Subsidiaries are not subject to any Order of any Governmental Entity that restricts or impairs the use, transfer or licensing of any Company IP or other Intellectual Property Rights.
(j)   All collection, acquisition, use, storage, transfer (including any cross-border transfers), distribution, dissemination or other processing by or on behalf of the Company and any of its Subsidiaries of Personal Data are and, since January 1, 2019, have been in material compliance with all applicable Privacy Legal Requirements and Privacy Commitments. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice alleging any violation by the Company or any of its Subsidiaries of any Privacy Legal Requirement or Privacy Commitments, nor, to the Knowledge of the Company, has the Company or any of its Subsidiaries been threatened in writing to be charged with any such violation by any Governmental Entity, in each case of any of the foregoing in this sentence which is reasonably likely to be material to the Company. Neither the Company nor any of its Subsidiaries has received any written complaint by any Person with respect to the collection, acquisition, use, storage, transfer (including any cross-border transfers), distribution, dissemination or other processing of Personal Data by the Company or any of its Subsidiaries, in each case which is reasonably likely to be material to the Company. The Company and its Subsidiaries implement and maintain commercially reasonable written policies and procedures reasonably designed to protect Personal Data against any unauthorized use, access or disclosure. To the Knowledge of the Company, there has been no unauthorized use, access or disclosure of Personal Data.
(k)   The Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures to prevent viruses and other disabling codes from entering Company Products and to otherwise safeguard the information technology systems, and personally identifiable information contained therein, of the Company and its Subsidiaries. To the Knowledge of the Company, there have been no unauthorized intrusions or breaches of the security of information technology systems of the Company and its Subsidiaries. The Company and its Subsidiaries have reasonable disaster recovery plans procedures and facilities for the business.
(l)   To the Knowledge of the Company, Section 3.21(l) of the Company Disclosure Letter sets forth a true and complete list of all industry standards bodies or similar organizations in which the Company and/or any of its Subsidiaries has participated or is a member. To the Knowledge of the Company, there is no obligation to license any Company IP, and no Company IP is currently licensed, to any third party as a result of participation or membership in or utilization of any work of any standards body or similar organization. Neither the Company nor any of its Subsidiaries has at any time notified any standards body or similar organization any Company IP is necessary to or would be infringed by the use or implementation of the standards published or promulgated by such standards body or similar organization. To the Knowledge of the Company, the Company and its Subsidiaries are in material compliance with their obligations with respect to membership in such organizations.
(m)   None of the patents, patent applications, trademarks and trademark applications pledged under the Intellectual Property Security Agreement, between the Company and Ivy Investment Management Company, dated as of August 20, 2015, have been registered by the Company in any country besides the United States.
SECTION 3.22   Export Control and Import Laws.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019, (i) the Company and each of its Subsidiaries have been in compliance with all Applicable Laws regarding export and reexport control (“Export Controls”), including the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control and the International Traffic in Arms Regulations maintained by the Department of State and any applicable anti-boycott compliance regulations, (ii) the Company and its Subsidiaries have been in compliance with all Applicable Laws regarding import (“Import Restrictions”), including Title 19 of the U.S. Code and Title 19 of the Code of Federal Regulations, (iii) each of the Company and its Subsidiaries have obtained and is in compliance with the terms of all applicable export licenses, license exceptions, consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings, from or with any Governmental Entity, that are required for compliance with Export Controls or Import Restrictions (the “Export and Import Approvals”), and (iv) there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Company or any of its Subsidiaries with respect to such Export and Import Approvals.
SECTION 3.23   Related Party Transactions.   Except as set forth in the Company SEC Reports or compensation or other employment arrangements in the Ordinary Course, there are no transactions, agreements, arrangements or understandings currently in effect that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that are not so disclosed.
SECTION 3.24   Insurance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries or any of their respective employees, properties or assets against such risks and in a form and amount which is adequate for the operation of the Business and (y) as of the date of this Agreement, (a) all such insurance policies are in full force and effect, (b) other than in connection with ordinary course renewals, no notice of cancellation has been received in connection with such policies, (c) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, and (d) there has been, to the Knowledge of the Company, no threatened termination of, or premium increase with respect to, any such policies.
SECTION 3.25   Anti-Bribery Laws.   Since January 1, 2019, neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors, employees or agents, in each case, acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, (a) taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, the U.K. Bribery Act of 2010, as amended, or any other comparable domestic or foreign law or statute (collectively “Anti-Bribery Laws”) (b) used any corporate funds for unlawful contributions, loans, gifts, entertainment or other unlawful expenses relating to political activity; (c) made, offered or authorized any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (d) made or taken any action in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, except, in each case of clauses (a)  – (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, there currently are no pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Company or its Subsidiaries with respect to the Anti-Bribery Laws that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has established internal policies and procedures designed to ensure compliance with the Anti-Bribery Laws.
SECTION 3.26   Regulatory Matters.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries holds or is in the process of acquiring (A) all authorizations under the U.S. Food, Drug, and Cosmetic Act of 1938 (the “FDCA”), and the applicable regulations of the U.S. Food and Drug Administration (the “FDA”) promulgated thereunder, (B) all authorizations under the U.S. Federal Insecticide, Fungicide and Rodenticide Act of 1910 (the “FIFRA”), the U.S. Food Quality Protection Act of 1996 (the “FQPA”) and the applicable regulations of the U.S. Environmental Protection Agency (the “EPA”) promulgated thereunder and (C) authorizations of the FDA, U.S. Department of Agriculture (“USDA”) and any other applicable Governmental Entity that are concerned with the quality, identity, strength, purity, safety, efficacy, manufacturing, marketing, distribution, sale, pricing, import or export of any of the Company Products (any such Governmental Entity, a

“Company Regulatory Agency”), in each case, that is necessary for the lawful operation of the businesses of the Company or any of its Subsidiaries as currently conducted (the “Company Regulatory Permits”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all such Company Regulatory Permits are valid and in full force and effect and the Company and its Subsidiaries are in compliance with the terms of all Company Regulatory Permits.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with all regulations and requirements of the FDA, USDA, EPA and other Company Regulatory Agencies, including any applicable Good Manufacturing Practices, Hazard Analysis Critical Control Point (HACCP) requirements, labeling requirements, testing requirements and protocols, shipping requirements, record keeping and reporting requirements, monitoring requirements, packaging or repackaging requirements, laboratory controls, storage and warehousing procedures and marketing restrictions. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019, all Company Products have been produced, distributed, labeled, marketed and sold, and all raw materials and ingredients in such products have been procured, in compliance in all material respects with all Applicable Laws governing the procurement, production, distribution, labeling and sale of such products, raw materials or ingredients. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019, there have been no recalls, withdrawals or suspensions with respect to any Company Products produced, distributed, labeled, marketed or sold by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice of or otherwise is aware of, any Company Regulatory Agency untitled letters, warning letters, notices of warning or withholding, suspension or withdrawal of inspection, seizure, criminal referral or other similar federal, state or private enforcement actions with respect to such Company Products. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2019, neither the Company nor any of its Subsidiaries is subject (or has been subject) to any adverse inspection finding, recall, investigation, penalty assessment, audit or other compliance or enforcement action by the FDA, USDA, EPA and other Company Regulatory Agencies.
(c)   Neither the Company nor any of its Subsidiaries is party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Company Regulatory Agency, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
SECTION 3.27   Brokers; Fees and Expenses.   Except for Roth Capital Partners, Inc. and Houlihan Lokey Capital, Inc., there is no investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated hereby (including the Merger).
SECTION 3.28   Opinion of Financial Advisors.   The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of Houlihan Lokey Capital, Inc. to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation thereof, the Exchange Ratio provided for in the Merger pursuant to this Agreement was fair to the holders of Company Common Stock (other than the Major Stockholder) from a financial point of view, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
SECTION 3.29   State Anti-Takeover Statutes; No Rights Plan.
(a)   Neither the Company nor any of its Subsidiaries is, nor at any time during the last three years has it been, an “interested stockholder” of Parent within the meaning of Section 203 of the DGCL.
(b)   The Company and the Company Board has taken all action necessary, assuming the accuracy of the representation in Section 4.21, to exempt the Merger, this Agreement and the other transactions contemplated hereby from the restrictions on business combinations and voting requirements contained in Section 203 of the DGCL. To the Company’s Knowledge, no other “control share acquisition,” “fair price,”

“moratorium” or other antitakeover Applicable Law (such Applicable Law a “Takeover Law”) applies to the Merger, this Agreement or any of the other transactions contemplated hereby or thereby.
(c)   Except as set forth in Section 3.29(c) of the Company Disclosure Letter, the Company has no rights plan, “poison-pill” or other comparable agreement in effect.
SECTION 3.30   No Critical Technologies.   The Company does not produce, design, test, manufacture, fabricate, or develop any: defense articles, defense services, or related technical data that are covered by the U.S. Munitions List in the International Traffic in Arms Regulation; select agents and toxins; or items included on the Commerce Control List set forth in the Export Administration Regulations and controlled (i) pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology or (ii) for reasons relating to regional stability or surreptitious listening. The Company does not produce, design, test, manufacture, fabricate, or develop “critical technologies” as defined pursuant to 31 CFR § 801.204.
SECTION 3.31   No Other Representations and Warranties.   Except for the representations and warranties made by the Company in this ARTICLE III (as qualified by the applicable items disclosed in the Company Disclosure Letter and the introduction to this ARTICLE III), neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby. The Company and its Subsidiaries disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except, with respect to any Section of this ARTICLE IV, as set forth in the section of the disclosure letter delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Letter”) that relates to such Section (it being understood and agreed that any disclosure set forth in one section or subsection of the Parent Disclosure Letter also shall be deemed to apply to each other Section and Subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of such disclosure), and except as disclosed in the Parent SEC Reports and prior to the date of this Agreement (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections of such reports or other similar disclosures that are similarly non-specific or are predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), Parent and Merger Sub hereby represents and warrants to the Company as follows:
SECTION 4.01   Organization and Standing.
(a)   Each of Parent and Merger Sub is a legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Parent and Merger Sub has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its material properties and material assets. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub has delivered or made available to the Company a complete and correct copy of its organizational documents, as amended to date.
(b)   Section 4.01(b) of the Parent Disclosure Letter sets forth a complete and accurate list of the name of each Subsidiary of Parent, and with respect to each Subsidiary (a) its jurisdiction; and (b) the number of issued and outstanding shares or other equity interest and the record holders and beneficial owners thereof.

(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent’s Subsidiaries (i) is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), and (ii) has the requisite power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States).
(d)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of Parent (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) as of the date hereof, except as set forth in Section 4.01(d) of the Parent Disclosure Letter, are owned, directly or indirectly, by Parent, free and clear of all Liens (other than Permitted Liens or restrictions on transfer imposed by Applicable Law).
(e)   Except as set forth in Section 4.01(e) of the Parent Disclosure Letter, there are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of Parent, (ii) options, stock appreciation rights, warrants, restricted stock units, subscriptions, convertible securities, rights or other commitments or agreements to acquire from Parent or any of its Subsidiaries, or that obligate Parent or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of Parent, (iii) obligations of Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of Parent (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of Parent, being referred to collectively as “Parent Subsidiary Securities”) or (iv) other obligations by Parent or any of its Subsidiaries to make any payments based on the price or value of any Parent Subsidiary Securities.
SECTION 4.02   Authorization.   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no additional corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (including the Merger). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, subject to the Enforceability Limitations.
SECTION 4.03   Capitalization.
(a)   The authorized share capital of Parent consists of 100,000,000 Parent Ordinary Shares and 1,000,000 Parent Preference Shares. As of the close of business on March 9, 2022 (the “Parent Capitalization Date”), (i) 41,228,016 Parent Ordinary Shares were issued and outstanding, 6,520,657 Parent Ordinary Shares were held by Parent as treasury shares and 464,455 Parent Ordinary Shares were held by Parent pursuant to Parent’s “buy-back” program and (ii) no Parent Preference Shares were issued and outstanding and no Parent Preference Shares were held by Parent as treasury shares. All of the outstanding Parent Ordinary Shares have been duly authorized and validly issued, and are fully paid and non-assessable and free of any preemptive rights. The Parent Ordinary Shares to be issued as part of the Share Consideration, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights.
(b)   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which were outstanding as of the date of this Agreement and Parent holds sole record and beneficial ownership over all such shares. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and are validly issued, fully paid and non-assessable and owned by Parent. Merger Sub has not conducted any business and has no assets, liabilities or obligations of any nature, in each case other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.
(c)   Section 4.03(c) of the Parent Disclosure Letter sets forth, as of the Parent Capitalization Date, the number of Parent Ordinary Shares that are subject to the Parent Stock Plans. As of the Parent Capitalization Date, 1,908,363 Parent Ordinary Shares, and no Parent Preference Shares, were reserved for future issuance pursuant to the Parent Stock Plans. All Parent Compensatory Awards have been, in all material respects, validly issued and properly approved by the Parent Board (or a duly authorized committee or subcommittee thereof) in accordance with all Applicable Law and the Parent Stock Plans.
(d)   Except as set forth in Section 4.03(a) or as set forth on Section 4.03(c) of the Parent Disclosure Letter and except for Parent Ordinary Shares that have become outstanding after the Capitalization Reference Date but were reserved for issuance as set forth in Section 4.03(c) or as set forth on Section 4.03(c) of the Parent Disclosure Letter, as of the date hereof there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, Parent, (ii) no outstanding securities of Parent convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, Parent, (iii) no outstanding options, stock appreciation rights, warrants, restricted stock units, rights or other commitments or agreements to acquire from Parent, or that obligates Parent to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in Parent, (iv) no obligations of Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, Parent (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of Parent, being referred to collectively as “Parent Securities”) and (v) no other obligations by Parent or any of its Subsidiaries to make any payments based on the price or value of the Parent Securities. Except as set forth in this Section 4.03, there are no outstanding Contracts of any kind which obligate Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.
(e)   Other than Parent’s memorandum and articles of association and this Agreement, neither Parent nor any of its Subsidiaries is a party to any Contracts restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any securities of Parent.
SECTION 4.04   Non-contravention; Required Consents.
(a)   The execution, delivery or performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) do not and will not (i) violate or conflict with any provision of the memorandum and articles of association, certificates of incorporation or bylaws of Parent and Merger Sub, (ii) subject to obtaining the Consents set forth in Section 4.04(a) of the Parent Disclosure Letter, result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the loss of any material benefit under, any Contract to which Parent or its Subsidiaries is a party or by which any of their respective properties or assets may be bound as of the date hereof, (iii) assuming compliance with the matters referred to in Section 4.04(b), violate or conflict with any Applicable Law or Order or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, other than in the case of clauses (ii), (iii) and (iv), any such violation, conflict, breach, default, termination, acceleration, right, loss or Lien that (x) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (y) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby prior to the Termination Date.
(b)   No Consent of any Governmental Entity is required on the part of Parent, Merger Sub or any of their Subsidiaries in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger), except (i) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL, (ii) such filings and approvals as may be required by the rules and regulations of Nasdaq or any federal or state securities Laws, including compliance with any applicable requirements of the Securities Act or the Exchange Act (including the filing with the SEC of the Proxy Statement/Prospectus and the filing of the Form F-4 and the declaration of effectiveness of the Form F-4), (iii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iv) applicable requirements under foreign qualification, state securities or “blue sky” laws of various states and (v) such other Consents the failure of which to be obtained or made (A) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (B) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby prior to the Termination Date.
SECTION 4.05   Parent SEC Reports.
(a)   Since January 1, 2019, Parent has filed or furnished (as applicable) all forms, reports, schedules, statements and documents with the SEC that have been required to be so filed or furnished (as applicable) by it under Applicable Law at or prior to the time so required (all such forms, reports, schedules, statements and documents, including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto the “Parent SEC Reports”).
(b)   Each Parent SEC Report complied as of its filing date (or, if amended or superseded by a filing, on the date of such amended or superseded filing, or, in the case of any Parent SEC Report that is a registration statement filed pursuant to the Securities Act, as of its effective date), as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and with all applicable provisions of the Sarbanes-Oxley Act, each as in effect on the date such Parent SEC Report was filed.
(c)   As of its filing date (or, if amended or superseded by a filing, on the date of such amended or superseded filing, or, in the case of any Parent SEC Report that is a registration statement filed pursuant to the Securities Act, as of its effective date), each Parent SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(d)   As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent relating to the Parent SEC Reports or any registration statement filed by Parent with the SEC and (ii) to Parent’s Knowledge, no Parent SEC Report nor any registration statement filed by Parent with the SEC is the subject of ongoing SEC review.
(e)   Parent is, and since January 1, 2019, has been in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.
(f)   No Subsidiary of Parent is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.
(g)   Since January 1, 2019, each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Section 302 or 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and at the time of filing or submission of each such certification, the statements contained in each such certification were true and accurate as of the date thereof. Since January 1, 2019, neither Parent nor any of its executive officers has received any written notice from the SEC or any other Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing such certifications
SECTION 4.06   Financial Statements
(a)   Each of the consolidated financial statements (including all related notes and schedules) of Parent and its Subsidiaries included in or incorporated by reference into the Parent SEC Reports filed or furnished since January 1, 2019 (if amended, as of the date of the last such amendment) fairly presented in all material respects the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements and to any other adjustments described therein, including the notes thereto), in each case in accordance with IFRS consistently applied by Parent during the periods and at the dates involved (except as may be indicated in the notes thereto or as permitted by Regulation S-X or other rules and regulations of the SEC and, in the case of unaudited interim financial statements as permitted by Form 6-K or any successor form under the Exchange Act or other rules and regulations of the SEC).
(b)   Parent’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of financial statements for external purposes in conformity with IFRS.
(c)   Parent has designed “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that (i) all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of Parent required under the Exchange Act with respect to such reports.
(d)   Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of Parent has disclosed to Parent’s auditors and the audit committee of the Parent Board and made available to the Company a description of (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to report financial information or (ii) any fraud, whether or not material, that involves Parent’s management or other employees who have a significant role in in Parent’s internal control over financial reporting.
(e)   Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership agreement or any similar Contract (including any Contract relating to any transaction or relationship between or among Parent or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in the Parent SEC Reports (including any audited financial statements and unaudited interim financial statements of Parent included therein).
(f)   Since January 1, 2019, neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any director or officer of Parent has received any material complaint, allegation, assertion or claim, whether written or oral, that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices. Since January 1, 2019, no current or former attorney representing Parent or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors or employees to the Parent Board or any committee thereof or to any director or executive officer of Parent.
(g)   Since January 1, 2019, to the Knowledge of Parent, no employee of Parent or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation of any Applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by Parent or any of its Subsidiaries. Since January 1, 2019, neither Parent nor any Subsidiary, director, officer or employee of Parent or any Subsidiary of the Parent has discharged, demoted or suspended an employee of Parent or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.
SECTION 4.07   Proxy Statement/Prospectus.   The information supplied or to be supplied by Parent, Merger Sub or their respective Representatives in writing for inclusion in the Proxy Statement/Prospectus, when filed with the SEC, at the time the Form F-4 is declared effective by the SEC, on the date the Proxy Statement/Prospectus is first sent to stockholders of the Company and at the time of the Company Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company or any of its Representatives in writing specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.
SECTION 4.08   Litigation.   There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, or against any current or former director or officer of Parent or any of its Subsidiaries (in their capacity as such) that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of its Subsidiaries is subject to any outstanding Order that would reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, or that would materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.
SECTION 4.09   Brokers; Fees and Expenses.   There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby (including the Merger).
SECTION 4.10   No Undisclosed Liabilities.   Neither Parent nor any of its Subsidiaries has any liabilities or obligations (whether or not accrued, contingent or otherwise) that would be required by IFRS to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (or in the notes thereto), other than (a) liabilities or obligations reflected or otherwise reserved against in the Parent Balance Sheet, (b) liabilities or obligations under this Agreement or in connection with the transactions contemplated hereby, including the Merger, (c) liabilities or obligations incurred in the Ordinary Course since the date of the Parent Balance Sheet or (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
SECTION 4.11   Absence of Certain Changes.
(a)   Except for actions expressly contemplated by this Agreement and in connection with the execution and negotiation of this Agreement, since the date of the Parent Balance Sheet through the date of this Agreement, the business of Parent and its Subsidiaries has been conducted, in all material respects, in the Ordinary Course.
(b)   Since the date of the Parent Balance Sheet through the date of this Agreement, there has not been or occurred or there does not exist any Parent Material Adverse Effect.
SECTION 4.12   Compliance with Law.   Parent and each of its Subsidiaries are and since January 1, 2019 have been in compliance in all material respects with all Applicable Laws and Orders (including in respect of Environmental Laws). Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since January 1, 2019 through the date hereof, neither Parent nor any of its Subsidiaries (a) has received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Entity relating to Parent or any of its Subsidiaries, (b) has received any written notice from any Governmental Entity alleging any violation by Parent or any of its Subsidiaries of any Applicable Law or Order (including in respect of Environmental Laws) nor (c) has provided any written notice to any Governmental Entity regarding any violation by Parent or any of its Subsidiaries of any Applicable Law or Order (including in respect of Environmental Laws), and no such notice referred to in clauses (a), (b) or (c) of this Section 4.12 remains outstanding or unresolved as of the date of this Agreement.
SECTION 4.13   Taxes.
(a)   Parent has prepared and timely filed (taking into account all applicable extensions) all federal income and all other material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects.

(b)   Parent has (i) timely paid in full all Taxes it is required to pay (whether or not shown on a Tax Return), and (ii) timely paid or withheld (and timely paid over any withheld amounts to the appropriate Taxing authority) all Taxes required to be paid or withheld.
(c)   Parent has not executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax.
(d)   To the Knowledge of Parent, no audit or other examination of any Tax Return of Parent is presently in progress, nor has Parent been notified in writing of any request for such an audit or other examination. No material adjustment relating to any Tax Return filed by Parent has been proposed in writing by any Governmental Entity. No written claim has ever been made by any Governmental Entity that Parent is subject to taxation in a jurisdiction in which it does not file Tax Returns.
(e)   There are no Liens on the assets of Parent or its Subsidiaries relating or attributable to Taxes, other than Permitted Liens.
(f)   Parent (i) has never been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was Parent) and (ii) has no liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of U.S. state, U.S. local or non-U.S. law), by reason of any agreements, contracts or arrangements (other than customary provisions in commercial contracts the primary purpose of which is not Tax), as a successor or transferee.
(g)   Neither Parent nor Merger Sub will be required to include any income or gain or exclude any material deduction or loss from Taxable income for any period or portion thereof after the Effective Time as a result of any (i) change in method of accounting made prior to the Effective Time, (ii) installment sale or open transaction disposition made prior to the Effective Time, to the extent not reflected in the Parent Balance Sheet, (iii) prepaid amount received outside the Ordinary Course prior to the Effective Time, or (iv) election made under Section 108(i) of the Code (or under any similar provision of Applicable Law) prior to the Effective Time.
(h)   Neither Parent nor Merger Sub has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code within the two calendar years prior to the date of this Agreement.
(i)   For purposes of the Tax on “indirect sales” pursuant to Argentine Income Tax Law, the fair market value of the assets owned directly or indirectly by Parent, located in Argentina and acquired on or after January 1, 2018 is less than 30% of the value of the issued and outstanding Parent Ordinary Shares.
(j)   Neither the Parent nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. law).
(k)   The Parent is not, and has not been at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(l)   To the Knowledge of the Company, the Parent and each of its Subsidiaries is in compliance in all material respects with all Tax Incentives and to the Knowledge of the Parent, the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.
(m)   Neither the Parent nor any of its Subsidiaries has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.
(n)   Each of the Parent and its Subsidiaries are in material compliance with all transfer pricing Laws, and all related material documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.
(o)   Neither the Parent nor any of its Subsidiaries have requested, has received or is subject to any written ruling of a Taxing authority that will be binding on it for any taxable period ending after the

Closing Date or has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. law).
(p)   To the Knowledge of Parent, except as expressly contemplated by this Agreement, there exists no facts, and neither Parent nor any of its Subsidiaries has taken or agreed to take any action, that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
SECTION 4.14   Related Party Transactions.   Except as set forth in the Parent SEC Reports or compensation or other employment arrangements in the Ordinary Course, there are no transactions, agreements, arrangements or understandings currently in effect that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that are not so disclosed.
SECTION 4.15   Intellectual Property.
(a)   As of the date hereof, each Specified Contract is valid and binding on Parent (or each such Affiliate of Parent party thereto, or, to the Knowledge of Parent, the other parties thereto, as the case may be) subject to the Enforceability Limitations and is in full force and effect, and neither Parent nor any of its Affiliates, nor, to the Knowledge of Parent, any other party thereto, is in breach of, or default under any such Specified Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by Parent or any of its Affiliates, or, to the Knowledge of Parent, any other party thereto, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of its Affiliates has received any written notice regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, any Specified Contract prior to its stated expiration date, except as would not reasonably be expected to be material to the Parent and its Affiliates, taken as a whole.
(b)   To the Knowledge of the Parent, since January 1, 2019, neither the operation of the business of Parent and its Affiliates nor the use, provision, support, reproduction, making, distribution, marketing, sale, license or display of the Parent Products or the Parent IP by Parent and its Subsidiaries has materially infringed, misappropriated or otherwise violated the Intellectual Property Rights of any Person.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the Parent IP and the Intellectual Property Rights licensed pursuant to the Specified Contracts constitute all of the Intellectual Property Rights necessary to develop, manufacture or sell each material Parent Product as currently developed, manufactured or sold by Parent and its Subsidiaries as of the date of this Agreement.
SECTION 4.16   Regulatory
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and its Subsidiaries holds or is in the process of acquiring all authorizations of all applicable Governmental Entities that are concerned with the quality, identity, strength, purity, safety, efficacy, manufacturing, marketing, distribution, sale, pricing, import or export of any of the Parent Products (any such Governmental Entity, a “Parent Regulatory Agency”), in each case, that is necessary for the lawful operation of the businesses of Parent or any of its Subsidiaries as currently conducted (the “Parent Regulatory Permits”). Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all such Parent Regulatory Permits are valid and in full force and effect and Parent and its Subsidiaries are in compliance with the terms of all Parent Regulatory Permits.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and its Subsidiaries is in compliance with all regulations and requirements of all Parent Regulatory Agencies, including any applicable Good Manufacturing Practices, Hazard Analysis Critical Control Point (HACCP) requirements, labeling requirements, testing requirements and protocols, shipping requirements, record keeping and reporting requirements, monitoring requirements, packaging or repackaging requirements, laboratory controls, storage and warehousing procedures and marketing restrictions. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since January 1, 2019, all Parent Products have been produced, distributed, labeled, marketed and sold, and all raw materials and ingredients in such products have been procured, in compliance in all material respects with all Applicable Laws governing the procurement, production, distribution, labeling and sale of such products, raw materials or ingredients. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since January 1, 2019, there have been no recalls, withdrawals or suspensions with respect to any Parent Products produced, distributed, labeled, marketed or sold by Parent or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since January 1, 2019, neither Parent nor any of its Subsidiaries has received any written notice of or otherwise is aware of, any Parent Regulatory Agency untitled letters, warning letters, notices of warning or withholding, suspension or withdrawal of inspection, seizure, criminal referral or other similar federal, state or private enforcement actions with respect to such Parent Products. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since January 1, 2019, neither Parent nor any of its Subsidiaries is subject (or has been subject) to any adverse inspection finding, recall, investigation, penalty assessment, audit or other compliance or enforcement action by any Parent Regulatory Agencies.
(c)   Neither Parent nor any of its Subsidiaries is party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Parent Regulatory Agency, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect
SECTION 4.17   State Takeover Statutes.   Assuming the accuracy of the Company’s representations in Section 3.29(a), Parent and the Parent Board has taken all action necessary to exempt the Merger, this Agreement and the other transactions contemplated hereby or thereby from the restrictions on business combinations and voting requirements contained in Section 203 of the DGCL. To Parent’s Knowledge, no other Takeover Law applies to the Merger, this Agreement or any of the other transactions contemplated hereby or thereby.
SECTION 4.18   Financing.   Parent has, and at the Closing will have, sufficient funding to pay all amounts in respect of Company Equity Awards and Company Common Stock to be paid in cash, repay or refinance any indebtedness of the Company and its Subsidiaries to be repaid or refinanced in connection with the Closing, and take all actions required to be taken by it hereunder or otherwise in connection with the consummation of the transactions contemplated by this Agreement.
SECTION 4.19   Solvency.   Immediately after giving effect to the consummation of the transactions contemplated by this Agreement:
(a)   the fair saleable value (determined on a going-concern basis) of the assets of Parent and its Subsidiaries, taken as a whole, will be greater than the total amount of their liabilities, taken as a whole (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); and
(b)   Parent and its Subsidiaries will be able to pay their debts and obligations in the ordinary course of business as they become due.
SECTION 4.20   Certain Arrangements.   Other than the Company Support Agreement, there are no Contracts or other understandings between Parent or any of its Affiliates, on the one hand, and any member of the Company’s management or the Company Board or any beneficial owner of shares of Company Common Stock, on the other hand, (a) relating to the equity or capital of the Company or any of its Subsidiaries, the transactions contemplated hereby or the management of the Surviving Company after the Effective Time or (b) pursuant to which any stockholder of the Company or any of its Subsidiaries (x) would be entitled to receive value or consideration of a different amount or nature than the Share Consideration or (y) agrees to vote against or otherwise oppose any Acquisition Proposal.
SECTION 4.21   Share Ownership.   Neither Parent nor any of its Affiliates is or has been during the past three years an “interested stockholder” of the Company as defined in Section 203 of the DGCL. None of Parent or any of its Affiliates beneficially owns, directly or indirectly, or is the record holder of (or during the past three years has beneficially owned, directly or indirectly, or been the record holder of), or is (or during the past three years has been) a party to any Contract (other than this Agreement and the

Confidentiality Agreement), arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Company Common Stock or any option, warrant or other right to acquire any shares of Company Common Stock.
SECTION 4.22   No Other Representations and Warranties.
(a)   Except for the representations and warranties made by Parent and Merger Sub in this ARTICLE IV (as qualified by the applicable items disclosed in the Parent Disclosure Letter and the introduction to this ARTICLE IV), neither Parent nor any other Person (including Merger Sub) makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby. Parent and its Subsidiaries disclaim any other representations or warranties, whether made by Parent or any of its Subsidiaries or any of their respective Affiliates or Representatives.
(b)   Each of Parent and Merger Sub acknowledges that it has conducted its own independent investigation and analysis of the Company, its Subsidiaries and their respective businesses, operations, assets, liabilities, results of operations, conditions (financial or otherwise) and prospects and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, it has relied on its own independent investigation. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in ARTICLE III, neither the Company nor any other Person (i) makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or any other matter or the accuracy or completeness of any information regarding the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or any other matter made available to Parent or Merger Sub in any “data rooms,” “virtual data rooms” or management presentations or any other form in expectation of, or in connection with, this Agreement or the transactions contemplated hereby, or (ii) will be liable to Parent or Merger Sub in respect of the accuracy or completeness of any such information. Each of Parent and Merger Sub, on behalf of itself and its Affiliates, hereby expressly waives any claim it may have relating to the foregoing matters. Each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon, or is entitled to rely upon, any such other representations or warranties that may have been made by any Person or any such information, and acknowledges and agrees that the Company and its Subsidiaries have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
ARTICLE V
INTERIM CONDUCT OF BUSINESS
SECTION 5.01   Affirmative Obligations of the Company.   Except as (1) may be required or precluded by any Applicable Law or any other actions of any Governmental Authority, (2) expressly required or permitted by this Agreement, (3) consented to in advance by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), (4) for any actions taken reasonably and in good faith to respond to COVID-19 or other epidemic or pandemic, including compliance with any COVID-19 Measures, or (5) set forth on Section 5.01(a) of the Company Disclosure Letter, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (a) carry on their business in the usual, regular and Ordinary Course, (b) maintain and preserve intact their current business organizations and (c) maintain its relationships and goodwill with Governmental Entities, customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.02 shall be deemed a breach of this sentence unless such action would constitute a breach of such provision of Section 5.02.
SECTION 5.02   Negative Obligations of the Company.   Except as (1) may be required by Applicable Law, (2) expressly required or permitted by this Agreement, (3) consented to in advance by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), (4) for any actions taken reasonably and in good faith to respond to COVID-19 or other epidemic or pandemic, including compliance with COVID-19 Measures, or (5) set forth on Section 5.02 of the Company Disclosure Letter, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII and the Effective Time, the Company shall not do any of the following and shall not permit its Subsidiaries to do any of the following:
(a)   amend the Company’s certificate of incorporation or bylaws;
(b)   issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, other than (i) grants of Company Equity Awards to directors and employees subject to the terms as set forth on the Company Disclosure Letter, (ii) the issuance and sale of shares of Company Common Stock pursuant to the exercise of Company Options, Company Warrants or the vesting or settlement of other Company Equity Awards (including in order to satisfy Tax withholding obligations) or (iii) transactions among the Company and its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company;
(c)   acquire or redeem, directly or indirectly, any Company Securities or Subsidiary Securities other than (i) in full or partial payment of the exercise price and any applicable Taxes pursuant to any exercise, vesting or settlement of Company Equity Awards or Company Warrants, (ii) pursuant to the forfeiture of any Company Equity Awards or (iii) transactions among the Company and its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company;
(d)   other than dividends or distributions made by any wholly-owned Subsidiary of the Company to the Company or one of its Subsidiaries, split, combine, subdivide, amend the terms of or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock;
(e)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than (i) the transactions contemplated hereby, including the Merger, and (ii) transactions between the Company and any wholly owned Company Subsidiary or between direct or indirect wholly owned Company Subsidiaries);
(f)   (i) incur or assume any long-term or short-term debt or issue any debt securities, except for (A) short-term debt incurred to fund operations of the business in the Ordinary Course, (B) loans or advances to or from or between direct or indirect wholly-owned Subsidiaries, (C) trade credit or trade payables in the Ordinary Course, (D) indebtedness to replace or refinance existing indebtedness without increasing the principal amount thereunder (provided that such principal amount may be increased to the extent such increase represents accrued interest and fees and expenses on the refinanced indebtedness and customary underwriting, arrangement, or similar fees and related expenses) and (E) additional indebtedness for borrowed money not to exceed $1,000,000 in aggregate principal amount outstanding at any time incurred by the Company or any Subsidiary of the Company, (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person, except with respect to obligations of wholly-owned Subsidiaries of the Company, (iii) make any loans, advances or capital contributions to or investments in any other Person except (A) in the Ordinary Course to employees or members of the Company Board or any of its Subsidiaries, or otherwise pursuant to any advancement or indemnification obligations of the Company or any of its Subsidiaries, (B) among the Company and wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, or (C) to customers pursuant to the extension of credit terms in the Ordinary Course, or (iv) mortgage or pledge any of its or its Subsidiaries’ material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than Permitted Liens);

(g)   except (i) as may be required by Applicable Law, the terms of this Agreement, or the terms of any Employee Plan, (ii) as set forth on the Company Disclosure Letter, or (iii) in the Ordinary Course, (A) enter into, adopt, amend (including acceleration of vesting), modify or terminate any Employee Plan (other than employment agreement or offer letters for employees at the vice president level or below) or (B) increase the compensation or fringe benefits of any director or executive officer or pay any special bonus or special remuneration to any director or executive officer;
(h)   forgive any loans to any employees, officers or directors of the Company or any of its Subsidiaries, or any of their respective Affiliates;
(i)   enter into, amend, or extend any Collective Bargaining Agreement;
(j)   hire, terminate (other than for cause), demote or promote (i) any employee or potential employee with a title of vice president or above who is or would be entitled to receive annual base salary of $200,000 or (ii) any employees or potential employees who, collectively, would be entitled to receive compensation in excess of $500,000 in the aggregate, on a quarterly basis, in each case, other than as expressly contemplated by this Agreement;
(k)   sell, lease, exclusively license or dispose of any property or assets material to the Company and its Subsidiaries, taken as a whole, in any single transaction or series of related transactions or acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any equity interest therein, except in each case for (i) acquisitions from wholly-owned Company Subsidiaries, (ii) sales of equipment, supplies and inventory in the Ordinary Course, (iii) disposition of obsolete tangible assets or expired inventory, (iv) non-exclusive licenses of Company IP granted in the Ordinary Course and (v) acquisitions of any Persons or equity interest therein for consideration in excess of $500,000 in the aggregate;
(l)   except as may be required as a result of a change in Applicable Law or in GAAP or SEC rules and regulations, make any material change in any of the accounting principles or practices used by it;
(m)   (i) make (other than in the ordinary course of preparing and filing Tax Returns) or change or revoke any material Tax election, (ii) amend any material Tax Return, (iii) settle or compromise any material liability for Taxes, (iv) adopt or change any Tax accounting method (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax or (vi) consent to any extension or waiver of any limitation period with respect to any material claim or assessment for Taxes;
(n)   (i) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or (ii) materially modify, amend or exercise, except in the Ordinary Course, any right to renew any lease or sublease of real property or waive or violate any material term or condition thereof or grant any material consents thereunder or (iii) purchase any interest in real property (or enter any agreement to do so);
(o)   abandon, cancel or allow to lapse or fail to maintain or protect any Company IP, except pursuant to the exercise of good faith business judgment by the Company;
(p)   other than in the Ordinary Course (in case of any Material Contract that is not a Restrictive Contract), enter into, renew, amend or grant any release or relinquishment of any rights under any Material Contract;
(q)   incur any new capital expenditure(s) that, individually or in the aggregate, would create obligations to the Company or any of its Subsidiaries in excess of $500,000 in any three-month period;
(r)   settle or compromise any pending or threatened Legal Proceeding, other than the settlement or compromise of a Legal Proceeding (i) reflected or reserved against in full in the Company Balance Sheet or (ii) that does not include any obligation (other than the payment of money of an aggregate of $500,000 or less in excess of available insurance coverage (including deductibles and retentions) maintained by the Company or its Subsidiaries relating to the payment of such amounts) to be performed by the Company or its Subsidiaries following the Effective Time that is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(s)   except as required by Applicable Law or GAAP, revalue in any material respect any of its properties or assets including writing-off notes or accounts receivable other than in the Ordinary Course;
(t)   grant or otherwise create or consent to the creation of any Lien affecting any real property or any part thereof, other than Permitted Liens;
(u)   convey any interest in any real property owned by the Company or any of its Subsidiaries; or
(v)   authorize, commit or enter into a Contract to do any of the foregoing actions that are prohibited pursuant to this Section 5.02.
SECTION 5.03   Affirmative Obligations of Parent.   Except as (1) may be required by Applicable Law, (2) expressly required or permitted by this Agreement, (3) consented to in advance by the Company in writing (such consent not to be unreasonably withheld, conditioned or delayed), (4) for any actions taken reasonably and in good faith to respond to COVID-19 or other epidemic or pandemic, including compliance with any COVID-19 Measures, or (5) set forth on Section 5.03 of the Parent Disclosure Letter, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII and the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (a) carry on their business in the usual, regular and Ordinary Course, (b) maintain and preserve intact their current business organizations, and (c) maintain its relationships and goodwill with Governmental Entities, customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings; provided, however, that no action by Parent or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.04 shall be deemed a breach of this sentence unless such action would constitute a breach of such provision of Section 5.04.
SECTION 5.04   Negative Obligations of Parent.   Except as (1) may be required by Applicable Law, (2) expressly required or permitted by this Agreement, (3) consented to in advance by the Company in writing (such consent not to be unreasonably withheld, conditioned or delayed), (4) for any actions taken reasonably and in good faith to respond to or other epidemic or pandemic, including compliance with COVID-19 Measures, or (5) set forth on Section 5.04 of the Parent Disclosure Letter, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII and the Effective Time, Parent shall not do any of the following and shall not permit its Subsidiaries to do any of the following:
(a)   amend its memorandum and articles of association, certificate of incorporation or bylaws or comparable organizational documents, or enter into any Contract with any of Parent’s shareholders;
(b)   issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Parent Securities or any capital stock or securities of any of its Subsidiaries, other than (i) grants of Parent Compensatory Awards to employees subject to the terms as set forth on Section 5.04(b) of the Parent Disclosure Letter, (ii) the issuance and sale of Parent Ordinary Shares pursuant to the exercise, vesting or settlement of any Parent Compensatory Awards (including in order to satisfy Tax withholding obligations) or (iii) transactions among Parent and its wholly owned Subsidiaries or among wholly owned Subsidiaries of Parent;
(c)   acquire or redeem, directly or indirectly, any Parent Securities or any capital stock or securities of any of its Subsidiaries, other than (i) in full or partial payment of the exercise price and any applicable Taxes pursuant to any exercise, vesting or settlement of Parent Compensatory Awards or (ii) pursuant to the forfeiture of any Parent Compensatory Awards or (iii) transactions among Parent and its wholly owned Subsidiaries or among wholly owned Subsidiaries of Parent;
(d)   split, combine, subdivide, amend the terms of or reclassify any shares of capital stock of Parent or any capital stock or securities of any of its Subsidiaries, or declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock of Parent;
(e)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries (other than (i) the transactions contemplated hereby, including the Merger, and (ii) transactions between Parent and any direct or indirect wholly owned Parent Subsidiary or between direct or indirect wholly owned Parent Subsidiaries);
(f)   enter into any Contract that would reasonably be expected to prevent or materially delay or impair the ability of Parent to consummate the Merger and other transactions contemplated by this Agreement; or
(g)   authorize, commit or enter into a Contract or take any other action to do any of the foregoing actions that are prohibited pursuant to this Section 5.04.
SECTION 5.05   Tax Matters.   Each Party shall not, and shall cause its Subsidiaries not to, take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
ARTICLE VI
ADDITIONAL AGREEMENTS
SECTION 6.01   No Solicitation.
(a)   The Company and its Subsidiaries shall immediately cease and cause to be terminated, and shall not authorize or knowingly permit any of the Company’s or its Subsidiaries’ Representatives to continue, any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Acquisition Proposal, and shall, as promptly as practicable after the date hereof, terminate access by each such Third Party and its Representatives to any online or other data rooms containing any material non-public information in respect of the Company or any of its Subsidiaries. The Company shall promptly (and in any event within five (5) Business Days following the date hereof) request in writing that each Third Party that has executed a confidentiality agreement since the date which is one year prior to the date of this Agreement in connection with its consideration of a possible Acquisition Proposal return or destroy all confidential information heretofore furnished to such Third Party by or on behalf of the Company.
(b)   Except as expressly permitted by this Section 6.01 or Section 6.02, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII and the Effective Time, the Company and its Subsidiaries shall not (and shall not authorize any of their Representatives to), directly or indirectly, (i) solicit, initiate, or knowingly encourage, knowingly facilitate or knowingly induce the making, submission or announcement of an Acquisition Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish to any Third Party any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Third Party, in each case, for the purpose of assisting or facilitating the making of an Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with respect to an Acquisition Proposal with any Third Party that is seeking to make or has made an Acquisition Proposal (other than, in the case of both clauses (ii) and (iii) of this Section 6.01(b), in response to an unsolicited inquiry or submitted Acquisition Proposal, to refer the inquiring or submitting person to this Section 6.01, and provided, that the Company and its Representatives may communicate with a person who has made an unsolicited Acquisition Proposal (and its Representatives) solely to clarify (and not negotiate) the existing terms of, and ascertain additional facts regarding, such Acquisition Proposal for the purpose of the Company Board informing itself about such Acquisition Proposal and the person making it (any such communication, a “Clarification Request”)), (iv) approve, endorse or recommend an Acquisition Proposal, or (v) execute or enter into any letter of intent, memorandum of understanding or Contract contemplating or otherwise relating to an Acquisition Transaction (other than a confidentiality agreement pursuant to Section 6.01(c)).
(c)   Notwithstanding anything to the contrary in Section 6.01(a) or Section 6.01(b) or any other provision of this Agreement, prior to obtaining the Requisite Stockholder Approval, the Company Board may, directly or indirectly through any Representative, with respect to any Third Party that has made a bona fide written Acquisition Proposal after the date of this Agreement that did not result from a material breach of Section 6.01(a) or Section 6.01(b) that the Company Board concludes in good faith in accordance with the Company Board’s fiduciary duties to stockholders of the Company under Delaware Law (after consultation with its financial advisor and its outside legal counsel) constitutes or would reasonably be expected to lead to a Superior Proposal, (A) engage or participate in discussions or negotiations with such Third Party and its financing sources and its and their Representatives and/or (B) furnish to such Third Party and its financing sources and its and their Representatives any information (including non-public information) relating to the Company or any of its Subsidiaries, and provide access to the Company’s and its Subsidiaries assets, properties and Business Facilities pursuant to a confidentiality agreement the terms of which are no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement (but need not contain any standstill provision or other restriction on the making of offers for an Acquisition Proposal), provided that in the case of any action taken pursuant to the foregoing clauses (A) or (B), (1) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would reasonably be likely to be inconsistent with its fiduciary duties to stockholders of the Company under Delaware Law, and (2) solely with respect to the initial contact with respect to any Third Party, the Company shall provide Parent written notice within twenty four (24) hours of the Company first engaging or participating in discussions or negotiations with, or furnishing non-public information to, such Third Party and (3) promptly following furnishing any non-public information to such Third Party, the Company furnishes such non-public information to Parent (to the extent such information has not been previously furnished or made available by the Company to Parent or any of its Representatives).
(d)   The Company shall promptly, and in all cases within twenty-four (24) hours, after, to the Knowledge of the Company, its receipt, advise Parent in writing of its receipt of any Acquisition Proposal or any request for information or inquiry that would reasonably be expected to lead to an Acquisition Proposal, including the material terms and conditions of, and identity of the Third Party making, such Acquisition Proposal, request or inquiry. The Company shall provide Parent a copy of any Clarification Requests actually delivered within twenty-four (24) hours after such delivery.
(e)   The Company shall keep Parent reasonably informed of the status and material terms and conditions (including all material amendments) of any such Acquisition Proposal and, promptly (and in no event later than twenty-four (24) hours thereafter) upon, to the Knowledge of the Company, receipt of any written material amendment of any such Acquisition Proposal, the Company shall give Parent a copy thereof.
SECTION 6.02   Company Board Recommendation; Intervening Events.
(a)   Subject to the terms of this Section 6.02 (including Section 6.02(c)), (i) the Company Board has unanimously resolved to recommend that the Company’s stockholders adopt this Agreement in accordance with the applicable provisions of Delaware Law (the “Company Board Recommendation”) and (ii) the Company agrees that the Company Board Recommendation shall be included in the Proxy Statement/Prospectus.
(b)   Subject to the terms of this Section 6.02 (including Section 6.02(c)), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII and the Effective Time, neither the Company Board nor any committee thereof shall (i) withdraw, amend or modify (or publicly propose to withhold, withdraw, amend or modify) in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, to the stockholders of the Company any Acquisition Proposal, (iii) fail to recommend against acceptance by the Company’s stockholders of any tender offer or exchange offer that has been commenced under Rule 14d-2 of the Exchange Act for the Company Common Stock and that constitutes an Acquisition Proposal within the ten (10) Business Day period specified in Rule 14-e-2 of the Exchange Act, provided that a customary “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act shall not be prohibited, or (iv) resolve or publicly propose to take any of the foregoing actions (any of the foregoing, a “Company Board Recommendation Change”; provided that, for the avoidance of doubt, the Company’s making of any determination contemplated by, or the authorizing and delivering to Parent any notice contemplated by, Section 6.02(c) shall not be deemed to be a Company Board Recommendation Change or a breach of Section 6.01 or this Section 6.02).
(c)   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, the Company Board may effect a Company Board Recommendation Change if and only if the Company Board has determined in good faith, after consultation with its outside legal and financial advisors, that (x) in the case where the Company Board Recommendation Change is not made in response to an Acquisition Proposal, an Intervening Event has occurred (and is continuing or the consequences thereof are continuing at the time of the determination) and the failure to take such action would reasonably be likely to be inconsistent with the Company Board’s fiduciary duties to stockholders of the Company under Delaware Law, and (y) in the case where such Company Board Recommendation Change is made in response to an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal and the failure to take such action would reasonably be likely to be inconsistent with the Company Board’s fiduciary duties to stockholders of the Company under Delaware Law; provided, that the Company Board shall not effect a Company Board Recommendation Change unless it complies with the provisions of Section 6.02(d).
(d)   Prior to the Company taking any action permitted:
(i)   under Section 6.02(c)(x) (1) the Company shall provide Parent at least five (5) Business Days’ prior written notice of its intention to take such action (which notice shall include a written explanation of the Company Board’s basis and rationale for proposing to effect such Company Board Recommendation Change), (2) if requested by Parent, during such five (5) Business Day period, the Company shall negotiate with Parent in good faith any modifications to the terms and conditions of this Agreement proposed by Parent, in its discretion, and (3) the Company Board shall have considered in good faith any changes to this Agreement or other arrangements that may be offered by Parent during such five (5) Business Day period in a written offer or proposal capable of acceptance by the Company that binds Parent and, if Parent shall have so offered any such changes or arrangements, shall have determined that the failure to effect such Company Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties to stockholders of the Company under Delaware Law; or
(ii)   under Section 6.02(c)(y) (1) the Company shall provide Parent at least five (5) Business Days’ prior written notice (the “Notice Period”) of its intention to take such action (which notice shall include the most current version of the proposed definitive agreement (if any) and, to the extent not included therein, all material terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal), (2) if requested by Parent, during the Notice Period, the Company shall negotiate with Parent in good faith any modifications to the terms and conditions of this Agreement proposed by Parent, in its discretion, and (3) the Company Board shall have considered in good faith any changes to this Agreement or other arrangements that may be offered by Parent during the Notice Period in a written offer or proposal capable of acceptance by the Company that binds Parent and, if Parent shall have so offered any such changes or arrangements, shall have determined in good faith, after consultation with its financial advisor and its outside legal counsel, that the Acquisition Proposal received by the Company would continue to constitute a Superior Proposal and that failure to effect the Company Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties to stockholders of the Company under Delaware Law (it being understood that any material revision to the material terms of a Superior Proposal, including any revision in the per share financial consideration, shall require a new notice (for each material revision) pursuant to this clause (ii) (except that the five (5) Business Day Notice Period referred to above shall instead be two (2) Business Days).
(e)   Nothing in this Agreement shall prohibit the Company Board from (i) taking and disclosing to stockholders of the Company a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 under the Exchange Act (including by issuing a “stop, look and listen” statement), (ii) making any disclosure to its stockholders if the Company Board has determined in good faith after consultation with the Company’s outside legal counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under Delaware Law, or (iii) directing any person (or the representative of that person) that makes an Acquisition Proposal to the provisions of

Section 6.01 or this Section 6.02; provided that any statement(s) made by the Company Board pursuant to Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act (other than a “stop, look and listen” communication of the type contemplated by Section 14d-9(f) of the Exchange Act) or any similar communication to stockholders of the Company shall be deemed to be a Company Board Recommendation Change unless the Company Board expressly publicly reaffirms, or expressly provides that the Company Board is not changing, the Company Board Recommendation in such communication.
SECTION 6.03   Company Stockholders’ Meeting.
(a)   Subject to Applicable Law, the rules and regulations of Nasdaq and the Company’s certificate of incorporation and bylaws, the Company shall establish a record date for, call, give notice of, convene and hold a meeting of the stockholders of the Company (the “Company Stockholders’ Meeting”) as soon as reasonably practicable following the date the Form F-4 is declared effective by the SEC (and in no event later than forty five (45) days after the commencement of the mailing of the Proxy Statement/Prospectus to the Company’s stockholders) for the purpose of voting upon the adoption of this Agreement in accordance with Delaware Law. The Company may not adjourn, recess or postpone the Company Stockholders’ Meeting without the prior written consent of Parent; provided, however, that the Company shall be entitled to postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Parent, (i) if (x) as of the time for which the Company Stockholders’ Meeting is originally scheduled, there are insufficient shares of the Company Common Stock represented (in person or by proxy) necessary to conduct business at the Company Stockholders’ Meeting or the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Requisite Stockholder Approval and (y) the Company Stockholders’ Meeting is scheduled to reconvene on a date that is fifteen (15) or less days after the date for which the Company Stockholders’ Meeting was originally scheduled, or (ii) to ensure that any supplement or amendment to the Proxy Statement/Prospectus required under Applicable Law is timely provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders’ Meeting.
(b)   Subject to Section 6.01 and Section 6.02, the Company shall solicit from stockholders of the Company proxies in favor of the adoption of this Agreement in accordance with Delaware Law and shall use its reasonable best efforts to secure the Requisite Stockholder Approval at the Company Stockholders’ Meeting. Unless this Agreement is earlier terminated pursuant to ARTICLE VIII, the Company shall establish a record date for, call, give notice of, convene and hold the Company Stockholders’ Meeting in accordance with this Section 6.03, whether or not the Company Board at any time subsequent to the date hereof shall have effected a Company Board Recommendation Change. Unless this Agreement is earlier terminated pursuant to ARTICLE VIII, the Company shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company’s stockholders with respect to the adoption of this Agreement at the Company Stockholders’ Meeting. The Company shall keep Parent promptly informed regarding its solicitation efforts and proxy tallies following the mailing of the Proxy Statement/Prospectus, including by allowing Parent and its Representatives to participate in meetings and discussions with the Company and its proxy solicitor; provided that, if the Company Board has effected a Company Board Recommendation Change in accordance with this Agreement, the Company shall have no obligation to allow Parent and its representatives to participate in meetings and discussions with the Company and its proxy solicitor.
SECTION 6.04   Form F-4 and Proxy Statement/Prospectus.
(a)   As promptly as practicable after the execution and delivery of this Agreement (and in no event later than forty-five (45) days after the date of this Agreement), Parent and the Company shall prepare, and Parent shall file with the SEC, a registration statement on Form F-4 in connection with the issuance of Parent Ordinary Shares in the Merger (the “Issuance”) pursuant to the terms of this Agreement (as may be amended or supplemented from time to time, the “Form F-4”). The Form F-4 shall include (i) a prospectus for the Issuance and (ii) a proxy statement of the Company for use in connection with the solicitation of proxies for the matters to be considered at the Company Stockholders’ Meeting (as may be amended or supplemented from time to time, the “Proxy Statement/Prospectus”). Each of Parent and the Company shall use its reasonable best efforts to have the Form F-4 declared effective by the SEC under the Securities Act as promptly as practicable after such filing with the SEC. Without limiting the generality of the foregoing, each of the Company and Parent shall, and shall instruct their respective Representatives to, reasonably cooperate with the other party hereto and its respective Representatives in the preparation of the Form F-4 and the Proxy Statement/Prospectus, and shall furnish the other party hereto with all information concerning it and its Affiliates as the other party hereto may deem reasonably necessary or advisable in connection with the preparation of the Form F-4 and the Proxy Statement/Prospectus, and any amendment or supplement thereto, and each of Parent and the Company shall provide the other party hereto with a reasonable opportunity to review and comment thereon. As promptly as practicable after the Form F-4 is declared effective by the SEC, the Company shall cause the Proxy Statement/Prospectus to be mailed to its stockholders. Parent shall also take or cause to be taken as promptly as practicable any action required to be taken under any applicable laws in connection with the issuance of Parent Ordinary Shares pursuant to the Merger.
(b)   Unless the Company Board shall have effected a Company Board Recommendation Change in accordance with the terms of Section 6.02, the Proxy Statement/Prospectus shall include the Company Board Recommendation.
(c)   Except as otherwise set forth in this Agreement, no amendment or supplement (including by incorporation by reference) to the Form F-4 or the Proxy Statement/Prospectus shall be made without the approval of Parent and the Company (which approval by either therof shall not be unreasonably withheld, conditioned or delayed), except to the extent any disclosure contained therein relates to an Acquisition Proposal.
(d)   Each of Parent and the Company shall use reasonable best efforts to cause the Form F-4 and the Proxy Statement/Prospectus, as applicable, to comply in all material respects as to form and substance with the requirements of the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, the information supplied or to be supplied by either Parent or the Company for inclusion or incorporation by reference in the Form F-4 shall not, at the time the Form F-4 is filed with the SEC or declared effective by the SEC or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, neither Parent nor the Company makes any such covenant with respect to information supplied by the other party. The information supplied or to be supplied by either Parent or the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, neither Parent nor the Company makes any such covenant with respect to information supplied by the other party.
(e)   The Company shall use commercially reasonable efforts to cause Morrison & Foerster LLP (“MoFo”) to deliver to the Company, and Parent shall use commercially reasonable efforts to cause Linklaters LLP (“Linklaters”) to deliver to Parent, any opinions relating to the Tax treatment of the Merger that are required in connection with the Form F-4. In connection with such opinions, upon the request of MoFo and/or Linklaters, officers of each of the Company and Parent shall use commercially reasonable efforts to deliver to MoFo and Linklaters, as applicable, certificates, dated as of the necessary date for the Form F-4, signed by such officer of the Company or Parent, as applicable, containing customary representations in connection with such opinions.
(f)   Without limiting the generality of the foregoing, prior to the Effective Time (i) the Company and Parent shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Form F-4 or Proxy Statement/Prospectus so that any such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and as promptly as practicable thereafter, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by Applicable Law or the SEC, disseminated to the stockholders of the Company. The Company and Parent shall each notify the other as promptly as practicable after the receipt by such party of any written or oral comments of the SEC or its staff on, or of any written or oral request by the SEC or its staff for amendments or supplements to, the Form F-4 or the Proxy Statement/Prospectus, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC or its staff with respect to any of the foregoing filings.
(g)   Each of the Company and Parent shall make any other necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and shall use reasonable best efforts to ensure that such filings after the date of this Agreement and prior to the Closing Date (and, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) will not contain any untrue statement of a material fact or omit (or will have omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, neither the Company nor Parent makes any such covenant with respect to information supplied by the other party. In addition, Parent shall use commercially reasonable efforts to take all actions required under any applicable federal or state securities or “Blue Sky” Laws in connection with the Issuance.
SECTION 6.05   Reasonable Best Efforts to Complete.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (including the Merger), including using reasonable best efforts to: (i) cause the conditions to the Merger set forth in ARTICLE VII hereof to be satisfied or fulfilled, (ii) make any filings necessary under the HSR Act or under the Antitrust Laws of any other Governmental Entity as set forth in Section 7.01(b) of the Company Disclosure Letter (the “Specified Jurisdictions”) as promptly as practicable, provided that any filings required under the HSR Act shall be made within (10) Business Days after the date hereof, (iii) comply to the extent necessary with any request for information by the United States Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “DOJ”), or any Governmental Entity, including any request for additional information and documentary material under the HSR Act, (iv) except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, taken as a whole after the Closing, of the pro forma Parent and its Subsidiaries (together with the Surviving Company and its Subsidiaries), obtain all necessary actions or non-actions, waivers, consents, approvals, Orders and authorizations from Governmental Entities, obtain the expiration or termination of any applicable waiting periods, make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), and take all steps as may be necessary to obtain any actions or non-actions, waivers, consents, approvals, Orders and authorizations from, and to avoid an action or proceeding by, any Governmental Entity and any impediment to the consummation of the Merger under any Applicable Laws (including Antitrust Laws), (v) defend against any Legal Proceeding challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, and (vi) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything to the contrary herein, if the counterparty to any Contract or the lessor or licensor under any Lease, conditions its grant of a consent upon, or otherwise requires in response to a notice or consent request regarding this Agreement, the payment of any fee or other financial consideration, the Company shall not make such payments without Parent’s consent (which consent shall not be unreasonably withheld).
(b)   The Company and Parent shall use reasonable best efforts to (i) cooperate and coordinate with the other party in the taking of the actions contemplated by Section 6.05(a), (ii) provide such assistance as the other party may reasonably request in connection with the foregoing, including supplying the other party with any information that the other party may reasonably request in order to effectuate the taking of such actions, and (iii) keep the other party reasonably and timely informed of any developments, meetings, or discussions with any Governmental Entity, and any inquiries or requests for additional information, from any Governmental Entity. If the Company or Parent receives a formal or informal request for additional information or documentary material from any Governmental Entity with respect to the Merger or the other transactions contemplated hereby, then it shall use reasonable best efforts to make, or cause to be made, as promptly as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent reasonably practicable, legal counsel for Parent and for the Company shall have the right to review in advance, and will consult with the other party on and consider in good faith the views of the other party in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries and Representatives, that appears in any written materials submitted to, any third party or Governmental Entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. Information disclosed pursuant to this Section 6.05 shall be subject to the Confidentiality Agreement. Neither Parent nor the Company shall be required to comply with any of the foregoing provisions of this Section 6.05(b) to the extent that such compliance would be prohibited by Applicable Law. The parties shall not voluntarily extend any waiting period associated with any consent, approval, Order and authorization of any Governmental Entity or enter into any agreement with any Governmental Entity not to consummate the Merger and the other transactions contemplated hereby, except with the prior written consent of the other parties (not to be unreasonably withheld, conditioned or delayed).
(c)   In connection with and without limiting the foregoing, unless prohibited by Applicable Law or by the applicable Governmental Entity, the parties hereto agree to:
(i)   give each other reasonable advance notice of all substantive discussions or meetings with any Governmental Entity relating to the Merger or any other transactions contemplated hereby;
(ii)   give each other an opportunity to participate in each of such substantive discussions or meetings where permitted by Applicable Law and the relevant Governmental Entity;
(iii)   keep the other party reasonably apprised with respect to any substantive communications with any Governmental Entity regarding the Merger or any other transactions contemplated hereby;
(iv)   cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger or any other transactions contemplated hereby, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Entity;
(v)   provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Entity relating to the Merger or any other transactions contemplated hereby; and
(vi)   cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with any Governmental Entity with respect to all efforts to satisfy the conditions set forth in Section 7.01(b) and Section 7.01(c).
Any such disclosures, rights to participate or provisions of information by one party to the other under this Section 6.05 may be made on an outside counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information, and may be withheld or redacted as necessary to comply with contractual arrangements, to preserve attorney-client, attorney work product or other legal privilege, or the extent required under applicable Law.
(d)   Without limiting the generality of the foregoing provisions of Section 6.05(a), in the event that any Takeover Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement (including the Merger), each of Parent, Merger Sub and, at the direction of the Company Board, the Company shall use reasonable best efforts to ensure that the transactions contemplated by this Agreement (including the Merger) may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement, and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby (including the Merger).
(e)   Without limiting the generality of the foregoing, Parent and the Company shall each cause their respective direct and indirect majority shareholders to cooperate and to provide all such information as may be required by any Governmental Entity in connection with any of the foregoing or otherwise in connection with the Merger and the other transactions contemplated by this Agreement, and references above in this

Section 6.05 to Parent and the Company shall include an obligation of each party to cause its respective direct and indirect majority shareholders to act as required of that party by such provisions.
(f)   Nothing in this Agreement shall require Parent or Merger Sub, nor shall the Company or any of its Subsidiaries without the prior written consent of Parent agree or proffer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, any Affiliate of Parent, the Company or any of their respective Subsidiaries, if any such action would, or would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, taken as a whole after the Closing, of the pro forma Parent and its Subsidiaries (together with the Surviving Company and its Subsidiaries). In no event shall Parent or any of its Subsidiaries be obligated to litigate or participate in the litigation of any Legal Proceeding, brought by any Governmental Entity or appeal any order issued, granted or entered by any Governmental Entity (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Subsidiaries any damages in connection therewith, or (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business, assets or any product of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries or Affiliates or to require any such Person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or enter into a consent decree or hold separate all or any portion of the business, assets or any product of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries or Affiliates, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement, if, in each of the cases of clauses (i) and (ii), any such action would, or would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, taken as a whole after the Closing, of the pro forma Parent and its Subsidiaries (together with the Surviving Company and its Subsidiaries).
(g)   Parent shall not, shall cause its Affiliates not to, and shall not cause any Person to, acquire (whether by merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any material assets of or any material stake in the equity in any other Person or any business or division thereof, if that acquisition or agreement would reasonably be expected to: (i) materially increase the risk of not obtaining any applicable approval or the expiration or termination of any waiting period in connection with applicable Antitrust Laws with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement or increase the risk of not being able to remove any such order on appeal or otherwise; or (iii) materially prevent or delay receipt of any applicable approval or the expiration or termination of any waiting period in connection with applicable Antitrust Laws with respect to the Merger or any of the other transactions contemplated by this Agreement.
SECTION 6.06   Access.   During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE VIII and the Effective Time, each of the Company and Parent shall afford the other and its Representatives reasonable access during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, upon reasonable notice, to its properties, books and records, Contracts, Permits, and personnel, as such party may reasonably request; provided, however, that the terms and conditions of the Confidentiality Agreement (as amended pursuant to Section 6.09) shall apply to any information provided to Parent or the Company pursuant to this Section 6.06; and provided further, that neither Parent nor the Company shall be required to, or be required to cause its Subsidiaries to, afford access or disclose any information that would, in the reasonable judgment of Parent or the Company, as the case may be, (a) violate any Applicable Law or Order (including Antitrust Laws and COVID-19 Measures), (b) result in a violation of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the Ordinary Course or (c) jeopardize the attorney-client, attorney work product or other legal privilege of Parent or the Company or any of their respective Subsidiaries. In the event that the Company or Parent does not provide access to or disclose information to Parent or the Company in reliance on the final proviso of the preceding sentence, such party shall use reasonable best efforts to communicate such information to the other party in a manner that does not result in the violation of any such obligation, Applicable Law or Order or the jeopardy of such protections. Notwithstanding the foregoing, neither Parent nor the Company shall be permitted to perform any on-site procedures (including an on-site environmental or other study) with respect to any property of the other party or the other party’s Subsidiaries without the other party’s prior written consent.
SECTION 6.07   Notification.   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, each of Parent and the Company shall give prompt notice to the other of any notice or other communication received by it or any of its Subsidiaries from any third party, subsequent to the date of this Agreement and prior to the Effective Time, alleging that the consent of such third party is required in connection with the transactions contemplated by this Agreement (including the Merger); provided, however, that the terms and conditions of the Confidentiality Agreement (as amended pursuant to Section 6.09) shall apply to any information provided pursuant to this Section 6.07.
SECTION 6.08   Certain Litigation.   The Company and Parent shall promptly advise the other in writing after becoming aware of any Legal Proceeding commenced after the date hereof against the Company or any of its directors or officers by any stockholder of the Company (on their own behalf or on behalf of the Company) or against Parent or any of its directors or officers by any stockholder of Parent (on their own behalf or on behalf of Parent), as applicable, relating to this Agreement or the transactions contemplated hereby (including the Merger) and shall keep Parent or the Company, as applicable, reasonably informed regarding any such Legal Proceeding. The Company shall give Parent the opportunity to consult with the Company, and Parent shall give the Company the opportunity to consult with Parent, regarding the defense or settlement of any such stockholder litigation and shall consider each other’s views with respect to such stockholder litigation and shall not settle any such stockholder litigation without the prior written consent of the other, which consent shall not be unreasonably withheld.
SECTION 6.09   Confidentiality.   Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Confidentiality Agreement, dated May 14, 2020 (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms; provided, however, that notwithstanding the foregoing, effective as of the execution and delivery hereof, the Confidentiality Agreement shall be deemed to be amended so as to permit Parent to take any action contemplated by this Agreement, including the making of any counteroffer or proposal contemplated by Section 6.02(d) (which deemed amendment shall survive any termination of this Agreement in accordance with its terms or otherwise).
SECTION 6.10   Public Disclosure.   Each of the Company and Parent shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement or statement with respect to this Agreement or the Merger, and shall not issue any such public announcement or statement without the prior written consent of the other party, except as may be required by Applicable Law or by the rules and regulations of Nasdaq (in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such public announcement or statement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto); provided that, each of the Company and Parent may make press releases, public announcements or public statements concerning this Agreement or the Merger that consist solely of information previously disclosed in all material respects in previous press releases, public announcements or public statements made by Parent and/or the Company in compliance with this Section 6.10. Notwithstanding anything else to the contrary set forth in this Agreement, the Company shall not be required to provide Parent with an opportunity to review, comment or approve any statement, release or disclosure in response to or in connection with the receipt and existence of an Acquisition Proposal, its consideration of making or its making of a Company Board Recommendation Change or any matters related thereto. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated hereby following execution of this Agreement will be a joint press release and shall be in a form agreed to by Parent and the Company.

SECTION 6.11   Company Equity Awards.
(a)   Company RSUs.
(i)   At the Effective Time, each Company RSU (or portion thereof) that is not a Change in Control Settled RSU and that is outstanding and unvested immediately prior to the Effective Time (and does not vest as a result of the consummation of the transactions contemplated hereby) shall, by virtue of the Merger, be assumed by Parent (each, an “Assumed RSU”). Each such Assumed RSU shall be subject to substantially the same terms and conditions as applied to the related Company RSU immediately prior to the Effective Time, including the vesting schedule applicable thereto, except that the number of Parent Ordinary Shares subject to each Assumed RSU Award shall be equal to the product of (x) the number of shares of Company Common Stock underlying such unvested Company RSU as of immediately prior to the Effective Time (with any performance milestones deemed achieved based on maximum level of performance) multiplied by (y) the Exchange Ratio (with the resulting number, rounded to the nearest whole share).
(ii)   Each Company RSU that is vested immediately prior to the Effective Time (taking into account any acceleration of vesting as a result of the consummation of the transactions contemplated hereby) and each Change in Control Settled RSU (whether or not vested) and each unvested Company RSU (or portion thereof) held by a non-employee director of the Company, in any case, with respect to which the underlying share of Company Common Stock has not been issued by the Effective Time, will be settled as of immediately prior to the Effective Time by way of the issuance of one share of Company Common Stock for each such Company RSU (less a number of shares of Company Common Stock having a value equal to all applicable tax withholding obligations relating to the settlement of the Company RSU, to the extent settlement of the Company RSU results in a tax withholding obligation) and such shares of Company Common Stock will be treated as outstanding Company Common Stock for purposes of Section 2.05, and shall receive the Share Consideration. The value of a share of Company Common Stock for purposes of the last parentheses in the preceding sentence will be equal to the Company Average Closing Price and the Company (or a successor thereof) or an Affiliate thereof will be responsible for timely remitting the applicable tax withholdings relating to the Company RSUs.
(b)   Company Options.
(i)   At the Effective Time, each Company Option (or portion thereof) that is outstanding and unvested as of immediately prior to the Effective Time (and does not vest as a result of the consummation of the transactions contemplated hereby) and each Rolled Vested Option (or portion thereof) shall be assumed by Parent (each, an “Assumed Option”). Each such Assumed Option shall be subject to substantially the same terms and conditions as applied to the related Company Option immediately prior to the Effective Time, including (if applicable) the vesting schedule applicable thereto, except that (A) the number of Parent Ordinary Shares subject to each Assumed Option shall be equal to the product of (x) the number of shares of Company Common Stock underlying such Company Option as of immediately prior to the Effective Time multiplied by (y) the Exchange Ratio (with the resulting number rounded down to the nearest whole share) and (B) the per share exercise price of each Assumed Option shall be equal to the quotient determined by dividing (x) the exercise price per share at which such Company Option was exercisable immediately prior to the Effective Time by (y) the Exchange Ratio (with the resulting price per share rounded up to the nearest whole cent). Each Assumed Option that qualified as an incentive stock option prior to the Effective Time shall continue to qualify as an incentive stock option as defined in Section 422 of the Code following the Effective Time to the extent permitted under Section 422 of the Code. The assumption of Assumed Options pursuant to this Section shall be effected in a manner that satisfies the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder, and this Section 6.11(b)(ii) will be construed consistent with this intent.
(ii)   At the Effective Time, each Company Option (or portion thereof), other than a Rolled Vested Option, that is outstanding and vested as of immediately prior to the Effective Time (or vests as a result of the consummation of the transactions contemplated hereby) (each, a “Cancelled Option”) shall, by virtue of the Merger, be cancelled and terminated and converted into the right to receive the

Share Consideration in respect of each Net Option Share covered by such Cancelled Option (such consideration being hereinafter referred to as the “Option Consideration”). The holder of each Cancelled Option shall receive at the Effective Time from the Company, or as soon as practicable thereafter (but in no event later than the earlier of the Company’s first full payroll after the Effective Time and the date ten (10) Business Days after the Effective Time) from the Surviving Company, the Option Consideration. The payment of Option Consideration to the holder of a Cancelled Option shall, to the extent applicable to tax withholding obligations, be reduced by a number Parent Ordinary Shares having a value equal to all applicable tax withholding obligations relating to the Option Consideration and the Company (or a successor thereof) or an Affiliate thereof will be responsible for timely remitting the applicable tax withholdings relating to the Option Consideration. The value of the Parent Ordinary Shares for purposes of the preceding sentence will be equal to the Parent Average Closing Price.
(c)   Employee Stock Purchase Plan.   Prior to the Effective Time, the Company shall take all action that may be necessary to, effective upon the consummation of the Merger, (A) cause any Offer Period that is outstanding immediately prior to the Effective Time to terminate not less than five days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Offer Period, but otherwise treat any shortened Offer Period as a fully effective and completed Offer Period for all purposes pursuant to the ESPP; and (C) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP. On such exercise date, the Company shall apply the accumulated payroll deductions credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP (with any amount remaining in a participant’s account following such purchase paid to the Participant in accordance with the terms of the ESPP). Effective immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company shall terminate the ESPP.
(d)   Termination of Non-U.S. Company Equity Awards.   Notwithstanding the provisions above, Parent may, prior to the Effective Time, determine reasonably and in good faith, subject to the consent of the Company, which shall not be unreasonably withheld (it being understood that withholding consent in reliance on advice of Company counsel shall not be deemed unreasonable) that any Company Equity Award that is subject to the Applicable Laws of a non-U.S. jurisdiction may be treated in a manner other than prescribed by Section 6.11(a), Section 6.11(b) and Section 6.11(c) to the extent that (i) Parent reasonably and in good faith determines that (A) the manner in which such Company Equity Award would otherwise be treated pursuant to such sections, as applicable, would result in a violation of Applicable Laws or a materially adverse Tax consequence to the individual holding such Company Equity Award in the applicable non-U.S. jurisdiction and (B) such different treatment is necessary to comply with such Applicable Laws and (ii) such different treatment is no less favorable to the awardholder than as set forth in such sections, as applicable.
(e)   Necessary Actions; Form S-8.   The Company shall, at Parent’s direction (which is hereby given pursuant to this Agreement), take all commercially reasonable actions to effect the transactions contemplated by this Section 6.11 under all Company Stock Plans and Company Equity Awards or any other plan or arrangement of the Company, including delivering all required notices, obtaining all necessary consents, and making any determinations and/or resolutions of the Company Board or a committee thereof. Promptly after the Effective Time, but in no event later than 10 Business Days following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) relating to the Parent Ordinary Shares issuable with respect to assumed or converted Company Equity Awards under this Section 6.11; provided, however, that Parent shall not be deemed to have breached its obligations hereunder if Parent shall fail to fulfill its obligations under this Section 6.11(e) at a time when trading of the Parent Ordinary Share has been suspended globally under Parent’s then-effective registration statements (it being understood and agreed that if Parent is unable to file such registration statement on Form S-8 due to a global trading suspension under Parent’s then-effective registration statements, then Parent shall file such registration statement as soon as practicable after trading has been restored).
SECTION 6.12   Employee Matters.
(a)   As of the Effective Time and for a period of no less than one year thereafter, Parent shall provide, or shall cause the Surviving Company to provide, to each Continuing Employee (i) a base salary or wage level that is no less favorable than was provided to such Continuing Employee by the Company or a Subsidiary of the Company as of September 30, 2021, except as set forth on Section 6.12(a)(i) of the Company Disclosure Letter, and (ii) all other compensation (including cash incentive opportunities and equity-incentive compensation opportunities) and employee benefits that are, in the aggregate, no less favorable than those provided to such Continuing Employee by the Company or a Subsidiary of the Company as of September 30, 2021, except as set forth on Section 6.12(a)(ii) of the Company Disclosure Letter. For the avoidance of doubt, the Parties agree that this provision cannot be construed as obligating Parent or the Company (as from the Effective Time) to retain, at any time, any employee of the Company.
(b)   As of the Effective Time, with respect to Continuing Employees, Parent shall cause the service of each such Continuing Employee with the Company and its Subsidiaries prior to the Effective Time to be recognized for purposes of eligibility to participate, levels of benefits and vesting (but not for purposes of benefit accrual) under each severance, vacation, fringe or other welfare benefit plan, program or arrangement of the Parent or the Surviving Company, as applicable, but in which any Continuing Employee is or becomes eligible to participate, but solely to the extent permitted by Applicable Law and to the extent such credit would not result in a duplication of benefits. From and after the Effective Time, Parent shall, to the extent permitted by Applicable Law and the terms of the applicable plans, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any U.S. group health plans of Parent or its Subsidiaries to be waived with respect to the Continuing Employees and their eligible dependents and (ii) give each of the Continuing Employees in the U.S. credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out of pocket limits for expenses incurred prior to the Effective Time for which payment has been made.
(c)   Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each Employee Plan, as applicable, will occur at or prior to the Effective Time, as applicable.
(d)   Nothing contained herein shall be construed as requiring Parent, the Company or any of their Affiliates to continue any specific benefit plan or program, or to continue the employment of any specific person. No provision of this Agreement shall be construed to create any right to any compensation or benefits on the part of any Continuing Employee or other future, present or former employee of Parent, the Company or their respective Affiliates. This Section 6.12 is intended to be for the sole benefit of the parties to this Agreement, and nothing in this Section 6.12 shall be deemed to confer upon any other person any rights or remedies hereunder or make any employee or other service provider of the parties or their respective Subsidiaries a third party beneficiary of this Agreement. No provision of this Agreement shall operate as an amendment to any benefit plan maintained by the Company or Parent or their respective Affiliates. Further, Parent, the Company and their respective Affiliates retain the right to amend or terminate their benefit plans at any time and from time to time, subject to the provisions of this Agreement and the terms of such plans.
SECTION 6.13   Directors’ and Officers’ Indemnification and Insurance.
(a)   For six (6) years after the Effective Time, the Surviving Company and its Subsidiaries shall, and Parent shall cause the Surviving Company and its Subsidiaries to, honor and fulfill in all respects the obligations of the Company under its certificate of incorporation and bylaws and its Subsidiaries under their respective certificates of incorporation and bylaws (and other similar organizational documents) and all agreements for indemnification, exculpation of liability or advancement of expenses, in effect as of the date hereof between the Company or any of its Subsidiaries and any of their respective current or former directors or officers or any person who becomes a director or officer prior to the Effective Time (the “Indemnified Parties”), all of which shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Parties. The foregoing notwithstanding, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Effective Time, the rights to indemnification and exculpation from liabilities and advancement of expenses referenced in the preceding sentence shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation. From and after the Effective Time, to the fullest extent permitted by Applicable Law, the Surviving Company shall, and Parent shall cause the Surviving Company to, indemnify and hold harmless each Indemnified Party against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any actual or threatened Action, whether civil, criminal, administrative, regulatory or investigative (including with respect to matters existing or occurring or alleged to occur at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such Action, (i) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Action from the Surviving Company within ten (10) Business Days of receipt by the Surviving Company from the Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Company’s certificate of incorporation or by-laws, to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification and (ii) the Surviving Company shall cooperate in the defense of any such matter.
(b)   For a period of six (6) years after the Effective Time, the Surviving Company shall maintain in effect the Company’s current directors’ and officers’ liability insurance and fiduciary liability insurance (“D&O Insurance”) in respect of facts, events, acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance immediately prior to the Effective Time, on terms with respect to the coverage and amounts no less favorable to such insured persons than those of the D&O Insurance in effect on the date of this Agreement; provided, however, that the Surviving Company may, at its option, substitute therefor policies of Parent, the Surviving Company or any of their respective Subsidiaries containing terms with respect to coverage and amounts no less favorable to such insured persons than the D&O Insurance, provided further, however, that in satisfying its obligations under this Section 6.13(b), the Surviving Company shall not be obligated to pay a premium in excess of 300% of the Company’s most recent annual premium for such insurance coverage, in the aggregate for the six-year period following Closing (such 300% amount, the “Maximum Annual Premium”), provided further that if the premium of such insurance coverage exceeds such amount, the Surviving Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a six-year “tail” prepaid policy (the “Tail Policy”) on the D&O Insurance on terms and conditions no less favorable to the insured Persons than the D&O Insurance and for an amount not to exceed the amount of the Maximum Annual Premium. In the event that the Company does not purchase the Tail Policy, Parent, in its sole discretion, may purchase a Tail Policy on the D&O Insurance on terms and conditions no less favorable to the insured Persons than the D&O Insurance. In the event that either the Company or Parent shall purchase such a Tail Policy prior to the Effective Time, Parent or the Surviving Company, as applicable, shall maintain such Tail Policy in full force and effect and continue to honor their respective obligations thereunder.
(c)   Each of the Indemnified Parties or other persons who are beneficiaries under the D&O Insurance, the indemnification rights referred to in Section 6.13(a) or the Tail Policy referred to in Section 6.13(b) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.13, with full rights of enforcement as if a party thereto.
(d)   This Section 6.13 shall be binding on all successors and assigns of Parent, Merger Sub, the Company and the Surviving Company. Parent hereby guarantees the payment and performance by the Surviving Company of the indemnification and other obligations of the Surviving Company pursuant to this Section 6.13.
(e)   In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates, amalgamates or merges with or into any Person and shall not be the continuing or surviving Person of such consolidation, amalgamation or merger or (ii) transfers or conveys a majority of its properties or assets to any Person, then, in each such case, proper provision shall be made so that the successors, assigns and transferees of Parent or the Surviving Company or their respective successors or assigns, as the case may be, assume the obligations of Parent or the Surviving Company, as the case may be, set forth in this Section 6.13.

SECTION 6.14   R&W Policy.   On or prior to the Closing Date, if Parent so elects, Parent may, at its cost, obtain a representations and warranties insurance policy (the “R&W Policy”) insuring Parent and the other Persons named therein for losses due to breaches of the representations and warranties of the Company under ARTICLE III. In such event, the Company shall, and shall cause its Subsidiaries to, and shall use reasonable efforts to cause its Representatives to, cooperate with and provide reasonable assistance to Parent in connection with Parent’s efforts to obtain the R&W Policy, including by providing the relevant insurers and brokers with such information as may be reasonably requested by it and reasonably available to the Company in connection with the underwriting of the R&W Policy; provided that such requested cooperation does not unreasonably disrupt the ordinary course operations of the Company. Any information so provided by the Company or any of its Subsidiaries or any of its or their Representatives shall be deemed Evaluation Material, and all such insurers, brokers and other persons shall be deemed “Representatives” of Parent, for purposes of the Confidentiality Agreement, Notwithstanding anything to the contrary herein, it is understood and agreed that obtaining a R&W Policy is not a condition to Parent’s obligations under this Agreement and that the condition precedent set forth in Section 7.02(b), as applied to the Company’s obligations under this Section 6.14, shall be deemed to be satisfied unless the R&W Policy (if sought by Parent) has not been obtained by Parent as a direct result of the Company’s Willful and Material Breach of its obligations under this Section 6.14, which breach has continued and not been cured for at least thirty (30) days following written notice by Parent to the Company.
SECTION 6.15   Obligations of Merger Sub.   Parent hereby guarantees the performance by Merger Sub and the Surviving Company of, and shall take all action necessary to cause Merger Sub and the Surviving Company to perform, their respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and payment of any amounts payable hereunder, upon the terms and subject to the conditions set forth in this Agreement.
SECTION 6.16   Director and Officer Resignations.   Prior to the Closing Date, unless Parent instructs the Company otherwise in writing, the Company shall use its reasonable best efforts to obtain the resignation of each individual serving as a director or officer of (or comparable position with) the Company and its Subsidiaries as of immediately following the Effective Time from his or her position as a director or officer of (or comparable position with) the Company and its Subsidiaries (and not as an employee, if applicable, of the Company or any of its Subsidiaries), which resignations shall be effective immediately following the Effective Time.
SECTION 6.17   Control of Operations.   Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
SECTION 6.18   Section 16 Matters.   Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including the Company Equity Awards and any other derivative securities with respect to Company Common Stock) or acquisitions of Parent Ordinary Shares (including the Assumed RSUs, the Assumed Options and any other derivative securities with respect to Parent Ordinary Share) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.
SECTION 6.19   Certain Governance Matters.   Parent shall take all action necessary so that, as of the Effective Time, (a) if the number of directors that comprise the full Parent Board is set at eight (8) or less, two (2) of such individuals shall have been designated by the Company in its sole discretion, and (b) if the number of directors that comprise the full Parent Board is set at greater than eight (8) but no more than eleven (11), three (3) of such individuals shall have been designated by the Company in its sole discretion; provided that (x) on or before the tenth (10th) day prior to the Closing Date, the Company shall have delivered written notice to Parent listing names of its designees to the Parent Board in either such case, (y) the Company shall consult with Parent regarding its proposed designees and (z) in no event may the total number of directors that comprise the Parent Board as of the Effective Time exceed eleven (11).

SECTION 6.20   Nasdaq Matters.
(a)   Parent shall file a notification of listing of additional shares (or such other form as may be required) with Nasdaq with respect to the Parent Ordinary Shares to be issued in the Merger and such other number of Parent Ordinary Shares to be reserved for issuance in connection with the Merger, and shall use reasonable best efforts to cause the Parent Ordinary Shares to be issued in the Merger and such other number of Parent Ordinary Shares to be reserved for issuance in connection with the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.
(b)   Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things necessary, proper or advisable on its part under applicable Laws and rules, regulations and policies of Nasdaq to delist the Company Common Stock from Nasdaq and terminate the registration of the Company Common Stock and other securities of the Company under the Exchange Act, in each case, as promptly as practicable after the Effective Time, provided that such delisting and deregistration shall not be effective until after the Effective Time.
SECTION 6.21   Certain Other Matters.   The Company will cause the Targeted Amount to be located in an Acceptable Jurisdiction by 11:59 p.m. ET on April 30, 2022; provided, however, if as of such time, the Targeted Amount is not located in an Acceptable Jurisdiction, then the Company will cause the Targeted Amount to be located in an Acceptable Jurisdiction as promptly as possible but no later than June 14, 2022. For purposes of this Agreement, “Targeted Amount” and “Acceptable Jurisdiction” are defined in Section 6.21 of the Company Disclosure Letter.
ARTICLE VII
CONDITIONS TO THE MERGER
SECTION 7.01   Conditions to the Obligations of Each Party to Effect the Merger.   The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions:
(a)   Requisite Stockholder Approval.   The Requisite Stockholder Approval shall have been obtained.
(b)   Antitrust and Other Governmental Approvals.   All waiting periods (and extensions thereof) applicable to the transactions contemplated by this Agreement (including the Merger) under the HSR Act shall have expired or been terminated and all other antitrust, competition or merger control consents or clearances necessary under any Antitrust Law set forth in the Specified Jurisdictions shall have been obtained (or been deemed to have been obtained by virtue of the expiration or termination of any applicable waiting period).
(c)   No Legal Prohibition.   No Governmental Entity of competent jurisdiction in any jurisdiction reasonably expected to have a material nexus to the current operations of either the Company or Parent shall have (i) enacted, issued or promulgated any Applicable Law that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger illegal in any such jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any such jurisdiction or (ii) issued or granted any Order (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger illegal in any such jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any such jurisdiction.
(d)   Form F-4 Effectiveness.   The Form F-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form F-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.
(e)   Listing.   The Parent Ordinary Shares to be issued in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.
SECTION 7.02   Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions, any of which may be waived (in writing) exclusively by Parent and Merger Sub:
(a)   Representations and Warranties.
(i)   Each of the representations and warranties of the Company set forth in ARTICLE III (other than the Company Capitalization Representation and the Company Specified Representations) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(ii)   Each of the representations and warranties set forth in Section 3.01 (other than the last sentence) (Organization and Standing), Section 3.03 (Authorization), Section 3.27 (Brokers; Fees and Expenses), Section 3.28 (Opinion of Financial Advisor) and Section 3.29 (State Anti-Takeover Statutes) (collectively, the “Company Specified Representations”) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date, and
(iii)   the representations and warranties set forth in Section 3.04(a), Section 3.04(b) (first sentence only) and Section 3.04(c) (first sentence only) (Capitalization) (the “Company Capitalization Representation”) shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on and as of such date, except for any de minimis inaccuracies;
except in the case of each of the foregoing clauses (i)-(iii), for those representations and warranties which address matters only as of a particular date (the accuracy of which shall be determined as of such particular date); and provided that, for purposes of determining the accuracy of the representations and warranties of the Company set forth in ARTICLE III for purposes of Section 7.02(a), (A) all “Company Material Adverse Effect” and materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded (it being understood and hereby agreed that the phrase “similar phrases” as used in this proviso shall not be deemed to include any dollar thresholds contained in any such representations and warranties) and (B) any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded.
(b)   Covenants and Agreements.   The Company shall have performed in all material respects all covenants and agreements under this Agreement required to be performed by it at or prior to the Closing Date.
(c)   Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.
(d)   Closing Certificate.   Parent shall have received a certificate signed by an executive officer of the Company certifying as to the satisfaction of the matters set forth in paragraphs (a), (b) and (c) of this Section 7.02.
(e)   FIRPTA Tax Certificates.   On or prior to the Closing Date, the Company shall deliver to Parent a properly executed certification, in a form reasonably satisfactory to Parent, that shares of the Company are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by the Company at the Closing Date) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.
SECTION 7.03   Additional Conditions to the Obligations of the Company to Effect the Merger.   The obligations of the Company to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions, any of which may be waived (in writing) exclusively by the Company:
(a)   Representations and Warranties.
(i)   Each of the representations and warranties of Parent and Merger Sub set forth in ARTICLE IV (other than the Parent Specified Representations and the Parent Capitalization Representation) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect;
(ii)   Each of the representations and warranties set forth in Section 4.01(a) (Organization and Standing), Section 4.02 (Authorization), Section 4.09 (Brokers; Fees and Expenses) and Section 4.17 (State Takeover Statutes) (collectively, the “Parent Specified Representations”) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date, and
(iii)   the representations and warranties set forth in Section 4.03(a), Section 4.03(c) (first sentence only) and Section 4.03(d) (first sentence only) (Capitalization) (the “Parent Capitalization Representation”) shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on and as of such date, except for any de minimis inaccuracies; and
except in the case of each of the foregoing clauses (i)-(iii), for those representations and warranties which address matters only as of a particular date (the accuracy of which shall be determined as of such particular date); and provided that, for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub set forth in ARTICLE IV for purposes of Section 7.03(a), (A) all “Parent Material Adverse Effect” and materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded (it being understood and hereby agreed that the phrase “similar phrases” as used in this proviso shall not be deemed to include any dollar thresholds contained in any such representations and warranties) and (B) any update of or modification to the Parent Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded).
(b)   Covenants and Agreements.   Each of Parent and Merger Sub shall have performed in all material respects all covenants and agreements under this Agreement required to be performed by them at or prior to the Closing Date.
(c)   Parent Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.
(d)   Closing Certificate.   The Company shall have received a certificate signed on behalf of Parent and Merger Sub signed by an executive officer of Parent as to the satisfaction of the matters set forth in paragraphs (a), (b) and (c) of this Section 7.03.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
SECTION 8.01   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Stockholder Approval (except as provided below), provided that the party hereto desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give notice of such termination to the other party or parties hereto, only as follows:
(a)   by mutual written agreement of Parent and the Company;
(b)   by either Parent or the Company, if the Company Stockholders’ Meeting shall have been held and the Requisite Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;
(c)   by either Parent or the Company, if the Effective Time shall not have occurred on or before 5:00 p.m. Eastern Time on the date that is eight (8) months following the date hereof (the “Termination Date”); provided, however, that this Agreement may not be terminated under this Section 8.01(c) by or on behalf of any party hereto that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in ARTICLE VII;
(d)   by the Company:
(i)   in the event of a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, (x) in the event that such breach by Parent or Merger Sub is curable by Parent or Merger Sub by the Termination Date, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.01(d)(i) until the earlier of (I) the date that is forty-five (45) calendar days after delivery of written notice from the Company to Parent of such breach and (II) the Business Day immediately prior to the Termination Date (it being understood that, in each case of (I) and (II), the Company may not terminate this Agreement pursuant to this Section 8.01(d)(i) if such breach by Parent or Merger Sub is cured within such time period) and (y) the right of termination under this Section 8.01(d)(i) shall not be available if the Company is then in material breach of any representation, warranty or covenant under this Agreement;
(e)   by Parent:
(i)   in the event of a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied as of the time of such breach; provided, however, that notwithstanding the foregoing, (x) in the event that such breach by the Company is curable by the Company by the Termination Date, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.01(e)(i) until the earlier of (I) the date that is forty-five (45) calendar days after delivery of written notice from Parent to the Company of such breach and (II) the Business Day immediately prior to the Termination Date (it being understood that, in each case of (I) and (II), Parent may not terminate this Agreement pursuant to this Section 8.01(e)(i) if such breach by the Company is cured within such time period) and (y) the right of termination under this Section 8.01(e)(i) shall not be available if Parent or Merger Sub is then in material breach of any representation, warranty or covenant under this Agreement;
(ii)   in the event that a Triggering Event shall have occurred prior to receipt of the Requisite Stockholder Approval. For all purposes of and under this Agreement, a “Triggering Event” shall be deemed to have occurred if, prior to the Effective Time, any of the following shall have occurred: (A) the Company shall have willfully breached the provisions of Section 6.01(b) or Section 6.02(b) in any material respect (without regard to whether such breach results in an Acquisition Proposal); (B) the Company Board or any committee thereof shall have for any reason effected a Company Board Recommendation Change; or (C) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement/Prospectus; or
(f)   by either Parent or the Company, if a Governmental Entity of competent jurisdiction in any jurisdiction material to the operations of either the Company or Parent shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, provided, however, that this Agreement may not be terminated under this Section 8.01(f) by or on behalf of any party hereto that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of or resulted in such order, injunction, decree or ruling.
SECTION 8.02   Notice of Termination; Effect of Termination.   Any proper termination of this Agreement pursuant to Section 8.01 hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the proper termination of this Agreement pursuant to Section 8.01, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable, (or any Representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 6.09, Section 6.10, this Section 8.02, and Section 8.03 and ARTICLE IX, each of which shall survive the termination of this Agreement and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from liability for any Willful and Material breach of, or intentional and deliberate fraud in connection with, this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement (as amended pursuant to Section 6.09), all of which obligations shall survive termination of this Agreement in accordance with their terms.
SECTION 8.03   Fees and Expenses.
(a)   General.   Except as specifically provided for in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the Merger) shall be paid by the party or parties hereto, as applicable, incurring such fees and expenses whether or not the Merger is consummated. Filing and registration fees incurred in connection with the Form F-4 and any other filings with the SEC related thereto or under the HSR Act or any comparable antitrust, competition, merger control filings, forms and submissions with any foreign Governmental Entity part of the Specified Jurisdictions shall be borne equally by Parent and the Company. Fees and expenses invoiced by financial printers and/or Broadridge Financial Solutions and its affiliates in connection with the printing and mailing of the Proxy Statement/Prospectus shall be borne equally by Parent and the Company.
(b)   Company Payments.   In the event that this Agreement is terminated by Parent pursuant to Section 8.01(e)(ii)(B) or (C), within two (2) Business Days after demand by Parent (or, if later, within two (2) Business Days after Parent has provided wire transfer instructions), the Company shall pay to Parent a fee equal to $9,700,000 (the “Company Termination Fee Amount”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c)   Enforcement.   Each party acknowledges and hereby agrees that the provisions of Section 8.03(b) are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the parties hereto would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to Section 8.03(b), the Company shall pay to Parent interest on the amounts payable pursuant to Section 8.03(b) from and including the date payment of such amounts were due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made.
(d)   Limitation of Company Liability.   Anything to the contrary in this Agreement notwithstanding, the parties agree that the payment of the Company Termination Fee Amount shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable in accordance with Section 8.03(b), and from and after such termination and payment of the Company Termination Fee Amount in full pursuant to and in accordance with Section 8.03(b), the Company and its Affiliates and Representatives shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby. In no event shall Parent be entitled to more than one payment of the Company Termination Fee Amount in connection with a termination of this Agreement pursuant to which such Company Termination Fee Amount is payable. For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance in accordance with Section 9.08 and the payment of the Company Termination Fee Amount under this Section 8.03, under no circumstances, shall Parent and Merger Sub be permitted or entitled to receive both a grant of specific performance and the Company Termination Fee Amount (if entitled under this Section 8.03).
SECTION 8.04   Amendment.   Subject to Applicable Law and except as otherwise provided herein, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that after receipt of the Requisite Stockholder Approval, no amendment shall be made to this Agreement that requires the approval of the stockholders of the Company without such approval.
SECTION 8.05   Extension; Waiver.   At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
ARTICLE IX
GENERAL PROVISIONS
SECTION 9.01   Survival of Representations, Warranties, Agreements and Covenants.   The representations, warranties, covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, except that the covenants and agreements that by their terms survive the Effective Time (including the covenants and agreements in Section 6.13) shall survive the Effective Time in accordance with their respective terms.
SECTION 9.02   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) or e-mail transmission to the parties hereto at the following addresses (or at such other address or e-mail address for a party as shall be specified by like notice):
(a)   if to Parent or Merger Sub, to:
Bioceres Crop Solutions Corp.
Ocampo 210 bis, Predio CCT, Rosario
Province of Santa Fe, Argentina
Attention: Enrique Lopez Lecube, Jose Roque
Fax No.
E-mail: enrique.lopezlecube@biocerescrops.com;
jose.roque@biocerescrops.com
with copies (which shall not constitute notice) to:
Linklaters LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: Matthew S. Poulter, Pierre-Emmanuel Perais
Fax No.: (212) 903-9100
E-mail: matthew.poulter@linklaters.com; pierre-emmanuel.perais@linklaters.com
(b)   if to the Company, to:
Marrone Bio Innovations, Inc.
7780 Brier Creek Parkway, Suite 420
Raleigh, NC 27617-7882
Attention: Kevin Helash
E-mail: khelash@marronebio.com
with copies (which shall not constitute notice) to:
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: Alfredo B. D. Silva, Michael G. O’Bryan and Joseph P. Sulzbach
Email: asilva@mofo.com; mobryan@mofo.com; jsulzbach@mofo.com
SECTION 9.03   Assignment.   No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 9.04   Entire Agreement.   This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter, the Parent Disclosure Letter and the Exhibits and Schedules hereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates with respect to the subject matter hereof; provided, however, the Confidentiality Agreement (as amended pursuant to Section 6.09) shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms.
SECTION 9.05   Third Party Beneficiaries.   Except (a) for the right of the Major Stockholder to enforce the terms of Section 5.05(b), (b) as set forth in or contemplated by the provisions of Section 6.13, (c) from and after the Effective Time, the rights of the holders of Company Common Stock to receive the Share Consideration in accordance with ARTICLE II, (d) from and after the Effective Time, for the rights of the holders of Company Equity Awards set forth in or contemplated by Section 6.11, including the right to receive such amounts provided for in such section, (e) for the rights of the Company’s Affiliates and Representatives set forth in or contemplated by the provisions of Section 8.03(d), and (f) for the rights of each of the foregoing parties to enforce Section 6.15 with respect to the foregoing rights, this Agreement is not intended to confer upon any Person (other than the parties hereto) any rights or remedies hereunder. None of the Sections and Articles described in the preceding sentence, as enforceable by the Persons described in the preceding sentence, may be waived or amended without the consent of the Person or Persons with such rights of enforcement.
SECTION 9.06   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
SECTION 9.07   Other Remedies.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.
SECTION 9.08   Specific Performance.   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached and that money damages would not be an adequate remedy therefor. It is accordingly agreed that, in addition to any other available remedies a party hereto may have in equity or at law, the parties hereto shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement without the requirement of posting a bond or other security. In the event that any Legal Proceeding should be brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument.
SECTION 9.09   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
SECTION 9.10   Consent to Jurisdiction.   Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.02 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 9.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby (including the Merger), or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby (including the Merger) shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby (including the Merger) in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.
SECTION 9.11   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 9.11.
SECTION 9.12   Counterparts.   This Agreement may be executed in one or more counterparts (including executed manually or electronically via DocuSign or other similar services), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.
Bioceres Crop Solutions Corp.
By:
/s/ Federico Trucco

Name: Federico Trucco
Title: Chief Executive Officer
BCS Merger Sub, Inc.
By:
/s/ Federico Trucco

Name: Federico Trucco
Title: President
Marrone Bio Innovations, Inc.
By:
/s/ Kevin Helash

Name: Kevin Helash
Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANNEX B: OPINION OF HOULIHAN LOKEY CAPITAL, INC.

[Letterhead of Houlihan Lokey Capital, Inc.]
March 16, 2022
Marrone Bio Innovations, Inc.
7780-420 Briar Creek Parkway
Raleigh, NC 27617
Attn: Board of Directors
Dear Members of the Board:
We understand that Marrone Bio Innovations, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) among Bioceres Crop Solutions Corp. (“Parent”), BCS Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, among other things, (a) Merger Sub will merge with the Company (the “Merger”), (b) each outstanding share of common stock, par value $0.00001 per share (“Company Common Stock”), of the Company will be converted into the right to receive 0.088 (the “Exchange Ratio”) ordinary shares, par value $0.0001 per share (“Parent Ordinary Shares”), of Parent, and (c) the Company will become a wholly owned subsidiary of Parent.
The Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Agreement is fair, from a financial point of view, to the holders of Company Common Stock other than Ospraie Ag Science LLC and its affiliates (collectively, the “Excluded Holders”).
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
reviewed an execution copy, dated March 16, 2022, of the Agreement;

2.
reviewed certain publicly available business and financial information relating to the Company and Parent that we deemed to be relevant;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company and Parent made available to us by the Company, including (i) financial projections prepared by the management of the Company relating to the Company (the “Company Projections”), Parent (the “Parent Projections”), and solely for illustrative purposes, Parent after giving effect to the Merger (the “Pro Forma Parent Projections”) and (ii) estimates prepared by or discussed with the management of the Company related to the Company’s net operating loss tax carryforwards (“NOLs”) and the Company’s ability to utilize those NOLs to achieve future tax savings (the “Estimated NOL Tax Savings”);

4.
spoken with certain members of the managements of the Company and Parent and certain of their representatives and advisors regarding the respective businesses, operations, financial condition and prospects of the Company and Parent, the Merger and related matters;

5.
compared the financial and operating performance of the Company and Parent with that of companies with publicly traded equity securities that we deemed to be relevant;

6.
considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.
reviewed the current and historical market prices for certain of the Company’s and Parent’s publicly traded equity securities; and

8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have at your direction assumed, that (i) the Company Projections, the Parent Projections and the Pro Forma Parent Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of Company management as to the future financial results and condition of the Company and Parent on a standalone basis, and Parent after giving effect to the Merger, respectively, (ii) the NOLs have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of Company management as to the amount of such NOLs, and (iii) the Estimated NOL Tax Savings have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of Company management as to the Company’s ability to utilize those NOLs to achieve future tax savings on a standalone basis. At your direction, we have assumed that the Company Projections, the Parent Projections, the NOLs and the Estimated NOL Tax Savings provide a reasonable basis on which to evaluate the Company, Parent and the Merger and we have, at your direction, used and relied upon the Company Projections, the Parent Projections, the NOLs and the Estimated NOL Tax Savings for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Company Projections, the Parent Projections, the Pro Forma Parent Projections, the NOLs, the Estimated NOL Tax Savings or the respective assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or Parent since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have also relied upon and assumed, without independent verification, the assessments of the managements of the Company and Parent as to the Company’s and Parent’s existing and future technology, products, product candidates, services and intellectual property and the validity of, and risks associated with, such technology, products, product candidates, services and intellectual property (including, without limitation, the validity and life of patents or other intellectual property, the timing and probability of successful testing, development and commercialization of such technology, products, product candidates and services, the approval thereof by appropriate governmental authorities, and the potential impact of competition), and we have assumed at your direction that there will be no developments with respect to any such matters that would affect our analyses or this Opinion.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have also assumed that the Merger will qualify, for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of the Company or Parent, or otherwise have an effect on the Merger, the Company or Parent or any expected benefits of the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the copy of the Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, Parent or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Parent is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Parent is or may be a party or is or may be subject.
We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company, Parent or any other party, or any alternatives to the Merger, or (b) advise the Board, the Company or any other party with respect to alternatives to the Merger. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Merger, and this Opinion does not purport to address potential developments in any such markets. Furthermore, as you are aware, there is significant uncertainty as to the potential direct and indirect business, financial, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and the Pandemic Effects could have a material impact on our analyses and this Opinion. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to what the value of the Parent Ordinary Shares actually will be when issued pursuant to the Merger or the price or range of prices at which the Company Common Stock or Parent Ordinary Shares may be purchased or sold, or otherwise be transferable, at any time. We have assumed that the Parent Ordinary Shares to be issued in the Merger to holders of Company Common Stock will be listed on the Nasdaq Global Select Market immediately following the consummation of the Merger.
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to the Company for which Houlihan Lokey and its affiliates have received, and may receive, compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

This Opinion only addresses the fairness, from a financial point of view, to the holders of Company Common Stock other than the Excluded Holders, of the Exchange Ratio provided for in the Merger pursuant to the Agreement and does not address any other aspect or implication of the Merger, any related transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the Transaction Support Agreement to be entered into by certain stockholders of the Company. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Exchange Ratio to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company, Parent or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, with your consent we have relied on the assessments by the Board, the Company and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax matters and other similar matters with respect to the Company, Parent, the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Agreement is fair, from a financial point of view, to the holders of Company Common Stock other than the Excluded Holders.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud, or the consequences of committing a crime. The BIOX amended and restated memorandum and articles of association provided for indemnification of BIOX’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default, or willful neglect.
BIOX has entered into agreements with BIOX’s officers and directors to provide contractual indemnification in addition to the indemnification provided for in the BIOX amended and restated memorandum and articles of association. BIOX has purchased a policy of directors’ and officers’ liability insurance that insures BIOX’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures BIOX against BIOX’s obligations to indemnify BIOX’s officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling BIOX pursuant to the foregoing provisions, BIOX has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.   Exhibits and Financial Statement Schedules
Exhibit Number	Description
2.1#*	Agreement and Plan of Merger, dated as of March 16, 2022, by and among Bioceres Crop Solutions Corp., Marrone Bio Innovations, Inc. and BCS Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Form 6-K furnished to the SEC on March 17, 2022).
3.1*	Amended and Restated Memorandum and Articles of Association of Bioceres Crop Solutions Corp. (incorporated by reference to Exhibit 3.1 to Amendment No.1 to BIOX’s registration statement on Form F-1 (File No. 333-231883), filed with the SEC on July 12, 2019)
5.1**	Legal Opinion of Maples and Calder (Cayman) LLP
8.1**	Tax Opinion of Linklaters LLP
8.2**	Tax Opinion of Morrison & Foerster LLP
10.1*	Transaction Support Agreement, dated as of March 16, 2022 by and among Bioceres Crop Solutions Corp., BCS Merger Sub, Inc., Ospraie Ag Science LLC and Ardsley Advisory Partners LP (incorporated by reference to Exhibit 99.1 to the registrant’s Form 6-K furnished to the SEC on March 17, 2022).
23.1**	Consent of Price Waterhouse & Co. S.R.L.
23.2**	Consent of Marcum LLP
23.3**	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.4**	Consent of Linklaters LLP (included in Exhibit 8.1)
23.5**	Consent of Morrison & Foerster LLP (included in Exhibit 8.2)
99.1**	Consent of Houlihan Lokey
99.2**	Form of Proxy Card for Marrone Bio Innovations, Inc.’s Stockholder Meeting.
99.3*	Transaction Support Agreement, dated as of March 16, 2022, by and among BIOX, Merger Sub, Ospraie Ag Science LLC, and Ardsley Advisory Partners LP (incorporated by reference to Exhibit 99.1 to the registrant’s Form 6-K furnished to the SEC on March 17, 2022).
107*	Filing Fee Table

Notes: —
*
Previously filed.

**
Filed herewith.

#
Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

+
Management contract or compensatory plan or arrangement.

Item 22.   Undertakings
(A)
BIOX hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)
For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B)
BIOX hereby undertakes:

(1)
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(2)
That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D)
The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(E)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York on June 6, 2022.
Bioceres Crop Solutions Corp.
By:
/s/ Federico Trucco

Name:
Federico Trucco

Title:
Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Federico Trucco Federico Trucco	Chief Executive Officer and Executive Director	June 6, 2022
/s/ Enrique Lopez Lecube Enrique Lopez Lecube	Chief Financial Officer and Executive Director	June 6, 2022
/s/ Ricardo Yapur Ricardo Yapur	Managing Director of Rizobacter Argentina S.A.	June 6, 2022
/s/ Gloria Montaron Estrado Gloria Montaron Estrado	Executive Director	June 6, 2022
/s/ Gerónimo Watson Gerónimo Watson	Chief Technology Officer	June 6, 2022
/s/ Jorge Wagner Jorge Wagner	Chief Operating Officer	June 6, 2022
/s/ Carlos Camargo de Colón Carlos Camargo de Colón	Non-Executive Director	June 6, 2022
/s/ Natalia Zang Natalia Zang	Non-Executive Director	June 6, 2022
/s/ Ari Freisinger Ari Freisinger	Non-Executive Director	June 6, 2022
/s/ Kyle P. Bransfield Kyle P. Bransfield	Non-Executive Director	June 6, 2022
/s/ Fabian Onetti Fabian Onetti	Non-Executive Director	June 6, 2022

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this registration statement on Form F-4 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on June 6, 2022.
By:
/s/ Colleen A. De Vries

Name:
Colleen A. De Vries

Title:
Senior Vice-President on behalf of
Cogency Global Inc.